Exhibit 10.1

Execution Version

CREDIT AGREEMENT

among

SUNRUN HERA PORTFOLIO 2015-A, LLC,

as Borrower,

INVESTEC BANK PLC,

as Administrative Agent,

INVESTEC BANK PLC,

as Issuing Bank,

and

The Lenders From Time to Time Party Hereto

dated as of January 15, 2016

INVESTEC INC.

Sole Bookrunner

INVESTEC INC., KEYBANK NATIONAL ASSOCIATION,

SunTrust Robinson Humphrey, Inc. AND Silicon Valley Bank

Joint Lead Arrangers

SunTrust Bank

Syndication Agent

Silicon Valley Bank

Documentation Agent

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i

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iii

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iv

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EXHIBITS, ANNEXES AND SCHEDULES
Exhibit A-1	Form of Borrowing Notice
Exhibit A-2	Form of Available Borrowing Base Certificate
Exhibit A-3	Form of Interest Election Request
Exhibit B	Assignment and Assumption
Exhibit C-1	Form of Letter of Credit
Exhibit C-2	Form of Notice of LC Activity
Exhibit D-1	Form of U.S. Tax Compliance Certificate
Exhibit D-2	Form of U.S. Tax Compliance Certificate
Exhibit D-3	Form of U.S. Tax Compliance Certificate
Exhibit D-4	Form of U.S. Tax Compliance Certificate
Exhibit E	Form of Partnership Flip Back-Up Servicing Agreement
Exhibit F	Form of Partnership Flip Transition Management Agreement
Exhibit G	Form of Eligible Customer Agreements
Exhibit H-1	Form of Revolving Loan Note
Exhibit H-2	Form of LC Loan Note
Exhibit I	Form of Base Case Model
Exhibit J	Form of Debt Service Coverage Ratio Certificate
Exhibit K	Form of Financial Statement Certificate
Exhibit L	Initial Budget
Exhibit M	Form of Permitted Fund Disposition Certificate
Exhibit N	Form of Tax Equity Fund Certificate
Exhibit O	Form of Wholly Owned Holdco Guaranty and Security Agreement
Exhibit P	Form of Wholly Owned Opco Certificate
Exhibit Q	Form of Wholly Owned Opco Guaranty and Security Agreement

Annex A	[Reserved]
Annex B	Fundamental Tax Equity Structure Characteristics
Annex C	Conventional Tax Equity Structure Characteristics

Schedule IV	Administrative Agent’s Office
Schedule 1.01(a)	Tax Equity Documents and Wholly Owned Opco Documents
Schedule 1.01(b)	Approved Vendor List
Schedule 2.01	Lenders’ Commitments
Schedule 5.03(e)	Organizational Structure
Schedule 5.03(f)	Loan Parties; Tax Equity Opcos; Ownership Percentages
Schedule 5.04	Governmental Authorization; Compliance with Laws
Schedule 5.08	Financial Statement Exceptions
Schedule 5.10	Litigation; Adverse Facts
Schedule 5.11	Taxes
Schedule 5.14	Insurance
Schedule 5.19	Brokers
Schedule 5.23(f)	Portfolio Document Exceptions
Schedule A	Project Information

v

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CREDIT AGREEMENT, dated as of January 15, 2016 (this “Agreement”), among Sunrun Hera Portfolio 2015-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party hereto (each individually a “Lender” and, collectively, the “Lenders”), Investec Bank PLC, as Administrative Agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and as Issuing Bank (in such capacity, and together with its successors and permitted assigns, the “Issuing Bank”).

RECITALS

WHEREAS, Sunrun Inc., a Delaware corporation (the “Sponsor”), owns 100% of the membership interests in Sunrun Hera Holdco 2015, LLC, a Delaware limited liability company (“Intermediate Holdco”);

WHEREAS, Intermediate Holdco owns 100% of the membership interests in Sunrun Hera Portfolio 2015-B, LLC, a Delaware limited liability company (“Pledgor”);

WHEREAS, Pledgor owns 100% of the Borrower Membership Interests;

WHEREAS, the Borrower owns 100% of the membership interests in each of the Partnership Flip Holdcos listed on Schedule 5.03(e);

WHEREAS, each of the Partnership Flip Holdcos listed on Schedule 5.03(e) owns 100% of the class B membership interests in each of the applicable Partnership Flip Opcos listed on Schedule 5.03(e);

WHEREAS, each of the Opcos listed on Schedule 5.03(e) owns, leases or will acquire such interests in certain residential photovoltaic systems that are the subject of a Customer Agreement, whereby the Customer thereunder either purchases Energy produced by the system or leases the system;

WHERAS, subject to the terms and conditions hereof, the Borrower may acquire interests in Wholly Owned Holdcos or additional Tax Equity Holdcos after the date hereof; and

WHEREAS, the Borrower desires that the Revolving Lenders make one or more loans in an aggregate principal amount not to exceed the Revolving Loan Commitment, and the LC Lenders and the Issuing Bank provide the other financial accommodation contemplated herein, secured and/or supported, as applicable, by, among other things, the Cash Diversion and Commitment Fee Guaranty, a guaranty from each Guarantor and all other assets of the Guarantors and Membership Interests of the Subsidiaries, as set forth herein and in the other Loan Documents.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements, and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

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Article I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01Definitions.  Except as otherwise specified in this Agreement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement (including in the recitals hereto).

“Acceptable Audit Election Provision” means, with respect to a Partnership Flip Fund, a provision contained in the applicable Tax Equity Limited Liability Company Agreement that provides, if such Partnership Flip Fund receives a notice of final partnership administrative adjustment that would, with the passing of time, result in an “imputed underpayment” imposed on such Partnership Flip Fund as that term is defined in Code Section 6225, then, any member may, or may cause such Partnership Flip Fund (by directing the “tax representative” or otherwise), and no other member shall have any right to block such member’s request, (x) to elect pursuant to Code Section 6226 (as amended by the Budget Act) to make inapplicable to such Partnership Flip Fund the requirement in Code Section 6225 (as amended by the Budget Act) to pay the “imputed underpayment” as that term is used in that section and (y) to comply with all of the requirements and procedures required in connection with such election.

“Acceptable Bank” shall mean any bank, trust company or other financial institution which is organized or licensed under the applicable Laws of the United States of America or Canada or any state, province or territory thereof which has a tangible net worth of at least five hundred million Dollars ($500,000,000) and has at least two of the following Credit Ratings: “A-” or better by S&P, “A3” or better by Moody’s and “A-” or better by Fitch.

“Acceptable DSR Guaranty” shall have the meaning given to it in the Depository Agreement.

“Acceptable DSR Letter of Credit” has the meaning given to it in the Depository Agreement.

“Accession Agreement” shall have the meaning given to it in the applicable Collateral Document.

“Account Control Agreement” shall mean each blocked account control agreement entered into after the Closing Date by the relevant Wholly Owned Opco, the Collateral Agent and an Acceptable Bank, including any standing instructions in respect thereof delivered by, or at the request of, any Agent.

“Additional Expenses” shall mean indemnification payments to the Agents, the Lenders, the Depository Bank, and certain other persons related to the same as described under the Loan Documents.  For the avoidance of doubt, Additional Expenses shall not include Service Fees or amounts payable to the Manager under the Management Agreement.

“Administrative Agent” shall have the meaning given to it in the preamble hereto, and include any successor Administrative Agents pursuant to Section 11.06.

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“Administrative Agent DSCR Comments” shall have the meaning given to it in Section 6.01(a)(v).

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule IV, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” shall mean an administrative questionnaire in the form furnished by the Administrative Agent.

“Advance Date” shall have the meaning given to it in Section 2.01(c).

“Advance Rate” shall mean 0.65; provided that, after the expiration of the Availability Period, the Advance Rate as of each Available Borrowing Base Determination Date occurring in connection with the consummation of each Permitted Fund Disposition shall be reduced to the product of (x) the Amortization Factor as of such Available Borrowing Base Determination Date and (y) a fraction the numerator of which is the lesser of (i) the Available Borrowing Base and (ii) the actual outstanding amount of Revolving Loans, and the denominator of which is the Portfolio Value, each as of the last day of the Availability Period.

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.  For the avoidance of doubt, each of the Relevant Parties shall be an Affiliate of the other Relevant Parties and the Sponsor.  In no event shall (i) the Administrative Agent be considered an Affiliate of another Person solely because any Loan Document contemplates that it shall act at the instruction of any such Person or such Person’s Affiliate, or (ii) any Tax Equity Class A Member be considered an Affiliate of a Relevant Party.

“Affiliated Lender” shall have the meaning given to it in Section 12.05(b)(vii).

“Affiliate Transaction” shall have the meaning given to it in Section 7.16.

“Agent” shall mean, collectively, the Administrative Agent, the Collateral Agent and the Depository Bank.

“Agreement” shall have the meaning given to it in the preamble hereto.

“Amortization Factor” shall mean a fraction, as of any Available Borrowing Base Determination Date, the numerator of which is equal to the lesser of (a) the actual outstanding amount of Revolving Loans as of such Available Borrowing Base Determination Date prior to giving effect to the prepayment of Loans on such Available Borrowing Base Determination Date pursuant to Section 4.03(d), and (b) the outstanding amount of Revolving Loans as of such date per the most recent Amortization Schedule and the denominator of which is equal to the lesser of

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(x) the Available Borrowing Base and (y) the actual outstanding amount of Revolving Loans, each as of the last day of the Availability Period.

“Amortization Schedule” shall mean an amortization schedule prepared in accordance with the Base Case Model, approved by the Administrative Agent and contained and updated (as necessary to take into account the reduction of principal in connection with any voluntary prepayment or mandatory prepayment on the Revolving Loans pursuant to Section 4.02 or Section 4.03 occurring since the preparation of the last Amortization Schedule) in each Available Borrowing Base Certificate delivered in connection with each Available Borrowing Base Determination Date.

“Annual Tracking Model” shall have the meaning given to it in Section 6.01(c)(i).

“Anti-Corruption Laws” shall have the meaning given to it in Section 5.21(c).

“Anti-Money Laundering Laws” shall have the meaning given to it in Section 5.21(b).

“Applicable Interest Rate” means (a) for any LIBO Loan, during each Interest Period applicable thereto, the per annum rate equal to the sum of the LIBO Rate for such Interest Period plus the Applicable Margin or (b) for any Base Rate Loan, on any day, the per annum rate equal to the sum of the Base Rate for such day plus the Applicable Margin.

“Applicable Margin” shall mean:

(a)from the Closing Date through (and including) the last day of the Availability Period, (i) 2.50% per annum for LIBO Loans and(ii) 1.50% for Base Rate Loans; and

(b)after the last day of the Availability Period, (i) 2.75% per annum for LIBO Loans and (ii) 1.75% for Base Rate Loans.

“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Manufacturer” shall mean:

(a)with respect to each Project purchased or leased by any Opco and with respect to non-warranty replacements of panels or inverters, each manufacturer either (i) on the Approved Vendor List or (ii) that manufactured the inverters or panels for any Project in the Project Pool; provided, that, notwithstanding the immediately preceding clause (ii), in no event shall the Portfolio Value attributable to Projects containing either panels or inverters from manufacturers that are not on the Approved Vendor List exceed [***] percent [***] of the Portfolio Value; and

(b)with respect to warranty replacements of panels and inverters of each Project, the original manufacturer of the panel(s) or inverters being replaced, as applicable.

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“Approved Vendor List” shall mean the panel manufacturers and inverter manufacturers set forth on Schedule 1.01(b) hereto, as such schedule may be modified from time to time by the Borrower subject to the approval of the Administrative Agent in consultation with the Independent Engineer.

“Assets” shall mean, with respect to any Person, all right, title and interest of such Person in land, properties, buildings, improvements, fixtures, foundations, assets and rights of any kind, whether tangible or intangible, real, personal or mixed, including contracts, equipment, systems, books and records, proprietary rights, intellectual property, Permits, rights under or pursuant to all warranties, representations and guarantees, cash, accounts receivable, deposits and prepaid expenses.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee lender (with the consent of any party whose consent is required by Section 12.05), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

“Assuming Lender” shall have the meaning given to it in Section 2.06(b).

“Assumption Agreement” shall have the meaning given to it in Section 2.06(c).

“Authorized Officer” shall mean in relation to any Relevant Party or the Sponsor (as applicable) (i) for so long as the Management Agreement is in full force and effect, any officer of the Manager who is authorized to act for the Manager in matters relating to the Borrower and the Subsidiaries and to be acted upon by the Manager pursuant to the Management Agreement, and who is identified on the list of Authorized Officers delivered by the Borrower to the Administrative Agent on the Closing Date (as such list may be modified or supplemented from time to time thereafter by delivery to the Administrative Agent of a duly executed Officer’s Certificate and an incumbency certificate of the Borrower) and (ii) any director, member or officer who is a natural Person authorized to act for or on behalf of the applicable Relevant Party or Sponsor (as applicable) in matters relating to such Relevant Party or Sponsor (as applicable) and who is identified on the list of Authorized Officers delivered by such Relevant Party or Sponsor (as applicable) to the Administrative Agent on the Closing Date (as such list may be modified or supplemented from time to time thereafter by delivery to the Administrative Agent of a duly executed Officer’s Certificate and an incumbency certificate of such Relevant Party).

“Available Borrowing Base” shall mean, as of any date of determination, the lesser of (a) the Advance Rate multiplied by the Portfolio Value, in each case as of such date of determination and (b) the maximum amount of Revolving Loans that, in accordance with the Base Case Model (as updated as of the date of determination) will allow for (x) [***], and (y) [***]

“Available Borrowing Base Certificate” shall mean a certificate from an Authorized Officer in the form of Exhibit A-2, containing the calculation of the Available Borrowing Base as of each Available Borrowing Base Determination Date.

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“Available Borrowing Base Determination Date” shall mean each date as of which the Available Borrowing Base is required to be calculated hereunder as provided in Section 2.01(c) and Section 6.25 and in the definition of Permitted Fund Disposition.

“Availability Period” shall mean the period beginning on the Closing Date and ending on December 31, 2018.

“Back-Up Servicer” shall mean [***] or any entity designated as a “Back up Servicer” by the Borrower on Schedule 1.01(a), as such schedule may be updated from time to time accordance with Section 2.05(e) (provided that such additional “Back-Up Servicer” must be reasonably acceptable to the Administrative Agent), and any such Person’s successors and assigns as Back-Up Servicer under each applicable Back-Up Servicing Agreement.

“Back-Up Servicing Agreement” shall mean, collectively, (i) any Wholly Owned Opco Back-Up Servicing Agreement, (ii) any Lease Back-Up Servicing Agreement and (iii) any Partnership Flip Back-Up Servicing Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“[***] Fund” shall mean the Partnership Flip Fund designated as the “[***] Fund” by the Borrower on Schedule 5.03(e), as such schedule may be updated from time to time in accordance with Section 2.05(e).

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder.

“Base Case Model” shall mean the comprehensive long-term financial model attached as Exhibit I to this Agreement, reflecting among other things (i) quarterly payment periods ending on each Payment Date and (ii) the projected Cash Available for Debt Service from the Eligible Projects in the Project Pool and Debt Service after giving effect to the transactions contemplated by the Transaction Documents, the making of the Loans and changes to market interest rates, covering the period from the Closing Date until the then Customer Agreement Termination Date.  All amounts determined in accordance with the Base Case Model shall be determined assuming a P50 Production and shall take into account (i) only Eligible Revenues and (ii) all Operating Expenses with respect to the Project Pool.  The Base Case Model shall be updated as of each Available Borrowing Base Determination Date hereunder in a form and substance reasonably satisfactory to the Administrative Agent and in accordance with such assumptions and formulae as contained in the initial model except to the extent required to be updated for any change affecting Cash Available for Debt Service.  If the remaining present value of Cash Available for Debt Service (calculated using the same discount value as used in the calculation of Portfolio Value) from the portion of the Project Pool consisting of Substantially Completed Eligible Projects (the “Substantially Completed Eligible Project Net Cash Flow”) is greater than [***]

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percent [***] of the Portfolio Value (determined without regard to this sentence), then for purposes of calculating the Available Borrowing Base (including for the avoidance of doubt, with respect to both clauses (a) and (b) of such definition) in accordance with the Base Case Model, the Substantially Completed Eligible Project Net Cash Flow shall be deemed to be reduced in a sufficient amount so that the amount thereof does not exceed [***] of the Portfolio Value.  If the remaining present value of Cash Available for Debt Service (calculated using the same discount value as used in the calculation of Portfolio Value) attributable to Pending Approval PBI Payment Cash Flow is greater than [***] of the Portfolio Value (determined without regard to this sentence), then for purposes of calculating the Available Borrowing Base (including for the avoidance of doubt, with respect to both clauses (a) and (b) of such definition) in accordance with the Base Case Model, the Pending Approval PBI Payment Cash Flow shall be deemed to be reduced in a sufficient amount so that the amount thereof does not exceed [***] of the Portfolio Value.

“Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the Prime Rate and (c) the LIBO Rate plus 1.00%, in each case as in effect for such day (or, if such day is not a Business Day, on the immediately preceding Business Day).

“Base Rate Loan” means any Loan that bears interest at rates based upon the Base Rate.

“Blocked Person” shall mean any Person that is: (i) listed on, or owned or controlled by a person listed on, a Sanctions List, (ii) a government of a Sanctioned Country, (iii) an agency or instrumentality of, or an entity directly or indirectly owned or controlled by, a government of a Sanctioned Country, (iv) resident or located in, operating from, or incorporated under the laws of, a Sanctioned Country or (v) to the Knowledge of the Borrower (acting with due care and inquiry), otherwise a target of Sanctions.

“Borrower” shall have the meaning given to it in the preamble.

“Borrower Membership Interests” shall mean all of the outstanding limited liability company interests issued by the Borrower (including all Economic Interests and Voting Rights).

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of LIBO Loans, as to which a single Interest Period is in effect.

“Borrowing Notice” shall mean a request for a Loan by the Borrower substantially in the form of Exhibit A-1.

“Budget Act” means the Bipartisan Budget Act of 2015 (P.L. 114-74).

“Business Day” shall mean any day other than (i) a Saturday, (ii) a Sunday, (iii) a legal holiday in London, the state of New York or California or the jurisdiction where the Administrative Agent’s Office is located or (iv) any day on which commercial banks and the U.S. Federal Reserve Bank are authorized or required to be closed in any of the foregoing states.

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“Calculation Date” shall mean each March 31, June 30, September 30 and December 31 of each year falling after the date hereof; provided, that, for the avoidance of doubt, the first Calculation Date shall occur on March 31, 2016.

“Capital Stock” shall mean:

(a)in the case of a corporation, corporate stock;

(b)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person including, all warrants, options or other rights to acquire any of the foregoing.

“Cash Available for Debt Service” shall mean, in respect of any (i) past period, the amount of Operating Revenues received during such period less Operating Expenses paid during such period or (ii) any future period, the amount of Operating Revenues projected to be received during such period less Operating Expenses projected to be paid during such period.

“Cash Collateralize” shall mean, in respect of the Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Collateral Agent on terms satisfactory to the Administrative Agent and Issuing Bank, in an amount equal to one hundred three percent (103%) of the Stated Amount of such Letter of Credit.

“Cash Diversion and Commitment Fee Guaranty” shall mean the Cash Diversion and Commitment Fee Guaranty executed by the Sponsor on the Closing Date in favor of the Administrative Agent for the benefit of the Secured Parties.

“Cash Flows” shall have the meaning given to the term “Cash Flows” or to any other similarly defined term in the applicable Limited Liability Company Agreement of a Partnership Flip Opco.

“Change of Control” shall occur if (a) the Sponsor ceases to indirectly beneficially own and control at least 50.1% of all of the outstanding membership interests issued by the Pledgor (including all Economic Interests and Voting Rights); (b) the Pledgor ceases to directly beneficially own and control 100% of the outstanding Borrower Membership Interests; (c) the Borrower ceases to directly beneficially own and control 100% of any outstanding Tax Equity Holdco Membership Interests or Wholly Owned Holdco Membership Interests; (d) any Tax Equity Holdco ceases to directly beneficially own and control 100% of the outstanding applicable Tax Equity Class B Membership Interests or Inverted Lease Opco Membership Interests; or (e) any Wholly Owned Holdco ceases to directly beneficially own and control 100% of the outstanding applicable Wholly Owned Opco Membership Interests unless, in the case of

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clauses (c), (d) or (e), such Membership Interests are released in accordance with Section 7.03 in connection with a Permitted Fund Disposition.

Notwithstanding the foregoing, any Change of Control occurring solely as a result of the exercise of remedies by the Other Lenders (or the Other Collateral Agent on their behalf) under the Other Loan Documents, including in connection with a foreclosure (whether judicial or non-judicial) on, or other sale of, all of the Capital Stock in the Pledgor, shall not be considered a “Change of Control” for purposes of this definition; provided that (i) exercise of such remedies is permitted under the Tax Equity Documents, (ii) any transfer of the Capital Stock in the Pledgor is to the Other Collateral Agent, an Other Lender or a Lender Controlled Transferee (each, a “Foreclosure Transferee”) and (iii) such transferee has contracted with a financially capable replacement Operator who has the Relevant Experience to the extent the Projects are not operated by a Person with the Relevant Experience.

A “Change of Control” shall be deemed to occur (A) on any subsequent transfer of the Capital Stock in the Pledgor by a Foreclosure Transferee to a third party or (B) if the Other Lenders, in the aggregate, shall otherwise fail to indirectly beneficially own and control at least 51% of the Borrower Membership Interests; provided, that no Change of Control shall be deemed to have occurred pursuant to this paragraph if (i) such transfer is permitted under the Tax Equity Documents and (ii) the Person other than the Other Lenders maintaining such interests in the Pledgor is a Qualified Owner.

“Change of Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives issued under or in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law”, regardless of the date enacted, adopted or issued.

“Claims” shall have the meaning given to it in Section 6.12(a).

“Class” shall have the meaning set forth in Section 1.04 of the Agreement.

“Closing” shall mean the funding of the Revolving Loans on the Closing Date pursuant to Section 2.01.

“Closing Date” shall mean the date on which all conditions precedent set forth in Section 9.01 have been satisfied or waived in writing by the Administrative Agent (acting on the instructions of all Lenders and the Issuing Bank).

“Closing Date Funds Flow Memorandum” shall have the meaning given to it in the Depository Agreement.

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“Code” shall mean the United States Internal Revenue Code of 1986, and the regulations promulgated thereto, all as amended or as may be amended from time to time.

“Collateral” shall have the meaning given to the terms “Collateral”, “Depository Collateral”, “Collateral Account” and “Pledged Collateral”, as applicable, in the Collateral Documents all of which collectively constitute the “Collateral”.

“Collateral Accounts” shall have the meaning given to it in the Depository Agreement.

“Collateral Agency Agreement” shall mean the Collateral Agency and Intercreditor Agreement dated as of the Closing Date, among the Borrower, the Administrative Agent, the Collateral Agent and each other Secured Party party thereto from time to time.

“Collateral Agent” shall mean Deutsche Bank Trust Company Americas, and its successors and assigns in such capacity.

“Collateral Documents” shall mean, collectively, the Pledge Agreement, the Pledge and Security Agreement, the Cash Diversion and Commitment Fee Guaranty, any Wholly Owned Opco Guaranty and Security Agreements, any Holdco Guaranty and Security Agreements, the Collateral Agency Agreement, the Depository Agreement, any Account Control Agreements, the Management Consent Agreement, any Accession Agreements, and each other collateral document, pledge agreement or standing instruction delivered to the Administrative Agent pursuant to Section 6.08 and Section 9.01(a), any other document or agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Lender Parties and all UCC or other financing statements, instruments or perfection and other filings, recordings and registrations required to be filed or made in respect of any of the foregoing.

“Collections” shall mean without duplication (i) with respect to the Wholly Owned Opcos, the related (A) Rents and PBI Payments, including all scheduled payments and prepayments under any Customer Agreement or PBI Document, (B) pending assumption of a Customer Agreement relating to a Project, payments of Rent relating to such Project by lenders with respect to, or subsequent owners of, the property where such Project has been installed, (C) proceeds of the sale, assignment or other disposition of any Collateral, (D) insurance proceeds and proceeds of any warranty claims arising from manufacturer, installer, vendor and other warranties, in each case, with respect to any Projects, (E) all recoveries including all amounts received in respect of litigation settlements and work-outs, (F) all purchase and lease prepayments received from a Customer with respect to any Project, and (G) all other revenues, receipts and other payments to such Wholly Owned Opcos of every kind whether arising from their ownership, operation or management of the Projects, but excluding the Excluded Property, (ii) with respect to any Inverted Lease Opco, all amounts received pursuant to the applicable Tax Equity Documents and all other revenues, receipts and other payments to such Inverted Lease Opcos of every kind whether arising from their ownership, operation or management of the Projects, but excluding Excluded Property, (iii) with respect to any Tax Equity Holdco, all distributions with respect to the Tax Equity Class B Membership Interests and Inverted Lease Opco Membership Interests, but excluding Excluded Property, (iv) amounts contributed or otherwise paid by Sponsor to Borrower (including under the Cash Diversion and Commitment Fee Guaranty, other than payments of Revolving Loan

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Commitment Fees and LC Commitment Fees) and (v) interest earned on amounts deposited in the Collateral Accounts during the relevant period.

“Collections Account” shall have the meaning given to it in the Depository Agreement.

“Commitment” shall mean, as to each Lender, the aggregate of such Lender’s Revolving Loan Commitment and LC Commitment.

“Commitment Date” shall have the meaning given to it in Section 2.06(b).

“Competitor” shall mean a Person that is in the business of developing, owning, installing, constructing or operating solar equipment and providing solar electricity from such solar equipment to residential customers located in jurisdictions where the Sponsor or any Subsidiary are then doing business, primarily through power purchase agreements, customer service or lease agreements or capital loan products and not through direct sales of solar panels or any Affiliate of such a Person, but shall not include any back-up servicer (including [***]), any transition manager (including [***]) or any Person engaged in the business of making passive ownership or tax equity investments in such solar equipment and associated businesses so long as such Person has in place procedures to prevent the distribution of confidential information that is prohibited under this Agreement.

“Confidential Information” shall have the meaning given to it in Section 12.11.

“Consequential Losses” shall have the meaning given to it in Section 4.07(e).

“Contribution Note” shall mean an unsecured demand note that may be issued by the Tax Equity Holdco on a capital contribution date under a Limited Liability Company Agreement in favor of the applicable Tax Equity Opco in lieu of making a required capital contribution or any portion thereof.

“Credit Rating” shall mean, with respect to any Person, the rating by S&P, Moody’s, Fitch or any other rating agency agreed to by the Parties then assigned to such Person’s unsecured, senior long-term debt obligations (not supported by third party credit enhancements) or if such entity does not have a rating for its senior unsecured long-term debt, then the rating then assigned to such Person as an issuer rating by S&P, Moody’s, Fitch or any other rating agency agreed by the Parties.

“Credit Requirements” shall mean, with respect to any Person, that such Person has at least one of the following Credit Ratings: (a) “Baa2” or higher from Moody’s, (b) “BBB” or higher from S&P or (c) “BBB” or higher from Fitch.

“Customer” shall mean a Person party to a Customer Agreement who leases, or agrees to purchase Energy produced by, a Project.

“Customer Agreement” shall mean those power purchase agreements or customer lease agreements (together with all ancillary agreements and documents related thereto, including any assignment agreement to a replacement Customer) with respect to a Project between a Partnership Flip Opco, a Wholly Owned Opco or an Inverted Lease Tenant, as owner or lessor,

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and a Customer, whereby the Customer agrees to purchase the Energy produced by the related Project for a fixed fee per kWh, or agrees to lease the Project for monthly lease payments, as applicable, in each case for a specified term of years.

“Customer Agreement Termination Date” shall mean, as of any date of determination, the last scheduled expiration date of the Customer Agreements of the Eligible Projects in the Project Pool as of such date of determination, in each case, excluding any renewal or extension of any Customer Agreement.

“Customer Prepayment Event” shall mean:

(i)a Project experiences an Event of Loss and is not repaired, restored, replaced or rebuilt to substantially the same condition as existed immediately prior to the Event of Loss within [***] days of such Event of Loss (an “Event of Loss Project”);

(ii)the early termination of any Customer Agreement (including, but not limited to, as a result of the occurrence of a default thereunder) without a replacement Customer Agreement being entered into in respect of such Project, regardless of whether or not any Relevant Party is entitled to or actually receives a termination payment from the Customer in connection with such termination;

(iii)in respect of any Project (A) the applicable Customer is more than [***] days past due on any amount due under the related Customer Agreement and (B) either (x) such Customer Agreement has not been brought current or the related Project has not been removed and redeployed and/or the related Customer Agreement reassigned (or a replacement Customer Agreement executed) within [***] days of the end of such [***] day period or (y) which an Operator has determined should be written off in accordance with the Management Standard (a “Defaulted Project”);

(iv)a Payment Facilitation Agreement is entered into;

(v)the elective prepayment by the Customer of any future amounts due under a Customer Agreement;

(vi)the purchase of any Project by a Customer in accordance with the terms of the applicable Customer Agreement; and

(vii)an Ineligible Customer Reassignment.

“Customer Prepayment Event Certificate” shall mean a certificate from an Authorized Officer in the form attached to a Transfer Date Certificate, containing (i) a comprehensive report of each Customer Prepayment Event occurring during the quarterly period ending on the applicable Calculation Date and (ii) the Borrower’s good faith, detailed calculation of the amount required to repaid in accordance with Section 4.03(f) in connection therewith, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring the Borrower’s compliance with Section 4.03(f).

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“Date Certain Partnership Flip Fund” shall mean a tax equity investment structure that conforms to (i) characteristics 1 through 7 and characteristics 9 and 10 set forth in Part I of Annex B and (ii) the characteristics in Part I of Annex C, or is otherwise identified as a Date Certain Partnership Flip Fund on Schedule 5.03(e), as such schedule may be updated from time to time in accordance with Section 2.05(e).

“Date Certain Partnership Flip Opco” shall mean each entity designated as a “Date Certain Partnership Flip Opco” by the Borrower on Schedule 5.03(e), as such schedule may be updated from time to time in accordance with Section 2.05(e).

“Debt Service” shall mean, for any period, the aggregate amount of all principal, interest, payments in the nature of interest (including default interest and net payments under an Interest Rate Hedging Agreement), margin, letter of credit fees (other than LC Commitment Fees), rent under finance leases or any other recurrent analogous costs and damages (including gross-ups and increased cost payments) payable pursuant to any Loan Document.

“Debt Service Coverage Ratio” shall mean, for any calculation period, the ratio of

(a)the Cash Available for Debt Service for such period; to

(b)the Debt Service for such period (excluding (i) Debt Service related to any mandatory prepayments in respect of the Loans payable during such period pursuant to Section 4.03 of this Agreement and (ii) for the avoidance of doubt, Revolving Loan Commitment Fees and LC Commitment Fees).

(c)For purposes of the definition of Available Borrowing Base, the determination of the amounts above will be based on projections in accordance with the Base Case Model.

“Debt Service Coverage Ratio Certificate” shall mean a certificate from an Authorized Officer in the form of Exhibit J, containing its good faith, detailed calculation of its Debt Service Coverage Ratio for the twelve-month period ending on the immediately preceding Calculation Date.

“Debt Service Reserve Account” shall have the meaning given to it in the Depository Agreement.

“Debt Service Reserve Required Amount” shall have the meaning given to it in the Depository Agreement.

“Debt Termination Date” shall mean the date on which the (a) the Commitments have expired or been terminated, (b) the principal of and interest on each Loan and all fees payable hereunder shall have been paid indefeasibly paid in cash in full and all Letters of Credit shall have expired or terminated and all Drawing Payments shall have been reimbursed (unless the outstanding amount of the LC Exposure related thereto has been Cash Collateralized) and (c) all other Obligations (other than any inchoate indemnification or expense reimbursement Obligations that expressly survive termination of the Agreement) shall have indefeasibly paid in cash in full.

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“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event, occurrence or circumstance that is, or with notice or the lapse of time or both would become, an Event of Default.

“Default Rate” shall mean a rate of 2.00% per annum in excess of the rate otherwise applicable to any Loan or other Obligation, which rate shall apply in accordance with Section 4.05(b).

“Defaulted Project” shall have the meaning given to it in the definition of Customer Prepayment Event.

“Defaulting Lender” shall mean a Lender that (i) has defaulted in its obligations to fund any Loan or otherwise failed to comply with its obligations under Section 2.01 or Section 2.02, unless (x) such default or failure is no longer continuing or has been cured within ten (10) days after such default or failure or (y) such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (ii) has notified the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 2.01 or Section 2.02 or has made a public statement to that effect unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent shall be specifically identified in such writing) has not been satisfied or (iii) has, or has a direct or indirect parent company that, (x) has become the subject of a proceeding under any Debtor Relief Laws, (y) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (z) become the subject of a Bail-in Action; provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Depository Agreement” shall mean the Depository Agreement dated as of the Closing Date, among the Borrower, the Administrative Agent, the Collateral Agent and the Depository Bank.

“Depository Bank” shall mean Deutsche Bank Trust Company Americas, and its successors and assigns in such capacity in accordance with the Depository Agreement.

“Distribution Trap” shall have the meaning given to it in the Depository Agreement.

“Distribution Trap Account” shall have the meaning given to it in the Depository Agreement.

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“Dollars” shall mean U.S. dollars.

“Drawing” shall mean a drawing on a Letter of Credit by the beneficiary thereof.

“Drawing Payment” shall mean a payment in U.S. Dollars by the Issuing Bank of all or any part of the Stated Amount in conjunction with a Drawing under any Letter of Credit.

“Early Amortization Period” shall have the meaning given to it in the Depository Agreement.

“Economic Interest” shall mean the direct or indirect ownership by one Person of Capital Stock in another Person.  A Person who directly holds all of the Capital Stock of another Person is understood to hold an Economic Interest of one hundred percent (100%) in such other Person.  For purposes of determining the Economic Interest of one Person in another Person where there are one or more other Persons in the chain of ownership, the Economic Interest of the first Person in the second Person shall be deemed proportionately diluted by Economic Interests of less than one hundred percent (100%) held by such other Persons in the chain of ownership.  For example, if Company A owns eighty percent (80%) of the Capital Stock of Company B, which in turn owns eighty percent (80%) of the partnership interests in Partnership C, which in turn owns fifty percent (50%) of the Capital Stock in Company D, then Company A would have an Economic Interest in Company D of thirty-two percent (32%).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean any Person that is a commercial bank, insurance company, investment or mutual fund or other Person that is an “accredited investor” (as defined in Regulation D of the Securities Act of 1933, as amended) or otherwise has a tangible net worth not less than five hundred million Dollars ($500,000,000).

“Eligible Customer Agreement” shall mean a Customer Agreement in the form of one of the agreements attached hereto as Exhibit G or such other form of agreement as approved (i) by the Administrative Agent (acting on the instructions of the Required Lenders) in writing or (ii) under the applicable Tax Equity Documents or, in the case of a Wholly-Owned Opco, the Tax Equity Documents originally governing such Wholly Owned Opco; provided that, in the case of this clause (ii), the inclusion of such Customer Agreement as an Eligible Customer Agreement could not, individually or in the aggregate, reasonably be expected to have a Material

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Adverse Effect or a material adverse effect on the ability of the Borrower to perform under the Loan Documents at or above the assumptions in the Base Case Model and, in each case, as such form may be modified from time to time if such modification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform under the Loan Documents at or above the assumptions set forth in the Base Case Model.

“Eligible Project” shall mean, subject to Section 6.26, a Project which is owned or leased by an Opco, which meets the following conditions as of the applicable Available Borrowing Base Determination Date:

(i)such Project has achieved Substantial Completion;

(ii)such Project is not the subject of any Customer Prepayment Event described in clauses (i), (ii), (iii), (vi) and (vii) of the definition thereof;

(iii)such Project meets the Eligible Project Qualification Requirement;

(iv)the Customer with respect to such Project has a FICO® Score of not less than [***];

(v)such Project has received a PTO Letter unless each of the following conditions is satisfied:  (a) such Available Borrowing Base Determination Date is (1) less than [***] days after the date on which such Project achieved Substantial Completion (including having passed applicable local building inspection) and (2) prior to the date by which such Project is required to have received a PTO Letter under the applicable Tax Equity Documents, (b) such Project became part of the Project Pool more than three months prior to the end of the Availability Period and (c) such Available Borrowing Base Determination Date is prior to the last day of the Availability Period;

(vi)the Customer Agreement with respect to such Project is not a Prepaid Customer Agreement;

(vii)the panels and inverters included in such Project are manufactured by Approved Manufacturers;

(viii)all amounts payable to (a) the seller under the Master Purchase Agreement with respect to such Project and (b) the installer under the Master Turnkey Installation Agreement, with respect to such Project, in each case, have either been paid or the applicable Opco has reserved cash in respect of such obligations;

(ix)[***]; and

(x)such Project is not located in [***] unless and until the Administrative Agent and each Lender confirm in writing that Projects located in [***] may constitute Eligible Projects.

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“Eligible Project Qualification Requirement” shall mean:

(a)with respect to Projects being acquired or leased by an Inverted Lease Opco or a Partnership Flip Opco, the qualification requirement for the purchase of the Projects as of the time of sale to the applicable Opco pursuant to the applicable Tax Equity Documents (except to the extent of any departure in accordance with Prudent Industry Practices for which a waiver was given by the applicable Tax Equity Class A Member or Inverted Lease Tenant, as applicable, and where the applicable impact thereof has been incorporated into the Base Case Model in a manner reasonably acceptable to the Administrative Agent); and

(b)with respect to Projects owned by a Wholly Owned Opco, the qualification requirement for the purchase of the Projects as of the time of sale to the applicable Wholly Owned Opco pursuant to the applicable Tax Equity Documents (except to the extent of any departure in accordance with Prudent Industry Practices for which a waiver was given by the applicable Tax Equity Class A Member or Inverted Lease Tenant, as applicable, and where the applicable impact thereof has been incorporated into the Base Case Model in a manner reasonably acceptable to the Administrative Agent).

“Eligible Revenues” shall mean Operating Revenue from Eligible Projects consisting of payments by Customers pursuant to the applicable Customer Agreement and PBI Payments.

“Employee Benefit Plan” shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA (excluding any Multiemployer Plan) which is subject to Title IV of ERISA or to section 412 of the Code.

“Energy” shall mean physical electric energy, expressed in megawatt hours (“MWh”) or kilowatt hours (“kWh”), of the character that passes through transformers and transmission wires, where it eventually becomes alternating current electric energy delivered at nominal voltage.

“Environmental Laws” shall mean all Laws pertaining to or imposing liability or standards of conduct concerning environmental protection, human health and safety, contamination or clean-up or the presence, use, handling, generation, Release, or storage of Hazardous Material, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Safe Drinking Water Act and the Occupational Safety and Health Act (to the extent relating to human exposure to Hazardous Materials), each as amended from time to time, along with any state or local analogs to the Laws listed above (including, with respect to Projects located in the State of New York, the New York State Environmental Quality Review Act) and any state superlien and other environmental clean-up statutes and all regulations adopted in respect of the foregoing Laws whether now or hereafter in effect.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended or as may be amended from time to time.

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“ERISA Affiliate” shall mean, in relation to any Person, any other Person, trade or business under common control with the first Person, within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning given to it in Section 10.01.

“Event of Loss” shall mean (a) an event which causes all or a portion of an Asset of a Relevant Party to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever (including any covered loss under a casualty insurance policy) and (b) any compulsory transfer or taking, or transfer under threat of compulsory transfer, of any Asset of a Relevant Party pursuant to the power of eminent domain, condemnation or otherwise.

“Excluded Property” shall mean:

(i)all prepayment amounts due by Customers under any Prepaid Customer Agreement to the extent paid at commencement of construction of the applicable Projects, inclusive of deposits paid at the signing of any Customer Agreement;

(ii)all cash proceeds from any upfront solar energy incentive programs, including proceeds pursuant to the California Solar Initiative (which are not subject to state income tax), or any other state or local solar power incentive program which provides incentives that are substantially similar to those provided under the California Solar Initiative (and which are similarly not subject to state income tax);

(iii)all cash proceeds from any state income tax credit, including proceeds pursuant to the refundable Hawaii Energy Tax Credits; and

(iv) all Excluded REC Contract, all RECs sold pursuant to an Excluded REC Contract and the proceeds of any Excluded REC Sales.

“Excluded REC Contract” shall mean any REC Contract (including any spot sale of RECs) entered into by an Opco with a REC Purchaser for the sale of RECs; provided that (i) the RECs sold under such Excluded REC Contract shall be limited to the RECs actually produced by the Projects owned by such Subsidiary and shall not include any RECs contracted to be sold under any other REC Contract, (ii) the RECs sold under such Excluded REC Contract shall be subject to an irrevocable forward transfer (or other equivalent transfer) in favor of the REC Purchaser, (iii) such Excluded REC Contract shall not include any liquidated damages provisions or provisions for the posting of collateral or other security, (iv) the recourse of the applicable REC Purchaser to such Subsidiary shall be expressly limited to the RECs sold under such Excluded REC Contract and the proceeds thereof, (v) any Excluded REC Contract entered into after the date of this Agreement shall include a covenant from the REC Purchaser not to petition for the bankruptcy of the applicable Subsidiary and (vi) other than in respect of any spot sale of RECs entered into in the ordinary course of business, no Default or Event of Default has occurred and is continuing at the time such Excluded REC Contract is entered into.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Excluded REC Sales” shall mean any sale, transfer or other disposition of RECs pursuant to any Excluded REC Contract.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date after the Closing Date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 4.09(a)(ii) or Section 4.09(b), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.09(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Executive Officer” shall mean, with respect to any corporation or limited liability company, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Secretary or Treasurer of such corporation or limited liability company and, with respect to any partnership, any individual general partner thereof or, with respect to any other general partner, any executive officer of the general partner.

“Exempt Customer Agreements” shall mean (i) any Customer Agreement which has unpaid Rents that are 120 days or more past due, (ii) any Customer Agreement where (A) the Customer’s interest in the underlying host property for the applicable Project has been sold or otherwise transferred without either the Customer purchasing the Project or the new owner assuming such Customer Agreement and (B) the applicable Operator reasonably determines that the current Customer will not make any purchase payment due under the Customer Agreement and the new owner will refuse to assume such Customer Agreement but for a Payment Facilitation Agreement in respect thereof, (iii) any Customer Agreement subject to a dispute between the Borrower and the Customer which, in light of the facts and circumstances known at the time of such dispute, the Operator reasonably determines the Customer under such Customer Agreement could reasonably be expected to stop making Rent payments due under the Customer Agreement but for a Payment Facilitation Agreement, or (iv) any Customer Agreement which has a Customer that has become eligible for and is receiving an income-qualified discount on his or her electricity rate from the applicable local utility.

“Expiration Date” shall mean, with respect to any Letter of Credit, the date of the expiration set forth therein.

“Facility” shall mean each of (a) the Revolving Loan Commitments and the Revolving Loans made hereunder and (b) the LC Commitments and the LC Exposure hereunder.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

“Fee Letter” shall mean, collectively, each fee letter between the Borrower and a Lender Party and the fee letter between the Sponsor, Investec and Investec USA Holdings Corp. dated as of November 17, 2015.

“FERC” shall mean the Federal Energy Regulatory Commission, and any successor authority.

“FICO® Score” shall mean, in respect of any Customer, a credit score obtained from (a) Experian Information Solutions, Inc., (b) Transunion, LLC or (c) Equifax Inc., in each case, as obtained on or about the date such Customer entered into, or took an assignment of, such Customer Agreement.

“Financial Statements” shall mean in relationship to any Person, its consolidated statements of operations and members’ equity, statements of cash flow and balance sheets.

“Fitch” shall mean Fitch, Inc.

“Flip Point” shall have the meaning given to the term “Flip Point” or to any other similarly defined term in the applicable Limited Liability Company Agreement of an IRR Partnership Flip Opco.

“Flip Point Delay” shall mean, as of any Calculation Date in respect of a Tracking Model for the applicable IRR Partnership Flip Opco, if such Tracking Model (taking all prior and projected Cash Flows into account) reflects that the Flip Point will not occur by the Target Flip Date, the length of the delay between the Target Flip Date and the date of the occurrence of the Flip Point as demonstrated by the Tracking Model.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“FPA” shall mean the Federal Power Act, as amended, and FERC’s regulations thereunder.

“Funding Account” shall have the meaning given to it in the Depository Agreement.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Further Guidance” means statutory amendments; temporary, proposed or final Treasury Regulations; any IRS guidance published in the Internal Revenue Bulletin and/or Cumulative Bulletin; any notice, announcement, revenue ruling or revenue procedure or similar authority issued by the IRS; or any other administrative guidance, in each case, interpreting or applying Section 1101 of the Budget Act.

“GAAP” shall mean United States Generally Accepted Accounting Principles.

“General Account” shall mean one or more deposit accounts that is segregated from each other account of an Operator and held by such Operator with an Acceptable Bank:

(i)which are under the exclusive dominion and control of the Sponsor, Manager or an Operator, subject to such Operator’s agreement (A) to segregate the amounts in each such account from its own funds as trustee for the beneficiaries of the funds deposited therein and (B) not to grant a Lien over such account or the amounts deposited therein;

(ii)which are not subject to any Lien of a third party; and

(iii)into which Customers have made payment of non-recurring ACH and credit card payments.

“Governmental Authority” shall mean with respect to any Person, any federal or state or local government or other political subdivision thereof or any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government.

“Grant” shall mean a cash grant under section 1603 of the American Recovery and Reinvestment Act of 2009, as amended.

“Guarantors” shall mean each Tax Equity Holdco, each Wholly Owned Holdco, if any, and each Wholly Owned Opco, if any, each of which shall have delivered (i) in the case of a Tax Equity Holdco or a Wholly Owned Holdco, a Holdco Guaranty and Security Agreement or an Accession Agreement or (ii) in the case of a Wholly Owned Opco, a Wholly Owned Opco Guaranty and Security Agreement or an Accession Agreement.

“Hazardous Material” shall mean any pollutant, contaminant or hazardous or toxic substance, material or waste that is regulated by or forms the basis of liability now or hereafter under, any Environmental Law, including any (a) petroleum, petroleum hydrocarbons, petroleum products, crude oil or any fraction or by-product derivatives thereof, (b) asbestos or asbestos-containing material, (c) polychlorinated biphenyls (PCBs) or PCB-containing materials or fluids, or (d) any other radioactive, hazardous, toxic or noxious substance, material, pollutant, emission or discharge or contaminant that, whether by its nature or its use, is subject to regulation or giving rise to liability or obligation under any Environmental Law, used, released, and disposed of in accordance with all applicable Environmental Laws.”

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Holdco Guaranty and Security Agreement” shall mean (a) any Tax Equity Holdco Guaranty and Security Agreement and (b) any Wholly Owned Holdco Guaranty and Security Agreement.

“Increasing Lender” shall have the meaning given to it in Section 2.06(b).

“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, surety bond or other similar instrument (unless secured in full by cash), or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests and any other payment required to be made in respect of any equity interests in any Person or rights or options to acquire any equity interests in any Person, but excluding any distributions required to be made (A) in respect of the outstanding class A membership interests issued by the Tax Equity Opcos or (B) to Borrower or any Subsidiary in respect of the outstanding Tax Equity Class B Membership Interests, Tax Equity Holdco Membership Interests, Inverted Lease Opco Membership Interests or Wholly Owned Opco Membership Interests, (iv) all obligations (including all amounts to be capitalized) under leases that constitute capital leases for which such Person is liable, (v) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as borrower, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss, (vi) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets acquired by such Person (even though the rights of the seller or lender thereunder may be limited in recourse), and (vi) all guarantees of such Person in respect of any of the foregoing.  The Indebtedness of a Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.

“Indemnified Amounts” shall have the meaning given to it in Section 4.08(a).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning given to it in Section 4.08(a).

“Independent” shall mean, when used with respect to any specified Person, that such Person (a) is in fact independent of each of the Relevant Parties and any Affiliate thereof, (b) does not have any direct financial interest or any material indirect financial interest in any of the Relevant Parties or any Affiliate thereof and (c) is not connected with any of the Relevant Parties or any Affiliate thereof as an officer, employee, member, manager, contractor, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Engineer” shall mean [***].

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Ineligible Customer Reassignment” shall mean a Customer Agreement has been assigned to a new Customer [***].

“Information” shall have the meaning given to it in Section 5.26(a).

“Insurance Consultant” shall mean [***].

“Insurance Policies” shall have the meaning given to it in Section 6.13(a).

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.03(f).

“Interest Period” shall mean, for each Payment Date, the period from and including the preceding Payment Date (or, with respect to the initial such period, the Closing Date) to but excluding such Payment Date.

“Interest Rate Determination Date” shall mean the second LIBOR Business Day preceding the first day of each Interest Period.

“Interest Rate Hedging Agreement” shall mean any Swap Agreement entered into by the Borrower in the ordinary course of business and not for speculative purposes in order to effectively cap, collar or exchange interest rates (from floating to fixed rates) with respect to any interest-bearing liability or investment of the Borrower .

“Intermediate Holdco” shall have the meaning given to it in the Recitals.

“Inverted Lease Fund” shall mean a tax equity investment structure that conforms to the characteristics set forth in Part II of Annex B and Part II of Annex C, or is otherwise identified as an Inverted Lease Fund on Schedule 5.03(e), as such schedule may be updated from time to time in accordance with Section 2.05(e).

“Inverted Lease Holdco” shall mean each entity designated as an “Inverted Lease Holdco” by the Borrower on Schedule 5.03(e), as such schedule may be updated from time to time in accordance with Section 2.05(e).

“Inverted Lease Opco” shall mean each entity designated as an “Inverted Lease Opco” by the Borrower on Schedule 5.03(e), as such schedule may be updated from time to time in accordance with Section 2.05(e).

“Inverted Lease Opco Membership Interests” shall mean the outstanding limited liability company interests issued by any Inverted Lease Opco (including all Economic Interests and Voting Rights).

“Inverted Lease Tenant” shall mean the entity in an Inverted Lease Fund that leases Projects from the applicable Inverted Lease Opco.

“Inverter Reserve Account” shall have the meaning set forth in the Depository Agreement.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Investec” means Investec Bank plc.

“Investment Company Act” shall mean the United States Investment Company Act of 1940, as amended or as may be amended from time to time.

“Involuntary Bankruptcy” shall mean any involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, in which Sponsor or any Relevant Party is a debtor or any Assets of any such entity is property of the estate therein.

“IRR Partnership Flip Fund” shall mean a tax equity investment structure that conforms to (i) characteristics 1 through 8 and characteristic 10 set forth in Part I of Annex B and (ii) the characteristics in Part I of Annex C, or is otherwise identified as an IRR Partnership Flip Fund on  Schedule 5.03(e), as such schedule may be updated from time to time in accordance with Section 2.05(e).

“IRR Partnership Flip Opco” shall mean each entity designated as an “IRR Partnership Flip Opco” by the Borrower on Schedule 5.03(e), as such schedule may be updated from time to time in accordance with Section 2.05(e).

“Issuing Bank” shall mean (a) Investec and (b) each other LC Lender as the Borrower may from time to time select as an Issuing Bank hereunder (provided that such LC Lender meets the Credit Requirements, shall be reasonably acceptable to the Administrative Agent and has agreed to be an Issuing Bank hereunder in a writing satisfactory to the Administrative Agent), each in its capacity as an issuer of Letters of Credit hereunder, in either case together with its permitted successors and assigns in such capacity; provided, that there shall be no more than one Issuing Bank at any time.

“ITC” shall mean the investment tax credit under section 48 of the Code.

“[***] Precedent Fund” shall mean that certain Partnership Flip Fund in respect of [***], in the role of Partnership Flip Opco, [***], in the role of Tax Equity Class A Member, and [***], in the role of Tax Equity Holdco.

“Joint Lead Arrangers” shall mean Investec Inc. as sole bookrunner and joint lead arranger with respect to the Commitments, KeyBank National Association as joint lead arranger with respect to the Commitments, SunTrust Robinson Humphrey, Inc., as syndication agent and joint lead arranger with respect to the Commitments, and Silicon Valley Bank, as documentation agent and joint lead arranger with respect to the Commitments.

“Knowledge” whenever used in this Agreement or any of the Loan Documents, or in any document or certificate executed pursuant to this Agreement or any of the Loan Documents, (whether by use of the words “knowledge” or “known”, or other words of similar meaning, and whether or not the same are capitalized), shall mean, with respect to the Sponsor or any Relevant Party: (i) actual knowledge (which shall be deemed to include knowledge that would have been discovered after reasonable inquiry) of the Chief Executive Officer, Chief Financial Officer, and General Counsel of the Sponsor or any Authorized Officer of a Relevant Party, and (ii) actual knowledge (which shall be deemed to include knowledge that would have been discovered after

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

reasonable inquiry) of those officers, employees or other persons of the Manager responsible for the day-to-day administration of the Projects or charged with effecting the duties on behalf of the Manager set forth in the Management Agreement, and the individuals who have responsibility for any policy making, major decisions or financial affairs, or primary management or supervisory responsibilities, of the Sponsor or any Relevant Party.  The Borrower shall cause each Subsidiary and the Manager to promptly notify it of any event or circumstance that would require the Borrower to provide notice to a Lender Party under the Loan Documents upon Knowledge of the Borrower.  Any notice delivered to the Sponsor or any Relevant Party (including to the Manager as their agent) by a Secured Party shall provide such Person with Knowledge of the facts included therein.

“Laws” shall mean, collectively, all international, foreign, Federal, state and local statutes, common law, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LC Application” shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Bank, together with a Notice of LC Activity.

“LC Availability Period” shall mean the period from the Closing Date to 30 days prior to the Maturity Date.

“LC Commitment” shall mean, as to each LC Lender, its obligation to make a LC Loan to the Borrower pursuant to Section 2.02 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in the Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; provided, that the aggregate principal amount of the LC Lenders’ LC Commitments shall not exceed $7,000,000.

“LC Commitment Fee” shall mean an amount equal to the product of 1.0% per annum and the average unused LC Commitment (regardless of whether any conditions for issuance, extension or increase of the Stated Amount of a Letter of Credit could then be met and determined as of the close of business on any date of determination), for each day from the Closing Date through the expiration or earlier termination of the LC Availability Period.

“LC Documents” shall mean, as to any Letter of Credit, each LC Application and any other document, agreement and instrument entered into by the applicable Issuing Bank and the Borrower or in favor of such Issuing Bank and relating to such Letter of Credit.

“LC Exposure” shall mean, with respect to any LC Lender as of the date of determination, the sum of the aggregate amount of all participations by that Lender in (a) the

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Stated Amount of all Letters of Credit issued and outstanding at such time that have not been Cash Collateralized, plus (b) the aggregate amount of all unreimbursed Drawing Payments made in respect of Letters of Credit at such time, plus (c) the aggregate outstanding principal amount of all LC Loans at such time.

“LC Lender” shall mean a Lender with a LC Commitment, which as of the Closing Date is as set forth on Schedule 2.01.

“LC Loan” shall have the meaning set forth in Section 2.02(c)(ii) of the Agreement.

“Lease Back-Up Servicing Agreement” shall mean, with respect to each Inverted Lease Fund (a) the Back-Up Servicing Agreement, among an Operator, the applicable Inverted Lease Tenant and the Back-Up Servicer and identified by the Borrower as a Lease Back-Up Servicing Agreement on Schedule 1.01(a), as such schedule may be updated from time to time in accordance with Section 2.05(e) and (b) each replacement for such agreement in a form and substance acceptable to the Administrative Agent entered into with a replacement Back-Up Servicer in accordance with the terms and conditions hereof and the applicable Lease Back-Up Servicing Agreement (from and following the date that such agreement becomes effective).

“Lease O&M Agreement” shall mean, with respect to each Inverted Lease Fund, (a) the Operation and Maintenance Agreement by and between the applicable Inverted Lease Tenant and an Operator and identified by the Borrower as a Lease O&M Agreement on Schedule 1.01(a), as such schedule may be updated from time to time in accordance with Section 2.05(e) and (b) each replacement for such agreement in a form and substance acceptable to the Administrative Agent entered into with an Operator in accordance with the terms and conditions hereof and the applicable Lease Back-Up Servicing Agreement or Transition Management Agreement, as applicable (from and following the date that such agreement becomes effective) and the other applicable Tax Equity Documents.

“Lease Transition Management Agreement” shall mean, with respect to each Inverted Lease Fund (a) the Transition Management Agreement, among an Operator, the applicable Inverted Lease Tenant, and the Transition Manager and identified by the Borrower as a Lease Transition Management Agreement on Schedule 1.01(a), as such schedule may be updated from time to time in accordance with Section 2.05(e) and (b) each replacement for such agreement in a form and substance acceptable to the Administrative Agent entered into with a replacement transition manager in accordance with the terms and conditions hereof and the applicable Lease Transition Management  Agreement (from and following the date that such agreement becomes effective).

“Lender” shall have the meaning given to it in the preamble and shall include any Revolving Lender and LC Lender (other than any Person that has ceased to be a party hereto pursuant to an Assignment and Assumption) and any other Person that shall have become a party hereto as a Lender pursuant to an Assignment and Assumption or an Assumption Agreement.

“Lender Controlled Transferee” shall mean a Person who is transferred the Capital Stock in the Pledgor and is wholly owned, either directly or indirectly, by the Other Lenders or an agent on their behalf.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Lender Parties” shall mean the Administrative Agent, each Lender and the Issuing Bank.

“Lending Office” shall mean, with respect to each Lender, such Lender's address and, as appropriate, account on file with the Administrative Agent, or such other address or account as such Lender may from time to time notify to the Administrative Agent.

“Letter of Credit” shall mean a standby letter of credit substantially in the form of Exhibit C-1 governed by the laws of the State of New York and issued by the Issuing Bank under the total aggregate LC Commitment pursuant to Section 2.02(a)(i).

“LIBO Loan” means any Loan that bears interest at rates based upon the LIBO Rate.

“LIBO Rate” means:

(i)for any Interest Period, other than an Interest Period when an interest rate in accordance with Section 4.11 is being charged, with respect to a LIBO Loan, LIBOR for such Interest Period; and

(ii)for purposes of any determination of the Base Rate on any date, the rate per annum equal to LIBOR for an Interest Period of one month (determined as of such day).

“LIBOR” shall mean with respect to each Interest Rate Determination Date, the rate for United States dollar deposits, rounded, if necessary, to the nearest 0.00001%, appearing on the Bloomberg Screen US0003M Index Page as the London interbank offered rate for United States dollar deposits (for delivery on the first day of the applicable Interest Period) with a term equivalent to such Interest Period at approximately 11:00 a.m., London time, on such Interest Rate Determination Date.  If, on any Interest Rate Determination Date, such rate does not appear on the Bloomberg Screen US00003M Index Page, LIBOR shall be the arithmetic mean of the offered quotations of the Reference Banks to prime banks in the London interbank market for United States dollar deposits in Europe (for delivery on the first day of the applicable Interest Period) with a term equivalent to such Interest Period by reference to requests for quotations to the Reference Banks as of approximately 11:00 a.m. (London time) on the Interest Rate Determination Date.  If, on any Interest Rate Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations.  The Administrative Agent shall determine LIBOR on each Interest Rate Determination Date and the determination of LIBOR by the Administrative Agent shall be binding absent manifest error. “Reference Banks” shall mean leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, and (ii) which have been designated as such by the Administrative Agent and are able and willing to provide such quotations to the Administrative Agent for each Interest Rate Determination Date; and “Bloomberg Screen US0003M Index Page” shall mean the display designated as page US0003M Index Page on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks).  Notwithstanding the foregoing in no circumstance shall LIBOR be less than 0.00% per annum.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“LIBOR Business Day” shall mean any day on which commercial banks are open in New York, New York and London, England for international business (including dealings in United States dollar deposits).

“Lien” shall mean, with respect to any property or assets, any lien, hypothecation, encumbrance, assignment for security, charge, mortgage, pledge, security interest, conditional sale or other title retention agreement or similar lien.

“Limited Liability Company Agreement” shall mean each Wholly Owned Opco Limited Liability Agreement and each Tax Equity Limited Liability Company Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Notes, if any, each Fee Letter, the Collateral Documents, the Secured Interest Rate Hedging Agreements, each Wholly Owned Opco Back-Up Servicing Agreement or Wholly Owned Opco Transition Management Agreement, as applicable, and all other documents, agreements or instruments executed in connection with the Obligations.  For the avoidance of doubt, the term “Loan Documents” shall not include the Portfolio Documents.

“Loan Parties” shall mean the Borrower, Pledgor and each Guarantor.

“Loans” shall mean the Revolving Loans and the LC Loans.

“Loss Proceeds” shall mean all amounts and proceeds (including instruments) from an Event of Loss received by the Loan Parties, including, without limitation, insurance proceeds or other amounts actually received, except proceeds of business interruption insurance.

“Major Decision” shall mean, as to each Partnership Flip Opco, any of the decisions contemplated to be made in any of the applicable Limited Liability Company Agreements which require a vote by or the consent or approval of all or a supermajority or majority of the members or the Tax Equity Class A Member s of the applicable Partnership Flip Opco.

“Management Agreement” shall mean the Management Agreement between the Manager and the Borrower dated as of the Closing Date and each renewal or replacement for such agreement in a form and substance acceptable to the Administrative Agent entered into with a Manager, in accordance with the terms and conditions hereof and any Wholly Owned Opco Back-Up Servicing Agreement or Wholly Owned Opco Transition Management Agreement.

“Management Consent Agreement” shall mean the Management Consent and Agreement to be entered into by and among the Manager, the Borrower and the Collateral Agent.

“Management Standard” shall mean, with respect to an Operator, the requirement for such Operator to perform its duties in accordance with applicable law and in accordance with Prudent Industry Practice or, if a higher standard, the highest degree of skill and attention that the Operator exercises with respect to comparable assets that the Operator operates and maintains for itself, its affiliates or for third party investors and in accordance with its internal policies and procedures.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Manager” shall mean Sponsor or a replacement manager as may hereafter be charged with management of the Borrower and the Subsidiaries in accordance with the terms and conditions hereof and the other Loan Documents.

“Market Disruption Event” shall have the meaning given to it in Section 4.11(a)(iii).

“Master Lease” shall mean any master lease (i) between  the applicable Wholly Owned Opcos and (ii) between each Inverted Lease Opco and its related Inverted Lease Tenant.

“Master Purchase Agreements” shall mean each master purchase agreement or master contribution agreement entered into by an Opco in connection with the purchase of Projects by such Opco or the contribution to such Opco of Projects identified by the Borrower as a Master Purchase Agreement on Schedule 1.01(a), as such schedule may be updated from time to time in accordance with Section 2.05(e).

“Master Turnkey Installation Agreement” shall mean, with respect to a specific Project and to the extent applicable to such Project, the master turnkey installation agreement executed in respect of such Project by Sponsor and an installer, the rights as to which are assigned to a Subsidiary with respect to such Project.

“Material Adverse Effect” shall mean, (i) a material adverse effect upon the business, operations, property, assets or condition (financial or otherwise) of the Borrower or any Loan Party, or (ii) the material impairment of the ability of any Loan Party or the Sponsor to perform its obligations under any Loan Document, (iii) a material adverse effect on the legality, validity or enforceability of any of the (A) Loan Documents or the rights and remedies of any Secured Party under any of the Loan Documents (including the validity, perfection or priority of the Collateral Agent’s Liens on the Collateral) or (B) Limited Liability Company Agreements or Tax Equity Guaranties, or (iv) a material adverse effect on the use, value or operation of the Projects owned or leased by the Opcos taken as a whole.

“Maturity Date” shall mean December 31, 2020.

“Maximum Rate” shall have the meaning given to it in Section 12.18.

“Membership Interests” shall mean the Borrower Membership Interests, the Wholly Owned Holdco Membership Interests, the Wholly Owned Opco Membership Interests, the Inverted Lease Opco Membership Interests, the Tax Equity Class B Membership Interests and the Tax Equity Holdco Membership Interests.

[***]

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

“Net Available Amount” shall mean, with respect to (i) any Asset sale by a Relevant Party or (ii) the issuance or incurrence of any Indebtedness by any Relevant Party, the debt

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

proceeds or other amounts received in connection therewith net of any (A) sale proceeds, debt proceeds or other amounts required to be allocated to a Tax Equity Class A Member or an Inverted Lease Tenant pursuant to a Tax Equity Document and (B) reasonable and documented transaction or collection expenses (as applicable).

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.01 and (ii) otherwise has been approved by the Required Lenders.

“Non-Covered Services” shall have the meaning given to such term is defined in each applicable O&M Agreement.

“Note” shall have the meaning given to it in Section 2.04.

“Notice of LC Activity” shall have the meaning set forth in Section 2.02(b).

“O&M Agreements” shall mean, collectively, (i)  each Tax Equity Opco O&M Agreement and (ii) each Wholly Owned Opco O&M Agreement.

“Obligations” shall mean the principal amount of the Loans, accrued interest thereon and all advances to, fees, costs, expenses and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document (including the Secured Hedging Obligations, any premium, reimbursements, Drawing Payments, damages, expenses, fees, costs, charges, disbursements, indemnities, and other liabilities) or otherwise with respect to any Loan, Letter of Credit or Secured Interest Rate Hedging Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that would accrue on any of the foregoing during the pendency of any bankruptcy or related proceeding with respect to any Loan Party.

“Officer’s Certificate” shall mean a certificate signed by any Authorized Officer of the Borrower and delivered to the Administrative Agent.

“OID” shall have the meaning given to it in Section 4.09(g).

“Opcos” shall mean the Tax Equity Opcos and the Wholly Owned Opcos.

“Operating Budget” shall mean the operating budget for the Relevant Parties set out under Section 6.01(e)(i) and as approved when required by the Administrative Agent.

“Operating Expenses” shall mean for any applicable period, all expenses and other amounts in the nature of expenses incurred by the Borrower, any Wholly Owned Holdcos, any Wholly Owned Opcos, any Tax Equity Holdcos and, except where used in the definition of Cash Available for Debt Service, any Tax Equity Opcos during that period on a cash basis, including (without duplication) (i) payments under any Management Agreement, Back-Up Servicing Agreements, Transition Management Agreements, O&M Agreements and the other Project Documents (including, without duplication, all Service Fees and costs and expenses for Non-Covered Services and capital expenditures), (ii) payments to comply with Laws (including

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Environmental Laws), (iii) insurance premiums to the extent not covered in the Service Fees under the O&M Agreements, (iv) Taxes (including payments in lieu of taxes), and (v) any other fee, cost and expense incurred in connection with (x) ownership, leasing and operation of the Projects (including, for the avoidance of doubt, all Projects in the Project Pool) held by the Wholly Owned Opcos and, except where used in the definition of Cash Available for Debt Service, the Tax Equity Opcos and (y) the ownership of the Membership Interests (including Additional Expenses and fees, costs, indemnities and expenses payable to the Secured Parties pursuant to Section 4.02(b)(i) of the Depository Agreement), but excluding (A) Debt Service, (B) Revolving Loan Commitment Fees and LC Commitment Fees and (C) expenses and amounts in the nature of expenses which are paid with the proceeds of Excluded Property or a contribution by or on behalf of the Sponsor or Pledgor as required pursuant to the Cash Diversion and Commitment Fee Guaranty (including with respect to any fees due to any Agent or the Manager).

“Operating Revenues” shall mean for any applicable period, all Collections, received by the Borrower from the Opcos or the Tax Equity Holdcos during that period on a cash basis but excluding (without duplication):

(i)any capital contribution or any other amounts contributed to the Relevant Parties by Sponsor, Pledgor or their Affiliates;

(ii)the proceeds of the Loans or any other Indebtedness incurred by a Relevant Party;

(iii)any net payments to the Borrower under an Interest Rate Hedging Agreement;

(iv)the proceeds of the sale, assignment or other disposition of any Collateral or other Asset of a Relevant Party (other than (A) ordinary course sales of power or the leasing of a photovoltaic system pursuant to the Customer Agreements and (B) PBI Payments);

(v)proceeds of any Customer Prepayment Event referenced in clauses (ii), (v) and (vi) of the definition of Customer Prepayment Event;

(vi) Loss Proceeds and any other insurance proceeds (other than business interruption proceeds) and proceeds of any warranty claims arising from manufacturer, installer and other warranties;

(vii)any other proceeds or other amounts that are required to be mandatorily prepaid pursuant to Section 4.03 of this Agreement; and

(viii)any Excluded Property and the proceeds thereof.

“Operator” shall mean in respect of any O&M Agreement, (a) the Sponsor, (b) an Affiliate of the Sponsor provided that the Sponsor has guaranteed such Affiliate’s obligations pursuant on terms acceptable to the Required Lenders or (c) any replacement operator appointed

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

in accordance with the terms and conditions herein and in the applicable Back-Up Servicing Agreement or Transition Management Agreement, as applicable.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Collateral Agent” shall have the meaning given to the term “Collateral Agent” in the Other Credit Agreement.

“Other Credit Agreement” shall mean that certain Credit Agreement, dated as of the Closing Date, between Pledgor, as borrower, the financial institutions as lenders from time to time party thereto and Investec, as Administrative Agent for the lenders.

“Other Depository Agreement” shall mean the Depository Agreement dated as of the Closing Date, among Pledgor, as borrower, Investec, as Administrative Agent for the Other Lenders and Deutsche Bank Trust Company Americas, as collateral agent for the secured parties referred to therein and as Depository Bank.

“Other Lenders” shall have the meaning given to the term “Lenders” in the Other Credit Agreement.

“Other Loan Documents” shall mean the “Loan Documents” as such term is defined in the Other Credit Agreement.

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.10(b)).

[***]

“P50 Production” shall mean the production volume based on the P50 one (1) year confidence levels for Eligible Projects in the Project Pool reflected in the Base Case Model (as updated as of the date of determination).

“Participant” shall have the meaning given to it in Section 12.05(d)(i).

“Participant Register” shall have the meaning given to it in Section 12.05(d)(ii).

“Partnership Flip Back-Up Servicing Agreement” shall mean, with respect to each Partnership Flip Fund, (a) the Back-Up Servicing Agreement among an Operator, the applicable Partnership Flip Opco and the Back-Up Servicer and identified by the Borrower as a Partnership

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Flip Back-Up Servicing Agreement on Schedule 1.01(a), as such schedule may be updated from time to time in accordance with Section 2.05(e) and (b) each replacement for such agreement in a form and substance acceptable to the Administrative Agent entered into with a replacement back-up servicer in accordance with the terms and conditions hereof and the Tax Equity Documents.

“Partnership Flip Fund” shall mean each Date Certain Partnership Flip Fund and each IRR Partnership Flip Fund.

“Partnership Flip Holdco” shall mean each entity designated as a “Partnership Flip Holdco” by the Borrower on Schedule 5.03(e), as such schedule may be updated from time to time in accordance with Section 2.05(e).

“Partnership Flip O&M Agreement” shall mean, with respect to each Partnership Flip Fund, (a) the Master Operation, Maintenance and Administration Agreement by and between the applicable Partnership Flip Opco and an Operator and identified by the Borrower as a Partnership Flip O&M Agreement on Schedule 1.01(a), as such schedule may be updated from time to time in accordance with Section 2.05(e) and (b) each replacement for such agreement in a form and substance acceptable to the Administrative Agent entered into with an Operator in accordance with the terms and conditions hereof and the applicable Partnership Flip Back-Up Servicing Agreement or Transition Management Agreement, as applicable, and the other applicable Tax Equity Documents.

“Partnership Flip Opco” shall mean each IRR Partnership Flip Opco and each Date Certain Partnership Flip Opco.

“Partnership Flip Transition Management Agreement” shall mean, with respect to each Partnership Flip Fund, (a) the Transition Management Agreement among an Operator, the applicable Partnership Flip Opco and the Transition Manager and identified by the Borrower as a Partnership Flip Transition Management Agreement on Schedule 1.01(a), as such schedule may be updated from time to time in accordance with Section 2.05(e) and (b) each replacement for such agreement in a form and substance acceptable to the Administrative Agent entered into with a replacement transition manager in accordance with the terms and conditions hereof and the Tax Equity Documents.

“PATRIOT Act” shall have the meaning given to it in Section 12.12.

“Payment Date” shall mean each January 31 (except in 2016, as set forth in the proviso below), April 30, July 31 and October 31 of each year falling after the date hereof, or if any such day is not a Business Day, the immediately preceding Business Day, provided, that, for the avoidance of doubt, the first Payment Date shall occur on April 30, 2016 and the last Payment Date shall be the Maturity Date.

“Payment Facilitation Agreement” shall have the meaning given to it in Section 7.10(a).

“PBI Documents” shall mean, with respect to a Project (i) all applications, forms and other filings required to be submitted to a PBI Obligor in connection with the performance based incentive program maintained by such PBI Obligor and the procurement of PBI Payments and

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(ii) all approvals, agreements and other writings evidencing (a) that all conditions to the payment of PBI Payments by the PBI Obligor have been  met, (b) that the PBI Obligor is obligated to pay PBI Payments and (c) the rate and timing of such PBI Payments.

“PBI Obligor” shall mean (i) [***] in relation to Projects located in [***], (ii) [***], in relation to Projects located in [***] or (iii) any other Person required to make a PBI Payment under or in respect of the related PBI Document, which meets the Credit Requirements or is otherwise approved by the Administrative Agent and the Required Lenders.

“PBI Payments” shall mean, with respect to a Project and the related PBI Documents, all payments due by the related PBI Obligor under or in respect of such PBI Documents.

“Pending Approval PBI Documents” shall mean PBI Documents in respect of a performance based incentive program of a State other than (x) [***], (y) [***] and (z) any other States which have been approved by the Administrative Agent.

“Pending Approval PBI Payment Cash Flow” shall mean Collections attributable to PBI Payments in respect of Pending Approval PBI Documents; provided, that, for the avoidance of doubt, if as of any Available Borrowing Base Determination Date, any PBI Documents that were Pending Approval PBI Documents on any preceding Available Borrowing Base Determination Date have been subsequently approved by the Administrative Agent, then no PBI Payments in respect thereof shall be considered Pending Approval PBI Payment Cash Flow for the purposes of this definition.

“Permits” shall mean any and all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required to be obtained from a Governmental Authority under any Law, rule or regulation (including those required to interconnect a Project to the applicable transmission grid).

“Permitted Fund Disposition” shall mean the sale, assignment, transfer or disposal of one or more Membership Interests in one or more Wholly Owned Opcos, Inverted Lease Holdcos, Wholly Owned Holdcos or Partnership Flip Holdcos that satisfies each of the following conditions precedent:

(a)The Borrower has delivered to the Administrative Agent a Permitted Fund Disposition Certificate, at least seven (7) Business Days prior to the date of such Permitted Fund Disposition, and an updated Base Case Model, each of which shall be satisfactory to the Administrative Agent;

(b)upon giving effect to such Permitted Fund Disposition and any prepayment made pursuant to Section 4.03(d), the aggregate outstanding principal amount of the Revolving Loans shall not exceed the Available Borrowing Base calculated immediately after giving effect to such Permitted Fund Disposition;

(c)no Default or Event of Default shall have occurred and is continuing or would result from such Permitted Fund Disposition;

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(d)such Permitted Fund Disposition, individually or in the aggregate with each other Permitted Fund Disposition could not reasonably be expected to have a Material Adverse Effect on the Borrower;

(e)the Debt Service Reserve Account and the Inverter Reserve Account are funded in the required amounts in accordance with the Depository Agreement;

(f)there are no unreimbursed drawings on a Letter of Credit and there are no outstanding LC Loans;

(g)the documentation of such sale, assignment, transfer or disposal expressly provides that such sale, assignment, transfer or disposal shall be without liability or recourse for any reason to any Relevant Party; and

(h)after giving effect to such Permitted Fund Disposition, no Relevant Party shall have any obligation or liability to (i) the transferred entity, (ii) any Opco transferred (directly or indirectly), (iii) the transferee or (iv) any other Person pursuant to any Portfolio Documents in respect of the transferred entity or any Opco transferred (directly or indirectly in connection with such Permitted Fund Disposition).

“Permitted Fund Disposition Certificate” shall mean a certificate from an Authorized Officer in the form of Exhibit M delivered by the Borrower in accordance with the definition of Permitted Fund Disposition.

“Permitted Indebtedness” shall have the meaning given to it in Section 7.01.

“Permitted Liens” shall mean:

(a)Liens imposed by any Governmental Authority for taxes, assessments or other governmental charges (i) that are not yet due or (ii) that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted (and enforcement of such Lien shall have been stayed) so long as (x) such proceeding shall not involve any material risk of the sale, forfeiture or loss of any part of any Project and shall not interfere with the use or disposition of any Project and (y) the payment thereof is fully covered by adequate reserves in accordance with GAAP, bonds or other security;

(b)mechanics’, materialmen’s, repairmen’s and other similar liens arising in the ordinary course of business or incident to the construction, improvement or restoration of a Project in respect of obligations (i) that are not yet due or (ii) that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted (and enforcement of such Lien shall have been stayed) so long as (x) such proceedings shall not involve any material risk of forfeiture, sale or loss of any part of such Project and shall not interfere with the use or disposition of any Project, and (y) the payment thereof is fully covered by adequate reserves in accordance with GAAP, bonds or other security;

(c)minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and that are not incurred to secure Indebtedness and encumbrances, licenses, restrictions on the use of property or minor

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imperfections in title that do not materially impair the property affected thereby for the purpose for which title was acquired or interfere with the operation and maintenance of a Project;

(d)judgment Liens that (i) do not involve any material risk of the sale, forfeiture or loss of any part of any Project and do not interfere with the use or disposition of any Project, (ii) within ten (10) Business Days of their existence or after the entry thereof, are being contested in good faith and by appropriate appeal or review proceedings (and execution thereof is stayed pending such appeal or review), (iii) for which the payment thereof is fully covered by adequate reserves in accordance with GAAP, bonds or other security and (iv) which could not reasonably be expected to result in an Event of Default;

(e)deposits or pledges required to secure the performance of statutory obligations, appeals, supersedes and other bonds in connection with judicial or administrative proceedings and other obligations of a like nature not in excess of $50,000 in the aggregate;

(f)zoning, entitlement, conservation restrictions and other land use and environmental regulations by Governmental Authorities that do not involve any material risk of the sale, forfeiture or loss of any part of any Project and do not interfere with the use or disposition of any Project, and provided that the relevant owner of legal title to a Project is not in violation thereof;

(g)statutory Liens of banks (and rights of set off) not securing Indebtedness and incurred in the ordinary course of business;

(h)Liens created pursuant to the Loan Documents;

(i)Liens incurred to secure the obligations of an Opco under an Excluded REC Contract, solely to the extent such Liens are limited to the RECs sold under such Excluded REC Contract which are actually produced and the proceeds thereof; and

(j)in respect of the Partnership Flip Opcos only, Liens permitted under the terms of the applicable Tax Equity Documents to the extent not included in clauses (a) through (i) of this definition of “Permitted Liens” that have either (i) been approved in writing by the Administrative Agent or (ii) subject to Section 7.15, when taken together, could not reasonably be expected to result in a material adverse effect upon the business, operations, assets or condition (financial or otherwise) of any individual Partnership Flip Opco.

“Person” shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

“Placed in Service” shall mean, in respect of a Project, that it has been placed in service for U.S. federal tax purposes, including that it has been placed in a condition or state of readiness and availability for its specifically assigned function of generating electricity from solar energy and specifically that (i) all necessary permits and licenses for operating such Project have been obtained (including permission to operate from the applicable local utility), (ii) all critical tests necessary for proper operation of such Project have been performed, (iii) legal title to such

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Project is held by a Subsidiary (and title and control of such Project has been handed over by the installer under the applicable installation agreement), (iv) initial synchronization of such Project to the grid has occurred and (v) daily operation of such Project has begun.

“Plan” shall mean an “employee benefit plan” within the meaning of section 3(3) of ERISA which is subject to Title I of ERISA; a plan, individual retirement account or other arrangement that is subject to section 4975 of the Code or provisions under any Similar Laws; and an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement.

“Pledge Agreement” shall mean that certain pledge agreement dated as of the Closing Date by and between the Pledgor and the Collateral Agent for the benefit of the Lenders, with respect to the Borrower Membership Interests.

“Pledge and Security Agreement” shall mean that certain pledge and security agreement dated as of the Closing Date by and between the Borrower and the Collateral Agent for the benefit of the Secured Parties.

“Pledgor” shall have the meaning given to it in the Recitals.

“Pledgor Collections Account” shall have the meaning given to the term “Collections Account” in the Other Depository Agreement.

“Pledgor Permitted Fund Disposition Account” shall have the meaning given to the term “Permitted Fund Disposition Account” in the Other Depository Agreement.

“Portfolio Documents” shall mean (a) the Project Documents, (b) the Tax Equity Documents, (c) the Wholly Owned Opco Documents and (d) the Management Agreement.

“Portfolio Value” shall mean, as of any date of determination, the remaining present value of the projected Cash Available for Debt Service from the Eligible Projects in the Project Pool determined in accordance with the Base Case Model (updated as of such determination date) until the then Customer Agreement Termination Date, discounted at [***].

“Precedent Partnership Flip Fund” shall mean (a) the [***] Fund, (b) the [***] Fund, (c) the [***] Fund, (d) the [***] Precedent Fund and (e) the [***] Precedent Fund.

“Prepaid Customer Agreement” shall mean a Customer Agreement with respect to which the all amounts due from the Customer over the term of such Customer Agreement in respect of the delivery of Energy have been prepaid.

“Prime Rate” means the rate of interest per annum equal to the rate last quoted by The Wall Street Journal as the “U.S. prime rate” or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board of Governors of the Federal Reserve System of the

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United States of America (as determined by the Administrative Agent).  Each change in the Prime Rate shall be effective on the date such change is publicly announced as effective.

“Project” shall mean a residential photovoltaic system including photovoltaic panels, racking systems, wiring and other electrical devices, conduit, weatherproof housings, hardware, inverters, remote operating equipment, connectors, meters, disconnects, over current devices and battery storage (including any replacement or additional parts included from time to time) and, unless the context otherwise requires a reference to such residential photovoltaic system only, shall include the applicable Customer Agreement and PBI Documents related to such photovoltaic system and all other related rights, Permits and manufacturer, installer and other warranties applicable thereto.

“Project Documents” shall mean (a) each Customer Agreement (including any Payment Facilitation Agreement), (b) all PBI Documents and (c) each Master Turnkey Installation Agreement.

“Project Information” shall mean the information listed on Schedule A, as such schedule may be updated from time to time on each Available Borrowing Base Determination Date or in accordance with Section 2.05(e).

“Project Pool” shall mean the Projects owned by the Opcos.

“Project State” shall mean each state of the United States of America or Washington, D.C., to the extent approved under the applicable Tax Equity Documents.

“Prudent Industry Practices” shall mean, with respect to any Project, those practices, methods, acts, equipment, specifications and standards of safety and performance, as they may change from time to time, that (a) are commonly used to own, manage, repair, operate, maintain and improve distributed solar energy generating facilities and associated facilities of the type that are similar to such Project, safely, reliably, prudently and efficiently and in material compliance with applicable requirements of Law and manufacturer, installer and other warranties and (b) are consistent with the exercise of the reasonable judgment, skill, diligence, foresight and care expected of a distributed solar energy generating facility operator or manager in order to accomplish the desired result in material compliance with applicable safety standards, applicable requirements of Law, manufacturer, installer and other warranties and the applicable Customer Agreement, in each case, taking into account the location of such Project, including climatic, environmental and general conditions. “Prudent Industry Practices” are not intended to be limited to certain practices or methods to the exclusion of others, but are rather intended to include a broad range of acceptable practices, methods, equipment specifications and standards used in the photovoltaic solar power industry during the relevant time period.

“PTO Letter” shall mean, with respect to a Project, a permission to operate letter or its functional equivalent as issued by the connecting utility authorizing the operation of such Project.

“PUHCA” shall mean the Public Utility Holding Company Act of 2005, as amended, and FERC’s regulations thereunder.

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“Qualified Installer” shall mean Sponsor, an Affiliate of Sponsor or any other counterparty party to a Master Turnkey Installation Agreement.

“Qualified Owner” shall mean any Person that [***].

“Qualifying Facility” shall mean a “qualifying facility” as defined in the regulations of FERC at 18 C.F.R. § 292.101(b)(1) that also qualifies for the regulatory exemptions from the FPA set forth at 18 C.F.R. § 292.601(c), including the exemption from regulation under Sections 205 and 206 of the FPA set forth at 18 C.F.R. § 292.601(c)(1), the regulatory exemptions from PUHCA set forth at 18 C.F.R. § 292.602(b) and the exemptions from certain state laws and regulations set forth at 18 C.F.R. § 292.602(c).

“Quotation Day” shall mean the Interest Rate Determination Date, unless market practice differs in the London interbank market, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the Quotation Day will be the last of those days).

“[***] Fund” shall mean the Partnership Flip Fund designated as the “[***] Fund” by the Borrower on Schedule 5.03(e), as such schedule may be updated from time to time in accordance with Section 2.05(e).

“REC” shall mean any credits, credit certificates, green tags or similar environmental or green energy attributes (such as those for greenhouse reduction or the generation of green power or renewable energy) created by a Governmental Authority and/or independent certification board or group generally recognized in the electric power generation industry, and generated by or associated with any Project or electricity produced therefrom, but specifically excluding any and all production tax credits, investment tax credits, grants in-lieu of tax credits and other tax benefits and any performance based incentives paid under a program maintained or administered by a utility or federal, state or local Governmental Authority.

“REC Contract” shall mean a contract for the purchase of RECs and/or the related Reporting Rights.

“REC Purchaser” shall mean the purchaser of RECs and/or the related Reporting Rights under a REC Contract.

“Recapture Period” shall mean, with respect to any Project, the period from the date such Project is Placed in Service through the fifth anniversary of such date.

“Recipient” shall mean (a) an Agent, (b) any Lender, (c) the Issuing Bank or (d) any other Secured Party, as applicable.

“Reference Banks” shall have the meaning given to it in the definition of LIBOR.

“Register” shall have the meaning given to it in Section 12.05(c).

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“Reimbursement Date” shall have the meaning set forth in Section 2.02(c)(ii) of the Agreement.

“Related Party” shall mean, with respect to any Person, each of such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” shall mean any disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, migrating, placing and the like, into, under, through, or upon any land or water or air, or otherwise entering into the environment, or the threat thereof.

“Relevant Experience” shall mean [***].

“Relevant Party” shall mean each of the Loan Parties, the Partnership Flip Opcos and the Inverted Lease Opcos.

“Rents” shall mean the monies owed to the applicable Relevant Party by the Customers pursuant to the Customer Agreements, including any lease payments under any solar lease agreement and power purchase payments under any solar power service agreement or solar power purchase agreement that is a Customer Agreement.

“Replaced Hedge Provider” shall have the meaning given to it in Section 4.10(b).

“Replacement Hedge Provider” shall have the meaning given to it in Section 4.10(b).

“Reporting Right” shall mean the right of a Person that owns a REC to report that it owns such REC (i) to any Governmental Authority or other Person under any emissions trading or reporting program, public or private, having jurisdiction over, or otherwise charged with overseeing or reviewing the activities of, such Person in respect of such REC, and (ii) to Customers or potential customers for the purposes of marketing and advertising.

“Required Facility Lenders” shall mean, with respect to any Facility, at least two Lenders (or all Lenders if there is only one Lender), other than Defaulting Lenders, representing more than 50% of the Commitments, Loans and LC Exposure, as the case may be, outstanding under such Facility.

“Required Lenders” shall mean at least two Lenders (or all Lenders if there is only one Lender), other than Defaulting Lenders, representing more than 50% of the aggregate amount of (and for the avoidance of doubt, taken together) Commitments, Loans and LC Exposure outstanding.

“Resignation Effective Date” shall have the meaning given to it in Section 11.06(a).

“Restricted Payment” shall mean any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to an owner of a beneficial interest in such Person or otherwise with respect to any ownership or equity interest or security in or of such Person.

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“Revenue Account” shall have the meaning given to it in the Depository Agreement.

“Revolving Lender” shall mean a Lender with a Revolving Loan Commitment, which as of the Closing Date is as set forth on Schedule 2.01.

“Revolving Loan” shall have the meaning set forth in Section 2.01 of the Agreement.

“Revolving Loan Commitment” shall mean, as to each Lender, its obligation to make a Revolving Loan to the Borrower from time to time pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in the Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; provided, that the aggregate principal amount of the Lenders’ Revolving Loan Commitments shall not exceed $220,000,000, as such amount may increase from time to time pursuant to Section 2.06.

“Revolving Loan Commitment Fee” shall mean an amount equal to the product of 1.0% per annum and the average undrawn Revolving Loan Commitment (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination), for each day from the Closing Date through the expiration or earlier termination of the Availability Period.

“Revolving Loan Commitment Increase” shall have the meaning given to it in Section 2.06(a).

“Revolving Loan Commitment Increase Date” shall have the meaning given to it in Section 2.06(a).

“Sanctioned Country” shall mean any country or other territory subject to a general export, import, financial or investment embargo under any Sanctions, which, as of the date of this Agreement, include Cuba, Iran, North Korea, North Sudan and Syria.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” shall mean (i) the United States, (ii) the United Nations Security Council, (iii) the European Union, (iv) the United Kingdom or (v) the respective governmental institutions of any of the foregoing including, without limitation, Her Majesty’s Treasury, the Office of Foreign Assets Control of the US Department of the Treasury, the US Department of Commerce, the US Department of State and any other agency of the US government

“Sanctions List” shall mean any of the lists of specifically designated nationals or designated or sanctioned individuals or entities (or equivalent) issued by any Sanctions Authority, each as amended, supplemented or substituted from time to time (including any the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury).

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“Secured Hedge Provider” shall have the meaning given to it in the Collateral Agency Agreement.

“Secured Hedging Obligations” shall mean the obligations of the Borrower under the Secured Interest Rate Hedging Agreements.

“Secured Interest Rate Hedging Agreement” shall mean each Interest Rate Hedging Agreement entered into by the Borrower with a Secured Hedge Provider.

“Secured Party” shall have the meaning given to such term in the Collateral Agency Agreement.

“Service Fees” shall have the meaning given to such term in the O&M Agreements.

“Serial Defect” shall have the meaning given to such term in the Depository Agreement.

“Servicer Termination Event” shall mean:

(a)failure by Operator, Manager or Sponsor to make any payment, transfer or deposit (including payments from the General Account and payments to the Collections Account) required to be made under terms of Section 3.01, an O&M Agreement or the Management Agreement within three (3) Business Days of the date required;

(b)failure by the Manager to deliver the Manager’s report referred to in Section 6.01(a)(iii) or the Operator to deliver the Operator’s reports referred to in Section 6.01(a)(iv) within five (5) Business Days of date required to be delivered;

(c)an event of default (howsoever described) or right or cause to remove the Operator or Manager arises under an O&M Agreement or the Management Agreement;

(d)an event described in Section 10.01(e) or Section 10.01(f) occurs with respect to the Operator or Manager;

(e)any (i) representation or warranty made by the Operator or Manager in an O&M Agreement or the Management Agreement, or any Financial Statement or certificate, report or other writing furnished pursuant thereto, or (ii) certificate, report, any Financial Statement or other writing made or prepared by, under the control of or on behalf of the Operator or Manager shall prove to have been untrue or misleading in any material respect as of the date made; provided, however, that if any such misstatement is capable of being remedied and has not caused a Material Adverse Effect, the Operator or Manager (as applicable may correct such misstatement by curing such misstatement (or the effect thereof) and delivering a written correction of such misstatement, in a form and substance satisfactory to the Administrative Agent, within thirty (30) days of (x) obtaining Knowledge of such misstatement or (y) receipt of written notice from a Relevant Party or the Administrative Agent of such default;

(f)the Operator or Manager ceases to be in business of monitoring or maintaining energy equipment of a type comparable to the Projects;

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(g)at all times that the Sponsor is an Operator or Manager, an Event of Default shall have occurred and is continuing;

(h)the Debt Service Coverage Ratio is less than [***] to 1.00 on any Calculation Date; and

(i)Termination of an O&M Agreement by a Tax Equity Opco (including the Tax Equity Class A Member on its behalf) other than at its normal expiry date in accordance with its terms.

“Similar Law” shall mean the provisions under any federal, state, local, non-U.S. or other Laws or regulations that are similar to the fiduciary responsibility provisions of Title I of ERISA or prohibited transaction provisions of Title I of ERISA or section 4975 of the Code.

“S&P” shall mean Standard & Poor’s Financial Services, LLC, a subsidiary of the McGraw-Hill Companies, Inc.

“Sponsor” shall have the meaning given to it in the Recitals.

“[***] Precedent Fund” shall mean that certain Partnership Flip Fund in respect of [***], in the role of  Partnership Flip Opco, [***], in the role of Tax Equity Class A Member and [***], a Delaware limited liability company, in the role of Tax Equity Holdco.

“Stated Amount” shall mean, with respect to any Letter of Credit at any time, the total amount in U.S. Dollars available to be drawn under such Letter of Credit at such time.

“Subsidiary” of a Person shall mean a corporation, partnership, limited liability company or other business entity of which a majority of the shares of the securities is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Substantial Completion” shall mean, with respect to a Project, “Substantial Completion” or any similar term, as such term is defined in the applicable Master Turnkey Installation Agreement, which standard shall at a minimum include the requirement that (a) such Project has been installed and the applicable building authority has satisfactorily completed any required inspection and (b) a meter test has been successfully completed to ensure that the Project is capable of producing electricity as expected.

“Substantially Completed Eligible Projects” shall mean Eligible Projects that have achieved Substantial Completion but which have not received a PTO Letter.

“Substantially Completed Eligible Project Net Cash Flow” shall have the meaning given to it in the definition of Base Case Model.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one

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or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Target Flip Date” shall have, in respect of any IRR Partnership Flip Opco, the meaning given to the term “Target Flip Date” or to any other similarly defined term in the applicable Limited Liability Company Agreement of such IRR Partnership Flip Opco.

“Tax Equity Account Agreement” shall mean any blocked account control agreement entered into by and between any Tax Equity Opco, the applicable Guarantor, and the Tax Equity Depository Bank.

“Tax Equity Characteristics” shall mean all of the characteristics and criteria set forth in Annex B and Annex C.

“Tax Equity Class A Member” shall mean, with respect to any Partnership Flip Opco, a member of such Partnership Flip Opco other than a Tax Equity Holdco.

“Tax Equity Class B Membership Interests” shall mean the outstanding class B membership interests or managing member interests (including all such Economic Interests and Voting Rights applicable to the managing member) issued by any Partnership Flip Opco.

“Tax Equity Depository Bank” shall mean [***], or any other entity designated as a “Tax Equity Depository Bank” by the Borrower on Schedule 1.01(a), as such schedule may be updated from time to time accordance with Section 2.05(e), and any such Person’s successors and assigns as Tax Equity Depository Bank under each applicable Tax Equity Account Agreement.

“Tax Equity Documents” shall mean (i) for each Tax Equity Opco, the applicable Tax Equity Limited Liability Company Agreement, Master Purchase Agreement, Master Lease, Tax Equity Opco O&M Agreement, Tax Equity Account Agreement, Partnership Flip Back-Up Servicing Agreement or Transition Management Agreement, as applicable, Tax Equity Guaranty, and any other documents reflecting an agreement between Sponsor (or any Affiliate or Sponsor) and any of the Tax Equity Class A Members relating to the applicable Tax Equity Class A Member’s investment in a Project or such Tax Equity Opco and (ii) with respect to any Wholly Owned Opco, the documents referred to in clause (i) prior to such date as the Wholly Owned Opco ceased to be a Tax Equity Opco.

“Tax Equity Fund Certificate” shall mean a certificate from an Authorized Officer in the form of Exhibit N delivered by the Borrower in accordance with Section 2.05(a), Section 2.05(b) or Section 2.05(c).

“Tax Equity Guaranty” shall mean each guaranty issued by Sponsor, as guarantor in favor of the applicable Tax Equity Opco and the applicable Tax Equity Class A Member or Inverted Lease Tenant.

“Tax Equity Holdco” shall mean (a) each Inverted Lease Holdco and (b) each Partnership Flip Holdco.

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“Tax Equity Holdco Guaranty and Security Agreement” shall mean any Guaranty and Security Agreement, including all Accession Agreements thereto, executed by a Tax Equity Holdco in favor of the Collateral Agent for the benefit of the Lenders on the Closing Date or any other date as may be required pursuant to Section 6.08(h).

“Tax Equity Holdco Membership Interests” shall mean the outstanding limited liability company interests issued by any Tax Equity Holdco (including all Economic Interests and Voting Rights).

“Tax Equity Limited Liability Company Agreement” shall mean the respective limited liability company agreement or operating agreement of each Tax Equity Opco.

“Tax Equity Opco” shall mean (a) each Inverted Lease Opco and (b) each Partnership Flip Opco.

“Tax Equity Opco O&M Agreement” shall mean, collectively, any Lease O&M Agreement and any Partnership Flip O&M Agreement.

“Tax Exempt Person” shall mean (a) (a) the United States, any state or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (b) any organization which is exempt from tax imposed by the Code (including any former tax-exempt organization within the meaning of section 168(h)(2)(E) of the Code), (c) any Person who is not a United States Person, (d) any Indian tribal government described in section 7701(a)(40) of the Code and (e) any “tax-exempt controlled entity” under section 168(h)(6)(F) of the Code; provided, however, that any such Person shall not be considered a Tax-Exempt Person to the extent that (i) the exception under section 168(h)(1)(D) of the Code applies with respect to the income from the Borrower for that Person, (ii) the Person is described within clause (c) of this definition, and the exception under section 168(h)(2)(B)(i) of the Code applies with respect to the income from the Borrower for that Person, or (iii) such Person avoids being a “tax-exempt controlled entity” under section 168(h)(6)(F) of the Code by making an election under section 168(h)(6)(F)(ii) of the Code. A Person shall cease to be a Tax Exempt Person if (i) such Person ceases to be a “tax-exempt entity” within the meaning of section 168(h)(2) of the Code or any successor provision thereto, by virtue of a change in such section or provision of the Code; or (ii) such Person ceases to be a “tax-exempt controlled entity” within the meaning of section 168(h)(6)(F) of the Code or any successor provision thereto, by virtue of a change in such section or provision of the Code.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tracking Model” shall mean, with respect to an IRR Partnership Flip Fund, “Tracking Model” or any similar term, as such term is defined in the Limited Liability Company Agreement of the applicable Partnership Flip Opco.

“Trade Date” shall have the meaning given to it in Section 12.05(b)(i)(B).

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“Transaction Document” shall mean, collectively, each Loan Document and each Portfolio Document.

“Transfer Date Certificate” shall have the meaning given to “Executed Withdrawal/Transfer Certificate” in the Depository Agreement.

“Transition Management Agreement” shall mean, collectively, (i) any Wholly Owned Opco Transition Management Agreement, (ii) any Lease Transition Management Agreement and (iii) any Partnership Flip Transition Management Agreement.

“Transition Manager” shall mean [***] or any entity designated as a “Transition Manager” by the Borrower on Schedule 1.01(a), as such schedule may be updated from time to time accordance with Section 2.05(e), and any such Person’s successors and assigns as Transition Manager under each applicable Transition Management Agreement.

“Type” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.  For purposes hereof, the term “Rate” shall mean the LIBO Rate and the Base Rate.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“[***] Fund” shall mean the Partnership Flip Fund designated as the “[***] Fund” by the Borrower on Schedule 5.03(e), as such schedule may be updated from time to time in accordance with Section 2.05(e).

“U.S. Person” shall mean any Person that is a “United States Person” as defined in section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning given to it in Section 4.09(e)(ii)(B)(III).

“Voting Rights” shall mean the right, directly or indirectly, to vote on or cause the direction of the management and policies of a Person in ordinary and extraordinary matters through the ownership of voting securities; provided, however, that a Person shall not be deemed to hold Voting Rights if by contract or by order, decree or regulation of any Governmental Authority, such Person has effectively ceded or been divested of the power to exercise such vote on, or cause the direction of, such management and policies.

“Wholly Owned Holdco” shall mean each entity designated as a “Wholly Owned Holdco” by the Borrower on Schedule 5.03(e), as such schedule may be updated from time to time in accordance with Section 2.05(e).

“Wholly Owned Holdco Guaranty and Security Agreement” shall mean any Guaranty and Security Agreement, including all Accession Agreements thereto, executed by a Wholly Owned Holdco in favor of the Collateral Agent for the benefit of the Lenders as and when may be required pursuant to Section 6.08(h) and in the form of Exhibit O.

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“Wholly Owned Holdco Membership Interests” shall mean all of the outstanding membership interests issued by a Wholly Owned Holdco (including all Economic Interests and Voting Rights).

“Wholly Owned Opco” shall mean each entity designated as a “Wholly Owned Opco” by the Borrower on Schedule 5.03(e), as such schedule may be updated from time to time in accordance with Section 2.05(e).

“Wholly Owned Opco Back-Up Servicing Agreement” shall mean, with respect to each Wholly Owned Opco, (a) the Back-Up Servicing Agreement, to be entered into in form and substance reasonably satisfactory to the Administrative Agent, among Back-Up Servicer, Borrower, Sponsor, Operator, the Collateral Agent and the Other Collateral Agent and identified by the Borrower as a Wholly Owned Opco Back-Up Servicing Agreement on Schedule 1.01(a), as such schedule may be updated from time to time in accordance with Section 2.05(e) and (b) each replacement for such agreement in a form and substance acceptable to the Administrative Agent entered into with a replacement back-up servicer in accordance with the terms and conditions hereof and the Wholly Owned Opco Back-Up Servicing Agreement (from and following the date that such agreement becomes effective).

“Wholly Owned Opco Certificate” shall mean a certificate from an Authorized Officer in the form of Exhibit P delivered by the Borrower in accordance with Section 2.05(d)

“Wholly Owned Opco Deposit Accounts” shall mean those accounts subject to an Account Control Agreement.

“Wholly Owned Opco Documents” shall mean, for each Wholly Owned Opco, the applicable Wholly Owned Opco Limited Liability Company Agreement and each other document designated as a “Wholly Owned Opco Document” by the Borrower on Schedule 1.01(a), as such schedule may be updated from time to time in accordance with Section 2.05(e).

“Wholly Owned Opco Guaranty and Security Agreement” shall mean any Guaranty and Security Agreement, including all Accession Agreements thereto, executed by a Wholly Owned Opco in favor of the Collateral Agent for the benefit of the Lenders as and when may be required pursuant to Section 6.08(h) and in the form of Exhibit Q.

“Wholly Owned Opco Limited Liability Company Agreement” shall mean the respective limited liability company agreement or operating agreement of each Wholly Owned Opco.

“Wholly Owned Opco Membership Interests” shall mean all of the outstanding membership interests issued by a Wholly Owned Opco (including all Economic Interests and Voting Rights).

“Wholly Owned Opco O&M Agreement” shall mean, with respect to each Wholly Owned Opco, (a) a Master Operation and Maintenance Agreement by and between a Wholly Owned Opco and Operator and identified by the Borrower as a Wholly Owned Opco O&M Agreement on Schedule 1.01(a), as such schedule may be updated from time to time in accordance with Section 2.05(e) and (b) and each replacement for such agreement in a form and substance acceptable to the Administrative Agent entered into with an Operator in accordance

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with the terms and conditions hereof and the Wholly Owned Opco Back-Up Servicing Agreement or Transition Management Agreement, as applicable (from and following the date that any such agreement becomes effective).

“Wholly Owned Opco Representations” shall mean the representations set forth in the applicable Wholly Owned Opco Certificate.

“Wholly Owned Opco Transition Management Agreement” shall mean, with respect to each Wholly Owned Opco, (a) the Transition Management Agreement, to be entered into in form and substance reasonably satisfactory to the Administrative Agent, among Transition Manager, Borrower, Sponsor, Operator, the Collateral Agent and the Other Collateral Agent and identified by the Borrower as a Wholly Owned Opco Transition Management Agreement on Schedule 1.01(a), as such schedule may be updated from time to time in accordance with Section 2.05(e) and (b) each replacement for such agreement in a form and substance acceptable to the Administrative Agent entered into with a replacement transition manager in accordance with the terms and conditions hereof and the Wholly Owned Opco Transition Management Agreement (from and following the date that such agreement becomes effective).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02Rules of Construction.  Unless the context otherwise requires:

(a)a term has the meaning assigned to it;

(b)an accounting term not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(c)“or” is not exclusive;

(d)“including” shall mean including without limitation;

(e)words in the singular include the plural and words in the plural include the singular;

(f)all references to “$” are to United States dollars unless otherwise stated;

(g)any agreement, instrument or statute defined or referred to in this Agreement or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its successors and permitted assigns; and

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(h)the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

Section 1.03Time of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.04Class of Loan.  For purposes of this Agreement, Loans may be classified and referred to by class (“Class”).  The “Class” of a Loan refers to whether such Loan is a Revolving Loan or an LC Loan and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Loan Commitment or a LC Commitment.

Article II

THE LOANS

Section 2.01Revolving Loans.

(a)On the Closing Date and from time to time thereafter during the Availability Period, but no more than once a month during the Availability Period, the Borrower may request a loan (a “Revolving Loan”) in an aggregate amount not to exceed the total aggregate Revolving Loan Commitments of all Revolving Lenders by submitting a Borrowing Notice to the Administrative Agent in accordance with Section 2.01(c).  Subject to the terms and conditions set forth herein, each Revolving Lender agrees severally, and not jointly, to make such Revolving Loan to the Borrower in a principal amount not to exceed its Revolving Loan Commitment.  Any Revolving Loan requested under this Section 2.01 shall be made by the Revolving Lenders ratably in proportion to their respective share of the aggregate Revolving Loan Commitments; provided that the disbursement of such Revolving Loan shall not result in the aggregate principal amount of the Revolving Loans outstanding at any time, after giving effect to such Revolving Loan, exceeding the lesser of (i) the total aggregate Revolving Loan Commitments of all Revolving Lenders and the (ii) the Available Borrowing Base, after giving effect to such Revolving Loan.  Each Revolving Lender’s Revolving Loan Commitment shall expire on the last day of the Availability Period after giving effect to any funding of such Revolving Lender’s Revolving Loan Commitment on such date.  The Revolving Loans may be Base Rate Loans or LIBO Rate Loans.

(b)Notwithstanding any provision to the contrary, the terms of any Revolving Loan to be made hereunder on any Advance Date shall be the same as the terms of the Revolving Loans of the same Type outstanding at such time and shall constitute one tranche with, and be the same Class as, the Revolving Loans made on the Closing Date or any other Advance Date that are of the same Type.

(c)The Borrower shall deliver a Borrowing Notice to the Administrative Agent for its approval no later than 10:00 a.m. (New York City time) at least five (5) Business Days in advance of the proposed funding date (which may be the Closing Date) (or such shorter timeframe as may be agreed to by the Administrative Agent in its sole discretion).  Each such

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Borrowing Notice shall be irrevocable, shall be signed by and Authorized Officer of the Borrower and shall specify the following information in compliance with this Section 2.01:

(i)the principal amount of Revolving Loans to be borrowed (which shall be in an aggregate minimum amount of $5,000,000 (or, if less, the remaining available Revolving Loan Commitments) and integral multiples of $100,000 in excess of that amount or the amount of the outstanding Revolving Loan Commitment);

(ii)the applicable date of the funding of such Revolving Loan (an “Advance Date”), which shall be a Business Day;

(iii)the account(s) to which the proceeds of such Revolving Loan are to be disbursed (if applicable);

(iv)the Type of Loans to be borrowed; and

(v)certifying that (i) after giving effect to the proposed borrowing, the aggregate principal amount of the Revolving Loans outstanding will not be greater than the Available Borrowing Base calculated as of such date and (ii) each of the conditions set forth in Section 9.01 will be satisfied on the Closing Date or each of the conditions set forth in Section 9.02 will be satisfied on the date of any subsequent Advance Date.

(vi)If the Borrower fails to specify a Type of Loan in a Borrowing Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Each such continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the continued Borrowing.

(d)Provided the Administrative Agent shall have received the applicable Borrowing Notice by no later than 10:00 a.m. (New York City time) on an applicable Business Day, the Administrative Agent shall advise each Revolving Lender of its pro rata share of the applicable Revolving Loan (determined as the percentage which such Revolving Lender’s Revolving Loan Commitment then constitutes of the aggregate Revolving Loan Commitments) no later than 2:00 p.m. (New York City time) on the Business Day immediately following the Administrative Agent’s receipt of such Borrowing Notice.

(e)The Borrower shall use the proceeds of the Revolving Loans borrowed under this Section 2.01 solely (i) to pay a distribution to the Sponsor in reimbursement of the Sponsor for capital costs associated with the deployment of the applicable Project Pool, (ii) to pay the fees due pursuant to each Fee Letter and the Loan Documents and costs and expenses incurred pursuant to the Loan Documents or otherwise in connection with this financing, (iii) to pay existing Indebtedness of the Subsidiaries included in the Project Pool and (iv) to fund the Debt Service Reserve Account.

(f)Subject to the terms and conditions set forth herein (including the prior satisfaction or waiver of the applicable conditions precedent under Article IX), each Revolving Lender shall make the amount of its Revolving Loan available to the Administrative Agent (or such Person or account directed by the Administrative Agent) not later than 11:00 a.m. (New

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York City time) on the applicable funding date by wire transfer of same day funds, in Dollars to such account specified by the Administrative Agent (which may include the Funding Account).  Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable funding date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received into such account from the Revolving Lenders by 11:00 a.m. (New York City time) on such date to be credited to the account of the Borrower designated in the Borrowing Notice delivered pursuant to Section 2.01(c).  The proceeds of a Revolving Loan funded on the Closing Date shall be made available to the Borrower in accordance with the Closing Date Funds Flow Memorandum.  Amounts borrowed under this Section 2.01 may be prepaid and reborrowed.

Section 2.02Letters of Credit.

(a)Issuance.

(i)Subject to and upon the terms and conditions set forth herein, the Borrower may request the issuance of, and the Issuing Bank hereby agrees to issue Letters of Credit, for the Borrower’s account, at any time during the LC Availability Period solely for the purposes of satisfying the Debt Service Reserve Required Amount (and the Issuing Bank shall refuse to issue a Letter of Credit for any other purpose).  Letters of Credit issued hereunder shall constitute utilization of the total aggregate LC Commitment and at any time the LC Exposure of all LC Lenders at such time shall not exceed the total aggregate LC Commitment of all LC Lenders.  The Issuing Bank will make available to the beneficiary thereof the original of the Letter of Credit issued by it hereunder.

(ii)Immediately upon the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Bank and without any further action on the part of the Issuing Bank or the LC Lenders, each LC Lender shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such LC Lender’s pro rata share (determined as the percentage which such LC Lender’s LC Commitment then constitutes of the aggregate LC Commitments) of the Stated Amount under such Letter of Credit.

(iii)Each Letter of Credit (A) shall be denominated in Dollars, (B) expire no later than the earlier of (x) the 5th anniversary of its date of issuance and (y) the Maturity Date and (B) be issued subject to “Uniform Customs and Practice for Documentary Credits” (2007 Revision), International Chamber of Commerce, Publication No. 600 or “International Standby Practices 1998”, International Chamber of Commerce, Publication No. 590, as mutually agreed between the Borrower, the Administrative Agent and the applicable Issuing Bank.

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(b)Notice of LC Activity.

(i)Subject to Section 2.02(d), the Borrower may request (A) the issuance or extension of any Letter of Credit and (B) any decrease or increase in the Stated Amount thereof by delivering to the Administrative Agent and the Issuing Bank an irrevocable written notice in the form of Exhibit C-2, appropriately completed (a “Notice of LC Activity”), which shall specify, among other things: the particulars of the Letter of Credit to be issued, extended or amended, including the (1) the proposed issuance, extension or amendment date of the requested Letter of Credit (which shall be a Business Day); (2) the requested Stated Amount of the Letter of Credit or the amount by which such Stated Amount is to be decreased or increased (as applicable), (3) the expiry date thereof; (4) the name and address of the beneficiary thereof; (5) the documents to be presented by such beneficiary in case of any drawing thereunder; (6) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (7) and, in the case of an amendment, the Letter of Credit to be amended, the nature of the amendment and the written confirmation of the beneficiary of such Letter of Credit confirming a decrease or increase in the Stated Amount of such Letter of Credit; provided, however, that in no instance may any request for a Letter of Credit or the increase in the Stated Amount of a Letter of Credit cause the LC Exposure of all LC Lenders to exceed the total aggregate LC Commitment.  The Borrower shall deliver the Notice of LC Activity to the Administrative Agent (with a copy to the Issuing Bank) by 11:00 a.m. at least five (5) Business Days before the date of issuance, extension, increase or decrease of the Stated Amount of the Letter of Credit.  Additionally, the Borrower shall furnish to the applicable Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance, extension or amendment, including any LC Documents, as such Issuing Bank or the Administrative Agent may reasonably require.

(ii)Promptly after receipt of any LC Application, the applicable Issuing Bank will confirm with the Administrative Agent that the Administrative Agent has received a copy of such LC Application from the Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof.  Upon receipt by such Issuing Bank of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, upon (x) the amendment date, in the case of a requested increase or decrease of the Stated Amount under a Letter of Credit, or (y) the date specified as being the date requested for issuance or extension, in the case of the issuance or extension of a Letter of Credit, in each case as the applicable date is specified in such Notice of LC Activity, subject to the terms and conditions set forth in this Agreement (including Section 2.02(d) and the applicable conditions precedent set forth in Section 9.03), the Issuing Bank shall, by amendment to the Letter of Credit, adjust the Stated Amount thereof downward or upward, as applicable, to reflect the decrease or increase, as applicable, or issue or extend the Letter of Credit, in each case as specified in such Notice of LC Activity.  Upon the issuance of any Letter of Credit by the Issuing Bank or amendment or modification to a Letter of Credit, (1) the Issuing Bank shall promptly notify the Administrative Agent of such issuance, extension or amendment and (2) the Administrative Agent shall then promptly notify each applicable LC Lender of such issuance, extension or amendment and each

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such notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of each applicable LC Lender’s respective participation in such Letter of Credit.

(c)Drawing Payment, Funding of Participations, Funding LC Loans and Reimbursement.

(i)The Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit so as to ascertain whether such documents appear on their face to be in accordance with the terms and conditions of such Letter of Credit.  Any Drawing Payment with respect to a Letter of Credit shall reduce the Stated Amount thereof dollar for dollar.  As between Borrower and Issuing Bank, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank, by the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Bank, including any acts or omissions by any Governmental Authority; none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank’s rights or powers hereunder.  Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of Issuing Bank to Borrower.  Notwithstanding anything to the contrary contained in this Section 2.02(c)(i), Borrower shall retain any and all rights it may have against Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(ii)If the Issuing Bank shall make any Drawing Payment, it shall provide notice thereof to the Borrower and the Administrative Agent by telephone (confirmed telecopy) (provided that the failure to deliver such notice shall not relieve Borrower of its obligation to reimburse the Issuing Bank in accordance with this Agreement), that such Drawing Payment has been made and the Borrower shall

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reimburse the Issuing Bank in respect of such Drawing Payment by paying to the Administrative Agent an amount equal to such Drawing Payment and any interest accrued pursuant to Section 2.02(g) not later than 11:00 a.m., on the Business Day (the “Reimbursement Date”) that is one Business Day  following the date on which the Drawing Payment is made; provided, anything contained herein to the contrary notwithstanding, unless Borrower shall have notified Administrative Agent and the Issuing Bank prior to 12:00 p.m. (New York City time) on the date such Drawing Payment is made that Borrower intends to reimburse the Issuing Bank for the amount of such Drawing Payment with funds other than the proceeds of LC Loans, Borrower shall be deemed to have requested on the date that such Drawing Payment is made that its obligation to reimburse such Drawing Payment be financed by the LC Lenders through a borrowing of LC Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such Drawing Payment and each LC Lender shall, on the Reimbursement Date with respect to such Drawing Payment make loans (“LC Loans”) ratably (based on the percentage which such LC Lender’s LC Commitment then constitutes of the total aggregate LC Commitments) in an aggregate amount equal to such Drawing Payment, the proceeds of which shall be applied directly by Administrative Agent to reimburse the Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of LC Loans are not received by the Issuing Bank on the date of such Drawing Payment in an amount equal to the amount of such Drawing Payment, Borrower shall reimburse the Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such Drawing Payment over the aggregate amount of such applicable LC Loans, if any, which are so received.  All such Loans shall be secured by the Collateral Documents as if made directly to the Borrower and shall initially be Base Rate Loans until converted in accordance with Section 2.03.  LC Loans that have been repaid may not be re-borrowed.

(iii)Immediately upon the issuance of each Letter of Credit, each LC Lender shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such LC Lender’s pro rata share (determined as the percentage which such LC Lender’s LC Commitment then constitutes of the aggregate LC Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder.  In the event that the Borrower shall fail for any reason to reimburse the Issuing Bank as provided in clause (ii) above on the applicable Reimbursement Date, the (A) Issuing Bank shall promptly notify the Administrative Agent of the unreimbursed amount of such Drawing Payment with respect to a Letter of Credit and each LC Lender’s respective participation therein and (B) then the Administrative Agent shall promptly notify each LC Lender of the unreimbursed amount of such Drawing Payment with respect to a Letter of Credit and such LC Lender’s respective participation therein.  Each LC Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such LC Lender’s pro rata share (determined as the percentage which such LC Lender’s LC Commitment then constitutes of the aggregate LC Commitments) of each such Drawing Payment on a Letter of Credit within one Business Day after receiving notice.  Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  In the event that any LC Lender fails to make available to Issuing Bank on

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such business day the amount of such LC Lender’s participation in such Letter of Credit as provided in this Section 2.02(c)(iii), Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Issuing Bank for the correction of errors among banks and thereafter at LIBOR.  Nothing in this Section 2.02(c)(iii) shall be deemed to prejudice the right of any LC Lender to recover from Issuing Bank any amounts made available by such LC Lender to Issuing Bank pursuant to this Section 2.02(c)(iii) in the event that the payment with respect to a Letter of Credit in respect of which payment was made by such LC Lender constituted gross negligence or willful misconduct on the part of Issuing Bank.  In the event Issuing Bank shall have been reimbursed by other LC Lenders pursuant to this Section 2.02(c)(iii) for all or any portion of any drawing honored by Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each LC Lender which has paid all amounts payable by it under this Section 2.02(c)(iii) with respect to such honored drawing such LC Lender’s pro rata share (determined as the percentage which such LC Lender’s participation in the reimbursed Drawing Payment then constitutes of the aggregate reimbursed Drawing Payment) of all payments subsequently received by Issuing Bank from Borrower in reimbursement of such honored drawing when such payments are received.  Any such distribution shall be made to an LC Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.

In the event the Issuing Bank shall have been reimbursed by the applicable LC Lenders pursuant to this Section 2.02(c)(iii) for all or any portion of any Drawing Payment, the Issuing Bank shall distribute to each applicable LC Lender which has paid all amounts payable by it under this Section 2.02(c)(iii) such LC Lender’s pro rata share (determined as the percentage which such LC Lender’s participation in the reimbursed Drawing Payment then constitutes of the aggregate reimbursed Drawing Payment) of all payments subsequently received by the Issuing Bank from Borrower in reimbursement of such applicable Drawing Payment when such payments are received.

(d)Other Reductions of Stated Amount; Cancellation or Return.

(i)The Borrower may, from time to time upon five (5) Business Days’ notice and the delivery of a Notice of LC Activity pursuant to clause (b) above to the Administrative Agent, the Issuing Bank and the LC Lenders, (1) permanently reduce the total aggregate LC Commitment or (2) permanently or temporarily reduce the Stated Amount of any Letter of Credit, in each case by the amount of $50,000, or an integral multiple thereof, or, the Borrower may, from time to time upon five (5) Business Days’ prior notice to the Administrative Agent, the Issuing Bank and the LC Lenders, cancel any Letter of Credit in its entirety; provided, however, (x) so long as any Obligations remain outstanding, the Administrative Agent shall be satisfied that no reduction or cancellation would result in the amounts available under the Debt Service Reserve Account being less than the Debt Service Reserve Required Amount at such time or cause a violation of any provision of this Agreement or a breach of any provision of any other Loan Document and (y) in respect of a reduction or cancelation of an issued Letter of Credit, the Administrative Agent shall have received written notice from the applicable beneficiary of such Letter of Credit, confirming such reduction or cancellation.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Additionally, the LC Commitment shall automatically reduce (a) during the Availability Period, concurrently with the reduction of the Revolving Commitment, (b) on the expiration of the Availability Period and (c) on each Payment Date occurring after the expiration of the Availability Period, in each case in an amount such that, the remaining LC Commitment is equal to the largest forecasted amount of scheduled interest and principal payable under the Loan Documents over any consecutive six-month period between such date and the Maturity Date; provided that, the Stated Amount under the issued Letters of Credit shall automatically reduce so that, the aggregate Stated Amount of all issued and outstanding Letters of Credit is equal to the remaining LC Commitments.  The total aggregate LC Commitment shall not be reduced if the effect thereof would be to cause the LC Exposure of all LC Lenders to exceed the total aggregate LC Commitment.  Upon the expiration or cancelation of a Letter of Credit, the Stated Amount in respect of such Letter of Credit shall be permanently reduced to zero.

(ii)Once reduced or cancelled solely pursuant to clause (i) above, the total aggregate LC Commitment may not be increased.

(iii)Concurrently with the repayment of any Drawing Payment (other than by the LC Lenders with the proceeds of LC Loans) or any LC Loan, the aggregate LC Commitments shall reduce in an amount equal to such repayment ratably to each applicable LC Lender’s Commitment.

(iv)Any reductions to the total aggregate LC Commitment shall be applied ratably to each applicable LC Lender’s Commitment.

(v)The Letters of Credit shall expire on their respective Expiration Dates, or on such earlier date if canceled pursuant to the terms of the Agreement or the applicable Letter of Credit.

(e)Commercial Practices; Obligations Absolute.  The Borrower assumes all risks of the acts or omissions of beneficiary or transferee of any Letter of Credit with respect to the use of such Letter of Credit.  The obligations of the Borrower to reimburse the Issuing Bank for any Drawing Payments and to repay any Loans made by the applicable LC Lenders pursuant to Section 2.02(c) and the obligations of the applicable LC Lenders under Section 2.02(c) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances regardless of: (i) the use which may be made of the Letters of Credit or for any acts or omissions of any beneficiary or transferee in connection therewith; (ii) any reference which may be made to the Agreement or to the Letters of Credit in any agreements, instruments or other documents; (iii) the validity, sufficiency or genuineness of documents (including the Agreement) other than the Letters of Credit, or of any endorsement(s) thereon, which appear on their face to be valid, sufficient or genuine, as the case may be, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or any statement therein prove to be untrue or inaccurate in any respect whatsoever; (iv) payment by the Issuing Bank against presentation of documents which do not strictly comply with the terms of the Letters of Credit, including failure of any documents to bear any reference or adequate reference to such Letters of Credit so long as such documents substantially comply with the terms of the Letter of Credit; (v) any amendment or waiver of or any consent to

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

departure from all or any terms of any of the Loan Documents; (vi) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), the Administrative Agent, the Issuing Bank, any Lender or any other Person, whether in connection with the Agreement, the transactions contemplated herein or in the other Loan Documents, or in any unrelated transaction; (vii) any breach of contract or dispute among or between the Borrower, the Administrative Agent, the Issuing Bank, any Lender, or any other Person; (viii) any demand, statement, certificate, draft or other document presented under the Letters of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (ix) any extension of time for or delay, renewal or compromise of or other indulgence or modification to a Drawing Payment or a Loan granted or agreed to by the Administrative Agent, the Issuing Bank, or any applicable Lender in accordance with the terms of the Agreement; (x) any failure to preserve or protect any Collateral, any failure to perfect or preserve the perfection of any Lien thereon, or the release of any of the Collateral securing the performance or observance of the terms of this the Agreement or any of the other Loan Documents; or (xi) any other circumstances whatsoever in making or failing to make payment under the Letters of Credit, except that, in each case, payment by Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Bank under the circumstances in question as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(f)Indemnification.  Without duplication of any obligation of Borrower under Section 4.06, in addition to amounts payable as provided herein, Borrower hereby agrees to protect, indemnify, pay and save harmless Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction or (2) the wrongful dishonor by Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any act or omission by any Governmental Authority.

(g)Interim Interest.  If the Issuing Bank shall make any Drawing Payment, then, unless Borrower shall reimburse such Drawing Payment in full on the date such Drawing Payment is made, the unpaid amount thereof shall bear interest, for each day from and including the date such Drawing Payment is made to but excluding the date that the Borrower reimburses such Drawing Payment in full, at a rate equal to LIBOR, in effect from time to time, plus the Applicable Margin.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank.

Section 2.03Computation of Interest and Fees.

(a)Interest Rate. Subject to Section 4.05(b), interest shall accrue on each Loan (including interest accruing after the commencement of an insolvency proceeding under applicable Bankruptcy Law) from the day on which the Loan is made until, but not including the day on

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

which the Loan is paid at the Applicable Interest Rate; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 4.01(b), bear interest for one day.

(b)Interest Computations.  All computations of interest on any LIBO Loan hereunder shall include the first day but exclude the last day of the Interest Period in effect for such Borrowing and shall be based upon a year of 360 days.  All computations of interest on any Base Rate Loan hereunder shall be based upon a year of 365/366 days.  The Applicable Interest Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)Interest Account and Interest Computations.  The Administrative Agent shall record in an account or accounts maintained by the Administrative Agent on its books (i) the Applicable Interest Rate for the Loans; (ii) the date and amount of each principal and interest payment on each Loan; and (iii) such other information as the Administrative Agent may determine is necessary for the computation of interest payable by the Borrower hereunder consistent with the basis hereof.  The Borrower agrees that all computations by the Administrative Agent of interest shall be deemed prima facie to be correct in the absence of manifest error.

(d)After giving effect to the Loans, all conversions of the Loans from one Type to the other, and all continuations of the Loans of the same Type, there shall not be more than five (5) Interest Periods in effect at any one time with respect to the Loans.

(e)Interest Period Elections.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(f)Notice of Elections.  Except as otherwise expressly provided herein, (i) Revolving Loans initially shall be of the Type specified in the applicable Borrowing Notice and (ii)  LC Loans initially shall be Base Rate Loans.  Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type, in each case in accordance with this Section 2.03(f).  To make an election pursuant to this Section 2.03(f), the Borrower shall notify the Administrative Agent of such election by electronic communication no later than 10:00 a.m. (New York City time) at least five (5) Business Days in advance of the proposed election date (or such shorter timeframe as may be agreed to by the Administrative Agent in its sole discretion).  Each such electronic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic communication to the Administrative Agent of a written Interest Election Request in the form of Exhibit A-3 (to the extent such election was not originally in the Borrowing Notice).

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(g)Content of Interest Election Requests.  Each electronically communicated Interest Election Request shall specify the following information:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified in clause (iii) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and

(iii)whether the resulting Borrowing is to be a Borrowing of Base Rate Loans or a Borrowing of LIBO Loans.

(h)Notice by the Administrative Agent to the Lenders.  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(i)Failure to Elect; Events of Default.  If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Borrowing of LIBO Loans prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be continued as a Borrowing of LIBO Loans.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (A) no outstanding Borrowing may be converted to or continued as a Borrowing of LIBO Loans and (B) unless repaid, each Borrowing of LIBO Loans shall be converted to a Borrowing of Base Rate Loans at the end of the Interest Period therefor.

Section 2.04Evidence of Debt.  The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note substantially in the form of Exhibit H-1 (in the case of a Revolving Loan) and Exhibit H-2 (in the case of a LC Loan), (each, a “Note”), which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Section 2.05Addition of Funds.

(a)After the Closing Date, the Borrower may directly or indirectly through a Tax Equity Holdco acquire or form a Partnership Flip Fund that is substantially similar to a Precedent Partnership Flip Fund subject to the satisfaction of the conditions set forth in Section 2.05(a)(i) and the approval of the Administrative Agent in accordance with Section 2.05(a)(ii).

(i)The Borrower shall have delivered the following to the Administrative Agent:

(A)a Tax Equity Fund Certificate along with copies of each of the documents and other items described therein with respect to such Partnership Flip Fund and certifying that:

(I)each such Tax Equity Fund Certificate and each copy of the documents and other items described therein provided to the Administrative Agent is a true, correct and complete copy of such document or item (and includes all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters);

(II)the structure of such Partnership Flip Fund is substantially similar to that of a Precedent Partnership Flip Fund;

(III)the Tax Equity Documents of such Partnership Flip Fund (including any amendments or modifications thereto) are substantially similar in form and substance to the corresponding Tax Equity Documents (including any amendments or modifications thereto with respect to any such Tax Equity Documents relating to the [***] Fund, the [***] Fund or the [***] Fund) of one Precedent Partnership Flip Fund, provided, that, to the extent any provision contemplated to be part of an amendment to the Tax Equity Limited Liability Company Agreements of the Partnership Flip Opcos that relate to the [***] Fund, the [***] Fund or the [***] Fund pursuant to Section 6.27(e) are not incorporated by amendment into the Tax Equity Documents of any applicable Precedent Partnership Flip Fund, the inclusion of any such provision in the Tax Equity Documents of such additional Partnership Flip Fund shall for the purposes of this Section 2.05(a)(i)(A)(III), not cause such Tax Equity Documents of such additional Partnership Flip Fund to not be substantially similar in form and substance to the corresponding Tax Equity Documents of the applicable Precedent Partnership Flip Fund; and

(IV)such Partnership Flip Fund meets the Tax Equity Characteristics; and

(B)[***]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(ii)If the Borrower satisfies the conditions set forth in Section 2.05(a)(i) and the Administrative Agent confirms in writing to the Borrower that (A) in consultation with counsel, that the Tax Equity Documents of such Partnership Flip Fund are substantially similar in form and substance to the corresponding Tax Equity Documents of a Precedent Partnership Flip Fund and (B) [***], then the Borrower may form or acquire such Partnership Flip Fund notwithstanding the restrictions set forth in Section 7.12(b).  The Administrative Agent shall use commercially reasonable efforts to provide the confirmation set forth in this Section 2.05(a)(ii) within ten (10) Business Days of receipt of the items described in Section 2.05(a)(i); provided, that, if the Administrative Agent is not able to provide such confirmation within such initial ten (10) Business Day period, it will notify the Borrower in writing on or before such tenth (10th) Business Day (A) that it is not be able to provide such confirmation within such initial ten (10) Business Day period and of the reason that it is not be able to provide such confirmation and (B) if applicable, the number of additional Business Days beyond such initial ten (10) Business Day period that Administrative Agent believes, in good faith, it will require in order to provide such confirmation; provided, further, that the Administrative Agent’s failure to deliver any confirmations in accordance with the immediately preceding proviso shall not subject the Administrative Agent to any liability or recourse.

(b)After the Closing Date, the Borrower may directly or indirectly through a Tax Equity Holdco acquire or form a Partnership Flip Fund that does not meet the requirements of Section 2.05(a)(i) or an Inverted Lease Fund subject to the satisfaction of the conditions set forth in Section 2.05(b)(i) and the approval of the Administrative Agent and the Required Lenders in accordance with Section 2.05(b)(iii).

(i)The Borrower shall have delivered the following to the Administrative Agent:

(A)a Tax Equity Fund Certificate along with copies of each of the documents and other items described therein with respect to such Inverted Lease Fund or Partnership Flip Fund and certifying that:

(I)each such Tax Equity Fund Certificate and each copy of the documents and other items described therein provided to the Administrative Agent is a true, correct and complete copy of such document or item (and includes all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters); and

(II)such Inverted Lease Fund or Partnership Flip Fund meets the Tax Equity Characteristics or, to the extent such Inverted Lease Fund or Partnership Flip Fund does not meet a Tax Equity Characteristic, a description of each deviation; and

(B)[***]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(ii)Upon satisfaction by the Borrower of the requirements of Section 2.05(b)(i), the Administrative Agent and the Lenders shall (A) conduct due diligence with respect to such proposed Partnership Flip Fund or Inverted Lease Fund and (B) [***].  The Borrower shall deliver any documentation or information as the Administrative Agent or any Lender reasonably requests.

(iii)If the Administrative Agent and the Required Lenders determine, acting reasonably and in consultation with their counsel and advisors, that the proposed Partnership Flip Fund or Inverted Lease Fund is acceptable, then the Administrative Agent and the Required Lenders shall notify the Borrower in writing of such determination and the Borrower may, notwithstanding the restrictions set forth in Section 7.12(b), form or acquire such Partnership Flip Fund or Inverted Lease Fund.  The Administrative Agent and the Lenders shall use commercially reasonable efforts to make the determinations set forth in this Section 2.05(b)(iii) within 30 days of receipt of the items described in Section 2.05(b)(i); provided that the Administrative Agent’s or any Lender’s failure to make such determination within such 30-day period shall not subject the Administrative Agent or any Lender to any liability or recourse.

(c)After the Closing Date, the Borrower may directly or indirectly acquire or form a tax equity investment fund that is not a Partnership Flip Fund or an Inverted Lease Fund subject to the satisfaction of the conditions set forth in Section 2.05(c)(i) and the approval of the Administrative Agent and the Required Lenders in accordance with Section 2.05(c)(iii).

(i)The Borrower shall deliver the following to the Administrative Agent:

(A)a Tax Equity Fund Certificate along with copies of each of the documents and other items described therein with respect to such tax equity investment fund and certifying that such Tax Equity Fund Certificate and each copy of the documents and other items described therein provided to the Administrative Agent is a true, correct and complete copy of such document or item (and includes all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters); and

(B)[***].

(ii)Upon satisfaction by the Borrower of the requirements of Section 2.05(c)(i), the Administrative Agent and the Lenders shall (A) conduct due diligence with respect to such proposed tax equity investment fund and (B) [***].  The Borrower shall deliver any documentation or information as the Administrative Agent or any Lender reasonably requests.

(iii)If the Administrative Agent and the Required Lenders determine, acting reasonably and in consultation with their counsel and advisors, that the proposed tax equity investment fund is acceptable, then the Administrative Agent and the Required Lenders shall notify the Borrower in writing of such determination and the Borrower may, notwithstanding the restrictions set forth in Section 7.12(b), form or acquire such

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

tax equity investment fund.  The Administrative Agent and the Lenders shall use reasonable efforts to make the determinations set forth in this Section 2.05(c)(iii) within 45 days of receipt of the items described in Section 2.05(c)(i); provided that the Administrative Agent’s or any Lender’s failure to make such determination within such 45-day period shall not subject the Administrative Agent or any Lender to any liability or recourse.

(d)After the Closing Date, the Borrower may (i) acquire or form one or more Wholly Owned Holdcos (which own or will own Wholly Owned Opco Membership Interests) and/or (ii) acquire or form through such Wholly Owned Holdco one or more Wholly Owned Opcos, provided that at least ten (10) Business Days prior to the proposed date of acquisition of such Wholly Owned Holdco or Wholly Owned Opco, as applicable, the Borrower delivers to the Administrative Agent a Wholly Owned Opco Certificate along with copies of each of the documents and other items described therein with respect to such Wholly Owned Holdco and/or  Wholly Owned Opco and certifying that:

(i)such Wholly Owned Opco Certificate and each copy of the documents and other items described therein provided to the Administrative Agent is a true, correct and complete copy of such document or item (and includes all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters);

(ii)such Wholly Owned Opco shall have been a Tax Equity Opco and met the Tax Equity Characteristics prior to the proposed indirect acquisition thereof by the Borrower; and

(iii)each of the Wholly Owned Opco Representations is true, complete and correct with respect to such Wholly Owned Opco.

(e)Simultaneously with any acquisition or formation by the Borrower of a Partnership Flip Fund, an Inverted Lease Fund, any other tax equity investment fund, a Wholly Owned Holdco or a Wholly Owned Opco pursuant to Section 2.05, the Borrower shall update, in each case in accordance with the information set forth in the applicable Tax Equity Certificate delivered pursuant to Section 2.05(a), Section 2.05(b) or Section 2.05(c) or the applicable Wholly Owned Opco Certificate delivered pursuant to Section 2.05(d), each of (i) Schedule 5.03(e) and Schedule 5.03(f) to include the new Relevant Parties, (ii) Schedule 1.01(a) to include any Tax Equity Documents and/or Wholly Owned Opco Documents of the new Relevant Parties, as applicable, (iii) Schedule A to include any Project Information in respect of the new Relevant Parties and (iv) Schedule 1.01(b) to include any new manufacturer in respect of Projects purchased or leased by the new Opcos that was not an Approved Manufacturer prior to such acquisition or formation pursuant to this Section 2.05 that has been approved by the Administrative Agent in consultation with the Independent Engineer.

(f)Notwithstanding anything to the contrary in this Section 2.05, to the extent any Partnership Flip Fund, Inverted Lease Fund, any other tax equity investment fund or a Wholly Owned Opco proposed to be acquired or formed by the Borrower pursuant to this Section 2.05 involves the purchase or lease of a Project by the applicable Opco that is subject to,

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

or has received, a Grant, the consent of the Administrative Agent shall be required for the Borrower to acquire or form such Partnership Flip Fund, Inverted Lease Fund, any other tax equity investment fund or a Wholly Owned Opco pursuant to this Section 2.05.

Section 2.06Increase in the Aggregate Commitments.

(a)The Borrower may at any time prior to March 31, 2016, by notice to the Administrative Agent, request that the aggregate amount of the Revolving Loan Commitment be increased by an amount of $5,000,000 or integral multiples of $100,000 in excess thereof (each, a “Revolving Loan Commitment Increase”) to be effective on or before March 31, 2016 as specified in the related notice to the Administrative Agent (such date, the “Revolving Loan Commitment Increase Date”); provided, however, that (x) in no event shall the aggregate amount of the Revolving Loan Commitment Increases exceed $140,000,000 and (y) on the date of any request by the Borrower for a Revolving Loan Commitment Increase and on the related Revolving Loan Increase Date, the conditions set forth in Section 9.04 shall be satisfied.  The Borrower may simultaneously request one or more of the Lenders to increase the amount of its Revolving Loan Commitment and/or arrange for one or more banks or financial institutions not a party hereto to become parties to and Lenders under this Agreement, pursuant to the terms and conditions set forth below.

(b)The Administrative Agent shall promptly notify such of the Lenders and one or more Eligible Assignees as are identified by the Borrower to receive the invitation to participate in the requested Revolving Loan Commitment Increase, which notice shall include (i) the proposed amount of such requested Revolving Loan Commitment Increase, (ii) the proposed Revolving Loan Commitment Increase Date and (iii) the date by which such Lenders or Eligible Assignees (each such Eligible Assignee, an “Assuming Lender”) wishing to participate in the Revolving Loan Commitment Increase must commit to increase the amount of their respective Revolving Loan Commitments or to establish their respective Revolving Loan Commitments, as the case may be (the “Commitment Date”); provided, however, that with respect to a Revolving Loan Commitment Increase, the Revolving Loan Commitment of each such Eligible Assignee shall be in an amount of $5,000,000 or more.  Each Lender that is willing to participate in such requested Revolving Loan Commitment Increase (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Revolving Loan Commitment.  The requested Revolving Loan Commitment Increase shall be allocated among the Lenders willing to participate therein and the Assuming Lenders in such amounts as are agreed between the Borrower and the Administrative Agent.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(c)On each Revolving Loan Commitment Increase Date, each Assuming Lender shall become a Lender party to this Agreement as of such Revolving Loan Commitment Increase Date and the Revolving Loan Commitment of each Increasing Lender for such requested Revolving Loan Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.06(b)) as of such Revolving Loan Commitment Increase Date; provided, however, that the Administrative Agent shall have received on or before such Revolving Loan Commitment Increase Date the following, each dated such date:

(i)a consent of the Guarantors;

(ii)an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Administrative Agent (each an “Assumption Agreement”), duly executed by such Eligible Assignee, the Administrative Agent and the Borrower; and

(iii)confirmation from each Increasing Lender of the increase in the amount of its Revolving Loan Commitment in a writing satisfactory to the Borrower and the Administrative Agent.

On each Revolving Loan Commitment Increase Date, upon fulfillment of the conditions set forth in Section 2.06(a) and in the immediately preceding sentence of this Section 2.06(c), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower of the occurrence of the Revolving Loan Commitment Increase to be effected on such Revolving Loan Commitment Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.  With respect to a Revolving Loan Commitment Increase, if any Revolving Loans are outstanding on such Revolving Loan Commitment Increase Date, the Revolving Lenders immediately after effectiveness of such Revolving Loan Commitment Increase shall purchase and assign at par such amounts of the Revolving Loans outstanding at such time as the Administrative Agent may require such that each Revolving Lender holds its pro rata share of all Revolving Loans outstanding after giving effect to all such assignments.

Article III

ACCOUNTS AND RESERVES

Section 3.01Deposits to Collections Account.

(a)The Borrower shall cause the Manager to deposit all Collections with respect to the Wholly Owned Opcos (other than any Wholly Owned Opco that was an Inverted Lease Opco before it was a Wholly Owned Opco) into a Wholly Owned Opco Deposit Account.

(b)The Borrower shall cause the Manager to transfer any amounts deposited into a Wholly Owned Opco Deposit Account on a daily basis into the Collections Account, subject to a maximum retention amount for each such Wholly Owned Opco Deposit Account equal to $50,000.  At the time that each Wholly Owned Opco (other than any Wholly Owned Opco that was an Inverted Lease Opco before it was a Wholly Owned Opco) is acquired pursuant to Section 2.05, the amount on deposit therein shall be no less than $50,000.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(c)The Borrower shall, and shall cause the Tax Equity Holdcos, Wholly Owned Holdcos and the Inverted Lease Opcos, to deposit all Collections received by it directly into the Revenue Account (other that any distributions received in respect of the proceeds of Excluded Property, as evidenced by documentation reasonably acceptable to the Administrative Agent).

(d)The Borrower shall cause all amounts in the Collection Account on each Calculation Date to be swept into the Revenue Account on the third Business Day after such Calculation Date (or if such Calculation Date is not a Business Day, on the third Business Day after the Business Day next succeeding such Calculation Date).

(e)The Borrower shall cause each Operator to maintain any General Account with an Acceptable Bank.

Article IV

ALLOCATION OF COLLECTIONS; PAYMENTS TO LENDERS

Section 4.01Payments.

(a)At least three (3) Business Days prior to each Payment Date, the Borrower shall deliver, or cause Manager to deliver, to the Administrative Agent, Collateral Agent and Depository Bank, a Transfer Date Certificate in the form attached as Exhibit A to the Depository Agreement.  All withdrawals and transfers will be made based upon the information provided in the Transfer Date Certificate.

(b)Payments Generally.  All payments to be made by the Borrower shall be made free and clear of any Liens and without restriction, condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise provided below, all payments made with respect to the Loans on each Payment Date shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its pro rata share of the principal amount paid according to the outstanding principal amounts of the Revolving Loans held by the Lenders (or other applicable share of such payment as expressly provided herein) in like funds as received by wire transfer to such Lender’s Lending Office.  Upon any Assuming Lender becoming a Lender hereunder as a result of a Revolving Loan Commitment Increase pursuant to Section 2.06, and upon the Administrative Agent’s receipt of such Lender’s Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Revolving Loan Commitment Increase Date, the Administrative Agent shall make all payments hereunder in connection therewith to the Assuming Lender.  All payments received by the Administrative Agent after 12:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Section 4.02Optional Prepayments.  The Borrower (or Sponsor on Borrower’s behalf) may, upon irrevocable written notice to the Administrative Agent at any time or from time to time, voluntarily prepay Loans in whole or in part in minimum amounts of not less than $1,000,000 (or, in the case of the Revolving Loans, such lesser amount as may be outstanding) without premium or penalty; provided that such notice must be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days (or such shorter period as is acceptable to the Administrative Agent) prior to any date of prepayment.  Each such notice shall specify the date and amount of such prepayment.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s pro rata share of such prepayment.  Upon giving of the notice, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Loan shall be accompanied by all accrued but unpaid interest on the principal amount prepaid.  Each prepayment shall be paid to the Lenders in accordance with their respective pro rata share of the outstanding principal amount of such Loan.  Revolving Loans prepaid pursuant to this Section 4.02 may be re-borrowed during the Availability Period in accordance with Section 2.01.

Section 4.03Mandatory Principal Payments.  The Borrower shall make the following mandatory prepayments on the Loans:

(a)On (x) in the case of clause (i), on the date of receipt thereof and (y) in the case of clause (ii), on the Payment Date following the date of receipt thereof, the Borrower shall apply towards the mandatory prepayment of the Loans in accordance with Section 4.04, 100% of the Net Available Amount of all proceeds in cash and cash equivalents (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) to the Borrower or any other Loan Party from:

(i)without limitation to Article X, the issuance or incurrence of any Indebtedness by any Relevant Party (other than as permitted to be incurred pursuant to Section 7.01 of this Agreement); and

(ii)the sale, assignment or other disposition of any Asset of a Relevant Party (other than (A) ordinary course sales of power or the leasing of a photovoltaic system pursuant to the Customer Agreements, (B) PBI Payments, (C) the sale of Excluded Property, (D) a sale or assignment of an Asset that is a Customer Prepayment Event or (E) a sale or assignment that is a Permitted Fund Disposition).

(b)On each Payment Date during the Availability Period, the Borrower shall, to the extent of amounts available pursuant to Section 4.02(b)(iv)(A) of the Depository Agreement, prepay the Revolving Loans in an amount that, when applied in accordance with Section 4.04, causes the aggregate principal amount of the Revolving Loans outstanding on such Payment Date to be not greater than the Available Borrowing Base calculated as of the Calculation Date immediately preceding such Payment Date.  If the aggregate principal amount of the Revolving Loans outstanding on the last day of the Availability Period exceeds the Available Borrowing Base calculated as of such last day (such excess, the “Excess Amount”), the Borrower shall on each Payment Date after the Availability Period, to the extent of amounts available pursuant to

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Section 4.02(b)(iv)(A) of the Depository Agreement, prepay the Revolving Loans in an amount that, when applied in accordance with Section 4.04, causes such excess to be paid.

(c)If the aggregate principal amount of the Revolving Loans as of three consecutive Calculation Dates during the Availability Period has exceeded the Available Borrowing Base for each such Calculation Date, on the Payment Date occurring after the third such Calculation Date, the Borrower shall prepay the Revolving Loans in an amount that, when applied in accordance with Section 4.04, causes the aggregate principal amount of the Revolving Loans outstanding on such date to be not greater than the Available Borrowing Base calculated as of the Calculation Date immediately preceding such Payment Date.  If the Borrower has not repaid the Revolving Loans in an amount equal to the Excess Amount in accordance with Section 4.02(b)(iv)(A) of the Depository Agreement as of the third Payment Date following the last day of the Availability Period, the Borrower shall prepay, on such third Payment Date, the Revolving Loans in an amount equal to any portion of the Excess Amount not theretofore paid pursuant to Section 4.02(b)(iv)(A) of the Depository Agreement.

(d)On the date of each Permitted Fund Disposition, the Borrower shall, as a condition to such Permitted Fund Disposition, (1) prepay (i) the Revolving Loans in accordance with Section 4.04 in an amount equal to the excess (if positive) of (x) the aggregate principal amount of the Revolving Loans outstanding as of such date over (y) the Available Borrowing Base calculated after giving effect to such Permitted Fund Disposition and (ii) the LC Loans in full and (2) pay any Swap Termination Payments due in connection with the repayment of Revolving Loans in connection with such Permitted Fund Disposition.

(e)On each Payment Date during an Early Amortization Period, the Borrower shall apply towards the mandatory prepayment of the Loans in accordance with Section 4.04, 100% of the amounts available therefor in the Revenue Account and the Distribution Trap Account after giving effect to all prior withdrawals and transfers pursuant to Sections 4.02(b) and 4.02(e) of the Depository Agreement.

(f)On each Payment Date occurring after the end of the Availability Period, the Borrower shall apply towards the mandatory prepayment of the Loans in accordance with Section 4.04, an amount determined by multiplying [***] by the present value of the reduction of future Collections resulting from or attributable to each Customer Prepayment Event occurring during the calendar quarter ending on the immediately prior Calculation Date (disregarding any proceeds received in respect of such Customer Prepayment Event and assuming that no future Collections will be received in respect of any Event of Loss Project, Defaulted Project or a Project in respect of which an Ineligible Customer Reassignment has occurred) discounted at a rate of [***]; provided that, notwithstanding anything to the contrary herein, the Sponsor may, but shall not be required to, contribute capital to the Borrower to satisfy its prepayment obligations under this Section 4.03(f).

(g)Concurrently with any prepayment of the Loans pursuant to Section 4.03(a), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net cash proceeds or other amounts to be prepaid, as the case may be.  In the event that Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrower shall

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promptly make an additional prepayment of the Loans in an amount equal to such excess, and Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

(h)On each Payment Date after the end of the Availability Period, at the same time as a Transfer Date Certificate is provided prior to such Payment Date, Borrower shall provide to Administrative Agent a Customer Prepayment Event Certificate.  The Administrative Agent may notify the Borrower in writing of any suggested corrections, changes or adjustments to a Transfer Date Certificate that are not inconsistent with the terms of this Agreement.

Section 4.04Application of Prepayments.  Amounts prepaid pursuant to Section 4.02 or Section 4.03 (other than payments in respect of the Excess Amount in accordance with Section 4.03(b) or Section 4.03(c) which are applied directly to such Excess Amount) shall be applied (1) first, on a pro rata basis to (A) the outstanding Revolving Loans and, if the Availability Period has expired, to be applied pro rata to remaining scheduled installments thereof pursuant to the most recent Amortization Schedule and (B) all early termination payments due and payable to the Secured Hedge Providers on any partial early termination of a Secured Interest Rate Hedging Agreement required to be made in connection with such prepayment and (2) second, on a pro rata basis, to prepay any outstanding LC Loans.  Any Letter of Credit outstanding after payment of the Loans in full and cancellation of the Commitments shall be cancelled

Section 4.05Payments of Interest and Principal.

(a)Subject to the provisions of Section 4.05(b) below, each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Applicable Interest Rate.

(b)If (i) any amount payable by the Borrower under any Loan Document is not paid when due, whether at stated maturity, by acceleration or otherwise or (ii) an Event of Default occurs pursuant to Section 10.01(e) or Section 10.01(f), all outstanding Obligations shall thereafter bear interest (including post-petition interest in any proceeding under any Debtor Relief Law), payable on demand, at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws until such defaulted amount shall have been paid in full shall have been waived (as applicable).  Payment or acceptance of the increased rates of interest provided for in this Section 4.05(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Secured Party.

(c)Interest on each Loan shall be due and payable in arrears (i) on each Payment Date, (ii) on the Maturity Date, (iii) upon prepayment of any Loans in accordance with Section 4.03 and (iv) at maturity (whether by acceleration or otherwise), provided, that interest payable pursuant to Section 4.05(b) shall be payable on demand.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

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(d)On each Payment Date following the expiration of the Availability Period, the Borrower shall pay principal then due on the Loans in accordance with the most recent Amortization Schedule.

(e)To the extent not previously paid, the Borrower shall repay to the Administrative Agent, for the account of the Revolving Lenders, each Revolving Loan in full, together with all accrued and unpaid interest thereon and fees and costs and other amounts due and payable under the Loan Documents with respect to such Revolving Loans, on the Maturity Date.

(f)To the extent not previously paid from cash applied on a Payment Date pursuant to the Depository Agreement, the Borrower shall repay to the Administrative Agent, for the account of the LC Lenders, each LC Loan in full, together with all accrued and unpaid interest thereon and fees and costs and other amounts due and payable under the Loan Documents with respect to such LC Loans, on the Maturity Date.

Section 4.06Fees.

(a)The Borrower agrees to pay to the Administrative Agent, for the account of each Revolving Lender pro rata to their Revolving Loan Commitments, the Revolving Loan Commitment Fee, payable quarterly in arrears on (i) each Payment Date and (ii) the final day of the Availability Period.

(b)The Borrower agrees to pay to the Administrative Agent, for the account of each LC Lender pro rata to their LC Commitments, the LC Commitment Fee, payable quarterly in arrears on (i) each Payment Date and (ii) the final day of the LC Availability Period.

(c)The Borrower agrees to pay to the Administrative Agent, for the account of each LC Lender pro rata to their participation in any Letter of Credit, letter of credit fees equal to (1) the Applicable Margin times (2) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination), payable quarterly in arrears on (i) each Payment Date and (ii) the last day of the LC Availability Period.

(d)The Borrower agrees to pay directly to Issuing Bank, for its own account, such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(e)The Borrower agrees to pay the Lender the fees in accordance with the Fee Letters.

(f)In addition to any of the foregoing fees, the Borrower agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon between the Borrower and the applicable Agent.

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Section 4.07Expenses, etc.

(a)The Borrower agrees to pay to the Secured Parties (i) all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, execution, and delivery of this Agreement and the other documents to be delivered hereunder or in connection herewith, including the reasonable and documented third-party fees and out-of-pocket expenses of their counsel, its insurance consultant, any independent engineers and other advisors or consultants retained by it), (ii) all reasonable and documented costs and expenses in connection with any actual or proposed amendments of or modifications of or waivers or consents under this Agreement or the other Loan Documents, including in each case the  reasonable and documented fees and out-of-pocket expenses of counsel with respect thereto; provided, that, at the request of the Borrower, the Administrative Agent shall consult with the Borrower at its request regarding the estimated amount of expenses that would be incurred, (iii) all Additional Expenses and (iv) all costs and expenses (including fees and expenses of counsel) incurred by any Secured Party (for the account of such Secured Party), if any, in connection with any restructuring or workout proceedings (whether or not consummated) and the other documents delivered thereunder or in connection therewith.

(b)The Borrower agrees to timely pay in accordance with applicable Law any and all present or future stamp, transfer, recording, filing, court, documentary and other similar Taxes payable in connection with the execution, delivery, filing, recording of, from the receipt or perfection of a security interest under, or otherwise with respect to, any of the Loan Documents, and agrees to save the Lenders and the Agents harmless from and against any liabilities with respect to or resulting from any delay in paying or any omission to pay such Taxes, in each case, as the same are incurred.

(c)Once paid, all fees or other amounts or any part thereof payable under this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby shall not be refundable under any circumstances, regardless of whether any such transactions are consummated.  All fees and other amounts payable hereunder shall be paid in Dollars and in immediately available funds.

(d)Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 4.07(a) or Section 4.08 to be paid by it to the Agents (or any sub-Agent thereof) or any Related Party, and without limitation of the obligations of the Borrower and such Related Parties to pay such amounts, each Lender severally agrees to pay to each Agent (or any such sub-Agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on such Lender’s percentage of the Commitments, Loans and LC Exposure outstanding) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-Agent) in its capacity as such, or against any Related Party, acting for such Agent (or any such sub-Agent) in connection with such capacity.  The obligations of the Lenders hereunder to make payments pursuant to this Section 4.07(d) are several and not joint.  The failure of any Lender to make any payment under this Section 4.07(d) on any date required hereunder shall not relieve any other

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Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its payment under this Section 4.07(d). Each Lender’s obligation under this Section 4.07(d) shall survive the resignation or replacement or removal of any Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments and the satisfaction or discharge of all other Obligations.

(e)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, neither the Borrower, any Secured Party nor any of their respective Affiliates shall assert, and each of them hereby waives and acknowledges, that no other Person shall have any claim against any Indemnitee, the Borrower or any of the Borrower’s Affiliates on any theory of liability, for (i) any special, indirect, consequential or punitive losses or damages (as opposed to direct or actual losses or damages) or (ii) any loss of profit, business, or anticipated savings (such losses and damages set out in the foregoing clauses (i) and (ii), collectively, the “Consequential Losses”), in each case arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that nothing contained in this Section 4.07(e) shall limit the Borrower’s indemnity and reimbursement obligations under Section 4.08 or the obligations of each Lender under Section 4.07(d) in respect of any third party claims made against any Indemnitee with respect to Consequential Losses of such third party, Section 4.09 and Section 4.11.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through internet, telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for any such damages resulting from any material breach by such Indemnitee of this Agreement or the other Loan Documents or that otherwise results from the gross negligence or willful misconduct of such Indemnitee as determined by a final judgment of a court of competent jurisdiction which has become non-appealable.

(f)Payments.  All amounts due under this Section 4.07 or Section 4.08 shall be payable on the immediately succeeding Payment Date after demand therefor.

Section 4.08Indemnification.

(a)Without limiting any other rights which any such Person may have hereunder or under applicable Law, the Borrower hereby agrees to indemnify the Agents, the Lenders, each other Secured Party and each Related Party of any of the foregoing Persons (each of the foregoing Persons being individually called an “Indemnitee”), from and against any and all damages, losses, claims, liabilities and related costs and expenses (other than any Taxes expressly addressed elsewhere in this Agreement), including, but not limited to, reasonable and documented attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) arising out of or relating to:

(i)any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of the Loans;

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(ii)the execution or delivery of this Agreement, any other Loan Document or any Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby;

(iii)any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit);

(iv)the grant to the Administrative Agent or the Collateral Agent for the benefit of, or to any of, the Secured Parties of any Lien on the Collateral or in any other Property of the Borrower or any other Person or any membership, partnership or equity interest in the Borrower or any other Person and the exercise by the Agents (or the other Secured Parties) of their rights and remedies (including foreclosure) under any Collateral Document;

(v)the breach of any representation or warranty made by or on behalf of any Relevant Party or the Manager (to the extent that the Manager is an Affiliate of the Borrower) set forth in this Agreement or the other Loan Documents, or in any other report or certificate delivered by any Relevant Party or the Manager or any of their Affiliates pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

(vi)the failure by any Relevant Party or the Manager (to the extent that the Manager is an Affiliate of the Borrower) to comply in any material manner with any of the Loan Documents or any applicable Law, or the non-conformity of any Project with any such applicable Law;

(vii)the failure of the Operator and the Manager (to the extent that the Operator or Manager, as applicable, is an Affiliate of the Borrower), as applicable, to operate the Projects in accordance with the applicable standard set forth in each O&M Agreement or the Management Agreement, as applicable, or to perform its duties in a good and workmanlike manner consistent with Prudent Industry Practice;

(viii)any dispute, claim, offset or defense (other than discharge in bankruptcy) of a Relevant Party or a counterparty to a Portfolio Document to any payment under any Portfolio Document based on such Portfolio Document not being a legal, valid and binding obligation of such Relevant Party or counterparty, as applicable, enforceable against it in accordance with its terms;

(ix)any investigation, proceeding, claim or action commenced or brought by or before any Governmental Authority or related to any Transaction Document;

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(x)the failure of any Relevant Party or any of their Affiliates to comply with all consumer leasing and protection Laws applicable to any of the Projects or Portfolio Documents;

(xi)any and all broker’s or finder’s fees claimed to be due in connection with the issuance of the Loans;

(xii)any recapture of a Grant or ITC, inclusive of any penalties, interest or other premiums due in respect thereof;

(xiii)any amounts required to be repaid or returned by a Relevant Party in respect of any Excluded Property, inclusive of any penalties, interest or other premiums due in respect thereof;

(xiv)any of the items listed in Schedule 5.10 or Schedule 5.11;

(xv)any actual or alleged presence or release of Hazardous Materials by a Loan Party or with respect to a Project or any of the Borrower’s properties; or

(xvi)any claims by a Tax Equity Class A Member against the applicable Tax Equity Holdco, Tax Equity Opco or any other Person (including under an indemnity);

but excluding Indemnified Amounts to the extent finally determined by a judgment of a court of competent jurisdiction that has become non-appealable to have resulted from gross negligence or willful misconduct on the part of such Indemnitee; provided, that notwithstanding the foregoing, the Borrower shall not be required to indemnify any Indemnitee for legal fees or expenses of more than one counsel, plus any additional local counsel that may be required or any other additional counsel that may be required due to an actual or potential conflict of interest, the availability of other defenses or the risk of criminal liability (including criminal fines or penalties) being incurred, to such Indemnitee. The Borrower’s obligations under this Section 4.08 shall survive the resignation or replacement or removal of any Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments and the satisfaction or discharge of all other Obligations.

(b)The Borrower shall not, without the prior written consent of any Indemnitee, effect any settlement of any pending or threatened proceeding in respect of which such Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Indemnitee, unless such settlement (i) seeks only monetary damages and does not seek any injunctive or other relief against an Indemnitee, (ii) includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (iii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of such Indemnitee.

Section 4.09Taxes.

(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

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(i)Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law (which, for purposes of this Section 4.09, shall include FATCA).  If any applicable Law (as determined in the good faith discretion of the Administrative Agent or the Borrower, as applicable, taking into account the information and documentation delivered pursuant to Section 4.09(e) below) requires the deduction or withholding of any Tax from any such payment by the Administrative Agent or the Borrower, then the Administrative Agent or the Borrower shall be entitled to make such deduction or withholding.

(ii)If the Administrative Agent or the Borrower are required to deduct or withhold any Tax described in Section 4.09(a)(i) and must timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable Law, and if the Tax is an Indemnified Tax, then, the sum payable by the Borrower shall be increased as necessary so that after the deduction or withholding (including deductions or withholdings applicable to additional sums payable under this Section 4.09) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)Tax Indemnifications. (i) The Borrower shall and does hereby indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.09(c)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (which, for the purposes of this Section 4.09, shall include the Issuing Bank) (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  The Borrower shall and does hereby indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 4.09(c)(ii) below.

(ii)Each Lender shall and does hereby severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (x) each Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified such Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) each Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.05(d) relating to the maintenance of a Participant Register and (z) each Agent and the Borrower, as applicable, against any

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Excluded Taxes attributable to such Lender, in each case, that are payable or paid by such Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by such Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes such Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)Evidence of Payments.  Upon request by the Borrower or any Agent, as the case may be, after any payment of Taxes by the Borrower or by such Agent to a Governmental Authority as provided in this Section 4.09, the Borrower shall deliver to the Agent or the Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Agent, as the case may be.

(e)Status of Lenders; Tax Documentation.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.09(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, each Lender agrees that on the Closing Date or any other date after the Closing Date such Lender becomes a party to this Agreement, and from time to time thereafter upon reasonable request, it will deliver to each of the Borrower and the Administrative Agent either:

(A)any Lender that is a U.S.  Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent),

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executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to (a) the Closing Date or (b) such other date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), in the case of clause (b) to the extent it is legally entitled to do so, whichever of the following is applicable:

(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed original of IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and/or (y) with respect to any other applicable payments under any Loan Document, an executed original of IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)an executed original of IRS Form W-8ECI;

(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) an executed certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, a ”10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed original of IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable); or

(IV)to the extent a Foreign Lender is not the beneficial owner, (x) an executed original of IRS Form W-8IMY, accompanied by one or more of the following executed forms from each of the Foreign Lender's direct or indirect partners/members, or Participants, or any Participant's direct or indirect partners/ members, as appropriate: IRS Form W-8ECI, IRS Form W-8BEN, or IRS Form W-8BEN-E (whichever is applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-8IMY, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, and (y) a withholding statement to the extent one is required by the Code; provided that if the Foreign Lender is a partnership for U.S. federal

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income tax purposes and one or more direct or indirect partners/members of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender shall provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4;

(C)any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to (a) the Closing Date or (b) such other date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), in the case of clause (b) to the extent it is legally entitled to do so, executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 4.09 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)Treatment of Certain Refunds.  Unless required by applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.09, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 4.09 with respect to the Taxes giving rise to such refund), net of all

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out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 4.09(f), in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this Section 4.09(f) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 4.09(f) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(g)OID.  The Borrower and the Lenders agree (i) that the Loans are to be treated as indebtedness of the Borrower for U.S. federal income tax purposes, (ii) to the extent that the Borrower or a Governmental Authority determines that the Loans were made with original issue discount (“OID”) for U.S. federal income tax purposes, to report such OID as interest expense and interest income, respectively, in accordance with sections 163(e)(1) and 1272(a)(1) of the Code, (iii) not to file any tax return, report or declaration inconsistent with the foregoing, and (iv) any OID shall constitute principal for all purposes under this Agreement.  The inclusion of this Section 4.09(g) is not an admission by any Lender that it is subject to United States taxation.

(h)Survival.  Each party’s obligations under this Section 4.09 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 4.10Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office.  If any Lender requests compensation under Section 4.11(d), or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, or any Governmental Authority for the account of any Lender, pursuant to Section 4.09, then at the request of the Borrower such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.09 or Section 4.11(d) (as the case may be), in the future, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders.  If any Lender requests compensation under Section 4.11(d), or requires the Borrower to pay any Indemnified Taxes or additional amounts to

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any Lender, or any Governmental Authority for the account of any Lender, pursuant to Section 4.09 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 4.10(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.05), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.11 or Section 4.09) and obligations under this Agreement and the related Loan Documents (other than any Secured Interest Rate Hedging Agreement) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.05;

(ii)such Lender shall have received payment of an amount equal to the outstanding Obligations owed (including all principal of its Loans, accrued interest thereon, accrued fees and all other amounts) to it hereunder and under the other Loan Documents (including any amounts under Section 4.11(f)) from the assignee (to the extent of such Obligations) or the Borrower (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 4.11(d) or payments required to be made pursuant to Section 4.09, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)such assignment does not conflict with applicable Law; and

(v)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

In the event the replaced Lender (or an Affiliate of such Lender) is party to any Secured Interest Rate Hedging Agreement, then the replaced Lender (or Affiliate of such Lender) (the “Replaced Hedge Provider”) under such Secured Interest Rate Hedging Agreement may elect to (A) terminate such Secured Interest Rate Hedge Agreement in accordance with its terms or (B) require the Borrower to cause the novation of such Secured Interest Rate Hedging Agreement so that the entire notional amount set forth in the original Secured Interest Rate Hedging Agreement is subject to the novated Secured Interest Rate Hedging Agreements with the Eligible Assignee referred to above (or an Affiliate of such Eligible Assignee) (the “Replacement Hedge Provider); provided, however, that in the event of any novation the Replacement Hedge Provider and transaction documentation must be acceptable to the Replaced Hedge Provider in its sole discretion and the Borrower shall be responsible for all additional costs resulting from any assignment or novation of any Secured Interest Rate Hedging Agreement under this clause (b), including any fees or additional credit or other margins (such costs, fees and margins to be reasonably acceptable to the Administrative Agent) and, to the extent of any mark-to-market payment, the Replaced Hedge Provider shall determine any

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amounts payable to or by it in respect of the assignment as if an “Additional Termination Event” occurred under the Secured Interest Rate Hedging Agreement with the Borrower as the sole Affected Party (as defined therein).

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 4.11Change of Circumstances.

(a)Market Disruption.

(i)If a Market Disruption Event occurs in relation to a LIBO Loan for any Interest Period, then the rate of interest on each Lender's participation in that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(A)the Applicable Margin; and

(B)the percentage rate per annum notified to the Administrative Agent by that Lender, as soon as practicable and in any event not later than five (5) Business Days before interest is due to be paid in respect of that Interest Period (or such later date as may be acceptable to the Administrative Agent), as the cost to that Lender of funding its participation in that Loan from whatever source(s) it may reasonably select.

(ii)In relation to a Market Disruption Event under paragraph (iii)(B) below, if the percentage rate per annum notified by a Lender pursuant to paragraph (i)(B) above shall be less than LIBOR or if a Lender shall fail to notify the Administrative Agent of any such percentage rate per annum, the cost to that Lender of funding its participation in the relevant Loan for the relevant Interest Period shall be deemed, for the purposes of paragraph (i) above, to be LIBOR.

(iii)In this Agreement “Market Disruption Event” means (A) at or about noon (London time) on the Quotation Day for the relevant Interest Period, LIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Administrative Agent to determine LIBOR for dollars for the relevant Interest Period, or (B) at 5 p.m. on the Business Day immediately following the Quotation Day for the relevant Interest Period, the Administrative Agent receives notifications from a Lender or Lenders (whose participations in the relevant Loan exceed thirty-five percent (35%) of that Loan) that the cost to it of obtaining matching deposits in the London interbank market would be in excess of LIBOR.

(iv)If a Market Disruption Event shall occur, the Administrative Agent shall promptly notify the Lenders and the Borrower thereof.

(b)Alternative basis of interest or funding.  If a Market Disruption Event occurs and the Administrative Agent or the Borrower so requires, the Administrative Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view

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to agreeing a substitute basis for determining the rate of interest.  Any alternative basis agreed pursuant to the immediately preceding sentence shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.  In the event that no substitute basis is agreed at the end of the thirty day period, the rate of interest shall continue to be determined in accordance with the terms of this Agreement (including Section 4.11(a)).

(c)Illegality.

(i)Subject to Section 4.11(c)(ii) below, if, at any time, any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), (A) that Lender shall promptly notify the Administrative Agent upon becoming aware of that event, (B) upon the Administrative Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled, and (C) the Borrower shall repay that Lender’s participation in the Loan on the last day of the Interest Period occurring after the Administrative Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by law).

(ii)Notwithstanding any other provision of this Agreement, if any Change of Law shall make it unlawful for any Lender to make or maintain a LIBO Loan or to give effect to its obligations as contemplated hereby with respect to any LIBO Loan, then, by written notice to the Borrower and to the Administrative Agent:

(A)such Lender may declare that LIBO Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued), whereupon any request for a Borrowing (or any continuation of a Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for a Base Rate Loan (or a continuation of a LIBO Loan as a Base Rate Loan), unless such declaration shall be subsequently withdrawn; and

(B)such Lender may require that all outstanding LIBO Loans made by it be converted to Base Rate Loans, in which event all such LIBO Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided below.

(iii)In the event any Lender shall exercise its rights under clauses (A) or (B) above, all payments and prepayments of principal that would otherwise have been applied to repay the LIBO Loans that would have been made by such Lender or the converted LIBO Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBO Loans.  For purposes of this clause (ii), a notice to the Borrower by any Lender shall be

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effective as to each LIBO Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such LIBO Loan (which shall be a Payment Date); in all other cases such notice shall be effective on the date of receipt by the Borrower

(d)Increased Costs.  If any Change of Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement (except any reserve requirement reflected in the LIBO Rate) against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Bank;

(ii)subject any Recipient to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(e)Capital Requirements.  If any Lender or Issuing Bank determines that any Change of Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change of Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

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(f)Compensation for Breakage or Non-Commencement of Interest Periods.  Borrower shall compensate each Lender Party, upon written request by such Lender Party (which request shall set forth the basis for requesting such amounts), for all losses, expenses and liabilities (including any interest paid or payable by such Lender to lenders of funds borrowed by it to make or carry its Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (whether as a result of the failure to satisfy any applicable conditions or otherwise other than a default by such Lender) a borrowing of any Loan (other than a Base Rate Loan) does not occur on a date specified therefor in a Borrowing Notice; (ii) if any prepayment or other principal payment of any of its Loans (other than a Base Rate Loan) occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Loans (other than a Base Rate Loan) is not made on any date specified in a notice of prepayment given by Borrower.

Article V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to each Agent and each Lender Party that the statements set forth in this Article V are true, correct and complete in all respects as of (i) the Closing Date, (ii) the date of each borrowing of Revolving Loans under Section 2.01, (iii) the date of each issuance, extension or increase of the Stated Amount of the Letter of Credit during the Availability Period pursuant to Section 2.02, (iv) the date of each request by the Borrower for a Revolving Loan Commitment Increase pursuant to Section 2.06(a) or (v) each Revolving Loan Commitment Increase Date.

Section 5.01Organization, Powers, Capitalization, Good Standing, Business.

(a)Organization and Powers.  Each Relevant Party is duly organized, validly existing and in good standing under the Laws of its state of formation.  Each Relevant Party has all requisite power and authority to own and operate its properties, to carry on its businesses as now conducted and proposed to be conducted.  Each Relevant Party has all requisite power and authority to enter into each Transaction Document to which it is a party and to perform the terms thereof.

(b)Qualification.  Each Relevant Party is duly qualified and in good standing in each state or territory where necessary to carry on its present businesses and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

Section 5.02Authorization of Borrowing, etc.

(a)Authority.  The Borrower has the power and authority to incur, and the Loan Parties have the power and authority to guarantee, the Indebtedness represented by the Loans, the Secured Hedging Obligations and the Loan Documents.  The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company or other action, as the case may be, on behalf of such Loan Party.

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(b)No Conflict.  The execution, delivery and performance by each Relevant Party of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not: (1) conflict with or result in a violation or breach of the terms of (x) its certificate of formation, limited liability company agreement, operating agreement or other organizational documents, as the case may be; (y) any provision of material Law applicable to it or (z) any order, judgment or decree of any Governmental Authority binding on it or any of its material properties; (2) result in a material breach of or constitute (with due notice or lapse of time or both) a material default under the Transaction Documents or any other material contractual obligation binding upon a Relevant Party or its material properties; or (3) result in or require the creation or imposition of any Lien upon its assets (other than the Liens created under the Collateral Documents).

(c)Consents.  The execution and delivery by each Relevant Party of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority or any other Person (including any Tax Equity Class A Member) which has not been obtained or made, and each such consent or approval is in full force and effect, in each case, other than consents, approvals, registrations, notices or other action which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect.

(d)Binding Obligations.  Each of the Transaction Documents to which a Relevant Party is a party has been duly executed and delivered by such Relevant Party thereto and is the legally valid and binding obligation of such Relevant Party, enforceable against it, in accordance with its respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar Laws affecting creditor’s rights.

Section 5.03Title to Membership Interests.

(a)The Borrower is the sole member of each of the Wholly Owned Holdcos and the Tax Equity Holdcos and shall have good and valid legal and beneficial title to all of the Membership Interests issued by such entities, free and clear of all Liens other than Permitted Liens.  All of such issued and outstanding Membership Interests have been duly authorized and validly issued and are owned of record and beneficially by the Borrower and were not issued in violation of any preemptive right.  There are no voting agreements or other similar agreements with respect to the Membership Interests.

(b)Each Tax Equity Holdco has good and valid legal and beneficial title to all of the Tax Equity Class B Membership Interests and the Inverted Lease Opco Membership Interests in the applicable Tax Equity Opco held by it, free and clear of all Liens other than Permitted Liens.  Each Wholly Owned Holdco has good and valid legal and beneficial title to all of the Wholly Owned Opco Membership Interests in the applicable Wholly Owned Opcos held by it, free and clear of all Liens other than Permitted Liens. All of the issued and outstanding Tax Equity Class B Membership Interests and Inverted Lease Opco Membership Interests have been duly authorized and validly issued and are owned of record and beneficially by the applicable Tax Equity Holdco and were not issued in violation of any preemptive right.  All of the issued and outstanding Wholly Owned Opco Membership Interests have been duly authorized and

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validly issued and are owned of record and beneficially by the applicable Wholly Owned Holdco and were not issued in violation of any preemptive right. There are no voting agreements or other similar agreements with respect to the Tax Equity Class B Membership Interests, the Inverted Lease Opco Membership Interests or the Wholly Owned Opco Membership Interests.

(c)The Pledgor is the sole member of the Borrower and has good and valid legal and beneficial title to all of the Borrower Membership Interests, free and clear of all Liens other than Permitted Liens.  All of the issued and outstanding Borrower Membership Interests have been duly authorized and validly issued and, as of the Closing Date, are owned of record and beneficially by Pledgor and were not issued in violation of any preemptive right.  There are no voting agreements or other similar agreements with respect to the Borrower Membership Interests.

(d)There are no outstanding options, warrants or rights for conversion into or acquisition, purchase or transfer of any of the Membership Interests.  Except for (i) the call rights of the Tax Equity Holdcos under the Tax Equity Documents, with respect to the membership interests of the Tax Equity Class A Members in the Tax Equity Opcos, there are no outstanding options, warrants or rights for conversion into or acquisition, purchase or transfer of any of the membership interests in a Partnership Flip Opco.  There are no agreements or arrangements for the issuance by any Relevant Party of additional equity interests.

(e)Schedule 5.03(e) accurately sets forth the ownership structure of the Relevant Parties underneath the Sponsor.  The Borrower has no subsidiaries other than as shown on Schedule 5.03(e), in each case, as such schedule shall be updated pursuant to Section 2.05(e) or by an Authorized Officer of the Borrower in each Permitted Fund Disposition Certificate.

(f)Schedule 5.03(f) sets forth the name and jurisdiction of incorporation or formation of each Loan Party and the Tax Equity Opcos and the percentage of each class of Capital Stock owned by any Loan Party, as such schedule shall be updated pursuant to Section 2.05(e) or by an Authorized Officer of the Borrower in each Permitted Fund Disposition Certificate.

Section 5.04Governmental Authorization; Compliance with Laws.

(a)No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Relevant Party of this Agreement or any other Transaction Document, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents or (iv) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to this Agreement or the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 5.04, all of which have been duly obtained, taken, given or made and are in full force and effect as of the Closing Date.

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(b)Each of the Sponsor and the Relevant Parties is, and the business and operations of each such Person and its development, construction and operation of the Projects are, and always have been, conducted in all respects in compliance with all material Laws (including, without limitation, laws with respect to consumer leasing and protection but not including Environmental Laws which are addressed under Section 5.16), and none of Sponsor or any Relevant Party has received written notice from any Governmental Authority of an actual or potential violation of any such Laws, except as does not constitute or could not reasonably be expected to constitute a Material Adverse Effect.

Section 5.05Solvency.  No Loan Party has entered into any Loan Document with the actual intent to hinder, delay, or defraud any creditor.  After giving effect to the issuance of the Loans (and the use of proceeds thereof), the fair saleable value of the Loan Parties’ assets, taken as a whole, exceeds and will, immediately following the making of any Loans, exceed the Loan Parties’ total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent obligations.  The fair saleable value of the Loan Parties’ assets, taken as a whole, is and will, immediately following the making of any Loans (and the use of proceeds thereof), be greater than the Loan Parties’ probable liabilities, including the maximum amount of its contingent obligations on its debts as such debts become absolute and matured.  The Loan Parties’ Assets, taken as a whole, do not and, immediately following the making of any Loans (and the use of proceeds thereof) will not, constitute unreasonably small capital to carry out the business of the Loan Parties as conducted or as proposed to be conducted.  The Borrower does not intend for it or any Subsidiary to, and does not believe that any such Person will, incur Indebtedness and liabilities beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by the Loan Parties and the amounts to be payable on or in respect of obligations of the Loan Parties).

Section 5.06Use of Proceeds and Margin Security; Governmental Regulation.

(a)No portion of the proceeds from the making of the Loans will be used by the Borrower, a Loan Party or any other Person in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System.  Nor is Borrower engaged principally, or as one of its principal activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined or used in Regulation T, U or X of the Federal Reserve Board).

(b)Each of the Projects is a Qualifying Facility.

(c)The Borrower and each of the Subsidiaries are either not subject to, or are exempt from, regulation (i) as a “public utility” or a “holding company” under the FPA, or (ii) under PUHCA.

(d)The Borrower and each of the Subsidiaries are either not subject to, or are exempt from, regulation as a “public utility,” an “electric utility,” “electric corporation,” or a “holding company,” or similar terms, under the relevant State’s laws or regulations, including state laws and regulations respecting the rates of electric utilities and the financial and organizational regulations of electric utilities.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(e)None of the Borrower or any Subsidiary is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act.

(f)None of the Borrower or any Subsidiary is subject to regulation under any federal or state statute or regulation that limits their ability to incur indebtedness for borrowed money.

(g)Solely as the result of the execution and delivery of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents, or the performance of obligations under the Loan Documents, none of the Lenders will become subject to regulation (i) as a “public utility” or a “holding company” under the FPA, (ii) under PUHCA, or (iii) as a “public utility,” an “electric utility,” “electric corporation,” or a “holding company,” or similar terms, under the relevant State’s laws or regulations.

Section 5.07Defaults; No Material Adverse Effect.

(a)No Default or Event of Default has occurred and is continuing.

(b)Since the later of (i) the Closing Date and (ii) the last date any Revolving Loans were advanced pursuant to Section 2.01, no event, condition or circumstance has occurred which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 5.08Financial Statements; Books and Records.

(a)Except as set forth on Schedule 5.08, all Financial Statements which have been furnished by or on behalf of any Relevant Party, the Sponsor or any of their Affiliates to the Administrative Agent in connection with the Loan Documents have been prepared in accordance with GAAP, consistently applied and present fairly in all material respects the financial condition of the Persons covered thereby as of the respective dates thereof, subject, in the case of any such unaudited Financial Statements, to changes resulting from audit and normal year-end adjustments, including the absence of footnotes and subject to validation of individual capital accounts in calculating net loss attributable to noncontrolling interests in conformity with GAAP.

(b)All books, accounts and files of each Relevant Party are accurate and complete in all material respects, and Borrower has access to all such books and records and the authority to grant access to such books and records to the Secured Parties.

Section 5.09Indebtedness.  The Borrower and the Subsidiaries have no outstanding Indebtedness other than the Obligations and other Permitted Indebtedness.  The Obligations under the Loan Documents constitute Indebtedness of the Borrower and the Subsidiaries secured by a first ranking priority security interest in the Collateral.  As of the Closing Date, no other Indebtedness of the Borrower or the Subsidiaries ranks senior in priority to the Obligations.

Section 5.10Litigation; Adverse Facts.  There are no judgments outstanding against the Sponsor or any Relevant Party, or affecting any of the Projects or any other property of any Relevant Party, nor to the Relevant Parties’ Knowledge is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

threatened against the Sponsor or any Relevant Party, respectively, or any of the Projects that relates to the legality, validity or enforceability of any of the Transaction Documents, the ability of a Secured Party to exercise any of its rights in respect of the Collateral or the Collateral Documents or, other than as set forth in Schedule 5.10, that could reasonably be expected to result in a Material Adverse Effect.

Section 5.11Taxes.  All U.S. federal, state, local tax returns and reports, and all other material tax returns or reports, of the Relevant Parties required to be filed have been timely filed (or any such Person has timely filed for a valid extension and such extension has not expired), and all material taxes, assessments, fees and other governmental charges (including any payments in lieu of taxes) upon such Persons and upon their properties, assets, income, profits, businesses and franchises which are due and payable have been timely paid except to the extent the same are being contested in accordance with Section 6.06, and/or adequate reserves under GAAP are maintained, as listed on Schedule 5.11.  There are no Liens for Taxes (other than Liens for Taxes not yet due and payable) on any assets of any Relevant Party, no unresolved written claim has been asserted with respect to any Taxes of any Relevant Party, no waiver or agreement by any Relevant Party is in force for the extension of time for the assessment or payment of any Tax, and no request for any such extension or waiver is currently pending.  Except as set forth on Schedule 5.11, there is no pending or, to the Knowledge of the Borrower, threatened audit or investigation by any Governmental Authority of any Relevant Party with respect to Taxes.  No Relevant Party is a party to or bound by any tax sharing arrangement with any Person (including any Affiliate of a Relevant Party).  No Relevant Party has engaged in any “listed transaction” as defined in Treasury Regulation section 1.6011-4 or made any disclosure under Treasury Regulation section 1.6011-4.  With respect to each Project that is leased for federal income tax purposes by a Relevant Party to a Customer, to the Knowledge of the Borrower, the Customer is not a tax exempt entity within the meaning of section 168(h)(2) of the Code, except as could not reasonably be expected to have a Material Adverse Effect, when combined with other similar Projects.  All Projects are currently exempt from real property taxes.  All personal property, sales and use taxes imposed upon the Energy produced by a Project are fully reimbursable by the Customers or have been timely paid by the Manager.

Section 5.12Performance of Agreements.  None of the Relevant Parties are in default in the performance, observance or fulfillment of the Loan Documents, Wholly Owned Opco Documents or the Management Agreement.  None of the Relevant Parties are in material default in the performance, observance or fulfillment of the other Transaction Documents to which they are a party or any of the other obligations, covenants or conditions contained in any material contracts of any such Persons and, to the Knowledge of the Relevant Parties, no condition exists under such Transaction Documents that, with the giving of notice or the lapse of time or both, would constitute such a material default, other than with respect to the Customer Agreements or the Master Turnkey Installation Agreements where such condition (itself or when coupled with other defaults or conditions under such agreements) could not reasonably be expected to have a Material Adverse Effect.

Section 5.13Employee Benefit Plans.  None of the Borrower or any Relevant Parties, or any of their respective ERISA Affiliates, maintains or contributes to, or has any obligation under, any Employee Benefit Plans or Multiemployer Plans.  Without limiting the foregoing, the Borrower and its Subsidiaries do not have any employees or former employees and do not

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sponsor, maintain, participate in, contribute to or have any obligations under or liability in respect of any Plan.

Section 5.14Insurance.  Set forth on Schedule 5.14 is a description of all policies of insurance for the Relevant Parties, including those policies of the Sponsor for the benefit of the Relevant Parties which are required to be maintained pursuant to a Transaction Document, that are in effect as of the Closing Date.  Such Insurance Policies conform to the requirements of Section 6.13 and have been paid in full or are not in arrears.  No notice of cancellation has been received with respect to such policies and the Relevant Parties and the Sponsor are in compliance in all material respects with all conditions contained in such policies.

Section 5.15Investments.  Except as permitted under Section 7.07, the Relevant Parties have no direct or indirect equity interest in any Person which is not also a Relevant Party, including any stock, partnership interest or other equity securities of any other Person.

Section 5.16Environmental Compliance.  Each Project is, and has been developed, constructed and operated, in material compliance with all applicable Environmental Laws and Permits; no notice of violation of such Environmental Laws or Permits has been issued by any Governmental Authority with respect to any Project which has not been resolved; there is no pending or, to the Borrower’s Knowledge, threatened action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration in respect of any Environmental Laws against the Borrower or with respect to any Project; there has been no Release of any Hazardous Material on, from or related to any Project that has resulted in or could reasonably be expected to result in any material obligation or material liability for the Borrower; and no action has been taken by the Borrower that would cause any Project not to be in material compliance with all applicable Environmental Laws or Permits pertaining to Hazardous Materials.

Section 5.17Project Permits.  No Permits are required for the operation of any Project in the ordinary course following the date that it has received a PTO Letter.

Section 5.18Representations Under Other Loan Documents.  Each of the Relevant Parties’ representations and warranties set forth in the (i) other Loan Documents are true, correct and complete in all material respects and (ii) Limited Liability Company Agreements and Master Purchase Agreements are true, correct and complete in all material respects when made.

Section 5.19Broker’s Fee.  Except as disclosed in Schedule 5.19, no broker’s fee or finder’s fee, commission or similar compensation will be payable by or pursuant to any contract or other obligation of any Relevant Party with respect to the making of the Loans or any of the other transactions contemplated by the Transaction Documents.

Section 5.20Taxes and Tax Status.  (a)  Each Relevant Party is treated for U.S. federal income tax purposes either as disregarded as an entity, separate from its owner (as described in U.S. Treasury Regulations section 301.7701-2(c)(2)(i)) or as a partnership (and not a publicly traded partnership as defined in section 7704(b) of the Code), and each such owner for this purpose is a U.S. Person and not a Tax Exempt Person (if the owner for this purpose is a partnership, then each direct or indirect owner of the owner is a U.S. Person, and no direct or indirect owner of the owner is a Tax Exempt Person, unless it owns its interest through an entity

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taxable as a corporation for U.S. federal income tax purposes that is not a “tax-exempt controlled entity” within the meaning of section 168(h)(6)(F) of the Code).  No Relevant Party has elected to be treated as an association taxable as a corporation for federal income tax purposes.

(b)Each Relevant Party has timely filed or caused to be filed all material tax returns, information statements and reports required to have been filed by it, and each Relevant Party has paid or caused to be paid all material Taxes, assessments, fines or penalties required to have been paid by it, except taxes, assessments, fines or penalties that are being contested in good faith and by appropriate proceedings and for which such Person has set aside segregated cash reserves that are adequate for the payment thereof as required by GAAP.  All such tax returns are complete and accurate in all material respects.  Except for Permitted Liens, no tax lien has been filed and no claim is being asserted with respect to any such Taxes, assessments, charges or fees.

Section 5.21Sanctions; Anti-Money Laundering and Anti-Corruption.  (a)  Neither the Relevant Parties nor any of their Affiliates, nor, to the Knowledge of the Borrower, any director, officer, agent, employee, affiliate or other person acting on behalf of a Relevant Party or their Affiliates (i) is a Blocked Person (ii) has been engaged in any transaction, activity or conduct that could reasonably be expected to result in its being designated as a Blocked Person; and/or (iii) has received notice of, or is otherwise aware of, any claim, action, suit, proceedings or investigation involving it with respect to Sanctions.

(b)The operations of the Relevant Parties and each of their Affiliates have been conducted at all times in compliance with applicable anti-money laundering statutes of all applicable jurisdictions including, without limitation, all money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States Law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or other Governmental Authority involving a Relevant Party or any Affiliate with respect to the Anti-Money Laundering Laws is pending, or to the Knowledge of the Borrower, threatened.

(c)Neither the Relevant Parties nor any of their Affiliates, nor, to the Knowledge of the Borrower, any director, officer, agent, employee, affiliate or other person acting on behalf of a Relevant Party or their Affiliates is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any other anti-corruption related activity under any applicable Law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended and the U.K. Bribery Act 2010, as amended, and the rules and regulations thereunder (collectively, “Anti-Corruption Laws”), including, without limitation, using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful payment to any foreign or domestic government official or employee from corporate funds, and making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, (ii) is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, or (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws.

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(d)No proceeds of any Loan shall be used directly or indirectly for business activities in violation of, and none of the transactions contemplated by the Transaction Document will violate, Anti-Money Laundering Laws, Anti-Corruption Laws or applicable Sanctions.

Section 5.22Property Rights.  Each Opco owns or leases each photovoltaic system included in a Project acquired by it and owns or leases, or has a contractual right to use or shall have on the date it acquires a Project, ownership of or a leasehold interest in or a contractual right to use, all equipment and facilities necessary for the operation of each Project.  All equipment and facilities included in the Projects are (or are reasonably expected to be when acquired, leased or contracted for) in good repair an operating condition subject to ordinary wear and tear and casualty and are suitable for the purposes for which they are employed, and, to the Knowledge of Borrower, there is no material defect, hazard or dangerous condition existing with respect to any such equipment or facilities except as could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform under the Loan Documents at or above the assumptions in the Base Case Model.  Each Opco has the requisite real property rights and licenses under the Customer Agreements to which it is party to access, install, operate, maintain, repair, improve and remove its respective Projects and evidence of such real property rights and licenses has been provided to the Administrative Agent.  No Relevant Party is the title owner of any real property.

Section 5.23Portfolio Documents.

(a)No Relevant Party is party to any agreement or contract other than (i) the Transaction Documents to which it is a party, (ii) in the case of any Opco, any Excluded REC Contract entered into by it and (iii) any contract or agreement incidental or necessary to the operation of its business that does not allocate material risk to any Relevant Party and have a term of less than one year or that has a value over its term not exceeding $100,000.

(b)All rights to receive the PBI Payments and the related PBI Documents in respect of the Eligible Projects have been assigned by the Sponsor to the applicable Opco and all conditions to payment by the PBI Obligor under such PBI Documents have been satisfied and such payments are not subject to any offset.

(c)Each Customer Agreement to which an Opco or an Inverted Lease Tenant is a party is an Eligible Customer Agreement.

(d)Each Customer Agreement and the origination thereof and the installation of the related Project, in each case, was in compliance in all material respects with applicable Law (including without limitation, all consumer leasing and protection Law) at the time such Customer Agreement was originated and executed and such Project was installed.

(e)Each Eligible Customer Agreement requires the applicable Customer to maintain homeowner’s insurance for all damage to the property on which the related Project is installed, including damage caused by the Project or the installation or maintenance thereof (other than damage resulting from the gross negligence of the Manager).

(f)Except as set forth on Schedule 5.23(f), all Portfolio Documents when provided to Administrative Agent (in each case, including all schedules, exhibits, attachments,

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supplements and amendments thereto and any related protocols or side letters) are (or will be when provided) true, correct and complete copies of such Portfolio Documents, and as of the Closing Date or any other date when additional Portfolio Documents are provided to the Administrative Agent hereunder, each Portfolio Document (i) has been duly executed and delivered by Sponsor and each Relevant Party thereto (as applicable) and, to the Knowledge of Borrower and the Subsidiaries, the other parties thereto, (ii) is in full force and effect and is enforceable against each Sponsor and each Relevant Party (as applicable) and, to the Knowledge of Borrower and the Subsidiaries, each other party thereto as of such date, (iii) neither the Sponsor nor any Relevant Party or, to the Knowledge of Borrower and each Subsidiary, no other party to such document is or, but for the passage of time or giving of notice or both, would be in breach of any material obligation thereunder, except solely with respect to the Project Documents, where such breach (itself or when coupled with other breaches under such Project Documents) could not reasonably be expected to have a Material Adverse Effect, (iv) has no event of force majeure existing thereunder except solely with respect to the Project Documents, where such event of force majeure (itself or when coupled with other events of force majeure under such Project Documents) could not reasonably be expected to have a Material Adverse Effect and (v) all conditions precedent to the effectiveness of such documents have been satisfied or waived in writing.

(g)Borrower maintains in its or the relevant Relevant Party's books and records a copy of all documentation ancillary to the Customer Agreements, including, with respect to each completed Project: (i) a copy of or access to all of such Project's manufacturer, installer or other warranties; (ii) copies of all PBI Documents and completed and submitted documentation in respect of rebates, if applicable, including the applicable confirmation letters; (iii) a copy of the Project's completed inspection certificate issued by the applicable Governmental Authority; (iv) evidence of permission to operate from the applicable local utility; and (v) evidence that the installer of such Project has been paid in full.

(h)The insurance described in Section 6.13 satisfies all insurance requirements set forth in the Portfolio Documents.

(i)Each Eligible Project (i) is comprised of panels and inverters from Approved Manufacturers and (ii) has been, or is being, installed by a Qualified Installer.

(j)The Sponsor and Relevant Parties have taken all action in accordance with Prudent Industry Practices to ensure that the manufacturer warranties relating to an Eligible Project are in full force and effect and can be enforced by the applicable Opco and, to the Knowledge of the Borrower and except to the extent the applicable manufacturer is no longer honoring its warranties generally, all manufacturer warranties are in full force and effect.

(k)In respect of each Eligible Project with respect to which a Customer Agreement was prepared for execution on and from January 6, 2014, a fixture filing has been recorded against each Customer and the applicable property in respect of such Eligible Project in the filing office designated by Section 9-501 of the applicable Uniform Commercial Code (as adopted in the applicable jurisdiction of installation) prior to, or within, the period required under Section 2-A-309 of the applicable Uniform Commercial Code in order to perfect a first priority security interest following the delivery of any photovoltaic system components to a site for installation.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(l)In respect of each Eligible Project in California with respect to which a Customer Agreement has been entered into, a filing in respect of such Eligible Project (pursuant to and in compliance with Cal. Pub. Util. Code §§ 2868-2869) was made in the applicable local filing office where the Eligible Project is located.

(m)Each Eligible Project is located in a Project State.

Section 5.24Security Interests.

(a)The Collateral Documents create, as security for the Obligations, valid, enforceable, and, upon the filing of documents and instruments in the proper places and the taking of other required actions (including, without limitation, possession), which have been filed or taken on or prior to the Closing Date, perfected first-priority Liens in the Collateral, in favor of the Collateral Agent, for the benefit of the Secured Parties, subject to no Liens other than Permitted Liens.  All consents and approvals necessary or desirable to create and perfect such Liens have been obtained.

(b)The descriptions of the Collateral set forth in the Collateral Documents are true, complete, and correct in all material respects and are adequate for the purpose of creating, attaching, and perfecting the Liens in the Collateral granted or purported to be granted in favor of the Collateral Agent for the benefit of the Secured Parties.

(c)All filings, registrations, recordings, notices, and other actions that are necessary or required as of the Closing Date (including delivery to the Collateral Agent of the certificates evidencing the Membership Interests or giving the Collateral Agent control or possession of the Collateral) to perfect the Collateral Agent’s Lien on the Collateral have been made or taken or will be made or taken on the Closing Date.

Section 5.25Intellectual Property.  Each Subsidiary owns or holds a valid and enforceable agreement, license, permit, certificate, franchise or other authorization or right to use the technology and intellectual property rights necessary to own, lease, operate, maintain and repair the Projects, and no actions by any Subsidiary that have been performed or are expected to be performed under the Portfolio Documents infringe upon or misappropriate the intellectual property rights of any other Person.

Section 5.26Full Disclosure.

(a)All written information, including any information contained in any Officer’s Certificate, Loan Document (including all schedule, exhibit annexes and other attachments), documents, reports or other written information pertaining to the Sponsor, the Relevant Parties, the Portfolio Documents and the Projects (other than any projections or forward-looking statements), together with all written updates of such information from time to time (collectively, the “Information”), that have been furnished by or on behalf of the Borrower to any Secured Party or its advisors or consultants are, as of the date such Information was so furnished (it being understood, without limitation, that the disclosures under the schedules to this Agreement, except where updated in accordance with this Agreement, are furnished as of the Closing Date) and taken as a whole, true and correct in all material respects and do not contain any material

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which they were made.

(b)The projections and forward-looking statements, including the Base Case Model, prepared by or as directed by the Borrower that have been made available to any Secured Party (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as and when such projections or forward-looking statements were prepared and as of the Closing Date (ii) other than with respect variances to the assumptions as agreed by the Administrative Agent and the Borrower, are generally consistent with each financial model provided to the Tax Equity Class A Members as and when such projections or forward-looking statements were prepared and (iii) do not include any cash flows from any Project that is not an Eligible Project.

Article VI
AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that until the Debt Termination Date, it shall perform and comply with all covenants in this Article VI applicable to such Person.

Section 6.01Financial Statements and Other Reports.

(a)Financial Statements and Operating Reports.

(i)Annual Reporting.  Within one-hundred twenty (120) days after the end of each fiscal year of the Sponsor (or one-hundred fifty (150) days in the case of Financial Statements delivered in respect of the 2016 fiscal year), the Borrower shall furnish, or cause to be furnished, to the Administrative Agent and each Lender copies of the Financial Statements of the Borrower.  In the case of the Financial Statements of the Borrower, the Financial Statements for the Opcos shall be scheduled as “Other Financial Information”.  The annual Financial Statements of the Sponsor shall comply with the requirements of, and be provided no later than, as required by and in any manner permitted by the Securities and Exchange Commission and applicable Law and listing rules.  All such Financial Statements shall be prepared in accordance with GAAP consistently applied and shall be audited by an Independent certified public accounting firm of national standing, and shall be accompanied by an unqualified report of such accountants on such Financial Statements which states that such Financial Statements present fairly in all material respects the financial position of the applicable Person and its consolidated subsidiaries for the period covered by such Financial Statements.  All such Financial Statements shall also be accompanied by a certification executed by the applicable Person’s chief executive officer or chief financial officer (or other officer with similar duties) to the effect set forth in Section 6.01(a)(vi).

(ii)Quarterly Reporting.  Within sixty (60) days after the end of each of the first three (3) fiscal quarters in each fiscal year of the applicable Person, commencing with the fiscal quarter ended March 31, 2016, the Borrower shall provide to the Administrative Agent and each Lender (on a consolidated basis for the applicable Person and its subsidiaries) copies of the unaudited Financial Statements of each of the

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Borrower and each Opco for each such quarter, together with a certification executed by the applicable Person’s chief executive officer or chief financial officer (or other officer with similar duties) to the effect set forth in Section 6.01(a)(vi).  The quarterly Financial Statements of the Sponsor shall comply with the requirements of, and be provided by no later than, as required by and in any manner permitted by the Securities and Exchange Commission and applicable Law and listing rules.

(iii)Portfolio Reporting.  The Borrower shall cause the Manager to provide to the Administrative Agent and the Independent Engineer the quarterly Manager’s report (as described in the Management Agreement), no later than forty five (45) days after the end of the fiscal quarter of the Borrower, commencing with the fiscal quarter ended March 31, 2016, in the form attached as Exhibit B to the Management Agreement.  The Borrower shall cause the Manager and its employees and officers to make themselves available at the request of the Administrative Agent or the Independent Engineer to discuss any information disclosed in a Manager’s report, including with respect to the tracking of expected flip dates under each Limited Liability Company Agreement and inverter failure rates.

(iv)Operator Reporting.  The Borrower shall cause the Operators to provide to the Administrative Agent and the Independent Engineer all reports required pursuant to O&M Agreements at such time and in such manner as provided therein; provided that any reports in respect of a fiscal quarter shall commence with the fiscal quarter ended March 31, 2016 and any reports in respect of a fiscal year shall commence with the fiscal year ended December 31, 2016.  The Borrower shall cause each Operator and its employees and officers to make themselves available at the request of the Administrative Agent or the Independent Engineer to discuss any information disclosed in such reports, including with respect to inverter failure rates.

(v)Debt Service Coverage Ratio Certificate.  No later than ten (10) Business Days prior to each Payment Date, Borrower shall provide to Administrative Agent a Debt Service Coverage Ratio Certificate.  The Administrative Agent (including on the instructions of any Lender) may notify the Borrower in writing of any suggested corrections to a Debt Service Coverage Ratio Certificate (the “Administrative Agent DSCR Comments”) that are not inconsistent with the terms of this Agreement, no later than five (5) Business Days following receipt of a Debt Service Coverage Ratio Certificate.  The Borrower shall incorporate into the Debt Service Coverage Ratio Certificate all Administrative Agent DSCR Comments that are consistent with the terms of this Agreement and deliver to the Administrative Agent a revised Debt Service Coverage Ratio Certificate no later than three (3) Business Days following the date of the Borrower’s receipt of the Administrative Agent DSCR Comments.  The calculations of the Debt Service Coverage Ratios and other information provided in respect of Debt Service Coverage Ratio Certificate hereunder shall be used in determining deposits to and releases from the Revenue Account or the Distribution Trap Account, as applicable, to the Pledgor Collections Account pursuant to the Depository Agreement.  If the Borrower fails to produce the information and calculations relating to the Debt Service Coverage Ratios and Debt Service Coverage Ratio Certificate required to be produced pursuant to this Agreement, then, until such time as such information and

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calculations are provided, no funds shall be released to the Pledgor Collections Account on a Payment Date.

(vi)Certifications of Financial Statements and Other Documents.  Together with the Financial Statements provided to the Administrative Agent pursuant to Section 6.01(a)(i) and (ii), the Borrower shall also furnish to the Administrative Agent certifications upon which the Administrative Agent may conclusively rely in the form of Exhibit K, executed by the respective chief executive officer or chief financial officer (or other officer with similar duties) of the Borrower and applicable Opco (as applicable) certifying that such Financial Statements fairly present the financial condition and results of operations of the Borrower and applicable Opco (as applicable) on a consolidated basis for the period(s) covered thereby in accordance with GAAP (subject, in the case of any such unaudited Financial Statements, to changes resulting from audit and normal year-end adjustments, including the absence of footnotes and subject to validation of individual Subsidiary capital accounts in calculating net loss attributable to noncontrolling interests in conformity with GAAP).

(vii)Fiscal Year.  The Borrower shall not, and shall not permit any Subsidiary to, change its fiscal year end from December 31.

(b)Material Notices.  The Borrower shall promptly, but in no event later than three (3) Business Days after the earlier of its or any Subsidiary’s receipt or Knowledge thereof, deliver, or cause to be delivered, to the Administrative Agent:

(i)copies of all notices given or received with respect to a default or any event of default under any term or condition of or related to any Permitted Indebtedness;

(ii)copies of any and all notices of a default, breach or termination by any party under (A) any Transaction Document (other than a Project Document) or (B) any Project Document, which default, breach or termination under any Project Document (itself or when coupled with other breaches under any Project Document) could reasonably be expected to have a Material Adverse Effect;

(iii)notice of the occurrence of any event or circumstance that has, or could reasonably be expected to have, a Material Adverse Effect;

(iv)notice of any (i) fact, circumstance, condition or occurrence at, on, or arising from, any Project, that results or could reasonably be expected to result in material noncompliance with or a material liability or material obligation under any Environmental Law, (ii) Release of Hazardous Materials from or related to any Project that has resulted in or could reasonably be expected to result in personal injury, material property damage or material liability, or (iii) pending or, to the Borrower’s Knowledge, threatened action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration in respect of any Environmental Laws against it or arising in connection with occupying or conducting operations on or at any Project therefor;

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(v)copies of all material notices, documents or reports received or sent by the Borrower, the Sponsor or any other Relevant Party pursuant to any Tax Equity Document, which shall include (without limitation) any project purchase and sale confirmation notice, bill of sale and notices, documents or reports in relation to (A) any call, withdrawal or put option, (B) the achievement of any flip or cash reversion dates under a Limited Liability Company Agreement, (C) true-up requirements (including, without limitation, any interim and final true-ups or other updates to the financial model in respect of any Tax Equity Opco as delivered to the Tax Equity Class A Members), (D) the transfer of membership interests, (E) claims against the Sponsor or any Relevant Party under any indemnity, (F) the threatened or actual removal of any Tax Equity Holdco as a managing member, (G) any updates to financial models prepared by or in respect of any Tax Equity Opco, (H) material correspondence on eligibility criteria in the Tax Equity Documents for any Tax Equity Opco and (I) dispute resolution or independent review under the terms of any Tax Equity Document (including, without limitation, in relation to any Tracking Model, Projects being Placed in Service projects receiving a PTO Letter and any material dispute in relation to Tax matters and ITCs);

(vi)notice of any event which would require a mandatory prepayment under Section 4.03(a);

(vii)notice that any insurance required to be maintained pursuant to the Tax Equity Documents or Loan Documents has been, or is threatened to be, cancelled;

(viii)any proposed amendment, supplement, modification or waiver to, or assignment or transfer in respect of, a Portfolio Document (other than any Customer Agreement or Master Turnkey Installation Agreement) or the organizational documents of a Relevant Party at least five (5) Business Days prior to entry thereto;

(ix)copies of any amendment, supplement, waiver or other modification to a Portfolio Document or the organizational documents of a Relevant Party (provided that such documents in respect of the Customer Agreements may be provided on a quarterly basis but no later than forty-five (45) days after the end of March, June, September and December); and

(x)each recall notice issued in respect of, or any other material communications related to an actual or potential Serial Defect from any manufacturer of any inverter included in an Eligible Project.

(c)Tracking Models.  In respect of an IRR Partnership Flip Opco at all times prior to the date when the Flip Point for such IRR Partnership Flip Opco is finally determined to have occurred pursuant to the applicable Limited Liability Company Agreement:

(i)the Borrower shall deliver at the same time delivered to the Tax Equity Class A Members of any IRR Partnership Flip Opco, but in no event later than as required under such Limited Liability Company Agreement whether delivered to the applicable Tax Equity Class A Member or not and without any extension or waiver unless consented to by the Required Lenders, copies of the applicable Tracking Model,

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together with such exhibits or supplemental information as are delivered to such Tax Equity Class A Members and are otherwise reasonably requested to demonstrate the basis of the calculation of the date by which the Flip Point is anticipated to be reached and a certification executed by the applicable Partnership Flip Holdco’s Authorized Officer that such Tracking Model has been prepared in good faith in accordance with calculation rules and conventions under the applicable Limited Liability Company Agreement (such Tracking Model, together with the applicable exhibits or supplemental information, the “Annual Tracking Model”);

(ii)the Borrower shall deliver at the same time delivered to the Tax Equity Class A Members of any IRR Partnership Flip Opco, each update to the Tracking Model made to calculate whether the Flip Point has occurred during the preceding calendar quarter; and

(iii)if the aggregate Flip Point Delay for an IRR Partnership Flip Opco under the applicable Annual Tracking Model is greater than twelve (12) months on any Calculation Date, then the Borrower shall thereafter deliver, within forty-five (45) days after the end of each March, June, September and December, an update to the Tracking Model in respect of such IRR Partnership Flip Opco showing actual results through the end of the calendar quarter and demonstrating an updated calculation of the date by which the Flip Point is anticipated to be reached, together with such exhibits or supplemental information as are reasonably requested to demonstrate the basis of such calculation and a certification executed by the applicable Partnership Flip Holdco’s Authorized Officer that such Tracking Model has been prepared in good faith in accordance with calculation rules and conventions under the applicable Limited Liability Company Agreement.

The Borrower shall cause the applicable Partnership Flip Holdco and the Manager to make themselves available at the request of the Administrative Agent (acting on the instructions of the Required Lenders) to discuss the basis for such calculations, including the interpretation and application of the calculation rules, conventions and procedures under the applicable Limited Liability Company Agreement.  [***].

(d)Major Decisions.  The Borrower shall promptly, but in no event later than five (5) Business Days prior to any vote or approval in respect of a Major Decision, deliver, or cause to be delivered, to the Administrative Agent written notice describing the issue to be decided by vote or approved together with copies of all correspondence received and sent with respect to that Major Decision.

(e)Operating Budgets.

(i)The Borrower shall prepare, or cause to be prepared, for each fiscal year of the Borrower and each Wholly Owned Opco an operating and capital expense budget setting forth the anticipated revenues and Operating Expenses (including expenses for Non-Covered Services) of each such Relevant Party for such fiscal year; provided that the Borrower shall update such budget prior to any Permitted Fund Disposition  and any acquisition or formation of any Partnership Flip Fund, Inverted Lease Fund, tax equity

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fund (that is not a Partnership Flip Fund or an Inverted Lease Fund), or a Wholly Owned Holdco or a Wholly Owned Opco permitted under Section 2.05.  The initial operating budget for 2016 is attached as Exhibit L hereto.  For each succeeding fiscal year (commencing with 2017), the Borrower shall, not later than forty-five (45) days prior to the end of the current fiscal year (commencing in 2016), submit such Operating Budget to the Administrative Agent for its approval (in consultation with the Independent Engineer); provided that the approval of the Administrative Agent shall be deemed to be given if (A) the Operating Expenses set forth in the Operating Budget do not exceed 20% in the aggregate over the amount budgeted for such Operating Expenses of the Borrower and the Wholly Owned Opcos in the then-current Base Case Model for the applicable year, provided, further, that, even if such 20% threshold is exceeded, the Administrative Agent’s approval shall also be deemed to be given if the Operating Expenses in respect of Non-Covered Services set forth in the Operating Budget on a per kW DC basis in respect of the Projects owned by the Wholly Owned Opcos are not more than $15 per kW DC in the aggregate over the amount budgeted for such Operating Expense in respect of such Projects owned by the Wholly Owned Opcos in the then-current Base Case Model for the applicable year and (B) such Operating Budget is otherwise consistent with the then-current Base Case Model for the applicable year.

(ii)The Borrower shall, and shall cause each Tax Equity Holdco to, deliver to the Administrative Agent (i) each Operating Budget submitted to the Tax Equity Class A Members in respect of a Tax Equity Opco, at the same time as delivered to such Tax Equity Class A Member but in no event later than as required under the applicable Limited Liability Company Agreement and (ii) when available, any amendments to such Operating Budget, together with all notices or correspondence regarding the approval of such Operating Budget (if applicable) by the Tax Equity Class A Member; provided that the approval of the Administrative Agent (in consultation with the Independent Engineer) shall be required (such approval not to be unreasonably withheld or delayed but notwithstanding any permitted variances in any operating budgets approved by a Tax Equity Class A Member) if the aggregate Operating Expenses included in such Operating Budgets collectively exceed 20% in the aggregate over the amount budgeted for Operating Expenses in respect of the Tax Equity Opcos in the then-current Base Case Model for the applicable year, provided, further, that, even if such 20% threshold is exceeded, the Administrative Agent’s approval shall also be deemed to be given if (A) the Operating Expenses in respect of Non-Covered Services set forth in the Operating Budget on a per kW DC basis in respect of the Projects owned by the Tax Equity Opcos are not more than $15 per kW DC in the aggregate over the amount budgeted for such Operating Expense in respect of such Projects owned by the Tax Equity Opcos in the then-current Base Case Model for the applicable year and (B) such Operating Budgets are otherwise consistent with the then-current Base Case Model for the applicable year.

(f)Other Information.  As soon as practicable upon request, the Borrower shall, deliver, or cause to be delivered, such other information in relation to the business, operations, property, assets or condition (financial or otherwise) of the Borrower and any Relevant Party as the Administrative Agent or any Lender may from time to time reasonably request.

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(g)Data Site.  Notwithstanding anything contained to the contrary herein, all reporting and notice obligations of Borrower under this Section 6.01 may be satisfied by posting any applicable reports, notices or other materials to an Intralinks data site or such other data site designated by Borrower that is reasonably acceptable to the Administrative Agent and the Required Lenders and to which the Administrative Agent, the Lenders and the Independent Engineer shall be granted access.

Section 6.02Notice of Events of Default.  The Borrower shall give the Administrative Agent prompt written notice of (i) each Default of which it obtains Knowledge and each Event of Default hereunder and (ii) each default on the part of any party to the other Transaction Documents (other than the (i) Customer Agreements where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse Effect) and (ii) Master Turnkey Installation Agreements where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse Effect).

Section 6.03Maintenance of Books and Records.  The Borrower shall, and shall cause the Subsidiaries to, maintain and implement, administrative and operating procedures reasonably necessary in the performance of their obligations hereunder and the Borrower shall, and shall cause the Subsidiaries to, keep and maintain at all times, or cause to be kept and maintained at all times, all documents, books, records, accounts and other information reasonably necessary or advisable for the performance of their obligations hereunder to the extent required under applicable Law.

Section 6.04Litigation.  Notice promptly upon the Borrower or any Relevant Party receiving or obtaining:

(i)notice of any pending or threatened (in writing) litigation, investigation, action or proceeding by any Person of or before any court arbitrator or Governmental Authority affecting the Borrower or Subsidiary that, if adversely determined, could reasonably be expected to result in:

(A)liability to the Borrower or a Relevant Party in an aggregate amount exceeding $1,000,000, or an aggregate amount with all other such claims exceeding $3,000,000;

(B)injunctive, declaratory or similar relief against the Borrower or a Relevant Party; or

(C)a Material Adverse Effect; or

(ii)Knowledge of any material development in any action, suit, proceeding, governmental investigation or arbitration at any time which is disclosed under Schedule 5.10 or which is otherwise pending against or affecting the Sponsor, Borrower or any Relevant Party and could reasonably be expected to have a Material Adverse Effect.

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Section 6.05Existence; Qualification.  The Borrower shall, and shall cause each other Subsidiary to, at all times preserve and keep in full force and effect its existence as a limited liability company and all rights and franchises material to its business, including its qualification to do business in each state where it is required by Law to so qualify, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

Section 6.06Taxes.  The Borrower shall, and shall cause each of the Subsidiaries to, maintain its status for U.S. federal income tax purposes as represented in Section 5.20 of this Agreement and shall not recognize any transfer of an ownership interest in the Borrower if the direct owner is not a U.S. Person that is not a Tax Exempt Person.  The Borrower shall, and shall cause each of the Subsidiaries to, pay, or cause to be paid, as and when due and prior to delinquency, all material Taxes, assessments and governmental charges of any kind that may at any time be lawfully due or levied against or with respect to such Person or any Project (including, in each case, all material Taxes, assessments and charges lawfully made by any Governmental Authority for public improvements that may be secured by a Lien on such Project); provided, however that the Borrower may, by appropriate proceedings, contest or cause to be contested in good faith any such Taxes, assessments and other charges and, in such event, may, if permitted by applicable Laws, permit the Taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when the Borrower is in good faith contesting or causing to be contested the same by appropriate proceedings, so long as (i) reserves in accordance with GAAP have been established on the Borrower’s or its relevant Subsidiary’s books in an amount sufficient to pay any such Taxes, assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto, or other provision for the payment thereof reasonably satisfactory to the Administrative Agent shall have been made, (ii) enforcement of the contested Tax, assessment or other charge is effectively stayed pursuant to applicable Laws for the entire duration of such contest and (iii) any Tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid after resolution of such contest.

Section 6.07Operation and Maintenance.  The Borrower shall, and shall cause each Opco and the applicable Operator to, keep each Project in good operating condition consistent in all material respects with the applicable Portfolio Documents, all other agreements with respect to the Project (including any provisions of any manufacturer, installer or other warranties), Prudent Industry Practices and requirements of Law, and make or cause to be made all repairs necessary to keep such Projects in such condition (ordinary wear and tear excepted).  With respect to replacements of panels of any Project, the Borrower shall, and shall cause each Opco and the applicable Operator to, use solar panels and inverters manufactured by Approved Manufacturers.

Section 6.08Preservation of Rights; Maintenance of Projects; Warranty Claims; Security.

(a)The Borrower shall, and shall cause each Subsidiary to (i) perform and observe its material obligations under the Portfolio Documents, and to which such Relevant Party is a party and (ii) preserve, protect and defend its (or its Subsidiary’s) material rights, under such Portfolio Documents, including prosecution of suits to enforce any right of such Relevant Party thereunder and enforcement of any claims with respect thereto.  The Borrower and each

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Subsidiary shall cause the applicable Operator to maintain any Permits as may be required in connection with the maintenance, repair or removal of any Project.

(b)Borrower and each Subsidiary shall, or shall cause the Manager or Operator (as appropriate) to, on behalf of the applicable Subsidiary, pursue warranty claims related to a Project’s photovoltaic panels, inverters or other material components in accordance with the terms of the applicable warranty, unless the Administrative Agent waives such requirement in writing.

(c)The Borrower shall, and shall cause each Loan Party to, execute and deliver from time to time such other documents as shall be necessary or advisable, or that the Administrative Agent or Collateral Agent may reasonably request, in connection with the rights and remedies of the Secured Parties granted by or provided for in the Loan Documents and to perform the transactions contemplated therein.

(d)The Borrower shall, and shall cause each Loan Party to (i) take all actions as may be necessary or advisable, or that the Administrative Agent may reasonably request, to establish, maintain, protect, perfect and continue the perfection or the first-priority status (subject to Permitted Liens) of the security interests created (or purported to be created) by the Collateral Documents and (ii) furnish timely notice of the necessity of any such action together with such instruments, in execution form (if applicable), and such other information as may be required or reasonably requested to enable any appropriate Person to effect any such action.  Without limiting the generality of the foregoing, the Borrower shall, at its own expense, (A) execute and deliver or cause to be executed and delivered, acknowledge or cause to be acknowledged, file or cause to be filed or record or register or cause to be recorded or registered, or take any other action or cause any other action to be taken with respect to, such notices, statements, instruments and other documents (including any memorandum of lease or other agreement, UCC financing statement or amendment or continuation statement, certificate of title or estoppel certificate, fixture filings and mortgages or deeds of trust) in all places necessary or advisable to establish, maintain, protect and perfect, and ensure the priority of, such security interests and in all other places that the Administrative Agent or any Lender shall reasonably request, (B) discharge all other Liens (other than Permitted Liens) or other claims adversely affecting the rights of the Secured Parties in the Collateral or the pledged interests and (C) deliver or publish all notices to third parties that may be required to establish or maintain the validity, perfection or priority of any Lien created pursuant to this Agreement or the Collateral Documents.

(e)Without limiting its obligations under the foregoing clauses (c) and (d), the Borrower shall, and shall cause each Loan Party to, do everything necessary or advisable (including filing, registering and recording all necessary instruments and documents and paying all fees, taxes, levies, imposts and periodic expenses in connection therewith), or that the Administrative Agent may reasonably request, to (i) create security arrangements, including, as applicable, the establishment of a pledge or the perfection of any Lien or, as applicable, the enforceability of a Lien as against such Subsidiary and any subsequent lienor (including a judgment lienor), holder of a charge, or transferee for or not for value, in bulk, by operation of Law, or otherwise, in each case granted, with respect to all future assets in accordance with the requirements of all applicable Laws, or the Law of any other jurisdiction, as applicable, (ii) maintain the security and pledges created by this Agreement and the Collateral Documents in

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full force and effect at all times (including, as applicable, the priority thereof) and (iii) preserve and protect the Collateral and Membership Interests and protect and enforce its rights and title, and the rights and title of the Secured Parties, to the security created by this Agreement and the Collateral Documents.

(f)The Borrower shall take all reasonable actions to maintain the fixture filings referenced in Section 5.23(k) and Section 5.23(l) pursuant to applicable Laws.  If, in any Project State, a Change of Law occurs which in the opinion of the Administrative Agent makes it more likely that any residential photovoltaic system installed in such Project State would be determined to be a fixture then, at the Administrative Agent’s request, the Borrower shall, and shall cause each Subsidiary, to use their best efforts to cause a fixture filing to be recorded against each Customer and the applicable property in such Project State in respect of each Project that does not have a current fixture filing.

(g)Without limitation to Section 6.22, simultaneously with the purchase of the outstanding “class A” membership interests of a Tax Equity Opco or any membership interests held by a Tax Equity Class A Member in such Tax Equity Opco (whether pursuant to purchase, call, put or withdrawal option), the Borrower shall, and shall cause the applicable Tax Equity Holdco and Tax Equity Opco to, deliver such new and amended Collateral Documents and standing instructions and associated amendments to the Loan Documents as requested by the Administrative Agent (including a security agreement over all assets of such Tax Equity Opco, standing instructions for the deposit of the revenues of such Tax Equity Opco into the Collections Account and amendments to reflect such Tax Equity Opco as a wholly owned subsidiary of the Borrower) in a form and of substance reasonably acceptable to it.

(h)Simultaneously with any acquisition or formation by the Borrower of a Partnership Flip Fund, an Inverted Lease Fund, any other tax equity investment fund or a Wholly Owned Opco pursuant to Section 2.05, the Borrower shall, and shall cause the applicable Tax Equity Holdco, if applicable, and Opco to deliver such new and amended Collateral Documents (including an Account Control Agreement in connection with the acquisition or formation by the Borrower of a Wholly Owned Opco (other than any Wholly Owned Opco that was an Inverted Lease Opco before it was a Wholly Owned Opco)) or Accession Agreements to existing Collateral Documents and standing instructions and associated amendments or Accession Agreements to the Loan Documents as requested by the Administrative Agent in a form and of substance reasonably acceptable to it.

Section 6.09Compliance with Laws; Environmental Laws.  The Borrower shall, and shall cause each Subsidiary to (a) comply in all material respects with, and conduct its business and operations in compliance in all material respects with, all applicable Laws (including Environmental Laws, consumer leasing and protection Law and any federal, state or local regulatory Laws) and Permits, and (b) procure, maintain and comply in all material respects with all Permits by the date such Permit is necessary or required to have been obtained under applicable Law.

Section 6.10Energy Regulatory Laws.  The Borrower shall, and shall cause each Subsidiary to, take all necessary actions to maintain (a) the status of each Project as a Qualifying Facility, and (b) the Borrower’s and each Subsidiary’s exemptions from (i) the FPA, as provided

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in FERC’s regulations at 18 C.F.R. § 292.601(c), including the exemption from regulation under Sections 205 and 206 of the FPA as provided in § 292.601(c)(1), (ii) PUHCA, as provided in FERC’s regulations at 18 C.F.R.  § 292.602(b), and (iii) certain state laws and regulations respecting the rates of electric utilities and the financial and organizational regulations of electric utilities, as provided in FERC’s regulations at 18 C.F.R. § 292.602(c).

Section 6.11Interest Rate Hedging.

(a)The Borrower may maintain or enter Interest Rate Hedging Agreements with one or more Secured Hedge Providers or with one or more third party providers (in each case, documented pursuant to ISDA agreements reasonably satisfactory to the Administrative Agent (in consultation with external counsel)) in order to obtain fixed interest rate or interest rate protection in respect of up to 75% of the aggregate principal amount of Revolving Loans outstanding or projected to be outstanding for a period from and after the Closing Date through the expiration of the Availability Period.

(b)By no later than thirty (30) days after the expiration of the Availability Period, the Borrower shall enter into and thereafter maintain Interest Rate Hedging Agreements with one or more Secured Hedge Providers or with one or more third party providers (in each case, documented pursuant to ISDA agreements reasonably satisfactory to the Administrative Agent (in consultation with external counsel)) to the extent necessary to provide that at least 75% but in no event greater than 100% of the aggregate principal amount of Revolving Loans outstanding or projected to be outstanding are subject to either a fixed interest rate or interest rate protection through the Maturity Date.

(c)The Borrower may maintain or enter Interest Rate Hedging Agreements with one or more Secured Hedge Providers or with one or more third party providers (in each case, documented pursuant to ISDA agreements reasonably satisfactory to the Administrative Agent (in consultation with external counsel)) in order to obtain fixed interest rate or interest rate protection in respect of up to 100% of the aggregate principal amount of Revolving Loans outstanding or projected to be outstanding for a period from and after the Maturity Date through the Customer Agreement Termination Date.

Section 6.12Payment of Claims.

(a)Except for those matters being contested pursuant to clause (b) below, the Borrower shall, and shall cause the Subsidiaries to, pay (i) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by Law have or may become a Lien upon any of its properties or assets (hereinafter referred to as the “Claims”) and (ii) all U.S. federal, state, local and non-U.S. income Taxes, sales Taxes, excise Taxes and all other Taxes and assessments of the Relevant Parties on their businesses, income, profits, franchises or assets, in each instance before any penalty or fine is incurred with respect thereto; provided that, without limiting the Sponsors obligations under the Cash Diversion and Commitment Fee Guaranty, the foregoing shall not be deemed to require that a Subsidiary pay any such Tax or other liability that is imposed on a Customer or that such Customer is contractually obligated to pay, and the term “Claims” shall be construed accordingly.

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(b)The Borrower shall not be required to pay, discharge or remove any Claim relating to any Project that it is otherwise obligated to pay, discharge or remove so long as the Borrower contests (or cause to be contested) in good faith such Claim or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the applicable Project, so long as no Event of Default shall have occurred and be continuing and the Borrower has provided the Administrative Agent with security or cash reserves in an amount sufficient to pay, discharge or remove such Claim.

Section 6.13Maintenance of Insurance.

(a)Until the Debt Termination Date, the Borrower shall, at its sole cost and expense, procure and maintain, or cause to be procured and maintained by the Operators and the Manager pursuant to the Portfolio Documents, and provide the Administrative Agent with acceptable evidence (in form and substance reasonably satisfactory to the Administrative Agent) of the existence of, the types and amounts of insurance listed below with respect to the activities of its representatives in connection with this Agreement (collectively, the “Insurance Policies”) with reputable insurers rated at least A-, X by A.M. Best and “A” or higher by S&P or otherwise acceptable to the Administrative Agent, acting reasonably. In addition, Borrower and the Relevant Parties shall take all necessary action to maintain any insurance that each such Relevant Party or Sponsor is required to maintain pursuant to the terms and conditions of the Transaction Documents.  The following terms and conditions apply with respect to property and liability insurance maintained by or on behalf of the Borrower or the Relevant Parties with respect to the Projects:

(i)Property Insurance - to provide against loss and damage by all risks of physical loss or damage covering Assets and other personal property, in amounts not less than the full insurable replacement value of all personal property from time to time, subject to usual and customary sublimits acceptable to the Administrative Agent, including coverage on a replacement cost and/or agreed amount basis with no deduction for depreciation and no co-insurance provisions (or a waiver thereof).

(ii)Automobile Liability - to provide coverage for owned, non-owned and hired automobiles for both bodily injury and property damage (if applicable).

(iii)Commercial General Liability - to provide coverage on an “occurrence” basis, including coverage for premises/operations explosion, collapse and underground hazards, products/completed operations, broad form property damage, blanket contractual liability for written contracts, independent contractors and personal injury.

(iv)Excess/Umbrella Liability - in excess of the Automobile Liability and Commercial General Liability limits indicated above on a following-form basis with drop-down provisions applying.

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(b)With respect to all property insurance (including any excess or difference in conditions policies, if applicable) required pursuant to Section 6.13(a):

(i)Borrower, the Relevant Parties and each of their members shall be included as either the “named insured” or an additional “named insured”.

(ii)Borrower hereby waives, and shall cause the Relevant Parties and each of their members to waive, any rights of subrogation against the Secured Parties and shall cause any such property Insurance Policies to include or be endorsed to include a waiver of subrogation in favor of the Secured Parties.

(iii)Such property insurance shall include the following severability of interest and non-vitiation wording (or such other similar wording acceptable to the Administrative Agent):

“This Policy shall apply as if a separate policy had been issued to each insured provided that the total liability of the insurer to all parties collectively shall not exceed the sums insured and limits and sublimits of liability specified in the Schedule, elsewhere in the Policy, or endorsed thereto. A vitiating act committed by one insured party shall not prejudice the right to indemnity of any other insured party who has an insurable interest and who has not committed a vitiating act.”

(iv)The Secured Parties shall be included as additional “named” insureds on all such Insurance Policies insuring Wholly Owned Opcos.

(v)Collateral Agent for the benefit of the Secured Parties shall be named as the “sole” loss payee on all such Insurance Polices insuring Wholly Owned Opcos pursuant to a lender loss payable endorsement acceptable to the Collateral Agent.

(vi)To the extent commercially available, such Insurance Policies shall be endorsed to provide at least thirty (30) days' prior written notice (or ten (10) days' prior notice if such cancellation is due to failure to pay premiums) of cancellation to the Administrative Agent.  If such endorsement for notice of cancellation shall not be commercially available, the Borrower shall be obligated to provide the required written notice of cancellation to the Administrative Agent.

(vii)All such Insurance Policies shall have limits and sublimits at least equal to those contained in the policies listed in Schedule 5.14.

(viii)Such Insurance Policies shall have deductibles in accordance with Prudent Industry Practices, the Portfolio Documents and the policies listed in Schedule 5.14.

(c)With respect to all liability insurance required pursuant to Section 6.13(a):

(i)To the extent commercially available, such Insurance Policies shall be endorsed to provide at least thirty (30) days' prior written notice (or ten (10) days'

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prior notice if such cancellation is due to failure to pay premiums) of cancellation to the Administrative Agent.  If such endorsement for notice of cancellation shall not be commercially available, the Borrower shall be obligated to provide the required written notice of cancellation to the Administrative Agent.

(ii)Such Insurance Policies shall include Borrower, the Relevant Parties and each of their members as an additional “named insured”.

(iii)Such Insurance Policies shall include an endorsement to the policy naming (or providing via blanket endorsements as required by written contract) the Administrative Agent, and the Lenders, and their respective permitted successors, assigns, members, directors, officers, employees, lenders, investors, representatives and Administrative Agents as additional insureds on a primary and non-contributory basis.

(iv)Borrower hereby waives, and shall cause the Relevant Parties and each of their members to waive, any rights of subrogation against the Secured Parties and shall cause any such liability Insurance Policies to include or be endorsed to include a similar waiver of subrogation in favor of the Secured Parties.

(v)Such Insurance Policies shall include a severability of interest or separation of insureds clause with no material exclusions for cross-liability clause (to the extent commercially available).

(vi)All such Insurance Policies shall have limits and sublimits at least equal to those contained in the policies listed in Schedule 5.14.

(vii)All such Insurance Policies shall have deductibles in accordance with Prudent Industry Practices, the Portfolio Documents and the policies listed in Schedule 5.14.

(d)The Borrower and/or the other Relevant Parties shall be responsible for or covering causing to be covered the costs of all insurance premiums and deductibles associated with the Insurance Policies.

(e)Borrower and/or the Relevant Parties shall be obligated to provide written notice of material change to the Administrative Agent unless such notice is otherwise provided by endorsement of the required Insurance Policies. [***]

(f)Prior to the Closing Date and on each anniversary of the Closing Date thereafter (or earlier in conjunction with the renewal or replacement of the Insurance Policies), the Borrower and Relevant Parties shall provide detailed evidence of insurance (in a form acceptable to the Administrative Agent) including certificates of insurance and copies of applicable insurance binders and policies (if requested), as well as a statement from the Borrower and/or its authorized insurance representative confirming that such insurance is in compliance with the terms and conditions of this Section 6.13, is in full force and effect and all premiums then due have been paid or are not in arrears.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(g)No provision of this Agreement shall impose on the Administrative Agent or any other Secured Party any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by or on behalf of the Borrower, the Relevant Parties or their members, nor shall the Administrative Agent or any other Secured Party be responsible for any representations or warranties made by or on behalf of the Borrower, the Relevant Parties, their members or any other Person to any insurance agent or broker, insurance company or underwriter.

(h)On an annual basis, not later than forty-five (45) days before renewal of the Borrower’s property insurance policies, the Borrower shall cause a nationally recognized insurance or other applicable expert to perform and deliver, with a copy to the Administrative Agent, a probable maximum loss analysis (or analyses) with respect to the properties of the Borrower and the Relevant Parties.  [***]

(i)If at any time the Borrower determines in its reasonable judgment that any insurance (including the limits or deductibles thereof) required to be maintained by this Section 6.13 is not available on commercially reasonable terms due to prevailing conditions in the commercial insurance market at such time, then upon the written request of the Borrower together with a written report of the Borrower’s insurance broker or another independent insurance broker of nationally-recognized standing in the insurance industry (i) certifying that such insurance is not available on commercially reasonable terms (and, in any case where the required maximum coverage is not reasonably available, certifying as to the maximum amount which is so available), (ii) explaining in detail the basis for such broker’s conclusions (including but limited to the cost of obtaining the required coverage(s) as well as the proposed alternative coverage(s)), and (iii) containing such other information as the Administrative Agent (in consultation with the Insurance Consultant) may reasonably request, the Administrative Agent may (after consultation with the Insurance Consultant) temporarily waive such requirement and only to the extent that the Borrower can demonstrate that such temporary waiver will not cause the Borrower or the Relevant Parties to be out of compliance with the Portfolio Documents or that a similar waiver has been obtained under such Portfolio Documents; provided, however, that the Administrative Agent, may in its sole judgment, decline to waive any such insurance requirement(s).  At any time after the granting of any temporary waiver pursuant to this Section 6.13 but not more than once in any year, the Administrative Agent may request, and the Borrower shall furnish to the Administrative Agent within thirty (30) days after such request, an updated insurance report reasonably acceptable to the Administrative Agent (in consultation with the Insurance Consultant) from the Company’s independent insurance broker.  Any waiver granted pursuant to this Section 6.13 shall expire, without further action by any party, immediately upon (A) such waived insurance requirement becoming available on commercially reasonable terms, as reasonably determined by the Administrative Agent, (in consultation with the Insurance Consultant) or (B) failure of the Borrower to deliver an updated insurance report pursuant to clause (ii) above.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Section 6.14Inspection.

(a)The Borrower agrees that, with reasonable prior notice, it will permit, and cause each Subsidiary to permit, any representatives and consultants of the Lender Parties, during the applicable Relevant Party's normal business hours, to examine on-site all the books of account, records, reports and other papers of the Relevant Parties, to make copies and extracts therefrom, and the Borrower further agrees to discuss their affairs, finances and accounts with the officers, employees, Independent certified public accountants and other consultants of such Lender Parties, all at such reasonable times and at the Borrower's expense; provided that except during the continuation of an Event of Default, such examinations may occur no more frequently than two times per calendar year.  The Borrower shall promptly deliver copies of any Portfolio Documents as may be requested by Administrative Agent from time to time.

(b)The Borrower will permit, and shall cause each Subsidiary to permit, the Administrative Agent to conduct, in each case, at the sole cost and expense of the Borrower, field audits and examinations of the Projects, and appraisals of the Projects; provided, that, (i) such field audits and examinations and appraisals may be conducted not more than once per any twelve-month period (except, during the existence and continuance of an Event of Default, there shall be no limit on the number of additional field audits and examinations and appraisals that shall be permitted at the Borrowers’ expense) and (ii) except during the continuance of an Event of Default, the Administrative Agent shall consult with the Borrower regarding the costs and expenses of such field audits and examinations and appraisals.

Section 6.15Cooperation.  The Borrower shall, and shall cause its Subsidiaries to, cooperate and provide reasonable information and other assistance in connection with any proposed assignment or participation of a Loan permitted by Section 12.05(b).

Section 6.16Collateral Accounts; Collections.

(a)The Borrower shall maintain, and shall cause its Subsidiaries to maintain, in full force and effect each of the Collateral Accounts in accordance with the terms of the Loan Documents.

(b)The Borrower shall, and shall cause each Relevant Party to, ensure that at all times each counterparty to a Project Document is directed to pay all Rents, PBI Payments or other payments due to a Relevant Party under such Project Document in accordance with the terms of the Loan Documents.

(c)Borrower shall, and shall cause each Loan Party to, remit any amounts received by it or received by third parties (other than pursuant to the terms of the Loan Documents) on its behalf to the appropriate Collateral Account for deposit in accordance with the terms of the Loan Documents.

Section 6.17Performance of Agreements.  Borrower shall, and shall cause the Subsidiaries to, duly and punctually perform, observe and comply in all material respects with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with hereunder and under the other Loan Documents to which it is a

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

party.  The Borrower shall, and shall cause the Subsidiaries to, prudently exercise and enforce their rights, authorities and discretions under the Portfolio Documents to which they are a party.

Section 6.18Customer Agreements and REC Contracts.

(a)Each Customer Agreement entered into following the Closing Date shall be an Eligible Customer Agreement.

(b)The Borrower shall ensure that the Sponsor assigns to the applicable Opco all rights to receive the PBI Payments and the related PBI Documents in respect of each Eligible Project.

(c)Each Customer Agreement shall require the applicable Customer to maintain homeowner’s insurance for all damage to the property on which the related Project is installed.

Section 6.19Management Agreement.  The Borrower shall, and shall cause the Manager and each Relevant Party to, (i) perform and observe all of the material terms, covenants and conditions of the Management Agreement on the part of Manager and such Relevant Party to be performed and observed and (ii) promptly notify the Administrative Agent of any notice to Borrower of any material default under the Management Agreement.  If the Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement to be performed or observed by it, then, without limiting the Administrative Agent’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Manager or any Relevant Party from any of its obligations under the Loan Documents or the Borrower under the Management Agreement, the Borrower grants the Administrative Agent on its behalf the right, upon prior written notice to the Borrower, to pay any sums and to perform any act as may be reasonably appropriate to cause such material conditions of the Management Agreement on the part of the Borrower to be performed or observed; provided, however, that the Administrative Agent will not be under any obligation to pay such sums or perform such acts.

Section 6.20Use of Proceeds.  The Borrower shall apply the proceeds of the Loans exclusively as permitted pursuant to Section 2.01 and Section 2.02.

Section 6.21Project Expenditures.  The Borrower shall, and shall cause the Relevant Parties, Manager and Operators to, operate and maintain the Projects pursuant to the then-current Operating Budget, the O&M Agreements, the Portfolio Documents, all other agreements with respect to the Project (including any provisions of any manufacturer, installer or other warranties), Prudent Industry Practices and applicable Law.

Section 6.22Tax Equity Opco Matters.

(a)Any capital contribution or loan required to be made by any Tax Equity Holdco to any Tax Equity Opco pursuant to the applicable Tax Equity Opco Limited Liability Company Agreement or any other Tax Equity Document shall be made solely from the proceeds of Excluded Property or a contribution from the Sponsor (it being understood that repayments on

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

any such loan shall not be Excluded Property and shall be paid directly into the Revenue Account by the applicable Partnership Flip Holdco).

(b)The Borrower shall, and shall cause each Tax Equity Holdco to, enforce their rights under the Tax Equity Documents to ensure that each Relevant Party shall make and apply the maximum distributions to the managing members in accordance with the Tax Equity Documents and, without limitation, shall not agree to the maintenance of any cash reserve within any Opco without the consent of the Administrative Agent (acting on the instructions of the Required Lenders).

Section 6.23Recapture.  Each Relevant Party will take all reasonable actions to avoid (i) any liability to repay any portion of any payment it received with respect to a Project from the U.S. Treasury under section 1603 of the American Recovery and Reinvestment Act of 2009, as amended, or (ii) any disallowance or recapture of all or part of any tax credit under section 48 of the Code with respect to a Project.

Section 6.24Termination of Servicer.

(a)In the event that a Servicer Termination Event occurs, the Administrative Agent (acting on the instructions of the Required Lenders) may, in its sole discretion, deliver notice to the Operator under the applicable Wholly Owned Opco O&M Agreement and to the Back-Up Servicer under the applicable Wholly Owned Opco Back-Up Servicing Agreement or the Transition Manager under the applicable Wholly Owned Opco Transition Management Agreement, as applicable, terminating the appointment of such Operator and triggering the transition to the Back-Up Servicer or Transition Manager, as applicable, as successor Operator under the applicable Wholly Owned Opco O&M Agreement.  The Borrower shall, and shall cause each Subsidiary to, immediately take all such action necessary (including the delivery of notice) to terminate the Operator and transition to the Back-Up Servicer or Transition Manager, as applicable.

(b)In the event that a Tax Equity Opco or a Tax Equity Holdco has the right to terminate a Tax Equity Opco O&M Agreement or the Operator pursuant to the terms of such Tax Equity Opco O&M Agreement, the Administrative Agent (acting on the instructions of the Required Lenders) may, in its sole discretion, deliver notice to the Borrower requiring it to cause the applicable Tax Equity Opco or Tax Equity Holdco to terminate the appointment of the Operator and trigger the transition to the Back-Up Servicer or Transition Manager, as applicable, as successor Operator under such Tax Equity Opco O&M Agreement.  The Borrower shall, and shall cause the applicable Tax Equity Opco or Tax Equity Holdco to, immediately take all such action necessary (including the delivery of notice) to terminate the Operator and transition to the Back-Up Servicer or Transition Manager, as applicable.

Section 6.25Availability Period Termination Date Base Case Model

(a)Borrower shall, no later than ten (10) Business Days following each Calculation Date up to and including the Calculation Date occurring on or prior to the last day of the Availability Period and no later than ten (10) Business Days following the last day of the Availability Period, deliver to the Administrative Agent an updated Base Case Model and an

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Available Borrowing Base Certificate in each case, calculated as of the preceding Calculation Date and as of the last day of the Availability Period, respectively.

Section 6.26Designation of Certain Eligible Projects as Non-Eligible Projects.  If, as of any Available Borrowing Base Determination Date, the average FICO® Score of all Customers with respect to all Eligible Projects is less than [***]; the Borrower shall designate Projects that would otherwise constitute Eligible Projects as non-Eligible Projects (with such designation being made with respect to Eligible Projects with Customers having the lowest FICO® Scores) until the average FICO® Score of the Customers of the remaining Eligible Projects is at least [***].  For purposes of calculating the Available Borrowing Base as of such Available Borrowing Base Determination Date, such designated Projects shall not be Eligible Projects hereunder. For the avoidance of doubt, the designation pursuant to this paragraph shall be made as of each Available Borrowing Base Determination Date and shall remain in effect only until the next succeeding Available Borrowing Base Determination Date.

Section 6.27Post-Closing Covenants.

(a)With respect to the [***] Fund, Borrower shall, within sixty (60) days following the Closing Date, deliver to the Administrative Agent a fully executed copy of a Partnership Flip Back-Up Servicing Agreement for such Partnership Flip Fund substantially in the form of Exhibit E or a Partnership Flip Transition Management Agreement in the form of Exhibit F.

(b)With respect to the [***] fund, the Borrower shall, within sixty (60) days following the Closing Date, deliver to the Administrative Agent a fully executed copy of  an amendment to the applicable Limited Liability Company Agreement (i) amending the reference to Section 5.02(c) in Section 12.02(a)(v) of such Limited Liability Company Agreement to be a reference to Section 5.02(b) and (ii) clarifying that a foreclosure by creditors (or a disposition in lieu of foreclosure) in respect of the membership interests of the applicable Tax Equity Holdco or any direct or indirect parent of the applicable Tax Equity Holdco shall not constitute a “Change of Member Control” and is otherwise permitted without the consent of the Tax Equity Class A Members under such Tax Equity Limited Liability Company Agreement.

(c)With respect to the [***] fund, the Borrower shall, within sixty (60) days following the Closing Date, deliver to the Administrative Agent a fully executed copy of an amendment to the applicable Limited Liability Company Agreement amending the reference to Section 5.01(b) in Section 12.02(a)(vi) of such Limited Liability Company Agreement to be a reference to Section 5.02(b).

(d)Within ninety (90) days following the last day of the Availability Period, deliver to the Administrative Agent each Customer Agreement relating to Eligible Projects in the Project Pool that was not previously delivered to the Administrative Agent pursuant to Section 9.01(a)(xi) or 9.02(b)(iii).

(e)With respect to each of the [***] Fund, [***] Fund and [***] Fund, Borrower shall use commercially reasonable efforts to, within six (6) months following the Closing Date, deliver to the Administrative Agent a fully executed copy of an amendment to the

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Tax Equity Limited Liability Company Agreement of such Partnership Flip Opco, that either (A) provides that (i) the members of such Partnership Flip Opco acknowledge that Subchapters C and D of Chapter 63 of the Code have been repealed, and that Chapter 63 of the Code has been amended, by Section 1101 of the Budget Act, to be effective with respect to taxable years beginning after December 31, 2017; (ii) the members of such Partnership Flip Opco agree to cooperate, reasonably and in good faith, to take such action on or prior to the effective date of Section 1101 of the Budget Act as reasonably necessary to preserve and retain after the effective date of Section 1101 of the Budget Act (and any Further Guidance), to the extent possible, the substantive arrangement and relative and analogous rights, duties, indemnities, responsibilities, risks, and obligations of the applicable Tax Equity Holdco and Tax Equity Class A Members reflected in such Tax Equity Limited Liability Company Agreement with respect to tax audits and other administrative procedures addressed by Section 1101 of the Budget Act; and (iii) no member of such Partnership Flip Opco may make or cause such Partnership Flip Opco to make any election under Section 1101(g)(4) of the Budget Act or any subsequent law or guidance to have the provisions of Section 1101 of the Budget Act apply to such Partnership Flip Opco prior to the effective date of Section 1101 of the Budget Act or (B) (i) incorporates any changes necessary to preserve and retain after the effective date of Section 1101 of the Budget Act (and any Further Guidance), to the extent possible, the substantive arrangement and relative and analogous rights, duties, indemnities, responsibilities, risks, and obligations of the applicable Tax Equity Holdco and Tax Equity Class A Members reflected in such Tax Equity Limited Liability Company Agreement with respect to tax audits and other administrative procedures addressed by Section 1101 of the Budget Act; and (ii) provides that no member of such Partnership Flip Opco may make or cause such Partnership Flip Opco to make any election under Section 1101(g)(4) of the Budget Act or any subsequent law or guidance to have the provisions of Section 1101 of the Budget Act apply to such Partnership Flip Opco prior to the effective date of Section 1101 of the Budget Act.

Section 6.28Tax Partnership Election.

(a)Borrower shall cause each Partnership Flip Opco not to make any election under Section 1101(g)(4) of the Budget Act or any subsequent law or guidance to have the provisions of Section 1101 of the Budget Act apply to such Partnership Flip Opco prior to the effective date of Section 1101 of the Budget Act.

(b)With respect to any Partnership Flip Opco that contains in the applicable Tax Equity Limited Liability Company Agreement an Acceptable Audit Election Provision, in the event such Partnership Flip Opco receives a notice of final partnership administrative adjustment that would, with the passing of time, result in an “imputed underpayment” imposed on such Partnership Flip Opco as that term is defined in Code Section 6225, Borrower shall, or shall cause such Partnership Flip Opco, within thirty (30) days after the date of such notice to (x) timely elect pursuant to Code Section 6226 (as amended by the Budget Act) to make inapplicable to the Company the requirement in Code Section 6225 (as amended by the Budget Act) to pay the “imputed underpayment” as that term is used in that section, (y) comply with all of the requirements and procedures required in connection with such election, and (z) provide evidence of such election to Administrative Agent.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Article VII
NEGATIVE COVENANTS

Section 7.01Indebtedness.  The Borrower shall not, and shall not permit the Subsidiaries to, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following (collectively, “Permitted Indebtedness”):

(a)the Obligations (including the Secured Hedging Obligations);

(b)unsecured trade payables which are not evidenced by a note or are otherwise indebtedness for borrowed money and which arise out of purchases of goods or services in the ordinary course of business; provided, however, (1) such trade payables are payable not later than 90 days after the original invoice date and are not overdue by more than 30 days and (2) the aggregate amount of such trade payables outstanding does not, at any time, exceed $1,000,000 in the aggregate for the Borrower and the Subsidiaries;

(c)loans made by:

(i)a Tax Equity Holdco to the applicable Tax Equity Opco solely to the extent made with the proceeds of Excluded Property or a contribution from the Sponsor in accordance with Section 6.22(a); or

(ii)with respect to a Partnership Flip Fund, a Partnership Flip Opco to a Partnership Flip Holdco under a Contribution Note provided it is repaid or deemed repaid or reduced in full on or before the stated maturity date of such Contribution Note solely from (A) capital contributed by the Sponsor and/or (B) a reduction of the outstanding amount (other than by capital contribution) in accordance with the Tax Equity Limited Liability Company Agreement of such Partnership Flip Opco (including by applying to the reduction of such Contribution Note, capital contributions previously contributed by such Partnership Flip Holdco to the Partnership Flip Opco that have not been used to purchase any Projects by such Partnership Flip Opco under the applicable Master Purchase Agreement);

(d)to the extent constituting Indebtedness, obligations or liabilities of an Opco arising under any Excluded REC Contract or any guarantee in respect thereof (other than any obligation or liability constituting indebtedness for borrowed money); or

(e)obligations under Interest Rate Hedging Agreements permitted in accordance with Section 6.11.

In no event shall any Indebtedness other than the Obligations be secured, in whole or in part, by the Collateral or other Assets or any portion thereof or interest therein and any proceeds of any of the foregoing.

Section 7.02No Liens.  The Borrower shall not, and shall not permit the Subsidiaries to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it except Permitted Liens.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Section 7.03Restriction on Fundamental Changes.  Unless otherwise expressly permitted by this Agreement, the Borrower shall not, and shall not permit the Subsidiaries to, without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders), (i) merge or consolidate with another Person, (ii) sell, assign, transfer or dispose of any part of the Collateral other than (a) sales, assignments, transfers or dispositions of obsolete, worn-out or replaced property or assets not used or useful in its business, (b) sales of Projects to Customers pursuant to the express terms of the Customer Agreements or (c) Permitted Fund Dispositions, (iii) liquidate, wind-up or dissolve any Subsidiary or (iv) withdraw or resign from any Subsidiary (including in the capacity as managing member).

Section 7.04Bankruptcy, Receivers, Similar Matters.  Borrower shall not, and shall not permit any Subsidiary to, apply for, consent to, or aid, solicit, support, or otherwise act, cooperate or collude to cause the appointment of or taking possession by, a receiver, trustee or other custodian for all or a substantial part of the Assets of any Relevant Party.  Borrower shall not, and shall not permit any Subsidiary to, file a petition for, consent to the filing of a petition for, or aid, solicit, support, or otherwise act, cooperate or collude to cause the filing of a petition for an Involuntary Bankruptcy.  In any Involuntary Bankruptcy of any Relevant Party, the Borrower shall not, and shall not permit any Subsidiary to, without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders), consent to the entry of any order, file any motion, or support any motion (irrespective of the subject of the motion), and the Borrower shall not, and shall not permit any Subsidiary to file or support any plan of reorganization.  In any Involuntary Bankruptcy of a Relevant Party, Borrower shall, and shall cause the Subsidiaries to, do all things reasonably requested by the Administrative Agent (acting on the instructions of the Required Lenders) to assist the Administrative Agent in obtaining such relief as the Administrative Agent shall seek, and shall in all events vote as directed by the Administrative Agent (acting on the instructions of the Required Lenders).  Without limitation of the foregoing, Borrower shall, and shall cause the Subsidiaries to, do all things reasonably requested by the Administrative Agent (acting on the instructions of the Required Lenders) to support any motion for relief from stay or plan of reorganization proposed or supported by the Administrative Agent (acting on the instructions of the Required Lenders).

Section 7.05ERISA.

(a)No ERISA Plans.  The Borrower shall not establish any Employee Benefit Plan, Multiemployer Plan or Plan, or commence making contributions to (or become obligated to make contributions to) any Employee Benefit Plan, Multiemployer Plan or Plan.

(b)Compliance with ERISA.  The Borrower shall not, and shall not permit any Subsidiary to engage in any non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code; provided that if Borrower is in default of this covenant under subsection (i), Borrower shall be deemed not to be in default if such default results solely because (x) any portion of the Loans have been, or will be, funded with plan assets of any Plan and (y) the purchase or holding of such portion of the Loans by such Plan constitutes a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code or a violation of applicable Similar Law.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(c)The Borrower shall not, and shall not permit the Subsidiaries to, hire or maintain any employees.

Section 7.06Restricted Payments.  The Borrower shall not, and shall not permit any Subsidiary to make, directly or indirectly any Restricted Payment other than:

(a)distributions by the Tax Equity Opcos to their members in accordance with the terms of the respective Limited Liability Company Agreements;

(b)distributions by the Relevant Parties to the Borrower;

(c)distributions from the Borrower to the Pledgor Collections Account or the Permitted Fund Disposition Account to the extent permitted under the Depository Agreement;

(d)the Borrower and Subsidiaries may distribute to their members any and all proceeds of Excluded REC Sales;

(e)distributions of Loan proceeds in accordance with the express provisions of Article II; and

(f)distributions of any amounts distributed by Tax Equity Opcos to Tax Equity Holdcos on January 15, 2016 to the Sponsor, in an amount not to exceed $1,500,000.00 (provided, that at the time of such distribution evidence is provided to the Administrative Agent of the amounts actually distributed by the Tax Equity Opcos to the Tax Equity Holdcos on January 15, 2016);

The Borrower shall not (i) redeem, purchase, retire or otherwise acquire for value any of its ownership or equity interests or securities or (ii) set aside or otherwise segregate any amounts for any such purpose.  The Borrower shall not, directly or indirectly, make payments to or distributions from the Collateral Accounts except in accordance with the Depository Agreement.  The Borrower shall ensure that no Tax Equity Holdco exercises any right of offset or set-off against its right to distributions from a Tax Equity Opco.

Section 7.07Limitation on Investments.  The Borrower shall not, and shall not permit any Subsidiary to, after the date hereof, form, or cause to be formed, any subsidiaries, make or suffer to exist any loans or advances to, or extend any credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise (other than (i) pursuant to a Loan Document or (ii) a guarantee from a Wholly Owned Opco, Inverted Lease Opco of the obligations of the applicable Wholly Owned Opco, Inverted Lease Tenant in respect of REC sales)), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of any other Person (except by the endorsement of checks in the ordinary course of business), or, except as expressly permitted under any Loan Document, make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Section 7.08Sanctions and Anti-Corruption.  Borrower shall not, and shall not permit any Relevant Party or other Affiliate to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person, or (b) contribute or otherwise make available all or any part of the proceeds of the Loans, directly or indirectly, to, or for the benefit of, any Person (whether or not an Affiliate of the Borrower) for the purpose of financing the activities or business of, other transactions with, or investments in, any Blocked Person or in violation of any Anti-Corruption Laws or Sanctions, (c) directly or indirectly fund all or part of any repayment or prepayment of the Loans out of proceeds derived from any transaction with or action involving a Blocked Person or in violation of Anti-Corruption Laws or Sanctions or (d) engage in any transaction, activity or conduct that would violate Sanctions or Anti-Corruption Laws or Sanctions, that would cause any Secured Party to be in breach of any Sanctions or that could reasonably be expected to result in it or its Affiliates or any Secured Party being designated as a Blocked Person.

Section 7.09No Other Business; Leases.

(a)Borrower shall not, and shall not permit any Subsidiary to: (i) engage in any business other than the acquisition, ownership, leasing, construction, financing, operation and maintenance of the Projects in accordance with and as contemplated by the Transaction Documents and other activities incidental thereto, including the sale of RECs under the Excluded REC Contracts, or (ii) change its name without the consent of the Administrative Agent.

(b)Borrower shall not, and shall not permit any Subsidiary to, enter into any agreement or arrangement to lease the use of any Asset or Project of any kind (including by sale-leaseback, operating leases, capital leases or otherwise), except any Master Lease or pursuant to the terms of the Eligible Customer Agreements.

Section 7.10Portfolio Documents.

(a)The Borrower shall not, and shall not permit any Subsidiary to, amend, modify or terminate any Portfolio Document, or waive any material breach under, or material breach of, any Portfolio Document, without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders) to the extent that any such amendment, modification, termination or waiver could reasonably be expected to have a Material Adverse Effect; provided, that, for the avoidance of doubt, the Subsidiaries shall be permitted to enter into an agreement to amend or modify (i) the electricity or lease rate, annual escalator or term of any Exempt Customer Agreement only (such agreement, a “Payment Facilitation Agreement”), so long as such amendment or modification is (A) permitted under the applicable Tax Equity Documents and (B) made in good faith for a commercially reasonable purpose and is intended to maximize the long-term economic value of the Customer Agreement as against its value if the Payment Facilitation Agreement had not been entered into (as reasonably determined by the Sponsor in good faith and in light of the facts and circumstances known at the time of such amendment or modification), (ii) a Master Turnkey Installation Agreement to the extent that such amendment or modification could not reasonably be expected to have a Material Adverse Effect and (iii) a Tax Equity Limited Liability Company Agreement as necessary to comply with Section 6.27(e) hereof.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(b)The Borrower shall not, and shall not permit any Subsidiary to, enter into any new agreement or contract, other than the Transaction Documents and the Excluded REC Contracts or any contract or agreement incidental or necessary to the operation of its business that do not allocate material risk to any Relevant Party and have a term of less than one year or that has a value over its term not exceeding $100,000, without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders).

(c)The Borrower shall not, and shall not permit any Subsidiary to, assign, novate or otherwise transfer or consent to an assignment, novation or any other transfer of a Project Document other than (i) pursuant to the Collateral Documents, (ii) transfers of an interest in an Opco, Inverted Lease Holdco or Partnership Flip Holdco pursuant to a Permitted Fund Disposition or permitted in accordance with clause (d) below and Section 6.08(g) and (iii) assignments of a Customer Agreement to a replacement Customer in accordance with the terms of the Customer Agreement and applicable Law (including consumer leasing and protection Law).

(d)No Tax Equity Holdco shall exercise any option to purchase the outstanding “class A” membership interests of a Tax Equity Opco or any membership interests held by a Tax Equity Class A Member in such Tax Equity Opco without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders); provided that, upon obtaining such consent and notwithstanding anything to the contrary in this Agreement, Sponsor may make a capital contribution to the applicable Tax Equity Holdco for the purchase of such membership interests.

Section 7.11Taxes.  The Borrower shall not, and shall not permit any Relevant Party to, take any action or position that would result in a Project being determined to have been Placed in Service prior to the date it was sold to the relevant Relevant Party.  The Borrower shall not, and shall not permit any Subsidiary to, claim a tax credit under section 48 of the Code for any Project with respect to which a Relevant Party has received a Grant.  The Borrower shall not, and shall not permit any Relevant Party to, cause or permit any property that is part of a Project to be subject to the alternative depreciation system under section 168(g) of the Code.

Section 7.12Expenditures; Collateral Accounts; Structural Changes.

(a)The Borrower shall not, and shall not permit any Subsidiary to, incur Operating Expenses or otherwise pay the Manager, Operator, Transition Manager and Back-Up Servicer in the aggregate amounts in excess of the greater of:

(i)the budgeted amounts shown for Operating Expenses in the applicable Operating Budget for such year; and

(ii)20% in the aggregate over the amount budgeted for Operating Expenses in the then-current Base Case Model for the applicable year;

without the prior written consent of the Administrative Agent (acting in consultation with the Independent Engineer and provided that such consent in respect of the Tax Equity Opcos not to be unreasonably withheld or delayed), provided, even if the thresholds set forth in clauses (i) and (ii) of this Section 7.12(a) are exceeded, the Administrative Agent’s consent shall also be

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deemed to be given if the Operating Expenses in respect of Non-Covered Services incurred on a per kW DC basis in respect of the Projects owned by the applicable Opcos are not more than $15 per kW DC in the aggregate over the amount budgeted for such Operating Expense in respect of such Projects owned by the applicable Opcos in the then-current Base Case Model for the applicable year.

(b)Other than pursuant to Section 2.05, the Borrower shall not, and shall not permit any Subsidiary to, acquire or own any material asset other than the Projects, Portfolio Documents, Excluded REC Contracts, the Membership Interests and the proceeds thereof.

(c)The Borrower shall not maintain, or permit any Relevant Party to maintain, any bank accounts other than (A) the Collateral Accounts maintained by the Borrower, (B) the bank accounts of the Pledgor maintained pursuant to the Other Depository Agreement, (C) the bank accounts of each Tax Equity Opco maintained pursuant to the Tax Equity Account Agreements and (D) the Wholly Owned Opco Deposit Accounts maintained by the Wholly Owned Opcos.

(d)Other than pursuant to clause (a) of Section 7.10, the Borrower shall not, and shall not permit any Subsidiary to, materially amend, modify or waive, or permit any material amendment, modification or waiver of (i) its organizational documents (except (A) for non-substantive or immaterial changes to organizational documents other than a Limited Liability Company Agreement which, for the avoidance of doubt, shall not include any amendments that relate to corporate powers, corporate separateness or single-purpose entity provisions set forth herein or therein or (B) as may be required by applicable Law, provided, that, any such change required by applicable Law shall be made only with prior notice to and consultation with the Administrative Agent), (ii) its legal form or its capital structure (including the issuance of any options, warrants or other rights with respect thereto) or (iii) change its fiscal year, in each case without the consent of the Administrative Agent.

(e)The Borrower shall not use any proceeds of any Loan except as permitted by applicable Law and for the purposes permitted in Section 2.01 or Section 2.02.

Section 7.13REC Contracts and Transfer Instructions.  Without limiting Section 7.10(b), the Borrower shall not, and shall not permit and Subsidiary to, enter into any REC Contract other than an Excluded REC Contract.

Section 7.14Speculative Transactions.  The Borrower shall not, and shall cause each Subsidiary not to, engage in any Swap Agreement other than (a) the Excluded REC Contracts and (b) the Interest Rate Hedging Agreements.

Section 7.15Voting on Major Decisions.  Except as expressly permitted pursuant to Section 7.10, the Borrower shall ensure that no Loan Party exercises its rights, authorities and discretions under any Tax Equity Document to consent to, approve, ratify, vote in favor of, or submit to the Tax Equity Class A Member for such consent, approval, ratification or vote, any matter which requires approval as a Major Decision, other than with the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders); provided, that, the Borrower shall not be restricted from communicating with any Tax Equity Class A Member in

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the ordinary course so long as such communications do not cause a Major Decision to be made without the Administrative Agent’s consent.

Section 7.16Transactions with Affiliates.  The Borrower shall not, and shall ensure each Subsidiary shall not, make or cause any payment to, or sell, lease, transfer or otherwise dispose of any of its Assets to, or purchase any Assets from, or enter into or make, replace, terminate or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, the Sponsor or its Affiliates or any of the Affiliates of the Borrower and each of their respective members and principals (each, an “Affiliate Transaction”), unless the Affiliate Transaction is upon terms and conditions that are intrinsically fair, commercially reasonable and on terms no less favorable to such Relevant Party than those that would be available on an arms-length basis with an unrelated Person (other than (i) Restricted Payments permitted to be made under Section 7.06, (ii) the Transaction Documents in existence as at the Closing Date or (iii) transactions that are permitted pursuant to Section 7.03.

Section 7.17Limitation on Restricted Payments.  Without limiting Section 7.10, the Borrower shall not, and shall ensure each Subsidiary shall not, enter into any agreement, instrument or other undertaking that (i) restricts the ability of any Subsidiary to make a Restricted Payment (including pursuant to any reallocation of distribution percentages) or (ii) restricts or limits the ability of any Loan Party to create, incur, assume or suffer to exist Liens on the property of such Person for the benefit of the Secured Parties with respect to the Obligations, except to the extent set out in the Tax Equity Documents.

Article VIII
SEPARATENESS

Section 8.01Separateness.  The Borrower acknowledges that each Agent and the Lender Parties are entering into this Agreement in reliance upon each Relevant Party’s identity as a legal entity that is separate from any other Person.  Therefore, from and after the Closing Date, the Borrower shall take all reasonable steps to maintain each Relevant Party’s identity as a separate legal entity from each other Person and to make it manifest to third parties that the Relevant Parties are separate legal entities.  Without limiting the generality of the foregoing, the Borrower agrees that it shall not, and shall not permit any Subsidiary to:

(a)fail to hold all of its assets in its own name;

(b)except for payments made to a General Account governed by the terms of the Management Agreement, commingle its assets with the assets of any of its members, Affiliates, principals or any other Person;

(c)maintain books, records and agreements as official records and separate from those of the members, principals and Affiliates or any other Person;

(d)maintain its bank accounts separate from the members, principals and Affiliates of any other Person;

(e)other than the Transaction Documents and as otherwise expressly permitted by Section 7.16, enter into any Affiliate Transaction;

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(f)fail to maintain separate Financial Statements from those of its general partners, members, principals, Affiliates or any other Person; provided, however, that the Relevant Parties financial position, assets, liabilities, net worth and operating results may be included in the consolidated Financial Statements of Sponsor, provided that (i) appropriate notation shall be made on such consolidated Financial Statements to indicate the separateness of each Relevant Party and the Sponsor, to indicate that the Sponsor and each Relevant Party maintain separate books and records and to indicate that none of the Relevant Parties’ Assets and credit are not available to satisfy the debts and other obligations of the Sponsor or any other Person and (ii) such Assets and liabilities shall be listed on each Relevant Party’s own separate balance sheet;

(g)fail to promptly correct any known or suspected misunderstanding regarding its separate identity;

(h)maintain its Assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(i)guarantee or become obligated, or hold itself as responsible, for the debts of any other Person, except under any Holdco Guaranty and Security Agreement or any Wholly Owned Opco Guaranty and Security Agreement;

(j)hold out its credit as being available to satisfy the obligations of any other Person, except under any Holdco Guaranty and Security Agreement or any Wholly Owned Opco Guaranty and Security Agreement;

(k)make any loans or advances to any third party, including any member, principal or Affiliate of the Borrower, or any member, principal or Affiliate thereof, except as expressly permitted by the Loan Documents;

(l)pledge its assets for the benefit of any other Person, except as expressly permitted under the Loan Documents;

(m)identify itself or hold itself out as a division of any other Person or conduct any business in another name;

(n)fail to maintain adequate capital in light of its current and contemplated business operations;

(o)acting solely in its own limited liability company name and not of any other Person, any of its officers or any of their respective Affiliates, and at all times using its own stationery, invoices and checks separate from those of any other Person, any of its officers or any of their respective Affiliates;

(p)acquire obligations or securities of its members, shareholders of other Affiliates, as applicable;

(q)take any action that knowingly shall cause any Relevant Party to become insolvent;

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(r)fail to keep minutes of the actions of the member of any Relevant Party and observe all limited liability company and other organizational formalities;

(s)fail to cause its members, managers, directors, officers, agents and other representatives to act at all times with respect to each Relevant Party consistently and in furtherance of the foregoing and in the best interests of each Relevant Party;

(t)fail to pay its own liabilities and expenses (including, as applicable, shared personnel and overhead expenses) only out of its own funds, except as otherwise expressly provided by the Loan Documents in respect of the Wholly Owned Opcos; or

(u)fail at any time to have an independent director of Borrower or Pledgor (as defined in the applicable limited liability company agreement of the Borrower or Pledgor, as applicable).

Article IX
CONDITIONS PRECEDENT

Section 9.01Conditions of Closing and Initial Loans.  The obligation of each Lender to make Revolving Loans and the obligation of the Issuing Bank to issue the Letter of Credit on the Closing Date hereunder is subject to satisfaction of the following conditions precedent each in form and substance reasonably satisfactory to the Administrative Agent (acting on the instructions of all Lenders and the Issuing Bank):

(a)The Administrative Agent’s receipt of the following, each of which shall be originals or executed electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by an Authorized Officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date):

(i)a Borrowing Notice in accordance with the requirements of Section 2.01;

(ii)a Notice of LC Activity in accordance with the requirements of Section 2.02 together with completed LC Application duly executed by the Borrower for the benefit of the Administrative Agent and submitted to the Issuing Bank (together with such other LC Documents applicable thereto) with a copy to the Administrative Agent;

(iii)executed counterparts of this Agreement, together with all Exhibits and Schedules thereto, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(iv)the Cash Diversion and Commitment Fee Guaranty;

(v)the Collateral Agency Agreement;

(vi)the Depository Agreement;

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(vii)a Note executed by the Borrower in favor of each Lender requesting a Note;

(viii)the Management Consent Agreement;

(ix)all other Loan Documents;

(x)the Pledge Agreement, the Pledge and Security Agreement and the applicable Tax Equity Holdco Guaranty and Security Agreement, in each case, duly executed by the applicable Relevant Party, together with:

(A)certificates representing the pledged equity referred to therein (in the form required by the applicable limited liability company agreement) accompanied by undated stock powers executed in blank and instruments evidencing any pledged debt indorsed in blank;

(B)proper Financing Statements in form appropriate for filing under the applicable Uniform Commercial Code in order to perfect the Liens created under the Collateral Documents (covering the Collateral described therein);

(C)evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Collateral Documents has been taken or will be taken on the Closing Date such that such Liens shall each constitute a first priority security interest; and

(D)the results of a recent lien search in each of the jurisdictions in which UCC financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Borrower and the Relevant Parties and such search shall reveal no Liens on any of the assets of the Borrower, the Relevant Parties or otherwise on the Collateral, other than Permitted Liens;

(xi)fully executed copies of all Portfolio Documents on the Closing Date (other than Project Documents, of which only those Project Documents relating to Eligible Projects in the Project Pool with respect to which a PTO Letter has been received shall have been provided on or prior to the Closing Date) and the Project Information accompanied by an Officer’s Certificate certifying: (A) that each such copy provided to the Administrative Agent is a true, correct and complete copy of such document (and includes all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters), (B) each such Portfolio Document (i) has been duly executed and delivered by the Sponsor and each Relevant Party party thereto and, to the Knowledge of Sponsor, Borrower and the Subsidiaries, the other parties thereto, (ii) is in full force and effect and is enforceable against each the Sponsor, Relevant Party party thereto and, to the Knowledge of Sponsor, Borrower and the Subsidiaries, each other party thereto as of such date, (C) neither the Sponsor nor any Relevant Party thereto nor, to the Knowledge of Sponsor, Borrower and each Subsidiary, any other party to such document is or, but for the passage of time or giving of notice or both, will be in breach

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

of any material obligation except, solely with respect to (i) Customer Agreements, where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse Effect and (ii) Master Turnkey Installation Agreements, where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse Effect, (D) no Portfolio Document has an event of force majeure existing thereunder except solely with respect to the Project Documents, where such event of force majeure (itself or when coupled with other events of force majeure under such Project Documents) could not reasonably be expected to have a Material Adverse Effect and (E) all conditions precedent to the effectiveness of such documents have been satisfied or waived in writing;

(xii)correct and complete certified copies of the (i) audited Financial Statements of Sponsor for the calendar year ended 2014 and (ii) unaudited Financial Statements of Sponsor for the most recently available calendar quarter, delivered in the manner contemplated by Section 6.01(a)(i) and (ii).

(xiii)evidence, including customary insurance certificates, that all insurance required to be obtained and maintained pursuant to the Loan Documents has been obtained and all premiums thereon have been paid in full or are not in arrears;

(xiv)a copy of the certificate of formation, limited liability company agreement, operating agreement or other organizational documents of each Relevant Party and the Sponsor, together with such amendments to the organizational documents of the Loan Parties as required by the Administrative Agent, certified by the secretary of such Person as being true, correct and complete copy of such document (and includes all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters);

(xv)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Authorized Officers of the Relevant Parties and the Sponsor as the Administrative Agent may require authorizing, as applicable, the Loans and the guarantees given by the Loan Parties and the Sponsor, the granting of the Liens under the Collateral Documents and the execution delivery and performance of this Agreement and the other Transaction Documents and evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with this Agreement and the other Loan Documents to which any Relevant Party is a party or is to be a party, in each case, certified by the secretary of such Person;

(xvi)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Relevant Party and the Sponsor is duly formed, validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(xvii)favorable opinions of counsel to the Relevant Parties and the Sponsor in relation to the Loan Documents and the Management Agreement, addressed to the Administrative Agent and each Secured Party from:

(A)Wilson Sonsini Goodrich & Rosati P.C., counsel for the Relevant Parties, including opinions regarding the attachment, perfection of security interests in Collateral and corporate matters (including, without limitation, enforceability, no consents, no conflicts with the Limited Liability Company Agreements and Investment Company Act matters);

(B)an in-house opinion from counsel of the Sponsor, including opinions regarding corporate matters and no conflicts with organizational documents, and other material contracts binding on the Relevant Parties;

(xviii)a certificate of an Authorized Officer of each Relevant Party, either (A) attaching copies of all consents, licenses and approvals required in connection with the Loans and the guarantees given by the Loan Parties, the granting of the Liens under the Collateral Documents and the execution delivery and performance of this Agreement and the other Transaction Documents and the validity against the Sponsor and each Relevant Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect and not subject to appeal, or (B) certifying that no such consents, licenses or approvals are so required;

(xix)a certificate signed by an Authorized Officer of the Borrower certifying (A) that the conditions specified in Section 9.01(g), Section 9.01(h), Section 9.01(i), Section 9.01(k) and Section 9.01(m) have been satisfied, (B) as to the solvency of the Borrower and the Subsidiaries, and (C) that there has been no event or circumstance since December 31, 2014 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(xx)the Closing Date Funds Flow Memorandum outlining the use of the Loans which shall be in compliance with Section 2.01(c);

(xxi)the then-current financial models for the Partnership Flip Opcos; and

(xxii)each other certificate or document as the Administrative Agent shall reasonably request.

(b)The Administrative Agent has received (i) the Base Case Model demonstrating compliance with the Available Borrowing Base and (ii) [***].

(c)Each Lender Party has received the initial Operating Budget required pursuant to Section 6.01(e)(i) for the period ending December 31, 2016.

(d)The Lender Parties have received all documentation and other information required by regulatory authorities under the applicable “know your customer” and Anti-Money Laundering Laws, including the PATRIOT Act.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(e)Payment of Fees/Expenses.

(i)All fees and expenses (including attorney’s fees and disbursements) required to be paid to the Agents and the Depository Bank on or before the Closing Date shall have been paid or shall be, contemporaneously with the Closing, paid.

(ii)All fees required to be paid to the Lenders and the Joint Lead Arrangers on or before the Closing Date pursuant to the Fee Letters, shall have been paid or shall be, contemporaneously with the Closing, paid.

(iii)All Additional Expenses due and payable as of the Closing Date shall have been paid in full by the Borrower.

(iv)All other costs and expenses required to be paid pursuant to Section 4.07 for which evidence has been presented (including third-party fees and out-of-pocket expenses of lenders counsel, the Insurance Consultant, Independent Engineer, [***] and other advisors or consultants retained by the Administrative Agent) on or before the Closing Date.

(v)The payment of all fees, costs and expenses to be paid on the Closing Date will be reflected in the Closing Date Funds Flow Memorandum and funding instructions given by the Borrower to the Administrative Agent and the Depository Bank prior to the Closing Date.

(f)The Borrower has established the Collateral Accounts and, except to the extent to be funded with a Letter of Credit on the Closing Date, has deposited, or shall contemporaneously with the Closing deposit, into the Debt Service Reserve Account the Debt Service Reserve Required Amount.  To the extent applicable, the funding of the Debt Service Reserve Account will be reflected in the Closing Date Funds Flow Memorandum and funding instructions given by the Borrower to the Administrative Agent and the Depository Bank prior to the Closing Date.

(g)The representations and warranties of the Sponsor and the Relevant Parties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(h)No action or proceeding has been instituted or threatened in writing by any Governmental Authority against the Sponsor or any Relevant Party that seeks to impair, restrain prohibit or invalidate the transactions contemplated by this Agreement and the other Loan Documents or regarding the effectiveness or validity of any required Permits.

(i)No Default or Event of Default shall exist, or would result from the borrowing or from the application of the proceeds thereof.

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(j)The Administrative Agent shall have received technical reports on the Projects to be owned by the Subsidiaries prepared by the Independent Engineer and addressed to the Administrative Agent and the Lenders.

(k)The Cash Available for Debt Service included under the Base Case Model does not include cash flows from any Project that is not an Eligible Project and takes into account the impact on Operating Revenues and Operating Expenses from each waiver provided by a Tax Equity Class A Member.  Taking into account all Projects proposed to be included in the Collateral as of the Closing Date, each Eligible Project (i) met the requirements for the purchase of the Projects at the time of sale pursuant to such applicable Master Purchase Agreement or (ii) such requirements were amended or waived and notice of any such waiver or amendment has been provided to the Administrative Agent.

(l)The Administrative Agent shall have received (i) an insurance report from the Insurance Consultant addressed to the Administrative Agent and the Lenders and (ii) an insurance certificate from the Borrower’s insurance broker identifying the underwriters, types of insurance, applicable insurance limits and policy terms consistent with such insurance report and confirming that such insurance is in compliance with the terms of Section 5.14 and Section 6.13.

(m)No Tax Equity Holdco has been removed as managing member under the Limited Liability Company Agreement for any applicable Tax Equity Opco, nor has any such Tax Equity Holdco given or received written notice of an action, claim or threat of such removal.

(n)The Administrative Agent shall be satisfied that all warranties relating to the Eligible Projects not previously in the Project Pool will inure to the benefit of, and be enforceable by, the Relevant Party following the purchase of such Eligible Projects;

Section 9.02Conditions of Revolving Loans.  The obligation of each Lender to make Revolving Loans on each subsequent Advance Date succeeding the Closing Date is subject to satisfaction of the following conditions precedent each in form and substance reasonably satisfactory to the Administrative Agent (acting on the instructions of all Lenders and the Issuing Bank):

(a)The Closing Date shall have occurred and the Borrower shall have delivered a Borrowing Notice in accordance with the requirements of Section 2.01.

(b)The Administrative Agent’s receipt of the following, each of which shall be originals or electronic copies (followed promptly by originals to the extent extant) unless otherwise specified, each properly executed by an Authorized Officer of the signing Borrower, each dated as of the date of such borrowing (or, in the case of certificates of governmental officials, a recent date before such date of borrowing):

(i)a Note executed by the Borrower in favor of each Lender requesting a Note;

(ii)a certificate signed by an Authorized Officer of the Borrower certifying (A) that the conditions specified in Section 9.02(d) and 9.02(e), 9.02(f), 9.02(g), 9.02(h), 9.02(j) and 9.02(l) have been satisfied and (B) that there has been no

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

event or circumstance since the later of the Closing Date and the making of the last Loans pursuant to this Section 9.02 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(iii)fully executed copies of all Project Documents and other Portfolio Documents, not previously delivered to the Administrative Agent, entered into in connection with Eligible Projects in the Project Pool (other than Project Documents, of which only those Project Documents relating to Eligible Projects in the Project Pool with respect to which a PTO Letter has been received shall have been provided on or prior to such Advance Date) together with the Project Information relating to each such Eligible Project, accompanied by an Officer’s Certificate certifying: (A) that each such copy provided to the Administrative Agent is a true, correct and complete copy of such document (and includes all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters), (B) each such Portfolio Document (i) has been duly executed and delivered by the Sponsor and each Relevant Party party thereto and, to the Knowledge of Sponsor, Borrower and the Subsidiaries, the other parties thereto, (ii) is in full force and effect and is enforceable against the Sponsor and each Relevant Party party thereto and, to the Knowledge of Sponsor, Borrower and the Subsidiaries, each other party thereto as of such date, (C) neither the Sponsor nor any Relevant Party party thereto nor, to the Knowledge of Sponsor, Borrower and each Subsidiary, any other party to such document is or, but for the passage of time or giving of notice or both, will be in breach of any material obligation except, solely with respect to (i) Customer Agreements, where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse Effect and (ii) Master Turnkey Installation Agreements, where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse Effect, (D) no Portfolio Document has an event of force majeure existing thereunder except solely with respect to the Project Documents, where such event of force majeure (itself or when coupled with other events of force majeure under such Project Documents) could not reasonably be expected to have a Material Adverse Effect and (E) all conditions precedent to the effectiveness of such documents have been satisfied or waived in writing;

(iv)evidence, including customary insurance certificates, that all insurance required to be obtained and maintained pursuant to the Loan Documents has been obtained and all premiums thereon have been paid in full or are not in arrears;

(v)to the extent not previously delivered, a copy of the purchase and sale confirmation delivered under the applicable Master Purchase Agreement in respect of the Eligible Projects in the Project Pool, including any subsequent confirmations provided to any Opco or its applicable Tax Equity Class A Member that the Projects have been Placed in Service or have received a PTO Letter; and

(vi)the then-current true-up financial models for any Opco;

(c)Each Lender Party has received (i) the Base Case Model, demonstrating compliance with the Available Borrowing Base calculated as of the date of the Borrowing Notice

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

delivered with respect to the applicable Advance Date and updated to reflect the Loan made on such date and any changes to the Project Pool or the Base Case Model since the most recent calculation of the Available Borrowing Base.

(d)The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of such borrowing date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.

(e)No action or proceeding has been instituted or threatened in writing by any Governmental Authority against the Sponsor or any Relevant Party that seeks to impair, restrain prohibit or invalidate the transactions contemplated by this Agreement and the other Loan Documents or regarding the effectiveness or validity of any required Permits.

(f)No Default or Event of Default shall exist, or would result from the borrowing or from the application of the proceeds thereof.

(g)The Cash Available for Debt Service included under the updated Base Case Model does not include cash flows from any Project that is not an Eligible Project and takes into account the impact on Operating Revenues and Operating Expenses from each waiver provided by a Tax Equity Class A Member.  Taking into account all Projects owned by an Opco and proposed to be included in the Collateral as of such date: (i) each of the fund constraints set forth in the related Master Purchase Agreement has been satisfied, (ii) the minimum systems in service requirement set forth in such Master Purchase Agreement shall have been achieved, and (iii) each Project met the “Qualifications of Projects” requirements at the time of sale pursuant to such Master Purchase Agreement or, such requirements referenced in clauses (i), (ii) and/or (iii) were waived or amended and a copy of any such waiver or amendment has been provided to the Administrative Agent.

(h)The Available Borrowing Base was calculated solely with respect to Eligible Projects.

(i)Except to the extent (A) funded with a Letter of Credit or an Acceptable DSR Guaranty or (B) to be funded with the proceeds of such borrowing of Revolving Loans, the Debt Service Reserve Account is fully funded with the Debt Service Reserve Required Amount as of such date.

(j)No Distribution Trap shall have occurred and be continuing.

(k)All Additional Expenses due and payable as of such date shall have been paid in full by the Borrower and all other costs and expenses required to be paid per Section 4.07 for which evidence has been presented (including third-party fees and out-of-pocket expenses of lenders counsel, the Insurance Consultant, Independent Engineer, [***] and other advisors or consultants retained by the Administrative Agent) on or before the applicable Advance Date.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

The payment of all fees, costs and expenses to be paid on the applicable Advance Date will be reflected in the Transfer Date Certificate and/or funding instructions given by the Borrower to the Administrative Agent prior to the applicable Advance Date.

(l)No Tax Equity Holdco has been removed as managing member under the Limited Liability Company Agreement for any applicable Tax Equity Opco, nor has any such Tax Equity Holdco given or received written notice of an action, claim or threat of such removal.

(m)The Administrative Agent shall be satisfied that all warranties relating to the Eligible Projects in the Project Pool inure to the benefit of, and are enforceable by, the relevant Subsidiary.

(n)The Administrative Agent shall have received a certificate signed by an Authorized Officer of the Borrower certifying each (x) Eligible Project included in the calculation of the Available Borrowing Base (i) has achieved Substantial Completion under the applicable Tax Equity Documents or, in the case of the Wholly Owned Opcos, the applicable Wholly Owned Opco Documents (including having passed applicable local building inspection) and (ii) is otherwise an Eligible Project in accordance with the definition thereof and (y) Project in the Project Pool satisfied the requirements of the applicable Tax Equity Documents or, in the case of the Wholly Owned Opcos, the applicable Wholly Owned Opco Documents.

Section 9.03Conditions of Letter of Credit Issuance.  The obligation of the Issuing Bank to issue, extend or increase the Stated Amount of the Letter of Credit under Section 2.02 is subject to satisfaction of the following conditions precedent each in form and substance reasonably satisfactory to the Administrative Agent (acting on the instructions of the Issuing Bank and all the LC Lenders):

(a)The conditions precedent under Section 9.01 shall have been satisfied or waived and Borrower shall have delivered a Notice of LC Activity in accordance with the requirements of Section 2.02.

(b)The Administrative Agent and the Issuing Bank shall have received a certificate signed by an Authorized Officer of the Borrower certifying that the conditions specified in Section 9.03(c) and 9.03(d) have been satisfied, which shall be an original or an electronic copy (followed promptly by originals to the extent extant) unless otherwise specified, each properly executed by an Authorized Officer of the signing Borrower, each dated as of the date of such issuance.

(c)During the Availability Period, the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of such borrowing date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(d)No Default or Event of Default shall exist, or would result from the borrowing or from the application of the proceeds thereof.

Section 9.04Conditions of Revolving Loan Commitment Increase.  Each Revolving Loan Commitment Increase pursuant to Section 2.06 is subject to satisfaction of the following conditions precedent each in form and substance reasonably satisfactory to the Administrative Agent (acting on the instructions of all Lenders and the Issuing Bank):

(a)The Closing Date shall have occurred.

(b)The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of (i) the date of any request by the Borrower for such Revolving Loan Commitment Increase pursuant to Section 2.06(a) and (ii) the related Revolving Loan Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.

(c)No Default or Event of Default shall exist, or would result from the Revolving Loan Commitment Increase or from the application of the proceeds thereof.

(d)The Administrative Agent’s receipt of such other documents or certifications as any Lender providing any such Revolving Loan Commitment Increase may reasonably request through the Administrative Agent.

(e)No Drawing under the Letter of Credit shall have occurred.

(f)All reasonable and documented costs and expenses of the Increasing Lenders (including reasonable and documented fees and expenses of legal counsel) for which invoices have been presented have been paid.

Article X
EVENTS OF DEFAULT; REMEDIES

Section 10.01Events of Default.  Any of the following shall constitute an event of default (“Event of Default”) hereunder:

(a)Principal and Interest.  Failure of a Loan Party to pay in accordance with the terms of this Agreement, (i) any interest on any Loan within three (3) Business Days after the date such sum is due, (ii) any principal with respect to any Loan when such sum is due, or (iii) any other fee, cost, charge or other sum due under this Agreement or any other Loan Document within five (5) Business Days after the date such sum is due;

(b)Misstatements.  Any (i) representation or warranty made by the Sponsor or the Relevant Parties in the Loan Documents, or any Financial Statement furnished pursuant thereto, or (ii) certificate or any Financial Statement made or prepared by, under the control of or

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

on behalf of the Sponsor or the Relevant Parties and furnished to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document (including, without limitation, in a certificate of an Authorized Officer delivered pursuant to the Loan Documents) shall prove to have been untrue or misleading in any material respect as of the date made; provided, however, that if any such misstatement is capable of being remedied and has not caused a Material Adverse Effect, the Borrower may correct such misstatement by curing such misstatement (or the effect thereof) and delivering a written correction of such misstatement to the Administrative Agent, in the form and substance satisfactory to the Administrative Agent, within thirty (30) days of (x) obtaining Knowledge of such misstatement or (y) receipt by the Borrower of written notice from the Administrative Agent of such default;

(c)Automatic Defaults.  Any default by any Relevant Party in the observance and performance of or compliance with Section 6.02, Section 6.05, Section 6.11 and Section 6.24(a) and Article VII.  Any failure by the Sponsor to pay any amount due and payable under the Cash Diversion and Commitment Fee Guaranty.

(d)Other Defaults.  Any default by the Sponsor, Borrower or any Relevant Party in the observance and performance of or compliance with any other covenant or agreement contained in this Agreement or any other Loan Document, a Wholly Owned Opco O&M Agreement or the Management Agreement (other than as provided in paragraphs (a) through (c) of this Section 10.01), which default shall continue unremedied for a period of (i) 10 days with respect to a breach of Section 6.13, and (ii) 30 days for any other covenant to be performed or observed by it under this Agreement or any other Loan Document and not otherwise specifically provided for elsewhere in this Article X, in each case, after the earlier of (x) receipt by the Borrower of written notice from the Administrative Agent of such default or (y) obtaining Knowledge of any such default; provided that the thirty (30) day period referred to in clause (ii) above may be extended by an additional forty-five (45) days, in the event that such default has not been cured within the initial thirty (30) day period, such default remains capable of being cured within the additional forty-five (45) day period, no Material Adverse Effect has resulted from such default and Borrower continues to diligently pursue cure of such default.

(e)Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court enters a decree or order for relief with respect to Sponsor or any Relevant Party in an Involuntary Bankruptcy, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state Law; (ii) the occurrence and continuation of any of the following events for sixty (60) days unless dismissed or discharged within such time: (w) an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, is commenced, in which Sponsor or any Relevant Party is a debtor or any portion of the Collateral or any Membership Interest is property of the estate therein, (x) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Sponsor or any Relevant Party, over all or a substantial part of its property, is entered, (y) an interim receiver, trustee or other custodian is appointed without the consent of Sponsor or any Relevant Party for all or a substantial part of the property of such Person or (z) a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Sponsor or any Relevant Party;

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(f)Voluntary Bankruptcy; Appointment of Receiver, etc. (i) An order for relief is entered with respect to Sponsor or any Relevant Party, or Sponsor or any Relevant Party commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such Law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for Sponsor or any Relevant Party, for all or a substantial part of the property of Sponsor or any Relevant Party; (ii) Sponsor or any Relevant Party makes any assignment for the benefit of creditors; (iii) Sponsor or any Relevant Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due or (iv) the board of directors or other governing body of Sponsor or any Relevant Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 10.01(f);

(g)Material Judgment.  Any final money judgment, writ or warrant of attachment or similar process involving, individually or in aggregate at any time, an amount in excess of $1,000,000 (to the extent not adequately covered by insurance as to which a solvent, reputable and Independent insurance company, which at least meets the Credit Requirements, has acknowledged coverage in writing to the Borrower and such acknowledgment is provided to the Administrative Agent) shall be entered or filed against the Borrower or any of the other Relevant Parties or any of their respective Assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder).

(h)Impairment of Loan Documents.  At any time after the execution and delivery thereof, (i) this Agreement or any other Loan Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or on the Debt Termination Date) or shall be declared null and void, or the Administrative Agent or any Lender shall not have or shall cease to have a valid and perfected Lien in any Collateral or the Membership Interests purported to be covered by the Loan Documents with the priority required by the relevant Loan Document or (ii) the Borrower, Sponsor or any Relevant Party thereto shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by any Lender, under any Loan Document to which it is a party.

(i)ERISA.  The Borrower, any Loan Party or, except as would not result in a Material Adverse Effect, any of their respective ERISA Affiliates establishes any Employee Benefit Plan or Multiemployer Plan, or commences making contributions to (or becomes obligated to make contributions to) any Employee Benefit Plan or Multiemployer Plan.

(j)Change of Control.  Any Change of Control shall have occurred.

(k)Removal of Managing Member.

(i)Any Tax Equity Holdco shall have been removed as the “managing member” of any applicable Tax Equity Opco.  The receipt of any written notice, claim or threat of removal from the Tax Equity Class A Member shall be a “Default” for all

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

purposes hereunder until rescinded in writing by such Tax Equity Class A Member and such event shall mature into an “Event of Default” if the Tax Equity Holdco default that is the subject of such written notice, claim or threat is not cured within the applicable period prior to effectiveness of removal provided under the applicable Limited Liability Company Agreement.

(ii)The Sponsor shall have been removed as the “Operator” of any Tax Equity Opco O&M Agreement.  The receipt of any written notice, claim or threat of removal from any Tax Equity Opco shall be a “Default” for all purposes hereunder until rescinded in writing by such Tax Equity Opco and such event shall mature into an “Event of Default” if the Operator default that is the subject of such written notice, claim or threat is not cured within the applicable period prior to effectiveness of removal provided under the applicable Tax Equity Opco O&M Agreement.

(l)Abandonment of Servicing. (i) The transition to a successor Operator to perform the “Project Services” (as defined within an O&M Agreement) is not complete within thirty (30) days after termination of an Operator, (ii) the transition to a successor Manager under a Management Agreement is not complete within thirty (30) days after termination of the Manager, (iii) a replaced Operator or Manager fails to comply with its transition requirements under a Back-Up Servicing Agreement or a Transition Management Agreement, as applicable, or (iv) an O&M Agreement is not renewed on its expiry date in accordance with its terms or otherwise in a form and substance acceptable to the Administrative Agent (acting on the instructions of the Required Lenders).

Section 10.02Acceleration and Remedies.  (a) Upon the occurrence and during the continuance of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Administrative Agent shall, at the request of the Required Lenders, take any or all of the following actions, at the same or different times: (i) terminate any outstanding Commitments, and thereupon any such outstanding Commitments shall terminate immediately; (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, and the Borrower shall Cash Collateralize the LC Exposure, and (iii) make a demand on any Acceptable DSR Letter of Credit provided with respect to the Debt Service Reserve Account, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any Event of Default described in Section 10.01(e) or (f), any outstanding Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower, shall automatically become due and payable, and the Cash Collateralization of the LC Exposure shall automatically be required, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.  Upon the occurrence and during the continuance of any Event of Default, in addition to the exercise of remedies set forth in clauses (i), (ii) and (iii) above, each Secured Party shall be, subject to the terms of the Collateral Agency Agreement, entitled to exercise the rights and remedies available to such Secured Party under and in

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

accordance with the provisions of the other Financing Documents to which it is a party or any Applicable Law.

(b)Upon the occurrence and during the continuation of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to the Administrative Agent against the Borrower under this Agreement or any of the other Loan Documents, or at Law or in equity, may be exercised by the Administrative Agent (acting on the instructions of the Required Lenders) at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not the Administrative Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Collateral and the proceeds from any of the foregoing.  Any such actions taken by the Administrative Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Administrative Agent may determine in its sole discretion, to the fullest extent permitted by Law, without impairing or otherwise affecting the other rights and remedies of the Administrative Agent permitted by Law, equity or contract or as set forth herein or in the other Loan Documents.  Without limiting the generality of the foregoing, if an Event of Default is continuing (i) to the fullest extent permitted by Law, the Administrative Agent shall not be subject to any “one action” or “election of remedies” Law or rule, and (ii) all liens and other rights, remedies or privileges provided to the Administrative Agent shall remain in full force and effect until the Administrative Agent has exhausted all of its remedies against the Collateral and the proceeds from any of the foregoing or the Obligations have been paid in full.

(c)The rights and remedies set forth in this Section 10.02 are in addition to, and not in limitation of, any other right or remedy provided for in this Agreement or any other Loan Document.

(d)Anything herein to the contrary notwithstanding, if and for so long as a Lender is a Tax Exempt Person, such Lender shall not succeed to the rights of any Tax Equity Holdco or the Borrower as a direct or indirect owner of any Opco or Tax Equity Holdco, or an assignee of any such Person, until after the Recapture Period for the last Project Placed in Service with respect to the Person(s) of which the Lender would become a direct or indirect owner, regardless whether or not exists an Event of Default.

Article XI
ADMINISTRATIVE AGENT

Section 11.01Appointment and Authority.

(a)Each of the Lenders hereby appoints Investec to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Lender Parties and no Relevant Party nor the Sponsor shall have rights of a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

“Administrative Agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 11.02Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Relevant Party or their Affiliates as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 11.03Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.03 and 10.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IX or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 11.04Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, which by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 11.05Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub Administrative Agents appointed by the Administrative Agent.  The Administrative Agent and any such sub Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article XI shall apply to any such sub Administrative Agent and to the Related Parties of the Administrative Agent and any such sub Administrative Agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-Administrative Agents selected with due care except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-Administrative Agents.

Section 11.06Resignation and Removal of Administrative Agent.

(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the Depository Bank, and the Borrower.  The Administrative Agent may be removed at any time by the Required Lenders for the Administrative Agent’s gross negligence or willful misconduct.  Upon receipt of any such notice of resignation or removal, the Required

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed), unless a Default or an Event of Default shall have occurred and is continuing, in which case the consent of the Borrower shall not be required, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  In the case of a removal, if no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above.  Such resignation shall become effective in accordance with such notice on the Resignation Effective Date and upon acceptance by the successor Administrative Agent.

(b)With effect from the Resignation Effective Date or the date on which the Administrative Agent has been removed by the Required Lenders, as applicable, (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 4.09(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the date on which the Administrative Agent has been removed by the Required Lenders, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 11.06).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article XI and Section 4.07 and Section 4.08 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub Administrative Agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 11.07Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Section 11.08Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective Administrative Agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 4.06, 4.07 and 4.08) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its Administrative Agents and counsel, and any other amounts due the Administrative Agent under Section 4.06, 4.07 and 4.08.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.09Appointment of Collateral Agent and Depository Bank.  The Issuing Bank and each Lender hereby consents and agrees to the appointment of the Collateral Agent and the Depository Bank respectively in accordance with the Collateral Agency Agreement and the Depository Agreement and authorize each such Agent in such capacity to take such action on its behalf under the provisions of the Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Collateral Documents, together with such other powers as are reasonably incidental thereto.  The Collateral Agent and Depository Bank shall each be an express third party beneficiary of Article V, Article VIII, Section 9.01(e), Section 9.02(k),  Section 12.01(b)(viii), Section 4.07,  Section 4.08 and Section 4.09.

Section 11.10Joint Lead Arrangers.  The Joint Lead Arrangers shall not have any duties or responsibilities hereunder in their capacities as such.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Article XII
MISCELLANEOUS

Section 12.01Waivers; Amendments.

(a)No Deemed Waivers; Remedies Cumulative.  No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.01(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)Amendments.  No amendment, supplement, modification or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i)increase the amount or extend the expiration date of any Commitment, in each case, without the written consent of the Issuing Bank and each Lender adversely affected thereby;

(ii)either (A) amend the definitions of “Advance Rate”, “Amortization Factor”, “Available Borrowing Base”, “Available Borrowing Base Determination Date”, “Availability Period”, “Customer Agreement Termination Date”, “Cash Available for Debt Service”, “Debt Service Coverage Ratio”, “Eligible Project” or “Portfolio Value” except for any amendment to any such definition (x) to correct any scrivener error(s), (y) to clarify the meaning of any such definition or (z) that otherwise has a de minimis effect on the substance of any such definition, (B) amend Section 6.26 or (C) amend any other provision of any Loan Document that could increase the amount of the Available Borrowing Base, in each case, without the written consent of the Issuing Bank and each Lender adversely affected thereby;

(iii)reduce or forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Loan, reduce the stated rate of any interest or fee payable under this Agreement (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the

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Required Facility Lenders of each adversely affected Facility)) or extend the scheduled date of any payment thereof, in each case, without the written consent of the Issuing Bank and each Lender adversely affected thereby;

(iv)amend, modify or waive any provision of Article IV in a manner that would alter the pro rata sharing of payments required thereunder, without the written consent of each Lender or amend Section 12.17 without the written consent of each Lender Party adversely affected thereby;

(v)change the voting rights of the Issuing Bank or the Lenders under this Section 12.01(b) or the definition of the term “Required Lenders” or “Required Facility Lenders” or any other provision hereof specifying the number or percentage of Lenders or other Secured Parties required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender and the Issuing Bank; or

(vi)release all or a material portion of the Collateral, or any Loan Party from their obligations under the Collateral Documents or any Membership Interests without the written consent of the Issuing Bank and each Lender, in each case, other than in connection with a disposition permitted hereunder; and provided that no such agreement shall amend, modify or otherwise affect the rights or duties of any Lender Party hereunder without the prior written consent of such Lender Party;

(vii)amend, modify or waive any provision of Article XI or any other provision of any Loan Document that would adversely affects the Administrative Agent without the written consent of the Administrative Agent;

(viii)amend, modify or waive any provision of the Collateral Agency Agreement or the Depository Agreement or any other provision of any Loan Document that would adversely affect the Collateral Agent or Depository Bank without the written consent of such affected Agent;

(ix)amend, modify or waive any provision of Section 2.02 (or any other provision of this Agreement or any other Loan Document that specifically provides for rights and obligations of the Issuing Bank) without the written consent of the Issuing Bank;

(x)change the order of priority of payments set forth in Section 4.02(b) of the Depository Agreement or Section 2.03(a) of the Collateral Agency Agreement without the written consent of each Lender Party directly affected thereby; and

(xi)amend, modify or waive any provision of this Agreement in a manner that would adversely affect the Lenders or the LC Lenders disproportionately to any Lenders in respect of any other Class of Loan without the consent of all the Required Facility Lenders of the adversely affected Facility.

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Section 12.02Notices; Copies of Notices and Other Information.

(a)Any request, demand, authorization, direction, notice, consent, waiver or other documents provided or permitted by this Agreement shall be in writing and if such request, demand, authorization, direction, notice, consent or waiver is to be made upon, given or furnished to or filed with:

(i)the Administrative Agent by any Lender or by the Borrower shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Administrative Agent at its Administrative Agent’s Office; or

(ii)the Borrower by the Administrative Agent, or by any Lender shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid and by facsimile to the Borrower addressed to: 595 Market St., 29th Floor, San Francisco, CA 94105, Fax: 415.727.3500, Attn: General Counsel, or at any other address previously furnished in writing to the Administrative Agent by the Borrower.  The Borrower shall promptly transmit any notice received by them from the Lenders to the Administrative Agent.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in Section 12.02(b) below, shall be effective as provided in Section 12.02(b).

(b)Electronic Communications.  Notices and other communications to the Administrative Agent or the Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email

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or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)Change of Address, Etc.  Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d)Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Borrowing Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify each Indemnitee from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower, other than those resulting from the gross negligence or willful misconduct of such Person.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 12.03No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 12.04Effect of Headings and Table of Contents.  The Article and Section headings in this Agreement and the Table of Contents are for convenience only and shall not affect the construction hereof or thereof.

Section 12.05Successors and Assigns.

(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with Section 12.05(b), (ii) by way of participation in accordance Section 12.05(d), or (iii) by way of pledge or assignment of a

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security interest subject to the restrictions of Section 12.05(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.05(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement upon prior notice to the Administrative Agent and the Borrower; provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause (b)(i)(B) below in the aggregate, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in clause (b)(i)(A) above, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitments are not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)Required Consents.  The consent of the Administrative Agent, the Borrower (such consent in each case not to be unreasonably withheld or delayed) and, with respect to the assignment of any LC Exposure, the Issuing Bank shall be required for any assignment pursuant to this Section 12.05(b) other than (A) at any time prior to the end of the Availability Period, assignments to a Lender or an Eligible Assignee and (B) at any time after the Availability Period, assignments to a Lender, an Affiliate of a Lender, an Eligible Assignee or an Approved Fund; provided that, in each case, no consent of the Borrower shall be required if a Default or Event of Default has occurred and is continuing and the Borrower’s consent shall be deemed to have been given if the

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Borrower has not responded within ten (10) Business Days of an assignment request.  No other consent shall be required for any such assignment except to the extent required by clause (b)(i)(B) above.

(iv)Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)Prohibited Assignments.  No assignment of any Loans or Commitments shall be made to (A) a Competitor, (B) any Defaulting Lender or any of its Affiliates in this Section 12.05(b)(v), (C) to a natural Person or (D) to any Affiliated Lender if, in the case of this subclause (D), after giving effect to such assignment, the Affiliated Lenders would, in the aggregate, own or hold in excess of 25% of the Commitments, Loans and LC Exposure outstanding under the Facilities (calculated as of the date of such purchase).

(vi)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause (vii), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii)Assignment to an Affiliated Lender.  In the event that the Borrower or any Affiliate thereof (including the Sponsor) is an assignee under this Section 12.05(b) (an “Affiliated Lender”), (A) such Affiliated Lender shall be a Non-Voting Lender (as defined in the Collateral Agency Agreement) and its Commitments shall not be included in any calculation for purposes of determining whether a requisite number or percentage of Lenders, as applicable, have voted to take an action hereunder and (B) the Affiliated Lender, in its capacity as a Lender, shall not have any right (1) to consent to any amendment, modification, waiver, consent or other such action with respect to any of the terms of this Agreement or any other Loan Document, (2) to require the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with

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respect to this Agreement or any other Loan Document, (3) to otherwise vote on any matter related to this Agreement or any other Loan Document, (4) to attend any meeting or conference call with the Administrative Agent or any Lender or receive any information from the Administrative Agent or any Lender or (5) to make or bring any claim, in its capacity as a Lender, against the Administrative Agent or any Lender or with respect to the duties and obligations of such Person under the Loan Documents; provided, that no amendment, modification or waiver shall (I) deprive the Affiliated Lender, in its capacity as a Lender, of its share of any payments which Lenders are entitled to share on a pro rata basis hereunder or (II) affect the Affiliated Lender, or any of them, in its capacity as Lender, in a manner that is materially disproportionate to the effect of such amendment or other modification on other Lenders; provided, further, no amendment, modification or waiver expressly requiring the consent of all Lenders pursuant to Section 12.01(b) shall be effective without the consent of the Affiliated Lender, in its capacity as a Lender.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 12.05(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 4.06, 4.07, 4.08, 4.09 and 4.11 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.05(d).

(c)Register.  The Administrative Agent, acting solely for this purpose as an Administrative Agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an assignee lender, administrative details information with respect to such assignee lender (unless the assignee lender shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b)(iv) above, if applicable, and the written consent of the Administrative Agent to such assignment and any applicable tax forms, the Administrative Agent shall promptly record each assignment made in accordance with this Section 12.05(c) in the Register.  No assignment shall be effective unless it has been recorded in the Register as provided in this Section 12.05(c).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all

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purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations. (i) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(ii)Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver requiring the consent of all Lenders, as set forth in first proviso in Section 12.01 that affects such Participant.  The Borrower agree that each Participant shall be entitled to the benefits of Section 4.08, 4.09 and 4.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.05(b); provided that such Participant agrees to be subject to the provisions of Section 4.09 as if it were an assignee under Section 12.05(b).  To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 4.11 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.10 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, Commitments or other rights or obligations under the Loan Documents (each such register, a “Participant  Register”); provided that no Lender shall have any obligation to disclose all or any portion of any Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other rights or obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other right or obligation is in registered form under section 5f.103-1(c) of the U.S. Treasury Regulations.  The entries in a Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 4.09 that the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits

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of Section 4.09 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.09 and 4.10 as though it were a Lender.

(f)Certain Pledges.  Any Lender or the Administrative Agent may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender or the Administrative Agent, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender or the Administrative Agent from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender or the Administrative Agent as a party hereto.

Section 12.06Severability.  In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.07Benefits of Agreement.  Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto, the Administrative Agent and their successors hereunder, the Lender Parties, each Indemnitee and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 12.08Governing Law.

(a)GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY

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APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN Section 12.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 12.09WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 12.09.

Section 12.10Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means

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(e.g. “pdf”, “tif”, “jpg” or “jpeg”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.11Confidentiality.

(a)Each party to this Agreement agrees to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (i) to its Affiliates, and to its and its Affiliates’ directors, officers, employees, trustees and Administrative Agents, including accountants, legal counsel and other Administrative Agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential and any failure of such Persons acting on behalf of such party to comply with this Section shall constitute a breach of this Section by the relevant party, as applicable), (ii) to the extent requested by any regulatory authority or self-regulatory authority, required by applicable Law (including NY Public Officers Law, Article 6, and 21 NYCRR § 501, if applicable) or by any subpoena or similar legal process; provided that solely to the extent permitted by law and other than in connection with audits and reviews by regulatory and self-regulatory authorities, each party shall notify the other parties hereto as promptly as practicable of any such requested or required disclosure in connection with any legal or regulatory proceeding; provided further that in no event shall any party hereto be obligated or required to return any materials furnished by any other party hereto, (iii) to any other party to this Agreement or under the other Loan Documents, (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the other Loan Documents or the enforcement of rights hereunder or thereunder, (v) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities, (vi) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any Lender's rights or obligations under this Agreement, (B) any actual or prospective counterparty (or its advisors) to any interest rate cap contract or derivative transaction relating to any Relevant Party or the Sponsor and its obligations under the Loan Documents, or (C) any pledgee of a Lender referred to in Section 12.05, (vii) to the extent such Confidential Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to such party or its Affiliates on a nonconfidential basis from a source other than Sponsor or the Borrower or (viii) with the consent of the Borrower.  For the purposes hereof, “Confidential Information” shall mean (1) with respect to Borrower, all information received by the Administrative Agent or the Lenders from Sponsor, the Borrower or any Subsidiary relating to Sponsor, the Borrower, any other Subsidiary or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Sponsor, the Borrower or any Subsidiary, and (2) with respect to the Administrative Agent or the Lenders, all information received by any Relevant Party or the Sponsor from the Administrative Agent or any Lender relating to the Administrative Agent or any Lender or its business, including information relating to fees, other than any such information that is available to such Relevant Party or the Sponsor on a nonconfidential basis prior to disclosure by the Administrative Agent or such Lender; provided that, in the case of information received from Sponsor, the Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of

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delivery as confidential.  Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.

(b)EACH PARTY HERETO ACKNOWLEDGES THAT CONFIDENTIAL INFORMATION AS DEFINED IN Section 12.11(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION CONCERNING SUCH OTHER PARTIES HERETO AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)ALL CONFIDENTIAL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION ABOUT SPONSOR, THE BORROWER, THE RELEVANT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE CONFIDENTIAL INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 12.12USA PATRIOT ACT.  Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and Anti-Money Laundering Laws, including the PATRIOT Act.

Section 12.13Corporate Obligation.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Borrower or the Administrative Agent, in each of their capacities hereunder, under this Agreement or any certificate or other writing delivered in connection herewith, against (i) the Administrative Agent in its individual capacity, or (ii) any partner, member, owner, beneficiary, Administrative Agent, officer, director, employee or

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Administrative Agent of the Administrative Agent in its individual capacity, any holder of equity in the Borrower or the Administrative Agent or in any successor or assign of the Administrative Agent in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Administrative Agent has no such obligations in its individual capacity), and except that any such partner, owner or equity holder shall be fully liable, to the extent provided by applicable Law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Section 12.14Non-Recourse.  No claims may be brought against any of the Borrower’s directors or officers for any Obligations, except in the case of fraud or actions taken in bad faith by such Persons.

Section 12.15Administrative Agent’s Duties and Obligations Limited.  The duties and obligations of the Administrative Agent, in its various capacities hereunder, shall be limited to those expressly provided for in their entirety in this Agreement (including any exhibits to this Agreement).  Any references in this Agreement (and in the exhibits to this Agreement) to duties or obligations of the Administrative Agent in its various capacities hereunder, that purport to arise pursuant to the provisions of any of the Loan Documents shall only be duties and obligations of the Administrative Agent if the Administrative Agent is a signatory to any such Loan Documents.

Section 12.16Entire Agreement.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 12.17Right of Setoff.  Subject to Article III of the Collateral Agency Agreement, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness.  The rights of each Lender and its Affiliates under this Section 12.17 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.18Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 12.19Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the making thereof and the termination of this Agreement.

Section 12.20No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Joint Lead Arrangers, the Lender Parties and their Affiliates are arm’s-length commercial transactions between the Borrower and their respective Affiliates, on the one hand, and the Joint Lead Arrangers, the Lender Parties and their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Joint Lead Arrangers, the Lender Parties and their Affiliates are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, Administrative Agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Joint Lead Arrangers, the Lender Parties nor their Affiliates have any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Joint Lead Arrangers, the Lender Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and their respective Affiliates, and neither the Joint Lead Arrangers, the Lender Parties nor their Affiliates have any obligation to disclose any of such interests to the Borrower or any of its Affiliates.  To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against the Joint Lead Arrangers, the Lender Parties and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 12.21Electronic Execution of Assignments and Certain Other Documents.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption, Assumption Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

Section 12.22Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability  in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature Pages Follow]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

BORROWER:

SUNRUN HERA PORTFOLIO 2015-A, LLC

By:	Sunrun Hera Portfolio 2015-B, LLC
Its:	Sole Member

By:	Sunrun Hera Holdco 2015, LLC
Its:	Sole Member

By:	Sunrun Inc.
Its:	Sole Member

By:	/s/ Bob Komin
Name:Bob Komin
Title:Chief Financial Officer

Signature Page to Aggregation Facility Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

INVESTEC BANK PLC, as Administrative Agent

By:	/s/ Andrew Nosworthy
Name: Andrew Nosworthy
Title: Authorised Notary

By:	/s/ Laura Brown
Name: Laura Brown
Title: Authorised Notary

Signature Page to Aggregation Facility Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

INVESTEC BANK PLC, as Issuing Bank

By:	/s/ Steve Cowland
Name: Steve Cowland
Title: Authorised Notary

By:	/s/ Charles Stott
Name: Charles Stott
Title: Authorised Notary

Signature Page to Aggregation Facility Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

INVESTEC BANK PLC, as Lender

By:	/s/ Andrew Nosworthy
Name: Andrew Nosworthy
Title: Authorised Notary

By:	/s/ Laura Brown
Name: Laura Brown
Title: Authorised Notary

Signature Page to Aggregation Facility Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

KEYBANK NATIONAL ASSOCIATION, as Lender
By:	/s/ Lisa A. Ryder
Name: Lisa A. Ryder
Title: Vice President

Signature Page to Aggregation Facility Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SUNTRUST BANK, as Lender
By:	/s/ Michael Canavan
Name: Michael Canavan
Title: Managing Director

Signature Page to Aggregation Facility Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SILICON VALLEY BANK, as Lender
By:	/s/ Bret J. Turner
Name: Bret J. Turner
Title: Managing Director

Signature Page to Aggregation Facility Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-1

Form of Borrowing Notice

[LETTERHEAD OF BORROWER]

BORROWING NOTICE

[_____], 20__1

INVESTEC BANK PLC

2 Gresham Street

London, EC2V 7QP

United Kingdom

Attention:

Re:Sunrun Hera Portfolio 2015-A, LLC

Ladies and Gentlemen:

This Borrowing Notice (this “Notice”) is delivered to you pursuant to Section 2.01(c) of that certain Credit Agreement, dated as of January 15, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Hera Portfolio 2015-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), Investec Bank PLC, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and Investec Bank PLC, as Issuing Bank.  Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.

The Borrower hereby gives irrevocable notice to the Administrative Agent, pursuant to Section 2.01(c) of the Credit Agreement, that the undersigned Authorized Officer hereby requests a Revolving Loan under the Credit Agreement on behalf of the Borrower.

[1]

The Borrower shall deliver a Borrowing Notice to the Administrative Agent no later than 10:00 a.m. at least five Business Days in advance of the proposed funding date (or such shorter timeframe as may be agreed to by the Administrative Agent in its sole discretion).

Exhibit A-1

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

In connection with such request, the undersigned Authorized Officer certifies that such person is an Authorized Officer and sets forth below the following information as required by Section 2.01 of the Credit Agreement:

(1)

The proposed date of the funding for the Revolving Loan is __________ (the [“Closing Date”][2] [“Advance Date”]3), which day is a Business Day not earlier than five (5) Business Days following the date hereof (or such shorter timeframe as may be agreed to by the Administrative Agent in its sole discretion).

(2)	The principal amount of Revolving Loans to be borrowed is $__________[4].
(3)	The Type of Loans to be borrowed are [LIBO Loans] [Base Rate Loans].
(4)	The proceeds of the Revolving Loan shall be credited to the following account(s):

Amount Requested	Account

The undersigned certifies as of the date hereof on behalf of the Borrower and not in such person’s individual capacity that:

(a)

as of the [Closing Date][5] [Advance Date][6], each of the conditions precedent set forth in [Section 9.01][7] [Section 9.02][8] of the Credit Agreement will be satisfied or waived in accordance with the terms of the Credit Agreement; and

(b)

after giving effect to the proposed borrowing, the aggregate principal amount of the Revolving Loans outstanding will not be greater than the Available Borrowing Base calculated as of the [Closing Date][9] [Advance Date][10].

Delivery of an executed counterpart of this Borrowing Notice by telephonic, facsimile or other electronic means will be effective as delivery of any original executed counterpart of this Borrowing Notice.

[remainder of page intentionally blank]

[2]	To be included for a borrowing on the Closing Date.
[3]	To be included for borrowings on a date other than the Closing Date.
[4]

Must be an aggregate minimum amount of $5,000,000 (or, if less, the remaining available Revolving Loan Commitments) and integral multiples of $100,000 in excess of that amount or the amount of the outstanding Revolving Loan Commitment.

[5]	To be included for a borrowing on the Closing Date.
[6]	To be included for borrowings on a date other than the Closing Date.
[7]	To be included for a borrowing on the Closing Date.
[8]	To be included for borrowings on a date other than the Closing Date.
[9]	To be included for a borrowing on the Closing Date.
[10]	To be included for borrowings on a date other than the Closing Date.

Exhibit A-1

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Borrower has caused this Borrowing Notice to be duly executed and delivered as of the date first written above.

BORROWER:

SUNRUN HERA PORTFOLIO 2015-A, LLC

By:	Sunrun Hera Portfolio 2015-B, LLC,
Its:	Sole Member

	By:	Sunrun Hera Holdco 2015, LLC,
	Its:	Sole Member

	By:	Sunrun Inc.,
	Its:	Sole Member

By:
Name:
Title:

Exhibit A-1

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-2

Form of Available Borrowing Base Certificate

Available Borrowing Base CERTIFICATE

[_____], 20__

Investec Bank PLC,
as Issuing Bank

2 Gresham Street

London, EC2V 7QP

United Kingdom

Attention:

Telephone:

Facsimile:

Re:Sunrun Hera Portfolio 2015-A, LLC

Ladies and Gentlemen:

This certificate (this “Certificate”) is delivered to you pursuant to [Section 2.01(c)(v) of] [Section 6.25 of] [the definition of “Permitted Fund Disposition” set forth in] that certain Credit Agreement, dated as of January 15, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Hera Portfolio 2015-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), Investec Bank PLC, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and Investec Bank PLC, as Issuing Bank.  Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.

The Borrower hereby certifies to the Administrative Agent that, as of the date hereof:

(a)

attached hereto as Appendix A are calculations showing the Available Borrowing Base as of the Available Borrowing Base Determination Date, which were calculated in good faith and a manner consistent in all material respects with and supported by the Base Case Model; and

(b)	attached hereto as Appendix B is the Amortization Schedule, as updated pursuant to the terms of the Credit Agreement.

[remainder of page intentionally blank]

Exhibit A-2 – 1

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be duly executed and delivered as of the date first written above.

BORROWER:

SUNRUN HERA PORTFOLIO 2015-A, LLC

By:	Sunrun Hera Portfolio 2015-B, LLC,
Its:	Sole Member

	By:	Sunrun Hera Holdco 2015, LLC,
	Its:	Sole Member

	By:	Sunrun Inc.,
	Its:	Sole Member

By:
Name:
Title:

Exhibit A-2 – 2

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Appendix A

Available Borrowing Base Calculations

See attached.

Exhibit A-2– 3

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Appendix B

Amortization Schedule

See attached.

Exhibit A-2 – 4

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A-3

Form of Interest Election Request

Interest Election Request

[_____], 20__

Investec Bank PLC,
as Issuing Bank

2 Gresham Street

London, EC2V 7QP

United Kingdom

Attention:

Telephone:

Facsimile:

Re:Sunrun Hera Portfolio 2015-A, LLC

Ladies and Gentlemen:

This Interest Election Request is delivered to you pursuant to Section 2.03(f) of that certain Credit Agreement, dated as of January 15, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Hera Portfolio 2015-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), Investec Bank PLC, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and Investec Bank PLC, as Issuing Bank.  Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.

By this Interest Election Request, the Borrower hereby notifies the Administrative Agent of its request, as follows:

☐	A continuation of LIBO Loans for a new Interest Period, as follows:
i.	The original Advance Date for such LIBO Loans was __________________, 20__.
ii.	The requested effective date of the proposed continuation is __________________, 20__ (the “Interest Period Date”), which is a Business Day.
iii.	On the proposed Interest Period Date the aggregate amount of LIBO Loans subject to such continuation is [_____] Dollars ($[_____]).

☐	A conversion of Revolving Loans from one type to another, as follows:
i.	The original Advance Date for such Revolving Loans was __________________, 20__.
ii.	The requested effective date of the proposed conversion is __________________, 20__ (the “Interest Period Date”), which is a Business Day.
iii.

On the proposed Interest Period Date, [select either LIBO Loans or Base Rate Loans] in the aggregate principal amount of [_____] Dollars ($[_____]) are to be converted to [select either LIBO Loans or Base Rate Loans] (the “Converted Loan”).

[Borrower hereby certifies that no Default or Event of Default exists on the date hereof.]1

Exhibit A-3 – 1

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

[Remainder of Page Intentionally Left Blank]

[1]	To be included if converting Base Rate Loans to LIBO Loans.

Exhibit A-3– 2

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission

IN WITNESS WHEREOF, the Borrower has caused this Interest Election Request to be duly executed and delivered as of the date first written above.

BORROWER:

SUNRUN HERA PORTFOLIO 2015-A, LLC

By:	Sunrun Hera Portfolio 2015-B, LLC,
Its:	Sole Member

	By:	Sunrun Hera Holdco 2015, LLC,
	Its:	Sole Member

	By:	Sunrun Inc.,
	Its:	Sole Member

By:
Name:
Title:

Exhibit A-3– 3

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission

Exhibit B

Assignment and Assumption

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.Assignor:______________________________

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee:______________________________
[as [Lender] or [Affiliate][Approved Fund] of [identify Lender]][1]
3.	Borrower: Sunrun Hera Portfolio 2015-A, LLC
4.	Administrative Agent: Investec Bank PLC, as administrative agent on behalf of the Lenders under the Credit Agreement

Exhibit B– 1

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

5.

Credit Agreement:Credit Agreement, dated as of January 15, 2016, among Sunrun Hera Portfolio 2015-A, LLC (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), Investec Bank PLC, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and Investec Bank PLC, as Issuing Bank

[1]	Indicate the appropriate option only if the Assignee is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender.

6.Assigned Interest:

Assignor
Assignee
Aggregate Amount of Revolving Loan Commitment/Loans for Lender[2]	$________
Amount of Revolving Loan Commitment/Loans Assigned	$________
Percentage Assigned of Revolving Loan Commitment/Loans[3]	________%
Aggregate Amount of LC Commitment/Loans for Lender[4]	$________
Amount of LC Commitment/Loans Assigned	$________
Percentage Assigned of LC Commitment/Loans[5]	________%

[7.Trade Date:__________________]6

8.	Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
9.

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Lenders and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable Laws, including Federal and state securities laws.[7]

Exhibit B– 2

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

[2]	Amounts in this row and in the row immediately below to be adjusted by the counterparty to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[4]	Amounts in this row and in the row immediately below to be adjusted by the counterparty to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[5]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[6]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[7]	Insert if Assignee is not already a Lender.

Exhibit B– 3

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[8]
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[9]
[NAME OF ASSIGNEE]

By:
Name:
Title:

[8]	Include both Fund/Pension Plan and manager making the trade (if applicable).
[9]	Include both Fund/Pension Plan and manager making the trade (if applicable).

Exhibit B– 4

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

[Consented to and][10] Accepted:

INVESTEC BANK PLC, as
Administrative Agent

By:
Name:
Title:

[Consented to:][11]

[INVESTEC BANK PLC, as
Issuing Bank]

By:
Name:
Title:

[10]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[11]	To be added only if the consent of the Issuing Bank is required by the terms of the Credit Agreement.

Exhibit B– 5

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

[Consented to:]1

SUNRUN HERA PORTFOLIO 2015-A, LLC, as Borrower

By:
Name:
Title:

[1]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Exhibit B– 6

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1.Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates, the Sponsor, any other Loan Party or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates, the Sponsor, any other Loan Party or any other Person of any of their respective obligations under any Loan Document.

1.2.Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 12.05(b)(iii) of the Credit Agreement (subject to such consents, if any, as may be required under Section 12.05(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a)(i) or (ii) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will

Exhibit B– 7

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York without reference to its conflict of laws other than Section 5-1401 of the New York General Obligations Law.

Exhibit B– 8

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-1

Form of Letter of Credit

DSR LETTER OF CREDIT
[Letterhead of Investec]

IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO. [_______]

Dated:  [_______________]

Sunrun Hera Portfolio 2015-A, LLC

595 Market St., 29th Floor

San Francisco, CA 94105

Attn:  General Counsel

Fax:  (415) 727-3500

BENEFICIARY:

Deutsche Bank Trust Company Americas

as Collateral Agent

[60 Wall Street, 16th Floor
Mail Stop: NYC60 - 1630

New York, NY 10005]

Attn:  [___________]

Fax:   [___________]

Dear Beneficiary:

At the request of and for the account of Sunrun Hera Portfolio 2015-A, LLC, a Delaware limited liability company (the “Account Party”), we hereby establish in your favor, for the benefit of Investec Bank PLC (“Investec”), as Issuing Bank pursuant to that certain Credit Agreement, dated as of January 15, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Account Party, the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), Investec, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and Investec, as Issuing Bank, our Irrevocable Transferable Letter of Credit No. [____________] (this “Letter of Credit”) whereby, subject to the terms and conditions contained herein, you are hereby irrevocably authorized to draw on Investec, by your draft or drafts at sight, up to an aggregate amount not to exceed the Dollar amount for the relevant time period set forth on Schedule 1 hereto (such amount, as it may be reduced in accordance with the terms hereof, the “Stated Amount”).

This Letter of Credit shall be effective immediately and shall expire on the Expiration Date (as hereinafter defined).  Partial drawings on this Letter of Credit are permitted.

Exhibit C-1– 1

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

You may draw upon this Letter of Credit at any time on or prior to the Expiration Date by presenting (a) a sight draft in the form of Exhibit A (a “Sight Draft”), appropriately completed and executed by your authorized officer and (b) a certificate in the form of Exhibit B (a “Certificate”), appropriately completed and executed by your authorized officer.

The Stated Amount shall be reduced by the amount of any paid drawing hereunder.  Presentation of any Sight Draft and Certificate shall be made at our office located at [Investec Bank PLC, 2 Gresham Street, London, EC2V 7QP, United Kingdom].  We hereby agree with you that any Sight Draft and Certificate drawn under and in compliance with the terms of this Letter of Credit shall be duly honored by us upon delivery, if presented on or before our close of business on the Expiration Date at our office specified above.

Provided that a compliant drawing is presented by 12:00 p.m., Eastern Standard time, on any Banking Day, payment shall be made to you of the amount specified in the applicable Sight Draft, not to exceed the Stated Amount, in immediately available funds, not later than 11:00 a.m., Eastern Standard time, on the second following Banking Day.  A compliant drawing presented after 12:00 p.m, Eastern Standard time on any Banking Day, will be paid on the third following Banking Day.

As used herein, “Banking Day” shall mean any day other than a Saturday, Sunday or day on which banking institutions are authorized or required to be closed in London, UK and the State of New York.

If any drawing presented under this Letter of Credit does not comply with the terms and conditions hereof, we will advise you of same by facsimile transmission to [________] within one (1) Banking Day and give the reasons for such non-compliance. Upon being notified that your drawing was not effected, you may attempt to correct any such non-compliant drawing if, and to the extent that you are entitled and able to do so on or before the Expiration Date.

This Letter of Credit shall expire on [___________]  (“Expiration Date”).1

This Letter of Credit is transferable in its entirety, but not in part, to any transferee who has succeeded you as Collateral Agent.  Transfer of this Letter of Credit is subject to our receipt of instruction in the form attached hereto as Exhibit C (“Transfer Credit In Entirety Form”), accompanied by this original Letter of Credit and any amendments hereto.  Transfer charges are for the account of the Account Party.  This Letter of Credit may not be transferred to any person or entity with which U.S. persons are prohibited from doing business under U.S. foreign assets control regulations or other applicable U.S. laws and regulations.

[1]	Insert the date that is the earlier of the 5th anniversary of the date of this letter of credit and December 31, 2020.

Exhibit C-1– 2

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Only you as the Beneficiary may draw upon this Letter of Credit.  Upon the earliest of (i) the honoring by us of the final drawing available to be made hereunder, (ii) our receipt of this outstanding Letter of Credit and all amendments hereto, and a written certificate signed by your authorized officer, in the form of Exhibit D (“Early Cancellation Authority”) appropriately completed stating that this Letter of Credit is no longer required by you and may be cancelled prior to the Expiration Date or (iii) the Expiration Date, this Letter of Credit shall automatically terminate and be delivered to us by the Beneficiary for cancellation.

This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

This Letter of Credit is issued subject to the Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600 (the “UCP”).  The laws of the State of New York shall apply to matters not governed by the UCP.

Very truly yours,

INVESTEC BANK PLC,

By:
Name:
Title:

By:
Name:
Title:

Exhibit C-1– 3

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1
to Letter of Credit
No. ______

Schedule 1

Stated Amount: [_____]

Exhibit C-1– 4

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A
to Letter of Credit
No. ______

SIGHT DRAFT

[Date]

INVESTEC BANK PLC

2 Gresham Street

London, EC2V 7QP

United Kingdom

Re:  Irrevocable Transferable Letter of Credit No. [_________]

At Sight

Pay to Deutsche Bank Trust Company Americas, as Collateral Agent, in immediately available funds ___________ Dollars ($___________), pursuant to Irrevocable Transferable Letter of Credit No.___________.

[_],
as Collateral Agent

By:
Name:
Title:

Please wire draw proceeds per the following instructions:

TO:

ABA or ROUTING #:
ATTN:

REFERENCE:
CREDIT ACCOUNT:

Exhibit C-1 – 5

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit B
to Letter of Credit
No. _______

CERTIFICATE

[Date]

INVESTEC BANK PLC

2 Gresham Street

London, EC2V 7QP

United Kingdom

Re:Irrevocable Transferable Letter of Credit No. [________]

Ladies/Gentlemen:

This certificate is presented in accordance with the terms of your Irrevocable Transferable Letter of Credit No. [_______] held by us (the “Letter of Credit”).

We hereby certify that:

1.In connection with that certain Credit Agreement, dated as of January 15, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Hera Portfolio 2015-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), Investec Bank, PLC, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and Investec Bank, PLC, as Issuing Bank (each as defined therein), the Beneficiary is making a demand for payment under the Letter of Credit in the sum of US$_____________, which amount, together with all previous drawings honored pursuant to the Letter of Credit, does not exceed the current Stated Amount of the Letter of Credit; and

2.[Beneficiary to make one of the following statements in this paragraph 2:]

[Pursuant to the terms of that certain Depository Agreement, dated as of [●], 2015 (as amended, restated, amended and restated, modified, supplemented or replaced from time to time, the “Depository Agreement”), among Sunrun Hera Portfolio 2015-A, LLC, as Borrower, Investec Bank PLC, as Administrative Agent, Deutsche Bank Trust Company Americas, as Collateral Agent and Depository Bank (i) the monies on deposit in the Revenue Account are not anticipated by the Administrative Agent to be adequate to pay the amounts required to be paid pursuant to Section 4.02(b)(iii)(A), Section 4.02(b)(iii)(B)(x) and Section 4.02(b)(iv)(A)(2) of the Depository Agreement, (ii) such insufficient amount is at least in an amount equal to this drawing and (iii) the proceeds of such drawing will be applied to the payment of such insufficient amount.]

or

Exhibit C-1 – 6

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

[Issuing Bank has failed to maintain at least one of the following credit ratings (a)”Baa2” or higher from Moody’s, (b) “BBB” or higher from S&P and (c) “BBB” or higher from Fitch and thirty (30) days have elapsed since the Issuing Bank failed to maintain such ratings.]

or

[This Letter of Credit will expire within [ten (10)] days and the Collateral Agent has not received written evidence from the Issuing Bank or the Company that this Letter of Credit will be extended or replaced upon or prior to its stated expiration date.]

3.The amount demanded hereby has been calculated in accordance with the terms of the Depository Agreement.

4. You are hereby directed to pay the amount so demanded to:

[Insert wire transfer instructions for the Debt Service Reserve Account]

This certificate has been executed and delivered by a duly authorized officer of the undersigned on the date first above written.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit C-1– 7

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

[_],
as Collateral Agent

By:
Name:
Title:

Exhibit C-1– 8

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C
to Letter of Credit
No._______

TRANSFER CREDIT IN ENTIRETY FORM

[Date]

INVESTEC BANK PLC

2 Gresham Street

London, EC2V 7QP

United Kingdom

Re:Irrevocable Transferable Letter of Credit No. [_________]

Ladies/Gentlemen:

This is a transfer certificate presented in accordance with your Irrevocable Transferable Letter of Credit No. [_______] held by us (the “Letter of Credit”).

The undersigned, as beneficiary under the Letter of Credit, hereby irrevocably transfers to _______ [insert name and address of transferee] all rights of the undersigned beneficiary to draw under the Letter of Credit.  Transferee is successor Collateral Agent pursuant to that certain Collateral Agency and Intercreditor Agreement, dated as of ______, 20[__] (as amended, restated, amended and restated, modified, supplemented or replaced from time to time, the “Collateral Agency Agreement”), among Sunrun Hera Portfolio 2015-A, LLC, Investec Bank PLC, as Administrative Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, and each Secured Party from time to time party thereto.

By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the transferee and the transferee shall hereafter have the sole rights of the undersigned as beneficiary thereof.

The Letter of Credit and all amendments are returned herewith and ask you to endorse the within transfer on the reverse thereof and forward directly to the Transferee with your customary notice of transfer.

This certificate has been executed and delivered by a duly authorized officer of the undersigned on the date first above written.

Exhibit C-1 – 9

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

[____],
as Collateral Agent

By:
Name:
Title:

Exhibit C-1– 10

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit D
to Letter of Credit
No._______

EARLY CANCELLATION AUTHORITY

[Date]

INVESTEC BANK PLC

2 Gresham Street

London, EC2V 7QP

United Kingdom

Ladies/Gentlemen:

This certificate is presented in accordance with your Irrevocable Transferable Letter of Credit No. [_______] held by us (the “Letter of Credit”).

The undersigned, as beneficiary under the Letter of Credit, hereby confirms that it is no longer required by us and may be cancelled.  The original Letter of Credit and any amendments thereto, accompany this certificate.

This certificate has been executed and delivered by a duly authorized officer of the undersigned on the date first above written

[_],
as Collateral Agent

By:
Name:
Title:

Exhibit C-1 – 11

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit C-2

Form of Notice of LC Activity

FORM OF NOTICE OF LC ACTIVITY

(Delivered pursuant to Section 2.02(b)

of the Credit Agreement)

Date:______________________1

Investec Bank PLC,
as Issuing Bank

2 Gresham Street

London, EC2V 7QP

United Kingdom

Attention:

Telephone:

Facsimile:

Re:Sunrun Hera Portfolio 2015-A, LLC

Ladies and Gentlemen:

This irrevocable Notice of LC Activity (this “Certificate”) is delivered to you pursuant to that certain Credit Agreement, dated as of January 15, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SUNRUN HERA PORTFOLIO 2015-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), INVESTEC BANK PLC, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and INVESTEC BANK PLC, as Issuing Bank. Capitalized terms used and not defined herein shall have the meanings set forth in Section 1.01 of the Credit Agreement.

1.We request that the [Insert description of Letter of Credit] (the “Letter of Credit”) be [issued][extended][amended] as provided herein. The Stated Amount of the [requested][current] Letter of Credit is the Dollar amount for the relevant time period set forth on Schedule 1 hereto.

[Paragraph 2 to be added in the case of a request for decrease in the Stated Amount of a Letter of Credit ]

[1]

The Notice of LC Activity shall be delivered at least five (5) Banking Days before the proposed date of such issuance, extension, increase in Stated Amount or decrease in Stated Amount of the Letter of Credit.

Exhibit C-2 – 12

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

2.We request that the Stated Amount of the Letter of Credit be decreased to the amount set forth on Schedule 1 hereto.

[Paragraph 3 to be added in the case of a request for increase in the Stated Amount of a Letter of Credit ]

3.We request that the Stated Amount of the Letter of Credit be increased to the amount set forth on Schedule 1 hereto.

[Paragraph 4 to be added in the case of a request for extension of a Letter of Credit ]

4.We request the Expiration Date of the Letter of Credit be extended from _______________ to _______________, and such requested Expiration Date does not extend beyond the expiration date in Section 2.02(a)(iii)(B) of the Credit Agreement

[Paragraph 5 to be added in the case of a request for reinstatement of a Letter of Credit ]

5.The proposed date of the requested [issuance][extension][amendment][increase in the Stated Amount as set forth on Schedule 1][decrease in the Stated Amount as set forth on Schedule 1] of the Letter of Credit is [_______________ ].2

6.The Expiration Date of the Letter of Credit is _____________.

7.The Issuing Bank is instructed to deliver the [Letter of Credit][amended Letter of Credit]3 / [notice of [decrease][increase] in the Stated Amount of the Letter of Credit as reflected on Schedule 1 thereto]4 to [Insert beneficiary of the Letter of Credit], at [Insert address of beneficiary of the Letter of Credit].

Borrower hereby certifies to Administrative Agent, the Issuing Bank and the Lenders that the following statements are accurate, true and complete as of the date hereof, and will be accurate, true and complete on and as of the proposed date of the requested[issuance][extension][amendment][decrease in the Stated Amount as reflected on Schedule 1][increase in the Stated Amount as set forth on Schedule 1] of the Letter of Credit:

A.The Letter of Credit requested or modified hereby shall only be used in the manner and for the purposes specified and permitted by the Credit Agreement.

B.Each of the applicable conditions set forth in Section 2.02 and other applicable Sections of the Credit Agreement has been satisfied or waived in accordance with the terms thereof.

[2]

The proposed date of such issuance, extension, increase in Stated Amount, or decrease in Stated Amount shall be no less than five (5) Banking Days after the date of this Notice of LC Activity and shall be a Banking Day.

[3]	Insert in case of amendment, issuance, increase or extension of a Letter of Credit.
[4]	Insert in case of decrease or increase in the Stated Amount of a Letter of Credit.

Exhibit C-2

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

[In the case of a decrease in the Stated Amount of a Letter of Credit, add the following:

C.Attached hereto is a written confirmation of [Insert beneficiary of the Letter of Credit] confirming the decrease in the Stated Amount of the Letter of Credit and the updated draft of Schedule 1 thereto.]

[SIGNATURE PAGE FOLLOWS]

Exhibit C-2

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Sincerely,

SUNRUN HERA PORTFOLIO 2015-A, LLC,
a Delaware limited liability company

By:	Sunrun Hera Portfolio 2015-B, LLC,
Its:	Sole Member

	By:	Sunrun Hera Holdco 2015, LLC,
	Its:	Sole Member

		By:	Sunrun Inc.,
		Its:	Sole Member

By:
Name:
Title:

Exhibit C-2

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1
to Notice of LC Activity

Schedule 1

Stated Amount: [_____]

Exhibit C-2 – 16

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit D-1

Form of U.S. Tax Compliance Certificate

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of January 15, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Hera Portfolio 2015-A, LLC (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), Investec Bank PLC, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and Investec Bank PLC, as Issuing Bank. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 4.09 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a withholding certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable).  By executing this withholding certificate, the undersigned agrees that (1) if the information provided on this withholding certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and shall provide them with a new withholding certificate with the correct information, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By:

Name:
Title:
Date:	________ __, 20__

Exhibit D-2 – 1

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit D-2

Form of U.S. Tax Compliance Certificate

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of January 15, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Hera Portfolio 2015-A, LLC (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), Investec Bank PLC, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and Investec Bank PLC, as Issuing Bank. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 4.09 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a withholding certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable). By executing this withholding certificate, the undersigned agrees that (1) if the information provided on this withholding certificate changes, the undersigned shall promptly so inform such Lender in writing and shall provide it with a new withholding certificate with the correct information, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable)in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:

Name:
Title:
Date:	________ __, 20__

Exhibit C-2

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit D-3

Form of U.S. Tax Compliance Certificate

U.S. TAX COMPLIANCE CERTIFICATE1

(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of January 15, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Hera Portfolio 2015-A, LLC (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), Investec Bank PLC, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and Investec Bank PLC, as Issuing Bank. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 4.09 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members that are claiming the portfolio interest exemption is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following withholding certificates from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing its withholding certificate, the undersigned agrees that (1) if the information provided on its withholding certificate changes, the undersigned shall promptly so inform such Lender and shall provide it with a new withholding certificate with such correct information and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective withholding certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[1]	Note – subject to tax review.

Exhibit D-3 – 1

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

[NAME OF PARTICIPANT]
By:

Name:
Title:
Date:	________ __, 20__

Exhibit D-3 – 2

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit D-4

Form of U.S. Tax Compliance Certificate

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of January 15, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Hera Portfolio 2015-A, LLC (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), Investec Bank PLC, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and Investec Bank PLC, as Issuing Bank. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 4.09 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)) and (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members that are claiming the portfolio interest exemption is (x) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (y) a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (z) a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-BEN-E (whichever is applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-BEN-E (whichever is applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing its withholding certificate, the undersigned agrees that (1) if the information provided on its withholding certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and shall provide them with a new withholding certificate with the correct information, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective withholding certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Exhibit D-4 – 1

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

[NAME OF LENDER]
By:

Name:
Title:
Date:	________ __, 20__

Exhibit D-4 – 2

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit E

Form of Partnership Flip Back-Up Servicing Agreement

FORM OF

BACK-UP SERVICING AGREEMENT

Sunrun Inc.,

in its individual capacity and as Operator

[________],

as Company

and

[______],

as Back-Up Servicer

Dated as of [_______], [____]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A – Scope of Services

Schedule 1 – Customer Agreement Report Information

Schedule 2 – Fee Schedule

-i-

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BACK-UP SERVICING AGREEMENT

THIS BACK-UP SERVICING AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”) is made as of [________], [____] (the “Effective Date”), by and among [________], a [________] (“[________]” and, in its capacity as Back-up Servicer, “Back-up Servicer”), [________], a Delaware limited liability company (the “Company”), and Sunrun Inc., a Delaware corporation in its individual capacity (“Sunrun”) and as Operator (in such capacity, “Operator”).  Back‑up Servicer, the Company and Sunrun are referred to herein individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, pursuant to that certain [O&M Agreement], dated as of [________], [____], between Sunrun and the Company, (as may be amended, modified or supplemented from time to time, the “O&M Agreement”), Sunrun, as Operator, provides services to the Company relating to leases and power purchase agreements (the “Customer Agreements”) with customers (“Host Customers”) with respect to solar generating facilities owned by the Company (the “Projects”); and

WHEREAS, Operator and the Company now desire to appoint Back-up Servicer as a back-up to Operator for Operator’s duties under the O&M Agreement, and Back-up Servicer desires to act as such back-up, on the terms and subject to the conditions hereinafter set forth (all such services described herein, including the services described in Section 0, Section 0 and Exhibit A, collectively, the “Services”);

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Parties agree as follows:

1.Defined Terms. Any capitalized terms used herein but not defined herein shall have the meanings set forth in the O&M Agreement.

2.Obligations of Operator Prior to the Transfer Date. Operator hereby agrees to perform the following services until such time, if any, as the Transfer Date (as defined in Section 4(a) below) shall occur:

(a)Beginning in [________], within fifteen (15) days of the end of each calendar month, Operator shall prepare and deliver, or have delivered, to Back-up Servicer by electronic transmission in a format reasonably acceptable to Back-up Servicer the information described on Schedule 1 hereto (each such transmission, a “Customer Agreement Report”) for the prior calendar month.

(b)Operator shall provide to Back-up Servicer, on a semi-annual basis (no later than the end of each June and December), a list of the providers of maintenance services, transmission system owners and utility companies and billing & collection services (if any) (including contact information for each such person or entity) that Operator uses to provide services as Operator under the O&M Agreement.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission

(c)Operator shall provide to Back-up Servicer each Quarterly Report (each in the form of then then-applicable [Exhibit E] to the O&M Agreement) promptly after delivering such Quarterly Report to the Company pursuant to [Section 2.4(a)] of the O&M Agreement.

3.Rights and Obligations of Back-up Servicer Prior to the Transfer Date. Back-up Servicer shall have the following rights and obligations under this Agreement until such time, if any, as the Transfer Date (as defined in Section 4(a) below) shall occur:

(a)Back-up Servicer shall have no obligation to supervise, verify, monitor or administer the performance of Operator and shall have no liability for any action taken or omitted by Operator.

(b)Back-up Servicer shall have the right to make a site visit to the offices that Operator uses to service the Customer Agreements and Projects once per year, upon reasonable notice and during regular business hours. The Company shall reimburse Back-up Servicer for its reasonable out-of-pocket expenses incurred by Back-up Servicer in connection with each such visit.

(c)Back-up Servicer is required to visit the offices that Operator uses to service the Customer Agreements and Projects at a minimum of once every 24 months and, in any event, must have conducted such a visit in the 24 months immediately prior to the Transfer Date and, in each case, all of Back-up Servicer’s reasonable out-of-pocket expenses shall be paid by Operator and are included as Non-Covered Services under the O&M Agreement.

4.Transition of Services.

(a)Upon Back-up Servicer receiving written notice from the Company countersigned by the Class A Member that the Company has delivered a Termination Notice to Operator pursuant to [Section 4.2(a)] of the O&M Agreement (the “O&M Agreement Termination Event”), Back-up Servicer will begin to transition to become successor Operator, such transition to take place on the date on which the conditions precedent set forth in Section 4(e) have been satisfied (the “Transfer Date”).  The Parties agree to use their best efforts to ensure that the Transfer Date occurs within thirty (30) days of the O&M Agreement Termination Event.  Notwithstanding anything in the O&M Agreement to the contrary, the Company and Operator acknowledge and agree that unless and until the Transfer Date has occurred, the O&M Agreement shall remain in full force and effect but in no event shall the Operator be liable hereunder or thereunder for actions taken by the Back-up Servicer itself or in the name of the Operator pursuant to the power of attorney granted pursuant to the terms hereof.  Notwithstanding the foregoing, if Back-up Servicer is prohibited by law from acting as successor Operator, then Back-up Servicer shall not be required to act as successor Operator and shall promptly notify the Company.

(b)Commencing upon the date that the O&M Agreement Termination Event occurs, Back-up Servicer, as successor Operator is authorized and empowered to execute and deliver, on behalf of Sunrun as Operator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to

2

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facilitate the transition of the Services from Operator to Back-up Servicer and, upon the Transfer Date, subject to the limitations set forth in Section 18, to perform the duties of Back-up Servicer as the successor Operator.  Operator shall deliver a power of attorney to such effect upon the signing of this Agreement.

(c)Commencing upon the date that the O&M Agreement Termination Event occurs (unless the Company otherwise agrees), Sunrun hereby grants to Back-up Servicer (and its permitted assigns) an irrevocable, nonexclusive license to access and use on an ongoing basis, without royalty or payment of any kind, all records relating to the Customer Agreements and all monitoring, accounting, and other software used by Sunrun to account for and manage the Customer Agreements or the Projects, to the extent necessary to administer the same, whether such software is owned by Sunrun or is owned by others and used by Sunrun under license agreements with respect thereto (subject to the restrictions contained in any such third party license agreement); provided, that should the consent of any licensor of Sunrun to such grant of the license described herein be required, Sunrun hereby agrees that upon the request of Back-up Servicer or any permitted assignee of Back-up Servicer to use commercially reasonable efforts to obtain the consent of such third party licensor. The license granted by Sunrun pursuant to this Section 4(c) shall be irrevocable and shall terminate on the date this Agreement expires or otherwise is terminated pursuant to its terms. Sunrun shall take all actions reasonably requested by Back-up Servicer and/or any of Back-up Servicer’s permitted assignees, from time to time hereafter, which may be necessary to ensure that Back-up Servicer and its permitted assigns have an enforceable license to access and use the records relating to the Customer Agreements from time to time.

(d)Commencing upon the date that the O&M Agreement Termination Event occurs and continuing until the Transfer Date (the “Transition Period”), Operator shall:

(i)

comply with all of Operator’s representations, warranties and other statutory and contractual obligations under and pursuant to the O&M Agreement, including those owed directly to the applicable Host Customers, if any;

(ii)	not amend, change, settle, or compromise any Customer Agreement without obtaining the Company’s prior written consent;
(iii)

in the event Operator receives any payment with respect to any Project or Customer Agreement, Operator shall promptly forward such payment to Back-up Servicer, as successor Operator, for deposit into the account or accounts specified in the Replacement Account Control Agreement (as defined herein), and Operator hereby irrevocably appoints Back-up Servicer its attorney-in-fact to act in its name and stead in regard of the Customer Agreements, including without limitation, the right to endorse or sign Operator’s name on all checks, collections, receipts or other documents with regard to the Customer Agreements, as Back-up Servicer deems necessary or appropriate in the performance of its duties hereunder;

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(iv)	give Back-up Servicer written notice of any fact known to Operator which might materially adversely affect the ability of Back-up Servicer to collect amounts owed under any Customer Agreement;
(v)	maintain all licenses and authorizations required by all applicable regulatory authorities;
(vi)	reasonably cooperate with, and not interfere with or hinder, Back-up Servicer in its servicing of Customer Agreements pursuant to this Agreement; and
(vii)

use commercially reasonable efforts to furnish to Back-up Servicer such further information, execute and deliver to Back-up Servicer such other documents, and do such other acts and things as Back-up Servicer may reasonably request, in each case for the purpose of transitioning the Services to Back-up Servicer.

(e)The Transfer Date shall occur upon satisfaction of the following conditions, each to the reasonable satisfaction of Back-up Servicer and the Company:

(i)

Back-up Servicer shall have entered into subcontracts for the provision of the Services with O&M Subcontractors (as defined below) approved by the Company, such approvals not to be unreasonably withheld, and each such subcontract shall name the Company as an express third party beneficiary and otherwise be in form and substance reasonably satisfactory to the Company;

(ii)

[______] shall have entered into a replacement contract for that certain Blocked Account Control Agreement, dated as of [________],[____], by and among Sunrun, [________],[________], and [______] (as it may be amended from time to time, the “Account Control Agreement”), in form and substance substantially similar to the Account Control Agreement and reasonably satisfactory to the Company (such replacement agreement as amended, in accordance with their terms, from time to time, the “Replacement Account Control Agreement”);

(iii)	Operator shall have transitioned its responsibilities and rights as Operator, including, without limitation, by:

(A)transferring to Back-up Servicer as successor Operator for the administration by it of all cash amounts that shall at the time be held by Operator for deposit, or have been deposited by Operator, or thereafter received with respect to the Projects and the Customer Agreements, including without limitation transferring the funds and other contents of the accounts referenced in the Account Control Agreement to the account or accounts designated in the Replacement Account Control Agreement;

4

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(B)delivering to Back-up Servicer as successor Operator, in electronic format reasonably acceptable to Back-up Servicer, all files and records with respect to the Projects and the Customer Agreements (including all Customer Agreements and a reconciliation of the cash to the payments made with respect to each Customer Agreement, copies of all manufacturer’s and installer’s warranties applicable to any Project, all data held by Operator relating to the operation and electricity production of the Projects, all electronic billing, payment, and other account information regarding the Host Customers), and all other information in its possession or control reasonably necessary to enable Back-up Servicer as successor Operator to service the Projects and the Customer Agreements as contemplated herein;

(C)providing Back-up Servicer with a list of key servicing personnel and contact information and reasonable access (including at the premises of Operator) to Operator’s employees, and to any and all of the books, records (in electronic or other form), software, software licenses or other information reasonably requested by it to enable Back-up Servicer to assume, in accordance with the terms hereof, the duties of Operator under the O&M Agreement;

(D)assigning, and using commercially reasonable efforts to obtain any required consents to such assignments, all agreements with third-party service providers with respect to the Projects that Back-up Servicer or the Company requests be assigned to Back-up Servicer.

5.Duties of Back-up Servicer as Successor Operator

(a)Back-up Servicer as successor Operator undertakes to perform the Services as are specifically set forth in this Agreement and on Exhibit A hereto, it being expressly understood by all Parties that there are no implied duties or obligations of Back-up Servicer hereunder. If any conflict arises between the provisions of this Agreement and the provisions of the O&M Agreement, the provisions of this Agreement will prevail.

(b)Subject to the terms and limitations set forth in this Agreement, upon the Transfer Date, all authority and power of Operator as initial Operator shall pass to and be vested in Back-up Servicer as successor Operator; provided, however, that Back-up Servicer as successor Operator shall have (i) no liability with respect to any action performed, breaches or defaults caused by the terminated Operator prior to the Transfer Date or any claim of a third party based on any alleged action or inaction of the terminated Operator, (ii) no obligation to pay any taxes required to be paid by Operator (provided that Back-up Servicer as the successor Operator shall pay any taxes related to this Agreement for which it is liable), (iii) no liability or obligation with respect to any indemnification obligations of any prior Operator, (iv) no obligation to advance any funds for expenses that any Host Customer was required to pay pursuant to the related Customer Agreement but failed to pay, (v) no obligation to pay any of the fees and expenses of any other party to the O&M Agreement and (vi) no obligation to expend its own funds for payments to third parties unless reimbursement is reasonably assured to it in accordance with the terms of this Agreement; provided, however, that the Back-up Servicer shall not be entitled to be reimbursed for third parties that perform the billing, collection and equipment/system monitoring duties set forth herein and in Sections 1 through 8 of Exhibit A hereto (the “Direct Services”) except for the attorneys’ fees and expenses or collection agency

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fees and expenses incurred in enforcing Customer Agreements or enforcing the obligations of any Subcontractors providing Services other than the Direct Services (the Subcontractors providing Services other than the Direct Services, the “O&M Subcontractors”).  Additionally, the representations and warranties of the initial Operator in the O&M Agreement shall not apply to Back-up Servicer as successor Operator. The Parties agree that if Back-up Servicer becomes the successor Operator, the collection policy with which it will comply will be the collection policy of Back-up Servicer (or such other policy as shall at all times be the standard industry collection practice used by servicing companies of comparable size and experience in connection with agreements substantially similar to the Customer Agreements and which shall at all times comply with all Applicable Laws).

(c)Back-up Servicer, as successor Operator, shall only be required to perform the Services in connection with its role as successor Operator as set forth on Exhibit A. Subject to compliance by Back-up Servicer with its other obligations under this Agreement, Back-up Servicer as successor Operator shall only be required to hire a third-party service provider to repair a Project if Operator or the Company provides it with notice of the need for repair, it receives a phone call, e-mail or other written communication from a Host Customer identifying a problem with a Project, the measurements of power production indicate a problem with a Project or it otherwise obtains knowledge of the need for repair from service provider, transmission system owner or the local utility. Back-up Servicer, as successor Operator, shall not be required to monitor or review the work performed by such third-party service providers, but it will be required to inquire as to why a given situation has not been resolved if, within 30 days after the appointment of a third-party service provider with respect to any such repair, such service provider has not informed Back-up Servicer, as successor Operator, that the relevant repairs have been made to the applicable Project. In no event will Back-up Servicer have any liability for the work performed by such third parties on its behalf as successor Operator, except for any fraud, gross negligence or willful misconduct of Back-up Servicer or its Subcontractors (including the O&M Subcontractors) related to the selection of such third parties or the work performed by such third parties (other than those chosen in writing by the Company).

(d)Back-up Servicer as successor Operator shall service the Customer Agreements in accordance with all Applicable Laws and its customary servicing practices, procedures or standards, and in any event with the same care, skill and diligence with which it services and administers consumer contracts similar to the Customer Agreements and equipment similar to the Projects for its own account or for the account of others.

(e)Back-up Servicer as successor Operator is authorized to accept and rely on all accounting records (including computer records) and work product of the prior Operator hereunder without conducting an audit thereof. Notwithstanding anything contained in this Agreement to the contrary, Back-up Servicer, as successor Operator, is not responsible for the accounting, records (including computer records) and work of the prior Operator (collectively, the “Predecessor Work Product”). If any error, inaccuracy, omission or incorrect or nonstandard practice or procedure (collectively “Errors”) exist in any Predecessor Work Product and such Errors make it materially more difficult to act as successor Operator or cause or materially contribute to Back-up Servicer as successor Operator making or continuing any Errors (collectively, “Continued Errors”), Back-up Servicer as successor Operator shall have no

6

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liability for such Continued Errors; provided, however, that Back-up Servicer as successor Operator agrees to use commercially reasonable efforts to prevent Continued Errors. In the event that Back-up Servicer as successor Operator becomes aware of Errors or Continued Errors, it shall, with the prior consent of the Company, use commercially reasonable efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors. Back-up Servicer as successor Operator shall be entitled to recover its costs thereby expended from the Company.

(f)Without limiting its obligations to comply with all Applicable Laws in its performance of Services, Back-up Servicer shall comply at all times with its privacy policies with respect to all information obtained from each Host Customer, including Protected Personal Information, other than any such non-compliance that would not reasonably be expected to result in a Material Adverse Effect, in a Data Security Breach, or in a Claim being asserted against Sunrun (in any capacity), the Company or any of its Affiliates, any Member of the Company or any of such Member’s respective Affiliates. Back-up Servicer shall only collect, process, and use Protected Personal Information that each Host Customer has furnished to Back-up Servicer or Operator (and that Operator has, in turn, furnished to Back-up Servicer) in connection with the goods and services provided under the Customer Agreements and Back-Up Servicer’s performance of its obligations under this Agreement, and such collection, processing, and use has been, is and will be in accordance with all Applicable Laws, other than any such non-compliance that would not reasonably be expected to result in a Material Adverse Effect, in a Data Security Breach, or in a Claim being asserted against Sunrun (in any capacity), the Company or any of its Affiliates, any Member of the Company or any of such Member’s respective Affiliates.

(g)Back-up Servicer shall not amend, modify, terminate or suspend any subcontract entered into in connection with its obligations under Section 10 of Exhibit A without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.

6.Obligations of the Company.

(a)The Company shall grant Back-up Servicer and its authorized agents, employees and Subcontractors (including the O&M Subcontractors) a license to access and use the Projects in the performance of Back-up Servicer’s obligations under this Agreement, and not otherwise.  Back-up Servicer shall access and use the Projects pursuant to this license only to the extent permitted under, and undertaken in accordance with, the applicable Project Documents.  Such license shall automatically expire immediately upon the termination or expiration of this Agreement.

(b)Upon an O&M Agreement Termination Event, the Company shall take any and all actions reasonably necessary to facilitate the transition of the Services from Operator to Back-up Servicer, including without limitation issuing written notices to [______], in its capacity as depositary bank under the Account Control Agreement (the “Depositary Bank”), instructing the Depositary Bank to terminate Operator’s access to funds or such other contents in the accounts subject to the Account Control Agreement, in accordance with the provisions of the

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“Access to Deposit Account” section of the Account Control Agreement, and transfer such funds and other contents to the accounts specified in the Replacement Account Control Agreement in accordance with terms to be agreed by the Parties.

(c)Upon the Transfer Date, the Company shall assign to Back-up Servicer for the remainder of the term of this Agreement all intellectual property owned or licensed by or assigned to the Company that is necessary to operate and maintain the Projects only if, and to the extent that, the Company has the right to assign, and otherwise is not prohibited from assigning, such rights to Back-up Servicer (the “Company Intellectual Property”).

7.Compensation. The Company agrees to pay Back-up Servicer as compensation for performance of the Services as provided herein the fees set forth on Schedule 2 attached hereto. Upon the Transfer Date, the Company shall pay to Back-up Servicer the One-Time Successor Operator Fee set forth on Schedule 2 hereto (the “One-Time Successor Operator Fee”), together with reimbursement for all reasonable out-of-pocket expenses that Back-up Servicer incurs in connection with the transition of the Services from Operator to Back-up Servicer.  Back-up Servicer shall have no obligation to serve as successor Operator unless and until it has received the One-Time Successor Operator Fee. In addition, Back-up Servicer agrees to perform, upon the terms and conditions set forth herein, such other services and at such prices as the Parties shall mutually agree upon. Back-up Servicer will invoice the Company monthly for its fees, and payment will be due within thirty (30) days of each such invoice.

8.Relationship. It is the intent of the Parties that during the term of this Agreement, all Services performed by Back-up Servicer will be rendered as agent for the Company. Nothing set forth herein shall be deemed to render the Parties as joint venturers or partners, and the Parties shall take no action nor make any representations that Back-up Servicer is anything other than agent of the Company in performing the Services.

9.Term and Termination.

(a)This Agreement shall be effective on the Effective Date and shall continue in full force and effect for a term of the longer of (i) ten (10) years from the Effective Date and (ii) five (5) years from the Transfer Date (the “Initial Term”), unless and until earlier terminated pursuant to this Agreement.  The Initial Term may be extended by mutual agreement of the Parties.

(b)Back-up Servicer reserves the right, in the exercise of its own discretion, to terminate this Agreement upon not less than one hundred eighty (180) days’ notice to the other Parties; provided, that such termination shall not become effective, and Back-up Servicer shall continue to perform all of its obligations hereunder, until a replacement Back-up Servicer has been appointed and such replacement Back-up Servicer has assumed the duties of Back-up Servicer and, to the extent applicable, successor Operator.  In the event of a termination of this Agreement by Back-up Servicer in accordance with this Section 9(b), if such termination occurs within one year of the Transfer Date, then Back-up Servicer shall reimburse the Company for a pro rata portion of fees paid by the Company to Back-up Servicer hereunder, in an amount as follows:  (i) in the event that such termination occurs within six (6) months following the

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Transfer Date, the sum of (A) [***], and (B) the Successor Operator Administration Fee (as set forth on Schedule 2 hereto, the “Successor Operator Administration Fee”) paid during the year in which such termination occurs multiplied by the number of days remaining from the date of such termination through the date that the next Successor Operator Administration Fee would otherwise be due and payable, divided by three hundred sixty five (365), or (ii) in the event that such termination occurs more than six (6) months following the Transfer Date but within one year after the Transfer Date, the sum of (A) an amount equal to the product of the number of days that remain in such six-month period divided by 180 and multiplied by [***], and (B) the Successor Operator Administration Fee paid during the year in which such termination occurs multiplied by the number of days remaining from the date of such termination through the date that the next Successor Operator Administration Fee would otherwise be due and payable, divided by three hundred sixty five (365).

(c)The Company may terminate this Agreement: (i) immediately upon notice to Back-up Servicer (with a copy to Operator if the Transfer Date has not occurred) in the event that (A) Back-up Servicer files any petition or action in bankruptcy or for the relief from creditors, (B) Back-up Servicer has filed against it any petition or action in bankruptcy or for the relief from creditors that is not cured, remedied or dismissed within sixty (60) days of notice, or (C) Back-up Servicer makes any assignment for the benefit of creditors or ceases to meet its financial obligations when due, (ii) at any time upon thirty (30) days’ notice to Back-up Servicer (with a copy to Operator if the Transfer Date has not occurred) or (iii) immediately upon notice to Back-up Servicer in the event Back-up Servicer has suffered a Force Majeure Event after the Transfer Date, and such Force Majeure Event has not been cured or remedied within thirty (30) days after the occurrence thereof.  All notices delivered by the Company pursuant to this Section 9(c) must be countersigned by the Class A Member.

(d)In the event of termination, or upon expiration, of this Agreement, Back-up Servicer shall take such actions as the Company shall reasonably request and otherwise cooperate with the Company in effecting the termination of its responsibilities and rights as successor Operator hereunder and shall return to Company (or to any successor Operator designated by the Company by notice in writing to Back-up Servicer, in which case such successor Operator shall receive the following) any and all documents, materials, work products and all copies made thereof, which were obtained by Back-up Servicer from Operator or generated by Back-up Servicer pursuant to the performance of the Services, and shall deliver each Customer Agreement Report in its possession and all related documents to the Company or its designee. Notwithstanding the foregoing, Back-up Servicer may retain a copy of such documents, materials, work products and all copies if required by Applicable Law, provided that Back-up Servicer shall not use or disclose such information in violation of the confidentiality and use restrictions in this Agreement or of Applicable Law.  In the event that the Company or Back-up Servicer terminates this Agreement prior to its expiration date, Back-up Servicer shall be entitled to compensation for all Services completed as of the date of termination.

10.Confidentiality. Back-up Servicer, the Company and Operator agree that the program that the Back-up Servicer has developed for contract portfolio management is valuable and highly confidential and that the Parties will also be sharing confidential business data and other information.  Each Party agrees not to disclose the nature and contents of this program or

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the transactions contemplated hereby and any agreements related thereto, including this Agreement, or any confidential information provided hereunder, to anyone other than its employees, officers, members, directors, agents, advisors and Affiliates who need to know for purposes of carrying out its obligations hereunder and to no other person or entity, except as shall be required to enforce the obligations of the Parties under this Agreement or as required by Applicable Law or as requested by any regulatory authority having supervision over such Party. Each Party will use its best efforts to enforce the obligation of confidentiality contained herein with its employees, officers, members, directors, agents, advisors and Affiliates.

11.Notices. All notices shall be in writing and sent to the following addresses, or such other address as a Party shall specify by notice given as herein provided.

To Back-up Servicer:

[________]
[________]
[________]
[________],[__][________]
Attn: [________]
Phone: [________]

To Operator:

Sunrun Inc.
595 Market Street, 29th Floor
San Francisco, CA 94105
Facsimile No: (415) 727-3500
Attention: General Counsel

To the Company:

[________]
c/o Sunrun Inc.
595 Market Street, 29th Floor
San Francisco, CA 94105
Facsimile No: (415) 727-3500
Attention: General Counsel

With a copy to Class A Member at the following address:

[________]
[________]
[________]
[________],[__][________]
Attention:  [________]
Facsimile.:  [________]
Phone:  [________]
Email:  [________]

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12.Indemnification.

(a)Back-up Servicer shall indemnify and hold the Company and Operator harmless from and against that portion of any third party claims, demands, liabilities, causes of action or damages for which the Company or Operator, respectively, becomes liable arising from or in connection with performance of the Services by Back-up Servicer or its Subcontractors (other than the O&M Subcontractors); provided such indemnity shall be owed only to the extent that such claims, demands, liabilities, causes of action or damages are determined to be proximately caused by the fraud, gross negligence or willful misconduct of Back-up Servicer, whether in its capacity as Back-up Servicer or as successor Operator, or by its Subcontractors selected as the successor Operator (other than the O&M Subcontractors) or its or their employees, and such acts or omissions are not at the direction of the Company or Operator.

(b)The Company agrees to indemnify and hold Back-up Servicer harmless from and against third party claims, demands, liabilities, causes of action or damages for which Back-up Servicer becomes liable arising from or in connection with Back-up Servicer’s performance of the Services in the manner set forth herein or as directed by the Company.

(c)Operator agrees to indemnify and hold harmless Back-up Servicer from and against any third party claims, demands, liabilities, causes or action or damages for which Back-up Servicer becomes liable arising from or in connection with Back-up Servicer’s performance of the Services in the manner set forth herein or as directed by Operator; provided, however, that Operator shall not be obligated to indemnify the Back-Up Servicer for any actions taken by the Back-Up Servicer itself or in the name of the Operator pursuant to the power of attorney pursuant to the terms hereof after receipt of any notice of an O&M Agreement Termination Event (except to the extent that such claim, demand, liability, cause of action or damage was caused by Operator or materially inaccurate information provided by Operator to Back-up Servicer).

13.Representations and Warranties of Back-up Servicer. Back-up Servicer hereby makes the following representations and warranties for the benefit of the Company and Operator as of the Effective Date, the date that the O&M Agreement Termination Event occurs and the Final Transfer Date:

(a)Organization. Back-up Servicer is a national banking association duly organized, and validly existing under the laws of the United States with full power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and has power, authority, and legal right to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)Due Qualification. Back-up Servicer is qualified as a foreign entity in any state where it is required to conduct its business and has obtained all necessary licenses, consents and approvals as required under Applicable Law, in each case, where the failure to be so

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qualified, licensed, consented to or approved could materially and adversely affect the ability of Back-up Servicer to comply with the terms of this Agreement.

(c)Power and Authority. Back-up Servicer has the power and authority to execute and deliver this Agreement and all other documents and instruments required or contemplated to be executed and delivered hereunder and to carry out its obligations set forth herein and therein, and the execution, delivery, and performance of this Agreement and all such documents and instruments have been duly authorized by Back-up Servicer by all necessary action.

(d)Due Execution and Delivery. The execution, delivery and performance of this Agreement, and the execution and delivery of all other agreements and instruments in connection with this Agreement, constitute the legal, valid and binding obligations of Back-up Servicer and are enforceable against Back-up Servicer in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally.

(e)No Violation. The consummation of the Transactions and the fulfillment of the terms of this Agreement will not conflict with, result in any material breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws or any other constituent document of Back-up Servicer, or any material agreement to which it is a party or by which it is bound, or violate any law, rule or regulation or any order, injunction, writ, rule or regulation applicable to Back-up Servicer of any court or of any governmental authority having jurisdiction over Back-up Servicer or any of its properties.

(f)No Consent Required. Back-up Servicer is not required to obtain the consent of any other Person, or any consent, license, approval, authorization, registration or declaration from or with any governmental authority in connection with the execution, delivery or performance of this Agreement, except for such consents, licenses, approvals, authorizations, registrations or declarations as have already been obtained, effected or made.

14.Representations and Warranties of Other Parties. Each of the Company and Operator, severally and not jointly, represents and warrants as to itself only to the other Parties, as of the Effective Date that:

(a)Organization. Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized with full power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and such Party has power, authority, and legal right to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)Due Qualification. Such Party is qualified as a foreign entity in any state where it is required to conduct its business and has obtained all necessary licenses, consents and approvals as required under Applicable Law, in each case, where the failure to be so qualified,

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licensed, consented to or approved could materially and adversely affect the ability of such Party to comply with the terms of this Agreement.

(c)Power and Authority. Such Party has the power and authority to execute and deliver this Agreement and all other documents and instruments required or contemplated to be executed and delivered hereunder and to carry out its obligations set forth herein and therein, and the execution, delivery, and performance of this Agreement and all such documents and instruments have been duly authorized by such Party by all necessary action.

(d)Due Execution and Delivery. The execution, delivery and performance of this Agreement, and the execution and delivery of all other agreements and instruments in connection with this Agreement, constitute the legal, valid and binding obligations of such Party and are enforceable against such Party in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally.

(e)No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement will not conflict with, result in any material breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws or any other constituent document of such Party, or any material agreement to which it is a party or by which it is bound, or violate any law, rule or regulation or any order, injunction, writ, rule or regulation applicable to such Party of any court or of any governmental authority having jurisdiction over such Party or any of its properties.

(f)No Consent Required. Such Party is not required to obtain the consent of any other Person, or any consent, license, approval, authorization, registration or declaration from or with any governmental authority in connection with the execution, delivery or performance of this Agreement, except for such consents, licenses, approvals, authorizations, registrations or declarations as have already been obtained, effected or made.

15.Limitation of Liability.

(a)Except for damages caused by the willful misconduct, gross negligence or fraud of Back-up Servicer, its employees, agents or Subcontractors (other than any O&M Subcontractors), the Parties agree that any liability of Back-up Servicer, in its capacity as Back-up Servicer or successor Operator, to Operator or the Company for direct damages, whether arising due to a breach of this Agreement, tortious acts (including negligence) or under any other theory, shall be limited to the amounts paid to Back-up Servicer by the Company under this Agreement.

(b)UNDER NO CIRCUMSTANCES WILL BACK-UP SERVICER, IN ITS CAPACITY AS BACK-UP SERVICER OR SUCCESSOR OPERATOR, OR ANY OF ITS OFFICERS, DIRECTORS OR EMPLOYEES, BE LIABLE FOR INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, SUCH AS LOSS OF USE, REVENUE OR PROFIT, except for damages arising out of back-up servicer’s

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FRAUD, willful misconduct or gross negligence, SUBJECT TO THE LIMITATION ON LIABILITY SET FORTH IN SECTION 15(a).  In no event shall Back-up Servicer be liable to Operator or the Company for any bad debts or other defaults by the Host Customers. Back-up Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all Parties that there are no implied duties or obligations of Back-up Servicer hereunder. Back-up Servicer shall not be liable for any error of judgment made in good faith by it, unless it shall be proven that Back-up Servicer was negligent in ascertaining the pertinent facts.

16.Warranties and Liabilities.

(a)Back-up Servicer shall perform the Services hereunder in a competent and workmanlike manner. Unless otherwise agreed by the Parties in writing, all Services shall be performed in accordance with the methods and procedures and such policies of Back-up Servicer as are in effect from time to time and in a manner consistent with industry standards for similar agreements.

(b)The warranties expressed herein are exclusive, and Back-up Servicer hereby disclaims, and each of the Company and Operator waives, any and all implied warranties with respect to the Services or products thereof, including, but not limited to, implied warranties of merchantability and fitness for a particular purpose.

17.Insurance.

(a)Back-up Servicer shall maintain adequate insurance in amounts and with terms customarily subscribed by companies in the same industry performing similar functions to those of Back-up Servicer in its role as Back-up Servicer and as successor Operator.

(b)Beginning on the Transfer Date and throughout the term of this Agreement, Back-up Servicer shall promptly notify the Company in writing if Back-up Servicer acquires actual knowledge that a casualty event with respect to a Project (each, a “Casualty”) has occurred and reasonably describe such Casualty. Back-up Servicer agrees to provide any damage reports provided by or on behalf of Back-up Servicer to any Governmental Authority, any insurer or supplier, and any documents pertaining to the repair of such Casualty, including copies of work orders, and all invoices for related charges to the extent then available to Back-up Servicer.  Back-up Servicer shall provide all information within the control of Back-up Servicer necessary for the Company to process any related insurance claim.  The Company shall be responsible for the handling and administration of any and all claims made under the insurance policies procured and maintained on its behalf under this Section 17.

18.Power of Attorney.

(a)Upon the Transfer Date, the Company hereby designates, makes, constitutes and appoints Back-up Servicer (and all persons designated by Back-up Servicer) as the Company’s true and lawful attorney and beneficiary in fact, with power under the Project Documents, without notice to the Company and at such time or times thereafter as Back-up Servicer, at its sole election, may determine, in the name of the Company, Back-up Servicer or in

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both names to the extent permitted by the terms of the Project Documents: (A) to ask, require, demand, receive, compound and give acquittance for any and all moneys due and to become due to the Company under the Project Documents, to endorse any checks or other instruments in connection therewith; (B) to execute any election or option or give any notice, consent, waiver or approval under or in respect of the Project Documents or accept any surrender of a Project or any part thereof under the Customer Agreements and exercise any rights, powers or remedies on the part of the Company under or in connection with the Projects, whether arising under the Project Documents, by statute or at law or in equity or otherwise to exercise all of the Company’s rights, interests and remedies in and under the Project Documents, including, without limitation, the Company’s right to renew or extend the original term of the Project Documents or any renewal or extended terms thereof; provided, however, that Back-up Servicer shall have no power or authority to amend, modify, or supplement a Customer Agreement unless Back-up Servicer receives the written consent and direction of the Company; (C) to initiate legal proceedings and to settle, adjust, or compromise any legal proceedings in order to enforce the provisions of the Customer Agreements or prevent the termination thereof, in each case with the written consent and at the direction of the Company; and (D) to commence or institute arbitration proceedings, or to participate in any arbitration proceedings commenced or instituted, pursuant to the Customer Agreements with the written consent and at the direction of the Company. Back-up Servicer shall exercise the rights granted to it under this Section 0 in good faith and in a manner that is in the Company’s best interests and otherwise in accordance with the Company’s rights and obligations under the Project Documents.

(b)The Company shall execute and deliver, upon the reasonable request of Back-up Servicer, such instruments required to permit Back-up Servicer to cure any default under the Project Documents or permit Back-up Servicer to take such other actions to the extent necessary to effect the cure or remedy of any matter in default; provided that the Company’s rights hereunder and under the Project Documents are not diminished and the foregoing is in accordance with the Company’s rights and obligations under the Project Documents.

(c)Back-up Servicer shall not have any right, power or authority to (i) amend or modify any Customer Agreement, (ii) assume or create any obligation or responsibility, express or implied, on behalf of the Company or any of its Affiliates, to bind the Company or any of its Affiliates in any manner, or (iii) file a petition on behalf of the Company for relief as debtor or bankrupt under Title 11 of the United States Code or like provision of law, file a petition or application on behalf of the Company for the appointment of a receiver or a trustee for the Company or a substantial part of its assets, or commence any proceedings on behalf of the Company under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect.

19.General Provisions.

(a)In case any provision or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations in such jurisdiction, and of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

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(b)This Agreement shall bind the Parties and their respective successors, but shall not be assigned or pledged by any party without the prior written consent of the other Parties.  Any assignment made in contravention of this Section 19(b) shall be void and unenforceable.

(c)Back-up Servicer may employ and act through agents, attorneys and independent contractors so long as Back-up Servicer remains fully responsible and accountable for performance of all obligations of Back-up Servicer, as Back-up Servicer; provided, however, that subject to compliance by Back-up Servicer, as successor Operator, with its obligations under Section 5(c) and Section 10 of Exhibit A, Back-up Servicer shall have no liability for the acts and omissions of third-party service providers that act for Back-up Servicer as contemplated pursuant to Section 5(c) and Section 10 of Exhibit A, except as set forth in Section 5(c).

(d)THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICT OF LAWS THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY TO THIS AGREEMENT).

(e)Each Party agrees that any suit for the enforcement of this Agreement may be brought in the state or federal court in New York County, New York and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon it by mail at the address specified in Section 11. Each Party hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

(f)EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY LITIGATION OR DISPUTE DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS.

(g)Back-up Servicer shall not discontinue, curtail or in any manner alter performance of the Project Services during the pendency of any action or proceeding arising in connection with this Agreement.

(h)This Agreement, including any attachments and amendments hereto, constitutes the entire agreement of the Parties with respect to the terms, conditions and subject matter hereof, superseding all previous proposals, representations, or understandings, whether oral or written. This Agreement may only be modified by a subsequent writing, duly executed by each Party other than, after the Transfer Date, Sunrun, as Operator.

(i)This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall

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constitute but one and the same document. Delivery of an executed counterpart of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

20.Amendments. No amendment or modification of any provision of this Agreement shall be effective without the written agreement of each of the Parties other than, after the Transfer Date, Sunrun, as Operator.  Any waiver of the provisions of this Agreement must be in writing executed by the Party against which the waiver is to be enforced.

21.Forbearance. Failure to insist upon strict compliance with any of the terms or conditions of this Agreement will not be deemed a waiver of such term, or condition, nor will any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a total waiver of relinquishment of such right or power, unless so specifically stated.

22.Force Majeure. If any Party is prevented, despite using commercially reasonable efforts to avoid the effects of such event, from fulfilling its obligations hereunder as a result of fires, strikes, accidents, acts of God or other causes beyond the control of such Party (a “Force Majeure Event”), all Parties’ obligations shall be suspended for a reasonable time during which such conditions exist.  If any Party shall rely on the occurrence of a Force Majeure Event as a basis for being excused from the performance of its obligations under this Agreement, then the Party relying on the event or condition shall (a) provide prompt notice to the other Parties of the occurrence of the Force Majeure Event, including an estimation of its expected duration and the probable impact on the performance of its obligations hereunder; (b) exercise all commercially reasonable efforts to continue to perform its obligations hereunder; (c) expeditiously take any action within its reasonable control to correct or cure the Force Majeure Event excusing performance; (d) exercise all commercially reasonable efforts to mitigate or limit the economic losses to the other Parties; and (e) provide periodic notices to the other Parties with respect to its actions and plans for actions in accordance with (a), (b), (c) and (d) above and promptly notify the other Parties of the cessation of the Force Majeure Event.

[Remainder of page intentionally left blank; signatures on following pages]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

[________],
as Company

By:	[________]
Its:	[________]

By:	Sunrun Inc.,
Its:	Sole Member

By:
Name:
Title:

SUNRUN INC.,
as Operator
By:
Name:
Title:

[Signature Page to Back-Up Servicing Agreement]

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[__________],
as Back-up Servicer

By:
Name:
Title:

[Signature Page to Back-Up Servicing Agreement]

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EXHIBIT A

DUTIES AS SUCCESSOR OPERATOR

This Exhibit A sets forth the duties of Back-up Servicer as successor Operator upon the Transfer Date.  Capitalized terms used but not defined herein shall have the meanings set forth in the O&M Agreement or in this Agreement.

1.Perform the billing and collection services contemplated by the Customer Agreements and the O&M Agreement. Back-up Servicer shall handle all collections from Host Customers under the Customer Agreements and promptly remit to the Company, to such account as the Company shall specify, such amounts.  Back-up Servicer may send such amounts net of any fees then due and owing to Back-up Servicer pursuant to this Agreement.

2.Communicate, or cause its Subcontractors to communicate, regularly with each Host Customer, with the transmission system owner and with the applicable utility with respect to scheduling of services and outages, and in the event of a power outage, take or cause its Subcontractors to take any such actions as are necessary or required to restore power production in a timely manner in compliance with and as required by the Project Documents.

3.Maintain logs, records and files related to the Projects that reflect the dealings and transactions associated with Back-up Servicer’s work with its Subcontractors (including the O&M Subcontractors) operation, maintenance and administrative activities hereunder, which shall be sufficient to enable such dealings and transactions to be audited by the Company in accordance with generally accepted auditing principles, and which shall be the property of the Company.

4.Monitor and promptly report in writing to the Company all material damages and malfunctions, outages, failures, serial defects, and retrofits on any and all Projects of which an officer of Back-up Servicer responsible for the duties of Back-up Servicer under this Agreement (a “Responsible Officer”) receives notice, has actual knowledge, or should have knowledge based on compliance with its duties in accordance with the standard of care under this Agreement.

5.Promptly, when known by a Responsible Officer of Back-up Servicer, notify the Company of any material incidence of property damage, personal injury or other loss concerning or relating to the Projects.

6.Cooperate in a commercially reasonable manner with the Company regarding the management of the Projects, and, if and when requested by the Company, provide or cause its Subcontractors to provide such written reports and information and take such other actions in addition to those required hereunder, as may be reasonably requested by the Company under the terms of this Agreement.

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7.In the event that a Responsible Officer of Back-up Servicer as successor Operator has written notice or actual knowledge of natural damage to, or loss or total destruction of any Project or part thereof, give prompt written notice of such occurrence to the Company of such damage, loss or destruction.

8.Monitor the data recovery percentage and minimize the level of unrecovered data, and schedule, in coordination with the Company, Subcontractors and the Host Customers, all power outages and maintenance shutdowns to reasonably minimize revenue loss.

9.No more than once per year (unless Back-up Servicer has defaulted on its obligations as successor Operator), upon at least five business days’ written notice, allow the Company, each Member and the Company’s and each Member’s authorized representatives access to the books and records maintained by Back-up Servicer (excluding Back-up Servicer’s company books and records) with respect to, or in connection with, the Projects and the performance of Services, and to allow the Company to cause an audit thereof to be conducted (at the Company’s own cost and expense).  In connection with such audit, Back-up Servicer shall make its qualified personnel who are responsible for the performance and administration of the Services hereunder (or any authorized agent, Subcontractor or representative thereof) reasonably available to the Company during the audit.

10.Maintain, at the expense of the Company, contracts, in full force and effect and in form and substance reasonably satisfactory to the Company, with one or more O&M Subcontractors covering the obligations of Operator under the O&M Agreement not elsewhere described in this Exhibit A, which contract or contracts shall contain terms and conditions substantially equivalent to those contained in the O&M Agreement.  The Company shall be an express third party beneficiary of such contracts.  Back-up Servicer shall at the expense of the Company, coordinate the work by such O&M Subcontractors, in accordance with the applicable O&M Subcontractors’ specifications and recommendations and the applicable Customer Agreements, to maintain, repair, and replace any and all Projects and meters including administration of warranty claims related to Projects.

11.If any Project suffers a Casualty, Back-up Servicer as successor Operator shall, or shall cause its Subcontractors to, repair, restore, replace or rebuild the Project to substantially the same condition as existed immediately prior to the damage or destruction and substantially in accordance with the Customer Agreement for the Project (the “Restoration Work”). In such event, Back-up Servicer as successor Operator shall use commercially reasonable efforts to cause such Restoration Work to be completed as soon as practicable but no later than the earlier of (i) one hundred fifty (150) calendar days after the Company receives applicable insurance proceeds or otherwise provides sufficient funds to cause such Restoration Work to be completed or (ii) the date required under the applicable Customer Agreement, and shall cause such Restoration Work to be done by

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Subcontractors hired in accordance with this Agreement or otherwise chosen in writing by the Company.

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SCHEDULE 1

CUSTOMER AGREEMENT REPORT INFORMATION

Exhibit E  – 1

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SCHEDULE 2

FEE SCHEDULE

Initial Acceptance Fee:	$[________]
A one-time fee payable on the Effective Date.

Monthly Administration Fee:
The fee is payable monthly.
0 to 4,000 contracts …	$[________]
4,001 to 6,000 contracts …	$[________]
6,001 to 9,000 contracts …	$[________]
9,001 to 12,000 contracts 12,001 to 14,000 contracts	$[________]

Successor Servicing (if required)
One-Time Successor Operator Fee:	$[________]
To be paid to Back-up Servicer upon the Transfer Date.

Successor Operator Administration Fee:	$[________]
To be paid to Back-up Servicer upon the Transfer Date and thereafter annually in advance on each anniversary of the Transfer Date.

Out-of-Pocket Expenses:	AT COST

Documented, invoiced and reasonable extraordinary fees are payable to Back-up Servicer as Back-up Servicer or as successor Operator for duties or responsibilities not expected to be incurred at the outset of the transactions, not routine or customary, and not incurred in the ordinary course of business.  Payment of extraordinary fees is appropriate where particular inquiries, events or developments are unexpected, even if the possibility of such things could have been identified at the inception of the transactions.

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Exhibit F

Form of Partnership Flip Transition Management Agreement

FORM OF

TRANSITION MANAGER AGREEMENT

among

[________],
as Company,

Sunrun Inc.,
as Manager,

and

[________],
as Transition Manager

Dated as of [_____],[____]

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This TRANSITION MANAGER AGREEMENT, dated as of [____],[____] (as amended, restated, modified and/or  supplemented from time to time in accordance with the terms hereof, this "Agreement"), among [________], a Delaware limited liability company (the "Company"), SUNRUN INC., a Delaware corporation, as Manager (the "Manager"), and [________], a [________], acting as Transition Manager pursuant to this Agreement (together with its successors and permitted assigns, in such capacity, the "Transition Manager").

W I T N E S S E T H :

WHEREAS, the Manager has agreed to perform Project Services pursuant to an [O&M Agreement], dated as of the Closing Date (as amended, restated, modified and/or supplemented from time to time in accordance with its terms, the "MOMA"), between the Company and the Manager; and

WHEREAS, the Company and the Manager wish to engage the Transition Manager to provide the services described herein and the Transition Manager has the capacity to provide the services required thereby and is willing to perform such duties and services on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

SECTION 1.Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the MOMA.

SECTION 2.Appointment and Authority of Transition Manager; Representations.  Subject to the terms and conditions set forth herein, the Company and the Manager hereby jointly appoint the Transition Manager to perform all of the activities set forth in Section 3 hereof.  By executing this Agreement, the Transition Manager hereby accepts such appointment.  The Transition Manager represents and warrants as follows:

(a)

Due Organization. The Transition Manager is a national banking association duly organized and validly existing under the laws of the United States of America, and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

(b)	Power and Authority. The Transition Manager has all requisite right, power and authority to execute and deliver this Agreement and to perform all of its duties hereunder.
(c)

Due Authorization. The execution and delivery by the Transition Manager of this Agreement, and the performance by the Transition Manager of its duties hereunder, have been duly authorized by all necessary legal proceedings.

(d)

Valid and Binding Agreement.  The Transition Manager has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of the Transition Manager, enforceable against the Transition Manager in accordance with

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

its respective terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

SECTION 3.Duties of the Manager and Transition Manager.  The Manager shall perform each of its obligations under the MOMA as specifically provided herein.  Subject to the terms, conditions and limitations set forth in this Agreement, the duties of the Transition Manager shall be limited to the following services on behalf of the Company for the benefit of the Members:

(a)Quarterly Data Tape.  On a quarterly basis, the Manager shall deliver to the Transition Manager, and the Transition Manager shall accept delivery of, the Quarterly Data Tape.  The information required to be included in the Quarterly Data Tape is set forth in Exhibit B hereto.

(b)Quarterly Reports. On a quarterly basis, the Manager shall deliver to the Transition Manager, and the Transition Manager shall accept delivery of, the Quarterly Reports.

(c)List of Prospective Replacement Managers. The Manager shall annually prepare a list of prospective replacement managers who could serve as the Person appointed to replace the Manager and to assume the obligations of Manager under the MOMA (the “Replacement Manager”) in accordance with the terms of the MOMA and remit such list to the Transition Manager no later than April 30 of each calendar year.  An initial list of prospective replacement managers is attached hereto as Exhibit A.

(d)Licenses.  The Manager hereby agrees that the Company may transfer any of the licenses set forth in [Section 2.2] of the MOMA to the Transition Manager.  In the event of the actual termination of the MOMA by the Company as a result of a Manager breach or default (the “Manager Termination Event”), the Transition Manager shall work with the Manager, at the expense of the Manager, to provide the Company, the Transition Manager, and/or any Replacement Manager with the necessary licenses contemplated by [Section 2.2] of the MOMA.

(e)Analysis of Manager Upon Manager Termination Event; Coordination of Replacement Manager Bids. Upon written notice to, or actual knowledge by a Responsible Officer of, the Transition Manager of the occurrence of the Manager Termination Event, the Transition Manager shall (unless directed not to by the a majority of the Class A Members (the “Class A Majority”) within 15 Business Days of such notice or actual knowledge) analyze (such analysis may include review of competing bids and, if the Transition Manager deems it appropriate, review of the analysis and other information provided by an industry expert), the impact of terminating the then current Manager and shall provide a written recommendation to the Company regarding whether to retain the current Manager or seek a Replacement Manager.  If, based on the foregoing analysis, the Transition Manager recommends a search for a Replacement Manager, the Transition Manager shall use reasonable efforts to promptly locate and evaluate Replacement Manager candidates (including but not limited to those set forth in Exhibit A) and shall coordinate the flow of information necessary to obtain bids and other

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relevant information from all viable Replacement Manager candidates.  The Transition Manager shall review the competing bids of Replacement Manager candidates and related information and shall provide a written recommendation for a Replacement Manager to the Company (with an explanation for such recommendation (which may be based, as the Transition Manager deems appropriate, on a review of the analysis and other information provided by an industry expert)).  The Transition Manager may consider and recommend a bid from affiliates of, or other divisions of, the Transition Manager in evaluating Replacement Manager candidates.  The Company acknowledges and agrees that nothing contained herein shall obligate the Transition Manager to act as a Replacement Manager or to provide a Replacement Manager if no suitable candidates are willing and/or able to serve in such capacity in accordance with the terms of the MOMA.  In preparing its analysis and recommendations, the Transition Manager may utilize the service of industry experts, and the reasonable and documented out-of-pocket fees and expenses of such Persons shall be reimbursed to the Transition Manager on each Payment Date [in accordance with and subject to the Priority of Payments].  The Transition Manager shall provide copies to the Company of any analysis or other information provided by industry experts utilized by the Transition Manager.

(f)Contract Negotiation with Replacement Manager.  Any prospective Replacement Manager must agree to assume the obligations of the Manager under the MOMA; provided, however, if no prospective Replacement Manager will agree to the terms of the MOMA as then exists, the Transition Manager shall negotiate the terms and conditions of a management agreement to be executed by a Replacement Manager.  The final terms and conditions of any such replacement management agreement must be approved by the Class A Majority.

(g)Appointment of Replacement Manager.  Upon the agreement by a Replacement Manager to assume the obligations of the Manager under the MOMA or the completion of negotiations of a replacement management agreement, (i) the Transition Manager shall work with the Company to deliver a termination notice to the existing Manager and (ii) if the Manager Termination Event shall have occurred and be continuing, the Company shall specify the date on which all of the rights and obligations of the Manager under the MOMA shall be terminated (such date to be no less than 30 days but no greater than 120 days from the date of such notice).

(h)Transition Team. The Transition Manager shall use its commercially reasonable efforts to assist any Replacement Manager's transition team with respect to the transition of the Project Services and shall monitor the completion of the transition plan.  The Manager shall (i) make available to the Transition Manager and any Replacement Manager's transition team or any of their respective duly authorized representatives, attorneys or auditors, copies of the contracts, leases and any other documents relating to the Projects, at such times as the Transition Manager or the Replacement Manager's transition team shall reasonably request which does not unreasonably interfere with the Manager's normal operations or customer or employee relations, (ii) enable such persons to examine and make copies of and abstracts from all records in the possession or under the control of the Manager relating to the Projects and (iii) enable such persons to visit the offices and properties of the Manager (during regular business hours and upon reasonable notice in advance thereof) for the purpose of examining such

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materials, and to discuss matters relating to the Manager's and/or the Company's financial condition, the performance of the Company or the Manager under any of the Transaction Documents to which it is a party, with any of the officers of the Manager or the Company having knowledge of such matters.

(i)Interim Billing and Collections.  Upon receipt of notice of the Manager Termination Event and upon request of an instruction to such effect from the Class A Majority, the Transition Manager may, at its sole option, perform the billing and the collection of payments due and payable under the related Customer Agreements during the period beginning on the earlier of (i) the removal of the Manager and (ii) the effective date of such notice, and ending on the date of the appointment of a Replacement Manager.

(j)Cooperation.  Each of the Company and the Manager hereby acknowledge the terms of the MOMA and agree to cooperate with the Transition Manager in its execution of its duties and responsibilities hereunder and with any Replacement Manager in the transition of Project Services.  The Company and the Manager acknowledge that the Transition Manager's and the Replacement Manager's ability to provide the services described herein and the Project Services may be impaired by the Manager's refusal or inability to cooperate with the Transition Manager and the Replacement Manager.

SECTION 4.Standard of Care: Conformity with Applicable Law: Liability of Transition Manager.  (a)  The Transition Manager will perform its duties hereunder in accordance with the same standard of care exercised by the Transition Manager in the conduct of similar affairs for its own account.  The Transition Manager shall comply in all material respects with all Applicable Laws and preserve and maintain its existence, rights, franchises and privileges, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification will result in, or could reasonably be expected to result in, a material adverse effect on the Class A Members. The Transition Manager undertakes to perform only such duties as are specifically set forth in this Agreement with respect to the Transition Manager, and no implied covenants or obligations shall be read into this Agreement against the Transition Manager.  If any conflict arises between the terms of this Agreement and the terms of any other Transaction Document, the terms of this Agreement shall govern.

(b)The Transition Manager will not, in performing its obligations hereunder, take any action that would be in violation of any law, rule or regulation that may be applicable to the Transition Manager, its property or the services to be performed hereunder.

(c)The Transition Manager may use agents to perform the duties in this Agreement, provided, however, that no such delegation shall relieve the Transition Manager of its responsibility with respect to such duties, and the Transition Manager shall remain liable in accordance with this Agreement.

(d)The Transition Manager shall not (i) be liable for any action taken or omitted to be taken by it under or in connection with this Agreement (except for its own negligence or willful misconduct), or (ii) be responsible in any manner for any recital, statement,

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representation or warranty made by Company or any officer thereof, contained in this Agreement or in any other Transaction Document, as applicable, or in any certificate, report, statement or other document referred to or provided for in, or received by the Transition Manager under or in connection with, this Agreement or any other Transaction Document, as applicable or the validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, or for any failure of the Company or any other party to any Transaction Document to perform its obligations thereunder except to the extent set forth therein.  The Transition Manager shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Transition Manager.

(e)No provisions of this Agreement shall require the Transition Manager to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or in the exercise of any of its rights, powers or duties hereunder if the Transition Manager shall have reasonable grounds for believing that timely repayment in full of such funds, to the extent such repayment is required by the terms hereof, or adequate security or indemnity against such risk or liability is not reasonably assured, to the extent required by the terms hereof.  All reimbursements to the Transition Manager in respect of services provided to the Company hereunder shall (unless the Class A Majority have otherwise agreed in writing to make such payments directly to the Transition Manager) be payable on the immediately succeeding payment date pursuant to the MOMA.  Each Class A Member and the Company shall, by accepting the benefits of this Agreement, be deemed to have agreed that the duties of the Transition Manager are not to be construed as those of a replacement or interim manager.

(f)The Manager agrees that at any time during the term of this Agreement, the Transition Manager may conduct a site visit during regular business hours upon reasonable notice to the Manager.  All of the expenses of the Transition Manager in connection with any such site visit shall be reimbursed as Transition Manager Expenses in accordance with the [Priority of Payments].

(g)The Transition Manager shall have no responsibility for the acts and omissions of the Manager or any Replacement Manager.

SECTION 5.Records.  The Transition Manager shall maintain appropriate records relating to services performed hereunder, which records shall, upon prior written notice to the Transition Manager, be accessible for inspection at the offices of the Transition Manager by the Company at such inspecting party's expense during the Transition Manager's normal business hours.

SECTION 6.Indemnification.  (a) The Transition Manager hereby agrees to indemnify and hold harmless the each Class A Member, the Company, the Manager, and their respective directors, officers and shareholders (each an "Indemnified Party") from and against any and all damages, losses, liabilities, costs and expenses incurred by an Indemnified Party resulting from the gross negligence or willful misconduct of the Transition Manager in the

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

performance of its obligations under this Agreement; provided, however, that the Transition Manager shall not have any liability with respect to any portion of such damages, losses or liability resulting from the gross negligence or willful misconduct of such Indemnified Party.  An Indemnified Party shall promptly notify the Transition Manager of any damages, losses, liabilities, costs or expenses which such Indemnified Party has determined has given or would give rise to a right of indemnification hereunder, and the Transition Manager shall have the exclusive right to compromise or defend any such liability or claim at its own expense, which decision shall be binding and conclusive upon such Indemnified Party. Failure to give such notice shall not relieve the Transition Manager of its obligations hereunder, provided, however, that the Transition Manager shall not be liable or otherwise held responsible for any damages, losses, liabilities, costs or expenses resulting from the failure to give such notice.

(b)The Manager and the Company shall jointly and severally indemnify, upon demand, the Transition Manager from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the termination or resignation of the Transition Manager) be imposed on, incurred by or asserted against the Transition Manager in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Transition Manager under or in connection with any of the foregoing; provided, however, that neither the Manager nor the Company shall be liable for the payment to the Transition Manager of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Transition Manager's gross negligence or willful misconduct.

SECTION 7.Compensation.  As compensation for the performance of the Transition Manager's obligations under this Agreement, the Company agrees to pay to the Transition Manager on each payment date pursuant to the MOMA, the Transition Manager Fee. The Transition Manager shall not be responsible for the payment of the Service Fee or the transition costs of any Replacement Manager.

SECTION 8.Independence of the Transition Manager.  For all purposes of this Agreement, the Transition Manager shall be an independent contractor.  Unless set forth herein or expressly authorized by the Company, the Transition Manager shall have no authority to act for or represent the Company.  Notwithstanding the foregoing, the Transition Manager shall act in accordance with directions from the Class A Majority when required by the Transaction Documents or when it shall otherwise require direction hereunder.

SECTION 9.No Joint Venture.  Nothing contained in this Agreement shall (i) constitute the Transition Manager or the Company as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

SECTION 10.Other Activities of the Transition Manager.  Nothing herein shall prevent the Transition Manager or its Affiliates from engaging in other businesses or, in its sole

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discretion, from acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of the Company.

SECTION 11.Term of Agreement; Resignation and Removal of Transition Manager.  (a)  This Agreement shall continue in force until the earlier termination or expiration of the MOMA, upon which event this Agreement shall automatically terminate.

(b)The Transition Manager may resign its duties hereunder by providing each of the Company and the Manager with at least 60 days' prior written notice.

(c)The Company acting at the written direction of the Class A Majority may remove the Transition Manager immediately upon written notice of termination to the Transition Manager (with a copy to each of the Company and the Manager) if any of the following events shall occur:

(i)The Transition Manager shall default in any material respect in the performance of any of its duties under this Agreement which failure continues unremedied for a period of 15 days after the receipt by the Transition Manager of written notice thereof specifying with reasonable detail the default;

(ii)a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Transition Manager in any involuntary insolvency proceeding, or appoint receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Transition Manager or any substantial part of its property or order the winding-up or liquidation of its affairs;

(iii)the Transition Manager shall commence a voluntary insolvency proceeding, shall consent to the entry of an order for relief in an involuntary insolvency proceeding, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Transition Manager or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due; or

(iv)in their sole discretion, the Class A Majority determines that the Transition Manager should be replaced.

(d)No resignation or removal of the Transition Manager pursuant to this Section 11 shall be effective until (i) a successor Transition Manager shall have been appointed by the Class A Majority or by the exiting Transition Manager (with the consent of the Class A Majority (such consent not to be unreasonably withheld)) and (ii) such successor Transition Manager shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Transition Manager is bound hereunder or as otherwise jointly approved by the Class A Majority (such approval not to be unreasonably withheld).  A copy of any such appointment and the agreement executed by such successor Transition Manager shall be promptly sent to the Company.  In the event that a successor Transition Manager has not accepted its appointment to replace the outgoing Transition Manager within 60 days of such

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removal or resignation, the Transition Manager may petition a court of competent jurisdiction to choose a successor Transition Manager.

SECTION 12.Action upon Termination, Resignation or Removal.  Promptly upon the effective date of termination of this Agreement pursuant to Section 11(a) hereof or the resignation or removal of the Transition Manager pursuant to Section 11(b) or (c) hereof, respectively, the Transition Manager shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal, subject to offsets and deductions to which the Company may be entitled, including in connection with a removal pursuant to Section 11(c)(i) hereof.  In the event of the resignation or removal of the Transition Manager pursuant to Section 11(b) or (c) hereof, respectively, the Transition Manager shall cooperate with the Class A Members and take all reasonable steps requested to assist the Class A Members in making an orderly transfer of the duties of the Transition Manager.

SECTION 13. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)If to the Company, to:

[________]
c/o Sunrun Inc.
595 Market Street, 29nd Floor

San Francisco, CA 94105

Telephone: 415-982-9000
Fax: 415-982-9021
Attention:  General Counsel

(b)If to the Transition Manager, to:

[________]
[________]

[________]

[________],[__] [________]

Attention:  [________]

Telephone: [________]

Fax: [________]

(c)If to the Manager, to:

Sunrun Inc.
595 Market Street, 29nd Floor

San Francisco, CA 94105

Telephone: 415-982-9000
Fax: 415-982-9021
Attention:  General Counsel

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given upon receipt.

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(d)If to any Class A Member, at the address set forth in the records of the Company; or to such other address as any party shall have provided to the other parties in writing.  Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered (or, in the case of the Company, by internationally recognized courier service) to the address of such party as provided above.

SECTION 14.Confidentiality.

(a)Confidential Information.  The parties hereto (the “Parties”) shall, and shall cause their affiliates and their respective members, subsidiaries, representatives and subcontractors (collectively the “Party Representatives” and each individually a “Party Representative”) to, hold confidential this Agreement and any information furnished hereunder (including, for the avoidance of doubt, information provided by the Manager to the Transition Manager under Section 3), and all information they may have or obtain concerning the Parties  and their respective assets, businesses, operations or prospects related to the transactions contemplated by this Agreement and the Transaction Documents, in each case received by such Persons on account of such transactions (the “Confidential Information”), and shall not disclose, or cause to be disclosed, any such Confidential Information to any Person; provided, however, that Confidential Information shall not include information that (A) becomes generally available to the public other than as a result of a disclosure by a Party or a Party Representative, (B) was available to a Party or any Party Representative lawfully on a non-confidential basis, (C) becomes available to a Party or Party Representative on a non-confidential basis from a source other than the other Party hereto, provided that to the knowledge of such Party such source is not bound by a confidentiality agreement with or confidentiality obligation in favor of such other Party, or (D) is already in the possession of a Party or a Party Representative, provided that such information is not subject to another confidentiality agreement with, or other obligation of confidentiality to such other Party or another party.

(b)Legally-Compelled Disclosure.  Confidential Information may be disclosed (A) as required or requested to be disclosed by a Party or a Party Representative as a result of any Applicable Law or any rule or regulation of any stock exchange, the National Association of Insurance Commissioners or other regulatory authority having jurisdiction over such Party or its Party Representatives, (B) as required or requested by the Internal Revenue Service, including, but not limited to, in connection with a request for any private letter ruling, any determination letter or any audit, (C) by legal or administrative process or (D) as required or requested by any Governmental Authority.  If a Party or its Party Representatives becomes compelled or requested by legal or administrative process to disclose any Confidential Information, such Party shall, to the extent permitted by Applicable Law, provide the other Parties with prompt notice so that the other Party may seek a protective order or other appropriate remedy or waive compliance with the non-disclosure provisions of this Section 14(b) with respect to the information required to be disclosed.  If such protective order or other remedy is not obtained, or such other Party waives compliance with the non-disclosure provisions of this Section 14(b) with respect to the information required to be disclosed, the first Party shall, and shall cause such affiliate or its Party Representative to, furnish only that portion of such information that it is advised, by opinion of its counsel, is legally required or advisable to be furnished and shall exercise reasonable efforts, at the expense of the Party whose Confidential

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Information is being disclosed, to obtain reliable assurance that confidential treatment will be accorded such information, including, in the case of disclosures to the Internal Revenue Service described in clause (B) above, to obtain reliable assurance that, to the maximum extent permitted by Applicable Law, such information will not be made available for public inspection pursuant to Section 6110 of the Internal Revenue Code of 1986, as amended.

(c)Disclosure to Representatives.  Notwithstanding the foregoing, a Party may disclose Confidential Information received by it to its employees, consultants, legal counsel, lenders, professional and financial advisors, or other agents who have a need to know such information; provided that such Party informs each such Person who has access to the Confidential Information of the confidential nature of such Confidential Information, the terms of this Section 14, and that such terms apply to them.  The Parties shall use commercially reasonable efforts to ensure that each such Person complies with the terms of this Agreement and that any Confidential Information received by such Person is kept confidential.

(d)Other Permitted Disclosures.  Nothing herein shall be construed as prohibiting a Party hereunder from using such Confidential Information in connection with (A) any Claim against the other Party hereunder, or (B) any exercise by a Party hereunder of any of its rights hereunder or the performance by a Party of its obligations hereunder.

(e)Injunctive Relief.  Each Party acknowledges that a breach or threatened breach of the restrictions set out above against disclosing Confidential Information may cause irreparable damage to the other Party or its affiliates, the exact amount of which may be difficult to ascertain, and that the remedies at law for any such breach or threatened breach may be inadequate.  Accordingly, each Party agrees that if it breaches the restrictions against disclosing Confidential Information of the other Party, then the non-breaching Party shall be entitled to seek injunctive relief or specific performance, without posting a bond or other security.  Each Party shall give notice to the other promptly upon becoming aware of any unauthorized, misuse, disclosure, theft, or other loss of the other Party’s Confidential Information.

SECTION 15.Amendments.  This Agreement may be amended from time to time solely in writing by the parties hereto.

SECTION 16. Successors and Assigns. This Agreement may not be assigned by the Transition Manager unless such assignment is previously consented to in writing by the Class A Majority and the Company.  The Transition Manager may employ agents to perform any or all of its obligations hereunder; provided, however, the Transition Manager shall (x) remain liable for the performance of all of its obligations hereunder and (y) shall be liable for any acts or omissions by such agent to the extent the Transition Manager would be liable therefor under the terms hereof if such act or omission had been performed by the Transition Manager.

SECTION 17.GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REFERENCE TO ITS

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CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 18.CONSENT TO JURISDICTION. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY OF THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, STATE OF NEW YORK, AND EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY SHALL MAINTAIN THE DESIGNATION AND APPOINTMENT OF SUCH AUTHORIZED AGENT UNTIL ALL AMOUNTS PAYABLE UNDER THIS AGREEMENT SHALL HAVE BEEN PAID IN FULL. IF SUCH AGENT SHALL CEASE TO SO ACT, THE COMPANY SHALL IMMEDIATELY DESIGNATE AND APPOINT ANOTHER SUCH AGENT SATISFACTORY TO THE TRANSITION MANAGER AND SHALL PROMPTLY DELIVER TO THE TRANSITION MANAGER EVIDENCE IN WRITING OF SUCH OTHER AGENT'S ACCEPTANCE OF SUCH APPOINTMENT.

SECTION 19. Headings.  The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 20. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.  Delivery of an executed counterpart of this Agreement by facsimile or other electronic means shall be equally effective as the delivery of an originally executed counterpart.

SECTION 21. Severability. Any provision of this Agreement that is prohibited or unenforceable under any applicable law, rule or regulation or that would result in the imposition of any fine or adverse regulatory or other consequence in any jurisdiction shall be ineffective to the extent thereof without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 22.Agreement Not to File Petition in Bankruptcy. The Transition Manager and the Manager, agree that, prior to the date that is one year and one day after the Flip Point, none of them will institute against the Company or join any other Person in instituting against the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any State of the United States.  This Section 22 shall survive the termination of this Agreement.

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SECTION 23.Binding Effect. This Agreement will inure to the benefit of and be binding upon the parties hereto.

SECTION 24.Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

SECTION 25.LIABILITY OF THE TRANSITION MANAGER. IN NO EVENT SHALL THE TRANSITION MANAGER BE LIABLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE HEREUNDER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF THE TRANSITION MANAGER HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

[________], as Company

By:	[________], its Managing Member

By:	Sunrun Inc., its Sole Member
By:
Name:
Title:

[________], as Transition Manager

By:
Name:
Title:

SUNRUN INC., as Manager
By:
Name:
Title:

Transition Manager Agreement

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EXHIBIT A

LIST OF PROSPECTIVE REPLACEMENT MANAGERS

[_________]

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EXHIBIT B

QUARTERLY DATA TAPE

SRH	Customer Name	Address	City	State	ZIP	County	Utility	Estimated Utility Rebate Amount	PPA Rate ($/kW)	Year 1 Monthly Payment	Base Lease Amount	System Size (DC)	Type (Roof or Ground-mount)	Installation Partner	Panel Manufacturer	Inverter Manufacturer

Exhibit F –1

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Exhibit G –

Form of Eligible Customer Agreements

Exhibit G – 1

Sunrun BrightSave

Solar Power Service Agreement Summary

Jane (Test Doe Test

3820 1st Ave, Sacramento, CA, 95817

ESTIMATED SOLAR ENERGY OUTPUT TO BE DELIVERED

YEAR 1:	5,891 kilowatt-hours (kWhs)
INITIAL TERM:	112,388 kWhs

CONTRACT PRICE

Non-refundable Electricity Deposit (due today)	$500
Initial Electricity Payment (due at start of installation)	$11,500
Monthly bill† Year 1 Annual increase	$61.36 (plus taxes, if applicable) 0.0%
Cost per kWh, Year 1	$0.125, excluding Upfront Payment (if any)

†  Monthly payments shown include a $15.00 discount for paying through ACH withdrawal from your checking or savings account. If you do not elect automatic payment through ACH withdrawal from your checking or savings account you will not receive this discount and each monthly payment will be $15.00 greater.

Your initials indicate that you have read, understand and accept the explanation of estimated energy output, energy sources and payment terms. You understand that Sunrun has the right to check your credit and you agree that Sunrun will make final determination of customer eligibility.

Accepted by (Initials)	Date

THE SOLAR FACILITY IS OWNED BY SUNRUN INC. AND/OR ITS AFFILIATES.

SUNRUN INC. | 595 Market Street, 29th Floor, San Francisco, CA 94105 | 1-855-478-6786 | CSLB No. 969975

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Agreement Overview

Sunrun Is Serious About Providing You Quality Service for the Life of Your Contract.

SOLAR PEACE OF MIND

✓      Sunrun offers a Performance Guarantee.  If your system does not produce the power output guaranteed in this agreement, we'll refund you for lost power.

✓      If your system overperforms you keep the excess power free of charge.

✓      Sunrun's customer care team is available by phone and email to respond promptly to any questions or concerns you may have.

✓      When we arrange for installation of a system, Sunrun owns the panels, and we monitor them constantly. Sunrun will insure, maintain, and repair the Solar Facility at no additional cost to you including inverter replacement.

✓      Sunrun only works with insured partners who have all required licenses to perform the work necessary to install and maintain your system.

AGREEMENT OVERVIEW

Sunrun wants you to be confident in choosing us as your solar power service provider for the next 20 years.  While it's still necessary to read your entire Agreement, there are a few important points to be aware of:

▪

After going solar you will continue to receive a bill from your Utility.  Based on the information you provided Sunrun about your previous year's power consumption of 12,000 kWhs, your system is sized to offset 49% of the power you currently purchase from your Utility.

▪

This Agreement becomes effective when both you and Sunrun have signed the Agreement and continues in effect for 20 years following the date your Utility grants permission to operate the Solar Facility.

▪

Your first year monthly payment amount is $61.36.  This amount will increase by 0.0% annually for the term of the Agreement.  This amount includes a $15.00 discount per month for automatic payment through ACH withdrawal from your checking or savings account.

▪

Sunrun offers a 100% Performance Guarantee.  If your system underperforms, Sunrun will refund you for lost power at the rates shown in Exhibit A.  If your system overperforms, you keep the excess power at no extra charge.  Sunrun warrants that roof penetrations will be weather-tight for a 10-year period after installation.

▪

You are responsible for payments during the full term of this Agreement.  If you sell your house, you have two options:  1) Transfer the Agreement to the new homeowner, 2) Purchase the system.  You may prepay the remainder of the payments due under the Agreement to make the transfer even more attractive to the new homeowner.  Whichever option you choose, Sunrun will guide you through the process.

▪	Your request for a pricing plan change must be submitted within 21 days of signing this Agreement, but before installation has begun. If installation begins within 21 days of signing

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this Agreement, the start of installation will mark the date after which you can no longer change your pricing plan.
▪	You may only purchase the Solar System at certain specific times during the term of this Agreement. Those times are listed in section 10.
▪

At the end of this Agreement's 20 year Initial Term: 1) Sunrun will remove the Solar Facility at no cost to you, unless you 2) Purchase the Solar Facility at its then fair market value, or unless 3) This Agreement is automatically renewed per the terms specified in Section 12 and Exhibit A.

Accepted by (Initials)

Your initials indicate that you have read, understand and accept the information listed above.

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SUNRUN SOLAR POWER SERVICE AGREEMENT

THIS DOCUMENT DESCRIBES THE TERMS AND CONDITIONS OF YOUR RECEIPT OF AND PAYMENT FOR ELECTRIC ENERGY TO BE SUPPLIED BY A SOLAR PHOTOVOLTAIC SYSTEM THAT WILL BE INSTALLED AT YOUR PROPERTY AND OWNED AND MAINTAINED BY SUNRUN INC. ("SUNRUN").  YOU ARE ENTITLED TO A COMPLETELY FILLED OUT COPY OF THIS AGREEMENT, SIGNED BY BOTH YOU AND SUNRUN, BEFORE ANY WORK MAY BEGIN.

1.Introduction

(a)You are entering into this Sunrun Solar Power Service Agreement ("Agreement') with Sunrun Inc., together with its successors and Assignees, ("Sunrun").  You represent that you are at least eighteen (18) years of age, that you are the owner of the property located at 3820 1st Ave, Sacramento, California, 95817 ("Property), and that your current utility is SMUD.  You further represent that every person or entity with an ownership interest in the Property has agreed to be bound by this Agreement.

Accepted by (Initials)

(b)Sunrun is a Delaware Corporation.  You may contact Sunrun by mail at 595 Market Street, 29th Floor, San Francisco, CA 94105, by telephone at 1-855-478-6786, or over the Internet at www.sunrun.com.  Sunrun will arrange for the design, permitting, construction, installation, testing, and activation of a solar photovoltaic system ("Solar Facility") to be located on the roof of your house and/or grounds of the Property.

(c)You agree to allow Sunrun to install and maintain the Solar Facility on the grounds and/or roof of the Property at a specific location to be approved by Sunrun.  You further agree to purchase all electric energy generated by the Solar Facility at the price specified in this Agreement.

2.Solar Facility

(a)Sunrun will arrange for the design, permitting, construction, installation and testing of the Solar Facility on the roof or grounds, as applicable, of the Property in material accordance with a system design that you will have approved.  Thereafter, Sunrun will operate and maintain the Solar Facility so as to generate electric energy for use at the Property.  Sunrun will perform these obligations ("Sunrun's Obligations" during the Initial Term of this Agreement.  During any Renewal Terms Sunrun will perform Sunrun's Obligations for as long as the Solar Facility remains economically viable, and will make a good faith effort to notify you if this is not the case per Section 12(f).

(b)You acknowledge and agree that:

(i)The Solar Facility will be removable equipment and will not be a fixture or otherwise part of the Property.

(ii)Sunrun will own the Solar Facility and you will have no ownership interest in the Solar Facility.

(iii)The Solar Facility will not be subject to any lien, security interest, claim, mortgage or deed of trust that may be imposed on or assessed against your interest in the Property, or any other property belonging to you.  You will have no right to sell, give away, transfer, pledge, remove, relocate, alter

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or tamper with the Solar Facility at any time.  As such, Sunrun will not apply a lien to your title for the Property.

(iv)Sunrun may file a Notice of an Independent Solar Energy Producer Contract, pursuant to Article 3 of the California Public Utilities Code.

(v)The Solar Facility will be used primarily for household purposes but not to heat a swimming pool.

(vi)You agree that Sunrun or a Sunrun affiliate may file any UCC-1 financing statement that confirms our or our affiliate's ownership of the Solar Facility.

(c)Sunrun will be responsible for all costs and expenses related to performing Sunrun's Obligations.  You agree that Sunrun has the authority and discretion to use contractors or agents to perform or assist Sunrun in performing Sunrun's Obligations.

(d)Sunrun estimates that the Solar Facility will be capable of generating 5,891 kilowatt-hours ("Initial Year One Production Estimate") of electric energy during its first year of operation, but due to several reasons, including natural variation in weather, actual production will vary.  Due to expected panel degradation, Sunrun estimates that the Solar Facility will be capable of generating 19.0779 times this amount of kilowatt-hours ("kWh") during the Initial Term ("Guaranteed Output") set forth on Exhibit A).  As set forth in Section 8, Sunrun will issue a refund to you if your system does not perform as expected.  Sunrun makes no other representation, warranty or guarantee of any kind regarding the Solar Facility's actual or expected output or performance.

(e)You agree that Sunrun, at its own expense, will install, maintain, and periodically test a meter at the Property that will measure all electric energy delivered to you from the Solar Facility.  If the meter breaks or is found to be inaccurate, Sunrun will adjust the bill as applicable in the next billing cycle by applying a credit for any overcharges or applying an additional charge for any under-charges.  You agree not to tamper with, damage or modify the meter in any way.  You will be responsible for any damage or inaccuracies in the meter that are caused by you or any other person unrelated to Sunrun who may come onto the Property with your knowledge or permission.

3.Design and Installation

(a)Description of the Significant Materials to be Used and Equipment to be Installed.  The primary equipment used for the Solar Facility will typically include a series of interconnected photovoltaic panels, an inverter, racking materials, and a production meter.  Other materials generally used as "balance of system" are disconnects, breakers, load centers, wires, and conduit.  The design for the Solar Facility will be presented to you prior to installation.  You will have five (5) business days following this presentation to request a change or cancel this Agreement pursuant to Section 12(e).  Otherwise, you will be deemed to have approved the Solar Facility design.  With your written, deemed, or verbal approval, Solar Facility installation may begin at any time.

(b)If you wish to change the design or installation process, Sunrun will use commercially reasonable efforts to accommodate your request. (See Section 4 regarding Extra Work and Change Orders.)

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(c)If an obligation excluded from this Agreement in Section 20 must be performed in order to properly effect the installation of the Solar Facility, you agree to contract separately, and at your own expense, with a contractor who has been designated by or approved by Sunrun to perform such obligation.  In this instance, Sunrun will not unreasonably withhold such approval.

(d)Sunrun will obtain any permits needed for installation of the Solar Facility.  You agree to cooperate with Sunrun and assist Sunrun in obtaining any permits needed, including the NEM Service application in Section 5(a).  You agree to complete and return to Sunrun and/or its representatives, as appropriate, all applicable rebate documentation and, where applicable, Renewable Energy Credit documentation, upon request and following the In-Service Date.  If you do not return the rebate or Renewable Energy Credit documentation, Sunrun may invoice you for the Final Rebate amount (as defined in Section 4(a)(iii)).

(e)For the Initial Term and any Renewal Terms you agree to maintain the Property, at your expense, such that the Solar Facility retains shading conditions present at the time of Installation.

(f)Sunrun requires its contractors to employ licensed personnel whenever required by applicable law, regulation or code.

(g)Sunrun, its contractors and agents shall at the end of each business day keep the Property reasonably free from waste materials or rubbish caused by their operations.  Prior to the In-Service Date, Sunrun and its agents shall remove all of their tools, construction/installation equipment, machinery, waste materials and rubbish from and around the Property.

(h)Subject to the exclusions set forth in Section 20, Sunrun will return your Property to a condition similar to its original condition, provided that you notify Sunrun in writing or by e-mail of any deficiencies in restoration within five (5) business days of the municipal building inspector approval of the Solar Facility.

4.Changes to the Agreement

(a)Prior to installation, the following conditions may change the expected costs and benefits of the Solar Facility to both you and Sunrun:

(i)Change to the design of your Solar Facility.

(ii)Change in the system's annual energy production estimate, expressed in kWh, provided by the National Renewable Energy Laboratory PVWatts Calculator (" PI/Watts calculator') ("Final Year One Production Estimate").

(iii)Change in the final rebate amount associated with installing the Solar Facility ("Final Rebate") or any change in your applicable tariff (including any changes to net metering).

(iv)The availability of cellular service at the Property.

If any of these conditions occur, Sunrun may choose to modify the terms of this Agreement or cancel the Agreement.  If Sunrun chooses to modify the terms, Sunrun will notify you in writing and you will have five (5) business days to accept the modified terms or cancel this Agreement pursuant to Section 12(e).  If you do not respond to Sunrun within five (5) business days, Sunrun may deem you to have cancelled the Agreement.  Extra Work and Change Orders become part of the contract once the order is prepared in writing and signed by the parties prior to the commencement of work covered by the new change order.  In order to be enforceable, the order must describe the scope of the extra work or change, the cost to be added or subtracted from the contract.  A contractor's failure to comply with the requirements of this paragraph does not preclude the recovery of compensation by the contractor for work performed, based upon legal or equitable remedies designed to prevent unjust enrichment.

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(b)You may choose to accept changes under this Section 4 in writing or by electronic mail.  If a change pursuant to this Section 4 increases the Upfront Payment after you have already paid it to Sunrun, you agree to immediately pay Sunrun the increase in the Upfront Payment.  Sunrun may suspend installation until this payment is received.

(c)If for a period of one hundred eighty (180) days Sunrun fails to perform its obligations required to commence installation of the Solar Facility and you have fulfilled all of your obligations under this Agreement, you may cancel this Agreement, in which case Sunrun will refund to you the Upfront Payment set forth in Exhibit A, provided that your Property was accessible and in a state fully ready to permit the installation of the Solar Facility.  It is your obligation to exercise reasonable efforts to respond to Sunrun in a timely manner on questions and requests for approvals and/or appointments.  If you cause Solar Facility to be delayed in excess of thirty (30) days due to your unresponsiveness, Sunrun may cancel this Agreement.

(d)Your request for a pricing plan change must be submitted within 21 days of signing the Agreement, but before installation has begun.  Once installation has begun, you can no longer change your pricing plan.  If installation begins within 21 days of signing the Agreement, the start of installation will mark the date after which you can no longer change your pricing plan.

5.Purchase and Sale of Electricity

(a)As of the In-Service Date, you must be taking service from the Standard Net Metering Service ("NEM Service") from your local utility ("utility").  You agree that you will continue to take NEM Service for as long as this Agreement is in effect.  You agree to use the NEM Service currently in effect for this Utility or, in the event that the NEM Service is no longer in effect, you agree to use a substitute metering program as chosen by Sunrun.  You agree to execute all documentation associated with NEM Service, or any substitute metering service, and any refund, credit, or rebate program promptly at the request of Sunrun, its affiliates, and/or the Utility.

(b)Sunrun agrees to sell to you, and you agree to purchase from Sunrun, all electric energy produced by the Solar Facility.  All electric energy produced by the Solar Facility will be made available to you for use at the Property.

(c)If at any time you need more electric energy than is being produced by the Solar Facility ("Supplemental Energy"), you will be solely responsible for purchasing that electric energy from another supplier, such as your Utility.  During the term of this Agreement you should expect to purchase Supplemental Energy from your Utility.  Depending on the terms of your NEM Services, the Utility will bill you either annually or monthly.  Sunrun will not be in default of this Agreement and will not be responsible for any Supplemental Energy you purchase to complement the electric energy produced by the Solar Facility.

(d)You agree that for all electric energy you purchase from Sunrun under this Agreement you will pay Sunrun the prices set forth in Exhibit A.

(e)The price specified in subpart (d) above does not include taxes.  If any taxes are assessed on the sale of electric energy, the Property, or on your purchase of the Solar Facility from Sunrun under this Agreement, and such taxes are paid by Sunrun rather than you, you agree to pay or reimburse

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Sunrun for all such taxes, except to the extent that you are prohibited from doing so by applicable laws.

(f)You agree that title to and risk of loss for the electric energy purchased under this Agreement shall pass from Sunrun to you at the time when the electric energy reaches the point of interconnection, i.e., at the point where the Solar Facility connects to the Property's connection to your Utility.

(g)You agree that Sunrun alone will receive any credit, rebate, environmental attribute or other payment or offset that may be attributable to the Solar Facility and all incentives will be sole property of and transferable by Sunrun.  Notwithstanding the foregoing, title and ownership of the renewable energy credits earned as a result of the credit, rebate, environmental attribute or other payment or offset made will be assigned to SMUD for the life of the Solar Facility.

6.Billing and Payment

(a)For each billing cycle, Sunrun will prepare a written or electronic invoice and charge your account for the Monthly Payment as set forth in Exhibit A.  Your billing cycle begins on the In-Service Date, and subsequent billing cycles will begin on the same date each month (the "Billing Cycle Day").  You will be billed on a monthly basis.  You will receive this invoice within 10 days of the conclusion of the billing cycle and your payment will be due the day before the next Billing Cycle Day.  Sunrun reserves the right to update its billing systems from time to time and will notify you if your payment due date changes.  In no event will Sunrun decrease the amount of time you have to pay your invoices.

(b)Sunrun will mail or e-mail you an invoice no later than ten (10) days after the end of each billing cycle.  You agree to pay the amount specified in each invoice by the due date specified in such invoice.  If Sunrun does not receive your payment by the due date on the invoice, Sunrun may charge you the lesser of an administrative late fee of (i) one and a half (1.5%) percent per month on the portion of your balance that is more than thirty (30) days past due, or (ii) the maximum amount permitted under and subject to applicable law.  This late fee is not an interest charge, finance charge, time price differential or other such charge or payment of a similar nature.

(c)Monthly payments shown include a $15.00 discount for paying through Automated Clearing House (ACH) withdrawal.  If you do not elect automatic payment through ACH withdrawal from your checking or savings account you will not receive this discount and each monthly payment will be $15.00 greater.

(d)Deposit and Initial Payment payable with credit card, money order or a check drawn on a United States bank account.  Monthly payments are payable with a check drawn on a United States bank account or you may agree to authorize Sunrun to deduct the invoice amount directly from your bank account each month (subject to subsection (c) above).

7.Prepayments for Electric Energy

(a)At any time, you may prepay all of the expected amounts you will owe Sunrun during the remaining portion of the Initial Term ("Prepayment") by contacting Sunrun.

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(b)The Prepayment shall equal the remaining monthly payments for the current year, plus the discounted value of each successive year's expected annual payment.  Future year's expected payments will be calculated by multiplying the Estimated Output for that year by the price per kWh rate as set forth in Exhibit A.  The future years' payments will be discounted at the lesser of (x) the prime rate (as published by the Wall Street Journal) plus 100 basis points or (y) 5.0%.

(c)If you make a Prepayment, Sunrun will continue to guarantee the output of your Solar Facility and will issue refunds as described in Section 8.

(d)If you decide to make a Prepayment, the Solar Facility will remain at your Property and Sunrun will maintain it for the remainder of the Initial Term.

8.Guaranteed Output and Refunds

(a)Sunrun guarantees that the Solar Facility will generate one-hundred percent (100%) of the Guaranteed Output during the Initial Term of this Agreement or Sunrun will issue you a refund as described below.

(b)On the anniversary of the In-Service Date and on every anniversary thereafter, Sunrun will calculate the "Actual Output" of the Solar Facility.  For the purposes of this Agreement, "Actual Output" shall mean the amount of electric energy created by the Solar Facility to date plus any kWh for which you have previously received a refund.  If the Actual Output is less than the Guaranteed Output for that anniversary date set forth on Exhibit A.  Sunrun will issue you a refund.  This refund will be calculated by subtracting the Actual Output for that anniversary date from the Guaranteed Output for that anniversary date, and multiplying the result by the kWh rate for that anniversary date set forth in Exhibit A.

(c)If you purchase the Solar Facility from Sunrun pursuant to Section 10, and at the time of purchase the Actual Output is less than the Guaranteed Output for that anniversary date, Sunrun will apply a credit towards the purchase price for the Solar Facility.  This credit will be calculated by subtracting the Actual Output from the Guaranteed Output and then multiplying the result by the refund per kWh set forth on Exhibit A for the anniversary date that precedes the date of purchase.

(d)If Actual Output is greater than Guaranteed Output per Exhibit A, you will not be charged any additional amount for this overproduction.  Sunrun may use this overproduction amount (kWhs) to offset future underproduction should Actual Output be less than Guaranteed Output.

(e)For the purposes of the prior calculations, Actual Output shall include any kWh of electricity that would have likely been produced during any day that a grid failure disabled the Solar Facility or any day that you caused or requested the system to be shut down or to generate significantly less electric energy.  For the avoidance of doubt, Guaranteed Output will be reduced if Sunrun notifies you that a tree or other obstruction is reducing electric energy production and you do not remedy, or cause to be remedied, such reduced energy production within 30 days.

9.Substitute Payments

(a)You agree that if, through no fault of Sunrun, you cause or request the Solar Facility to be shut down, or if you cause an event that significantly reduces the production of electric energy by the

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Solar Facility, you will pay Sunrun a fee during each month that the Solar Facility is shut down or experiencing reduced production ("Substitute Payments").  However, Sunrun will not charge you Substitute Payments for the first seven (7) days during the Initial Term that the Solar Facility has been shut down or is experiencing reduced output.

(b)For each billing cycle during the first year that this Agreement is in effect, the Substitute Payment will equal (i) the current price per kWh established in Exhibit A, multiplied by (ii) the estimated daily generation implied in Section 2(d), as well as the number of days for which Substitute Payments are due, minus (iii) any payment due for any kWh that are produced by the Solar Facility during the current billing cycle.  Substitute Payments shall be in addition to other payments otherwise due under this Agreement.

(c)For each billing cycle after the first year that this Agreement is in effect, the Substitute Payment will equal (i) the current price per kWh established in Exhibit A, multiplied by (ii) the kWh produced by the Solar Facility during the corresponding billing cycle in the previous year, minus (iii) any payment due for any kWh that are produced by the Solar Facility during the current billing cycle.  Substitute Payments shall be in addition to other payments otherwise due under this Agreement.

(d)You will not be charged Substitute Payments for times when a grid failure results in the Solar Facility being deactivated.

10.Options to Purchase

(a)You have the option to purchase the Solar Facility at the following times during the Initial Term:

(i)Upon the fifth anniversary of the In-Service Date

(ii)At the end of the Initial Term of this Agreement

(iii)Should you sell your Property during the Initial Term

(iv)Should Sunrun fail to perform Sunrun's Obligations (in accordance with Section 18)

(b)To purchase the Solar Facility pursuant to Section 10(a), you must deliver a written notice to Sunrun of your intent to purchase within sixty (60) days of the applicable date and deliver payment to Sunrun within thirty (30) days of receiving an invoice from Sunrun for the purchase price.

(c)The purchase price will be the greater of (i) fair market value, as determined at the time ("FMV") and (ii) the minimum price set forth in Exhibit A.  Annually, Sunrun will determine the FMV of the Solar Facility by hiring an independent appraiser to estimate the value of a comparable in-service solar facility in your state and utility service area.  This valuation will take into account the Solar Facility's age; location; size; and other market characteristics such as equipment type and equipment operating, maintenance and service costs, value of electricity in your area, and any applicable solar incentives.

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(d)Sunrun will credit the purchase price by any refund due to you pursuant to Section 8(b), provided however, that in no case shall such a credit result in a net purchase price that is less than the minimum purchase price set forth on Exhibit A.

(e)At other times, please contact Sunrun at (855) 478-6786 to discuss the possibility of purchasing the Solar Facility.

(f)If you purchase the Solar Facility, Sunrun will continue to monitor the Solar Facility for as long as the meter continues to function, or until the twentieth anniversary of this Agreement, whichever is sooner.  However, Sunrun will not provide any maintenance or repair unless you enter into a separate agreement with Sunrun, at your expense, to perform these services.  If possible, Sunrun will assign to you any product and/or workmanship warranties still in effect for the Solar Facility.

11.Sale of Property and Assignment

(a)If you sell the Property you may assign this Agreement to the new owner, provided that the new owner meets Sunrun's reasonable credit requirements and first agrees in writing to be bound by all of the terms and conditions set forth herein.  Please contact Sunrun or visit www.sunrun.com to obtain an assignment agreement.

(b)During the Initial Term, within sixty (60) days of entering into a contract to sell the Property you will have the option to purchase the Solar Facility in accordance with Section 10.

(c)If you sell or otherwise transfer your interest in the Property without either purchasing the Solar Facility or assigning this Agreement to the new owner in accordance with the terms of this Agreement, or if the new owner refuses to take assignment, then you will be deemed to have terminated this Agreement, and Sunrun may exercise its rights under Section 19(a).

(d)Sunrun may assign, lease, sublease, or transfer the Solar Facility and this Agreement along with all rights and obligations hereunder to any third party (each, an "Assignee"), without first giving notice to you or obtaining your consent, for any purpose, including, without limitation, collection of unpaid amounts, financing of the Solar Facility's installation, or in the event of an acquisition, corporate reorganization, merger or sale of substantially all of its assets to another entity.  If Sunrun or its Assignee chooses to transfer the Solar Facility or this Agreement to another party, you agree to treat this other party as your counterparty under this Agreement.  Otherwise, the terms of this Agreement will not change if this Agreement or the Solar Facility is assigned, leased, or transferred by Sunrun or its Assignee, and the Assignee will not be able to interfere with your rights to the Solar Facility as long as you are fulfilling your obligations under this Agreement.  If Sunrun transfers the Solar Facility or this Agreement to an Assignee, Sunrun will continue to operate and maintain the Solar Facility until you receive written notice otherwise.

12.Term and Termination

(a)You agree that this Agreement will become effective only when both you and Sunrun have signed the Agreement.

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(b)This Agreement will continue in effect for twenty (20) years following the date Sunrun receives notice from the Utility that the Solar Facility is approved for operation ("In-Service Date").  This period shall be called the "Initial Term."

(c)At the end of the Initial Term, this Agreement will be automatically renewed for an additional one-year term ("Renewal Term"), unless you have purchased the Solar Facility or unless either you or Sunrun gives the other party to this Agreement a termination notice at least thirty (30) days prior to the expiration of the Initial Term.  At the end of any Renewal Term, this Agreement shall be automatically renewed for an additional Renewal Term, unless either you or Sunrun gives the other party to this Agreement a termination notice at least thirty (30) days prior to the expiration of the Renewal Term then in effect.

(d)At the end of the term of this Agreement, if either you or Sunrun do not wish to renew it, Sunrun will remove the Solar Facility at no cost to you (unless you purchase the Solar Facility at the end of the Initial Term, or unless the term of this Agreement is automatically renewed).  Sunrun agrees to leave your Property in the same general condition that existed immediately prior to removal of the Solar Facility.

(e)If you cancel this Agreement pursuant to Section 3, you will not be refunded your Electricity Deposit, and you will not owe Sunrun any further payments.  If Sunrun modifies your Agreement pursuant to any of the factors listed in Section 4(a) such that there is a decrease in the annual energy production estimate, or if the payment terms increase, or if it is determined that you must pay for any site improvements to accommodate a solar system, then you may cancel this Agreement and your Electricity Deposit will be refunded.

(f)Sunrun will make a good faith effort to notify you between 30 and 60 days before the end of the Initial Term about (i) your end of term options and (ii) the rate for electric energy in the first Renewal Term (if applicable).  Sunrun will make a good faith effort to notify you between 30 and 60 days before the end of any Renewal Term about (i) your end of term options and (ii) the rate for electric energy in the next scheduled Renewal Term (if applicable).

Accepted by (Initials)

13.Access, Maintenance and Repair

(a)You agree to grant Sunrun or its contractors access to your Property for the purpose of designing, installing, operating, maintaining and testing the Solar Facility and performing Sunrun's Obligations.  Sunrun agrees to give you reasonable notice when Sunrun needs to access your Property for any of the foregoing purposes and will endeavor to restrict such access to normal business hours.

(b)When possible you agree to allow Sunrun and construction professionals (an engineer, architect, or licensed contractor or their representative) hired by Sunrun to access your Property to inspect any buildings and, if applicable, roofs prior to the installation of the Solar Facility to ensure that your Property can accommodate the Solar Facility.

(c)If parts fail during the term of this Agreement, Sunrun will use commercially reasonable efforts to replace them with like equipment; however, you acknowledge that due to parts availability

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and other factors, this may not be possible.  Sunrun agrees that any change in equipment will not reduce the Guaranteed Output set forth in Section 8.

(d)If you plan to move or temporarily disconnect the Solar Facility to allow for maintenance of and/or repair to the Property, you agree, at your expense, either (i) to hire Sunrun to perform this work or (ii) to obtain Sunrun's approval of your contractor, who you agree must carry commercial general liability policy in an amount not less than one million ($1,000,000) dollars per occurrence and name Sunrun, and its successor or assigns, as additional insured.

(e)Sunrun warrants that roof penetrations will be weather-tight for a 10-year period after installation.

(f)You agree to make best efforts to provide a safe and secure work environment at your Property during the course of the Solar Facility installation and maintenance.

14.Insurance

(a)Sunrun agrees to carry insurance that covers all damage to and theft of Sunrun's Solar Facility.  You will not be responsible for insuring the Solar Facility.  Sunrun agrees to provide you evidence of Sunrun's insurance policy for the Solar Facility upon request.  If Sunrun does not maintain insurance that covers damage to Sunrun's Solar Facility, it will be responsible for the consequences of not maintaining such insurance.

(b)You agree to carry insurance that covers all damage to your Property during the term of this Agreement, including damage resulting from the Solar Facility, provided such damage was not caused by the gross negligence of Sunrun.  It is your responsibility to determine if the installation of the Solar Facility will impact your existing coverage.  If additional insurance is required to maintain your existing coverage, you will be responsible for either (i) procuring and maintaining such insurance or (ii) the consequences of not procuring and maintaining such insurance.

(c)Sunrun requires its contractors performing the Solar Facility installation to maintain insurance coverage as follows: workers compensation, subject to statutory limits; Employers liability, with a minimum of one million ($1,000,000) dollars each occurrence; commercial general liability, in an amount not less than one million ($1,000,000) dollars per occurrence and two million ($2,000,000) dollars annual aggregate; commercial automobile liability, in an amount not less than a combined bodily injury and property damage limit of one million ($1,000,000) dollars per accident; excess liability insurance with a limit of one million ($1,000,000) dollars per occurrence and in the annual aggregate in excess of the limits of insurance provided above; and any other insurance required by applicable laws or regulations.

(d)Commercial General Liability Insurance "CGL").  Sunrun carries commercial general liability insurance (CGL).  Additionally, Sunrun requires its contractors to maintain commercial general liability insurance and workers compensation insurance, as fully described in subsection (c) of this Section 14.

(e)Worker's Compensation Insurance.  Sunrun carries workers' compensation insurance for all of its employees.

Your initials indicate that you have read, and understand and accept the limitations and obligations set forth in this Section 14. ):

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Accepted by (Initials)

15.Limitations of Liability

(a)SUNRUN WILL BE LIABLE TO YOU AND ANY OTHER PERSON FOR DAMAGES OR LOSSES DIRECTLY ATTRIBUTABLE TO ITS NEGLIGENCE OR WILLFUL MISCONDUCT.  TOTAL LIABILITY FOR SUCH DIRECT DAMAGES OR LOSSES WILL IN NO EVENT EXCEED ONE MILLION DOLLARS.  THIS WILL BE YOUR SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR EQUITY ARE WAIVED, EVEN IF YOU HAVE GREATER RIGHTS UNDER CALIFORNIA'S LAWS, WHICH YOU SHOULD CONSULT.  SUNRUN IS NOT RESPONSIBLE FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR LOSSES RELATING TO THIS AGREEMENT, IN TORT OR CONTRACT, INCLUDING ANY NEGLIGENCE OR OTHERWISE.

(b)EXCEPT AS EXPRESSLY PROVIDED HEREIN, SUNRUN MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, REGARDING ITS OBLIGATIONS OR THE SOLAR FACILITY.  THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FORA PARTICULAR PURPOSE, AND ANY AND ALL IMPLIED WARRANTIES ARE DISCLAIMED.

16.Resolution of Disputes

(a)You agree that to expedite the resolution of and to control the costs of disputes, resolution of any dispute relating to this Agreement ("Dispute"), will be resolved according to the procedure set forth in this Section 16.

(b)Unless otherwise agreed in writing, Sunrun and you agree to continue to perform each party's respective obligations under this Agreement during the course of the resolution of the Dispute.

(c)You and Sunrun agree to first try to resolve informally and in good faith any Dispute.  Accordingly, you agree to send a written notice of Dispute to the address on the first page of this Agreement, and Sunrun will send a written notice of Dispute to your billing address.  If you and Sunrun do not reach an informal agreement to resolve the Dispute within 45 days after the notice of Dispute is received, you or Sunrun may commence a formal proceeding as detailed below.  All applicable statutes of limitation and defenses based upon the passage of time shall be tolled for the 45 days during which the parties try to informally resolve any Dispute.

(d)If Sunrun and you cannot resolve the Dispute informally, the Dispute will be resolved by binding arbitration.  ARBITRATION MEANS YOU WAIVE YOUR RIGHT TO A JURY TRIAL AND ALL DISPUTES SHALL BE DECIDED BY AN ARBITRATOR.  This agreement to arbitrate Disputes is governed by the Federal Arbitration Act ("FAA").  The arbitration will be conducted under the rules of JAMS that are in effect at the time the arbitration is initiated ("JAMS Rules") and under the rules set forth in this Agreement.  If there is a conflict between the JAMS Rules and this Agreement, this Agreement will govern.

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(e)CLASS ACTION WAIVER.  ARBITRATION MUST BE ON AN INDIVIDUAL BASIS.  AS A RESULT, NEITHER YOU NOR SUNRUN MAY JOIN OR CONSOLIDATE CLAIMS IN ARBITRATION BY OR AGAINST OTHER CUSTOMERS, OR LITIGATE IN COURT OR ARBITRATE ANY CLAIMS AS A REPRESENTATIVE OR MEMBER OF A CLASS OR IN A PRIVATE ATTORNEY GENERAL CAPACITY.

(f)You may, in arbitration, seek all remedies available to you under this Agreement as interpreted under California law.  If you decide to initiate arbitration against Sunrun, Sunrun will pay the costs for initiating the arbitration proceedings.  If Sunrun decides to initiate arbitration, Sunrun will be required to pay the costs associated with initiating the arbitration proceeding.  Sunrun also agrees to pay the costs of initiating the arbitration proceeding if the arbitrator finds in your favor.  Other fees, such as attorneys' fees and expenses of travel to the arbitration, will be paid in accordance with JAMS Rules.  If the arbitrator finds in your favor, Sunrun will pay your attorney's fees and expenses of travel to the arbitration.  The arbitration hearing will take place in the federal judicial district of your residence, unless you and Sunrun agree to another location in writing.  In order to initiate arbitration proceedings, you or Sunrun must take the following actions:

(i)Write a demand for arbitration.  The demand must include a description of the Dispute and the amount of damages you are seeking.  The form of Demand for Arbitration can be found under ADR Forms at www.jamsadr.com.

(ii)Send three copies of the demand for arbitration to the current JAMSlocation in San Francisco, California.

(iii)Send one copy of the demand for arbitration to the other party.

(g)In accordance with the FAA and the JAMS Rules, the arbitrator's decision will be final and binding.  Any right to appeal is likewise governed by the FAA and JAMS Rules.  Any arbitration award may be enforced in any court with jurisdiction.

(h)You and Sunrun agree to receive service of process of the arbitration demand by registered or certified mail, return receipt requested, at your billing address and Sunrun's principal executive office, as applicable.

17.Force Majeure

(a)Neither you nor Sunrun will be in default of this Agreement for any delay or failure in the performance under this Agreement (including any obligation to deliver or accept the electric energy output of the Solar Facility) if the delay or failure is due to Force Majeure.  Force Majeure includes acts of God such as storms, fires, floods, lightning and earthquakes, sabotage or destruction by a third party of the Solar Facilities, war, riot, acts of a public enemy or other civil disturbance, or a strike, walkout, lockout or other significant labor dispute.  Force Majeure does not include economic hardship of either you or Sunrun, a power grid failure (except if caused directly by a Force Majeure event), a failure or delay in the granting of permits, or insufficiency, unavailability, failure, or diminishment of solar resources, except as a result of an event that would otherwise qualify as a Force Majeure.

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(b)Force Majeure cannot be attributable to fault or negligence on the part of the party claiming Force Majeure and must be caused by things beyond that party's reasonable control.  Additionally, you or Sunrun must have taken all reasonable technical and commercial precautions to prevent the event.

(c)In order to claim Force Majeure as a reason for non-performance, you or Sunrun must give notice to the other party of the Force Majeure within fourteen (14) days of the occurrence of the Force Majeure and estimate how long it will last and what the potential impact is on the Agreement.  The party claiming Force Majeure must (i) make reasonable attempts to continue to perform under the Agreement, (ii) quickly take action to correct the problem caused by the Force Majeure, and (iii) make reasonable efforts to limit damage to the other party.  Finally, the party claiming Force Majeure must notify the other party when the Force Majeure event ends and performance will resume as contemplated in this Agreement.

(d)If you or Sunrun is prevented from performing under this Agreement for a period of either (i) three hundred sixty-five (365) consecutive days or more, or (ii) seven hundred thirty (730) non-consecutive days or more (whether full or partial days), the other party may terminate this Agreement, without liability of either party to the other, upon thirty (30) days written notice at any time during the Force Majeure.

18.Your Remedies

(a)In addition to any other remedies you have under this Agreement, if Sunrun (i) makes a general assignment for the benefit of creditors, files a petition in bankruptcy, appoints a trustee or receiver, or has all or substantially all of its assets subject to attachment, execution or other judicial seizure, or (ii) fails to perform an obligation under the Agreement and such failure continues beyond a period of ninety (90) days (provided, in each case, this Agreement is otherwise in full force and effect prior to such event), you will have the option to purchase the Solar Facility as set forth in Section 10(a)(iv).

19.Sunrun's Remedies

(a)If you terminate this Agreement under Section 11(c), you will be required within thirty (30) days either (i) to pay Sunrun a termination payment equal to the Pre-payment of all future estimated energy to be produced during the Initial Term ("Make Whole"), as calculated in Section 7(b) or (ii) to purchase the Solar Facility pursuant to Section 10(b).

(b)If you fail to perform a material obligation under the Agreement, and you do not correct the failure within one hundred twenty (120) days, if such failure continues beyond a period of one hundred twenty (120) days, then Sunrun can require you to pay Sunrun a Make Whole payment.

(c)If you make a general assignment for the benefit of creditors, file a petition in bankruptcy, appoint a trustee or receiver, or have all or substantially all of your assets subject to attachment, execution or other judicial seizure, or you become insolvent or unable to pay your debts, or vacate or abandon the Property, then Sunrun can require you to pay Sunrun a Make Whole payment.

(d)If you (i) are required to make a Make Whole payment and do not make the payment, (ii) terminate this Agreement without also purchasing the Solar Facility, or (iii) do not make any other

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payment or payments as contemplated and required under this Agreement, Sunrun shall, subject to any cure rights provided herein, have the right to disconnect your Solar Facility and/or enter your Property and remove the Solar Facility.

(e)If as a result of your default Sunrun removes the Solar Facility, then in addition to the Make Whole payment, you will be obligated to pay Sunrun an amount equal to the value of any federal, state and local incentives that Sunrun must return as a result of such removal.

20.Exclusions

(a)This Agreement does not include an obligation by Sunrun to: remove or dispose of any hazardous substances that currently exist on the Property; improve the construction of the roof or the Property to support the Solar Facility; remove or replace existing rot, rust, or insect infested structures; provide structural framing for any part of the Property; pay for or correct construction errors, omissions and deficiencies by you or your contractors; pay for, remove or remediate mold, fungus, mildew, or organic pathogens; upgrade your existing electrical service; install any smoke detectors, sprinklers or life safety equipment required by municipal code or inspectors as a result of the Solar Facility installation; pay for the removal or re-location of equipment, obstacles or vegetation in the vicinity of the Solar Facility; pay for any costs associated with municipal design or architectural review, or other specialty permits (this includes cost to attend any public hearings, notification of neighbors, or additional drawings required); paint electrical boxes or conduit at the Property; and move items unassociated with the Solar Facility around the Property.

21.Miscellaneous

(a)You agree that this Agreement constitutes the entire agreement between you and Sunrun.  If any provision is declared to be invalid, that provision will be deleted or modified, and the rest of the Agreement will remain enforceable.  The terms of this Agreement that expressly or by their nature survive termination shall continue thereafter until fully performed, which shall include, without limitation, the obligation to make payments hereunder.

(b)This Agreement shall be interpreted in accordance with and governed by the laws of the State of California without regard to the conflict of laws principles thereof.

(c)You agree that Sunrun has the right to periodically check your consumer credit report.

(d)You agree that Sunrun has the right to obtain photographic images of the Solar Facility and the Property, and to use such photographic images for internal and quality control purposes.  Sunrun will not use photographic images of the Solar Facility or the Property in its marketing and promotional materials without first obtaining your express written approval.

(e)This Agreement supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

(f)Any notice or other communication to be made hereunder, even if otherwise required to be in writing under other provisions of this Agreement or any other documents or agreements that have been provided to you in connection with this Agreement, may alternatively be made in an electronic record transmitted electronically to the electronic addresses provided by you.  Any notice or other

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communication made in electronic form will have the same legal effect and enforceability as if made in non-electronic form.

(g)This Agreement is binding upon, and inures to the benefit of, the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns.

22.[Intentionally Left Blank]

23.MECHANICS' LIEN WARNING

Sunrun will NOT put a mechanic's lien on your home and will indemnify, defend and hold you harmless for any mechanic's lien that is placed on your home by Sunrun or any of its contractors as a result of your entering into this Agreement.  Regardless, the following disclosure is required by law.

Anyone who helps improve your property, but who is not paid, may record what is called a mechanics' lien on your property.  A mechanics' lien is a claim, like a mortgage or home equity loan, made against your property and recorded with the county recorder.

Even if you pay your contractor in full, unpaid subcontractors, suppliers, and laborers who helped to improve your property may record mechanics' liens and sue you in court to foreclose the lien.  If a court finds the lien is valid, you could be forced to pay twice or have a court officer sell your home to pay the lien.  Liens can also affect your credit.

To preserve their right to record a lien, each subcontractor and material supplier must provide you with a document called a "20-day Preliminary Notice." This notice is not a lien.  The purpose of the notice is to let you know that the person who sends you the notice has the right to record a lien on your property if he or she is not paid.

BE CAREFUL.  The Preliminary Notice can be sent up to 20 days after the subcontractor starts work or the supplier provides material.  This can be a big problem if you pay your contractor before you have received the Preliminary Notice.

You will not get Preliminary Notices from your prime contractor or from laborers who work on your project.  The law assumes that you already know they are improving your property.

PROTECT YOURSELF FROM LIENS.  You can protect yourself from liens by getting a list from your contractor of all the subcontractors and material suppliers that work on your project.  Find out from your contractor when these subcontractors started work and when these suppliers delivered goods or materials.  The wait 20 days, paying attention to the Preliminary Notice you receive.

PAY WITH JOINT CHECKS.  One way to protect yourself is to pay with a joint check.  When your contractor tells you it is time to pay for the work of a subcontractor or supplier who has provided you with a Preliminary Notice, write a joint check payable to both the contractor and the subcontractor or material supplier.  For other ways to prevent liens, visit the Contractors' State License Board (CSLB) Internet Web site at www.cslb.ca.gov, or call CSLB at 1-800-321-CSLB (2752).

REMEMBER, IF YOU DO NOTHING, YOU RISK HAVING A LIEN PLACED ON YOUR HOME.  This can mean that you may have to pay twice, or face the forced sale of your home to pay what you owe.

24.CONTRACTORS' STATE LICENSE BOARD

Information about the Contractors' State License Board: The CSLB is the state consumer protection agency that licenses and regulates construction contractors.

Contact CSLB for information about the contractor you are considering, including information about disclosable complaints, disciplinary actions, and civil judgments that are reported to CSLB.

Use only licensed contractors.  If you file a complaint against a licensed contractor within the legal deadline (usually four years), CSLB has authority to investigate the complaint.  If you use an unlicensed contractor, CSLB may not be able to help you resolve your complaint.  Your only remedy may be in civil court, and you may be liable for damages arising out of any injuries to the unlicensed contractor or the unlicensed contractor's employees.

For more information:

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Visit CSLB's Internet Web site at www.cslb.ca.gov.

Call CSLB at 1-800-321-CSLB (2752)

Write CSLB at P.O.  Box 26000, Sacramento, CA 95826

25.Notice Regarding Payment and Performance Bonds

You have the right to require your contractor to have a performance and payment bond.

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26.

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NOTICE OF RIGHT TO CANCEL

YOU MAY CANCEL THIS TRANSACTION AT ANY TIME PRIOR TO MIDNIGHT OF THE 10TH CALENDAR DAY AFTER YOU SIGN THIS AGREEMENT AND ANY DEPOSIT PAID WILL BE REFUNDED.  SEE THE ATTACHED NOTICE OF CANCELLATION FORM FOR AN EXPLANATION OF THIS RIGHT.

By initialing below, you expressly acknowledge that you have been advised on your right to cancel this Agreement and have received duplicate copies of the Notice of Cancellation.

Accepted by (Initials)

SUNRUN INC.	CUSTOMER

Date:	Primary Account Holder

Signature:	Date

Print Name:	Signature

Jane (Test Doe Test

Title:	Account email address*:

* This email address will be used by Sunrun for official correspondence, such as sending monthly bills or other invoices. Sunrun will never share or sell your email address to any third parties.

SALES CONSULTANT		Account phone number:

By signing below I acknowledge that I am Sunrun accredited, that I presented this agreement according to "The Right Stuff" and the Sunrun Code of Conduct, and that I obtained the homeowner's signature on this agreement.

Secondary Account Holder (optional)

Name:		Signature:

	[Print Name]	Print Name:

Signature:

Sunrun ID #:

[10-digit number you received from Sunrun]

State sales registration #:

If you do not sell in the home and are not required to have a registration number, write "not in-home."

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EXHIBIT A:  SUNRUN ELECTRICITY PRICING

At the signing of this Agreement, you will pay Sunrun a non-refundable Electricity Deposit ("Deposit") of $500. At the start of installation of the Solar Facility, you will pay Sunrun an Initial Electricity Payment ("Initial Payment") of $11,500.  Together, these payments comprise the Upfront Payment ("Upfront Payment").

Electricity Payments: In addition to the Upfront Payment, you agree that for all electric energy you purchase from Sunrun during the Initial Term of this Agreement, you will pay a price per kWh in the form of monthly payments ("Monthly Payments") as shown below.  The Monthly Payments shall increase by 0.0% annually during the Initial Term of this Agreement, effective as of the Monthly Payment that covers any calendar month that includes an anniversary of the In-Service Date (and such increase would not apply to any part of a Monthly Payment that covers the days in a calendar month leading up to an anniversary of the In-Service Date).  The payments shown below are before any applicable taxes and include a $15.00 discount for paying through Automated Clearing House (ACH) withdrawal.  If you do not elect automatic payment through ACH withdrawal from your checking or savings account, you will not receive this discount and each monthly payment will be $15.00 greater. (As described in Section 6(a), the table below also is based on the assumption, for convenience purposes, that the In-Service Date will be the 1st day of the month.)

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SUNRUN MONTHLY AUTOMATIC ELECTRONIC PAYMENTS

As a Sunrun customer, you agree to pay your monthly bill with automatic electronic payments. If you do not choose to select automatic payment as a form of payment, then you will lose the discount in Section 6 and be expected to pay your monthly Sunrun bill by-check payments. Regardless, you will receive all Sunrun bills via email unless you contact Sunrun directly to request invoices to be sent through the US mail.

Terms and Conditions for Recurring Payments:

BY ACCEPTING THE TERMS AND CONDITIONS AND ENROLLING IN THE AUTOMATIC ELECTRONIC PAYMENT OPTION, YOU ARE AUTHORIZING SUNRUN TO AUTOMATICALLY DEDUCT YOUR MONTHLY INVOICE AMOUNT FROM THE BANK ACCOUNT YOU HAVE DESIGNATED. SUNRUN WILL ADVISE YOU BY MONTHLY INVOICE OF THE AMOUNT AND DATE OF THE PAYMENT THAT WILL BE AUTOMATICALLY DEBITED.

1.  Sunrun will provide you with a monthly electronic statement of your account. You agree to review each invoice you receive for any errors. Under federal law, you have the right to hold up or stop an electronic funds transfer provided you give your financial institution or credit card issuer notice of at least three business days before the scheduled transfer date. If you inform Sunrun that an error exists on your statement, Sunrun will attempt to correct that error prior to your next statement to the extent permitted by law. Sunrun shall bear no liability or responsibility for any losses of any kind that you mayincur as a result of an erroneous statement or due to any delay in the actual date on which your account is debited.

2.  If any changes occur in the information on your application, you must immediately notify Sunrun in writing of such changes. If Sunrun incurs chargeback fees as a result of inaccurate information you provide, then Sunrun shall bill you for those fees.

3.  If you either do not notify Sunrun in writing of such changes or do so in an untimely fashion, Sunrun shall bear no liability or responsibility for any losses incurred to the extent permitted by law. Sunrun's sole liability to you shall be Sunrun's obligation to make any appropriate changes once in receipt of your written notification. The actual settlement date (or date the ACH transaction occurs against your checking or savings account or is charged to your check or credit card) will be no earlier than three (3) days before the invoice due date.

4.  You agree to ensure that there are sufficient funds in your designated account on the settlement date to pay the amount of the debit. If Sunrun incurs charge-back fees as a result of insufficient funds in your designated account, then Sunrun shall bill you for those fees.

5.  Sunrun reserves the right to change these conditions at any time. Notice may be given on or with your bill or by other methods. Either party may terminate this arrangement at any time by giving the other party written notice reasonably in advance of the date of termination or any scheduled settlement date. You may also terminate this arrangement by calling Sunrun Customer Care at 1-855-478-6786 or by changing your billing preference in the Sunrun Customer Portal. Termination shall not prevent a debit transaction authorized before any notice of termination.

6.  You agree to be bound by any rules your financial institution requires for pre-authorized electronic funds transfer or credit card issuer requires for preauthorized credit card charges.

7.  Check with your financial institution to see if there are any fees associated with the pre-authorized payment option. You will be responsible for all such fees.

I authorize automatic electronic payments and accept these Terms and Conditions. You will receive a separate electronic request to securely enter your bank account information.

CUSTOMER

Date:
Signature:
Jane (Test Doe Test

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NOTICE OF CANCELLATION

DATE:  ________________

(Enter date of transaction)

YOU MAY CANCEL THIS TRANSACTION, WITHOUT ANY PENALTY OR OBLIGATION, WITHIN TEN CALENDAR DAYS FROM THE ABOVE DATE.

IF YOU CANCEL, ANY PROPERTY TRADED IN, ANY PAYMENT MADE BY YOU UNDER THE CONTRACT OR SALE, AND ANY NEGOTIABLE INSTRUMENT EXECUTED BY YOU WILL BE RETURNED WITHIN 10 CALENDAR DAYS FOLLOWING RECEIPT BY THE SELLER OF YOUR CANCELLATION NOTICE AND ANY SECURITY INTEREST ARISING OUT OF THE TRANSACTION WILL BE CANCELLED.

IF YOU CANCEL YOU MUST MAKE AVAILABLE TO THE SELLER AT YOUR RESIDENCE, IN SUBSTANTIALLY AS GOOD CONDITION AS WHEN RECEIVED, ANY GOODS DELIVERED TO YOU UNDER THIS CONTRACT OR SALE; OR YOU MAY, IF YOU WISH, COMPLY WITH THE INSTRUCTIONS OF THE SELLER REGARDING THE RETURN SHIPMENT OF THE GOODS AT THE SELLER'S EXPENSE AND RISK.

IF YOU DO MAKE THE GOODS AVAILABLE TO THE SELLER AND THE SELLER DOES NOT PICK THEM UP WITHIN 20 DAYS OF THE DATE OF YOUR NOTICE OF CANCELLATION, YOU MAY RETAIN OR DISPOSE OF THE GOODS WITHOUT ANY FURTHER OBLIGATION.

IF YOU FAIL TO MAKE THE GOODS AVAILABLE TO THE SELLER, OR IF YOU AGREE TO RETURN THE GOODS TO THE SELLER AND FAIL TO DO SO, THEN YOU REMAIN LIABLE FOR PERFORMANCE OF ALL OBLIGATIONS UNDER THE CONTRACT.

TO CANCEL THIS TRANSACTION, MAIL OR DELIVER A SIGNED AND DATED COPY OF THIS CANCELLATION NOTICE OR ANY OTHER WRITTEN NOTICE TO SUNRUN INC., 595 MARKET STREET, 29TH FLOOR, SAN FRANCISCO, CA 94105 NOT LATER THAN MIDNIGHT OF ____________________ (DATE)

I HEREBY CANCEL THIS TRANSACTION.

DATE:

CUSTOMER SIGNATURE:

NOTICE OF CANCELLATION MAY BE SENT TO SUNRUN AT THE ADDRESS NOTED ON THE FIRST PAGE OF THIS CONTRACT.

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DUPLICATE COPY

NOTICE OF CANCELLATION

DATE:  ________________

(Enter date of transaction)

YOU MAY CANCEL THIS TRANSACTION, WITHOUT ANY PENALTY OR OBLIGATION, WITHIN TEN CALENDAR DAYS FROM THE ABOVE DATE.

IF YOU CANCEL, ANY PROPERTY TRADED IN, ANY PAYMENT MADE BY YOU UNDER THE CONTRACT OR SALE, AND ANY NEGOTIABLE INSTRUMENT EXECUTED BY YOU WILL BE RETURNED WITHIN 10 CALENDAR DAYS FOLLOWING RECEIPT BY THE SELLER OF YOUR CANCELLATION NOTICE AND ANY SECURITY INTEREST ARISING OUT OF THE TRANSACTION WILL BE CANCELLED.

IF YOU CANCEL YOU MUST MAKE AVAILABLE TO THE SELLER AT YOUR RESIDENCE, IN SUBSTANTIALLY AS GOOD CONDITION AS WHEN RECEIVED, ANY GOODS DELIVERED TO YOU UNDER THIS CONTRACT OR SALE; OR YOU MAY, IF YOU WISH, COMPLY WITH THE INSTRUCTIONS OF THE SELLER REGARDING THE RETURN SHIPMENT OF THE GOODS AT THE SELLER'S EXPENSE AND RISK.

IF YOU DO MAKE THE GOODS AVAILABLE TO THE SELLER AND THE SELLER DOES NOT PICK THEM UP WITHIN 20 DAYS OF THE DATE OF YOUR NOTICE OF CANCELLATION, YOU MAY RETAIN OR DISPOSE OF THE GOODS WITHOUT ANY FURTHER OBLIGATION.

IF YOU FAIL TO MAKE THE GOODS AVAILABLE TO THE SELLER, OR IF YOU AGREE TO RETURN THE GOODS TO THE SELLER AND FAIL TO DO SO, THEN YOU REMAIN LIABLE FOR PERFORMANCE OF ALL OBLIGATIONS UNDER THE CONTRACT.

TO CANCEL THIS TRANSACTION, MAIL OR DELIVER A SIGNED AND DATED COPY OF THIS CANCELLATION NOTICE OR ANY OTHER WRITTEN NOTICE TO SUNRUN INC., 595 MARKET STREET, 29TH FLOOR, SAN FRANCISCO, CA 94105 NOT LATER THAN MIDNIGHT OF ____________________ (DATE)

I HEREBY CANCEL THIS TRANSACTION.

DATE:

CUSTOMER SIGNATURE:

NOTICE OF CANCELLATION MAY BE SENT TO SUNRUN AT THE ADDRESS NOTED ON THE FIRST PAGE OF THIS CONTRACT.

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EXHIBIT E:  SUNRUN DEPOSIT FORM

If you are paying your deposit by check, please enclose this document with your payment and include your Sunrun Proposal ID reference in the memo line of your check.

Name:  Jane (Test Doe Test

Address:  3820 1st Ave, Sacramento, CA 95817

Proposal ID:  PK1VAR793F6N

Deposit Amount:  $500

Please send payments to:

Sunrun Inc.

P.O. Box 511612

Los Angeles, CA 90051-8167

Thank you for choosing Sunrun!

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My Custom Solar Design

Prepared by Prod Lightmile TestCRM, 08/24/2015

My Information

Annual Usage: 12,000 kWh

Estimated System Size: 4.4 kWp

Energy Offset: 49%

Approval

I have reviewed My Custom Solar Design and approve of the placement of solar panels identified above. I understand that the actual number of panels and their precise placement may vary based on engineering, installation, and solar energy production considerations, including roof type, shade, and other factors.

Customer Signature

Date

sunrun

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Sunrun BrightSave

Solar Power Service Agreement Summary

JANE (Test Doe Test

38201st Ave. Sacramento, CA, 95817

ESTIMATED SOLAR ENERGY OUTPUT TO BE DELIVERED

YEAR 1:	5,891 kilowatt-hours (kWhs)

INITIAL TERM:	112,388 kWhs

CONTRACT PRICE

Non-refundable Electricity Deposit (due today)†	$500
Initial Electricity Payment (due at start of installation)†	$20,500
Cost per kWh, Year 1	$0.187

†  Payable by check or credit card.

Your initials indicate that you have read, understand and accept the explanation of estimated energy output, energy sources and payment terms.  You understand that Sunrun has the right to check your credit and you agree that Sunrun will make final determination of customer eligibility.

Accepted by (Initials)	Date

THE SOLAR FACILITY IS OWNED BY SUNRUN INC. AND/OR ITS AFFILIATES.

SUNRUN INC. | 595 Market Street, 29th Floor, San Francisco, CA 94105 | 1-855-478-6786 | CSLB No. 969975

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Agreement Overview

Sunrun Is Serious About Providing You Quality Service for the Life of Your Contract.

SOLAR PEACE OF MIND

✓      Sunrun offers a Performance Guarantee.  If your system does not produce the power output guaranteed in this agreement, we'll refund you for lost power.

✓      If your system overperforms you keep the excess power free of charge.

✓      Sunrun's customer care team is available by phone and email to respond promptly to any questions or concerns you may have.

✓      When we arrange for installation of a system, Sunrun owns the panels, and we monitor them constantly. Sunrun will insure, maintain, and repair the Solar Facility at no additional cost to you including inverter replacement.

✓      Sunrun only works with insured partners who have all required licenses to perform the work necessary to install and maintain your system.

AGREEMENT OVERVIEW

Sunrun wants you to be confident in choosing us as your solar power service provider for the next 20 years.  While it's still necessary to read your entire Agreement, there are a few important points to be aware of:

▪

After going solar you will continue to receive a bill from your Utility. Based on the information you provided Sunrun about your previous year's power consumption of 12,000 kWhs, your system is sized to offset 49% of the power you currently purchase from your Utility.

▪

This Agreement becomes effective when both you and Sunrun have signed the Agreement and continues in effect for 20 years following the date your Utility grants permission to operate the Solar Facility.

▪

Sunrun offers a 100% Performance Guarantee. If your system underperforms, Sunrun will refund you for the lost power based on the rates shown in Exhibit A. If your system overperforms, you keep the excess power at no extra charge. Sunrun warrants that roof penetrations will be weather-tight for a 10-year period after installation.

▪

You are responsible for payments during the full term of this Agreement. If you sell your house, you have two options:  1) Transfer the Agreement to the new homeowner, 2) Purchase the system. Whichever option you choose, Sunrun will guide you through the process.

▪

Your request for a pricing plan change must be submitted within 21 days of signing this Agreement, but before installation has begun. If installation begins within 21 days of signing this Agreement, the start of installation will mark the date after which you can no longer change your pricing plan.

▪	You may only purchase the Solar System at certain specific times during the term of this Agreement. Those times are listed in section 10.
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▪

At the end of this Agreement's 20 year Initial Term: 1) Sunrun will remove the Solar Facility at no cost to you, unless you 2) Purchase the Solar Facility at its then fair market value, or unless 3) This Agreement is automatically renewed per the terms specified in Section 12 and Exhibit A.

▪	You will make no Monthly Payments if you complete the payment terms by fully prepaying this PPA. You will pay the Contract Price and Payment Term amounts listed on page one of the Agreement.

Accepted by (Initials)

Your initials indicate that you have read, understand and accept the information listed above.

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SUNRUN SOLAR POWER SERVICE AGREEMENT

THIS DOCUMENT DESCRIBES THE TERMS AND CONDITIONS OF YOUR RECEIPT OF AND PAYMENT FOR ELECTRIC ENERGY TO BE SUPPLIED BY A SOLAR PHOTOVOLTAIC SYSTEM THAT WILL BE INSTALLED AT YOUR PROPERTY AND OWNED AND MAINTAINED BY SUNRUN INC. ("SUNRUN"). YOU ARE ENTITLED TO A COMPLETELY FILLED OUT COPY OF THIS AGREEMENT, SIGNED BY BOTH YOU AND SUNRUN, BEFORE ANY WORK MAY BEGIN.

1.Introduction

(a) You are entering into this Sunrun Solar Power Service Agreement ("Agreement") with Sunrun Inc., together with its successors and Assignees, ("Sunrun"). You represent that you are at least eighteen (18) years of age, that you are the owner of the property located at 3820 1st Ave, Sacramento, California, 95817 ("Property"), and that your current utility is SMUD. You further represent that every person or entity with an ownership interest in the Property has agreed to be bound by this Agreement.

Accepted by (Initials)

(b)Sunrun is a Delaware Corporation. You may contact Sunrun by mail at 595 Market Street, 29th Floor, San Francisco, CA 94105, by telephone at 1-855-478-6786, or over the Internet at www.sunrun.com. Sunrun will arrange for the design, permitting, construction, installation, testing, and activation of a solar photovoltaic system ("Solar Facility") to be located on the roof of your house and/or grounds of the Property.

(c)You agree to allow Sunrun to install and maintain the Solar Facility on the grounds and/or roof of the Property at a specific location to be approved by Sunrun. During the Initial Term, Sunrun agrees to provide you electric energy from the Solar Facility under the terms and conditions set forth in this Agreement. During Renewal Terms, if any, you agree to purchase all electric energy generated by the Solar Facility at the price specified in this Agreement.

2.Solar Facility

(a)Sunrun will arrange for the design, permitting, construction, installation and testing of the Solar Facility on the roof or grounds, as applicable, of the Property in material accordance with a system design that you will have approved. Thereafter, Sunrun will operate and maintain the Solar Facility so as to generate electric energy for use at the Property. Sunrun will perform these obligations ("Sunrun's Obligations") during the Initial Term of this Agreement. During any Renewal Terms Sunrun will perform Sunrun's Obligations for as long as the Solar Facility remains economically viable, and will make a good faith effort to notify you if this is not the case per Section 12(f).

(b)You acknowledge and agree that:

(i)The Solar Facility will be removable equipment and will not be a fixture or otherwise part of the Property.

(ii)Sunrun will own the Solar Facility and you will have no ownership interest in the Solar Facility.

(iii)The Solar Facility will not be subject to any lien, security interest, claim, mortgage or deed of trust that may be imposed on or assessed against your interest in the Property, or any other property belonging to you. You will have no right to sell, give away, transfer, pledge, remove, relocate, alter or tamper with the Solar Facility at any time. As such, Sunrun will not apply a lien to your title for the Property.

(iv)The Solar Facility will be used primarily for household purposes but not to heat a swimming pool.

(v)You agree that Sunrun or a Sunrun affiliate may file any UCC-1 financing statement that confirms our or our affiliate's ownership of the Solar Facility.

(c)Sunrun will be responsible for all costs and expenses related to performing Sunrun's Obligations. You agree that Sunrun has the authority and discretion to use contractors or agents to perform or assist Sunrun in performing Sunrun's Obligations.

(d)Sunrun estimates that the Solar Facility will be capable of generating 5,891 kilowatt-hours ("Initial Year One Production Estimate") of electric energy during its first year of operation, but due to several reasons, including natural variation in weather, actual production will vary. Due to expected panel degradation, Sunrun estimates that the Solar Facility will be capable of generating 19.0779 times this amount of kilowatt-hours ("kWh") during the first twenty (20) years it is operational ("Guaranteed Output" set forth on Exhibit A). As set forth in Section 8, Sunrun will refund a portion of your Upfront Payment to you if your system does not perform as expected. Sunrun makes no other representation, warranty or guarantee of any kind regarding the Solar Facility's actual or expected output or performance.

(e)You agree that Sunrun, at its own expense, will install, maintain, and periodically test a meter at the Property that will measure all electric energy delivered to you from the Solar Facility. If the meter breaks or is found to be inaccurate, Sunrun will adjust the bill as applicable in the next billing cycle by applying a credit for any overcharges or applying an additional charge for any under-charges. You agree not to tamper with, damage or modify the meter in any way. You will be responsible for any damage or inaccuracies in the meter that are caused by you or any other person unrelated to Sunrun who may come onto the Property with your knowledge or permission.

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3.Design and Installation

(a)Description of the Significant Materials to be Used and Equipment to be Installed. The primary equipment used for the Solar Facility will typically include a series of interconnected photovoltaic panels, an inverter, racking materials, and a production meter. Other materials generally used as "balance of system" are disconnects, breakers, load centers, wires, and conduit. The design for the Solar Facility will be presented to you prior to installation. You will have five (5) business days following this presentation to request a change or cancel this Agreement pursuant to Section 12(e). Otherwise, you will be deemed to have approved the Solar Facility design. With your written, deemed, or verbal approval, Solar Facility installation may begin at any time.

(b)If you wish to change the design or installation process, Sunrun will use commercially reasonable efforts to accommodate your request. (See Section 4 regarding Extra Work and Change Orders.)

(c)If an obligation excluded from this Agreement in Section 20 must be performed in order to properly effect the installation of the Solar Facility, you agree to contract separately, and at your own expense, with a contractor who has been designated or approved by Sunrun to perform such obligation. In this instance, Sunrun will not unreasonably withhold such approval.

(d)Sunrun will obtain any permits needed for installation of the Solar Facility. You agree to cooperate with Sunrun and assist Sunrun in obtaining any permits needed, including the NEM Service application in Section 5(a). You agree to complete and return to Sunrun and/or its representatives, as appropriate, all applicable rebate documentation and, where applicable, Renewable Energy Credit documentation, upon request and following the In-Service Date. If you do not return the rebate or Renewable Energy Credit documentation, Sunrun may invoice you for the Final Rebate amount (as defined in Section 4(a)(iii)).

(e)For the Initial Term and any Renewal Terms you agree to maintain the Property, at your expense, such that the Solar Facility retains shading conditions present at the time of Installation.

(f)Sunrun requires its contractors to employ licensed personnel whenever required by applicable law, regulation or code.

(g)Sunrun, its contractors and agents shall at the end of each business day keep the Property reasonably free from waste materials or rubbish caused by their operations. Prior to the In-Service Date, Sunrun and its agents shall remove all of their tools, construction/installation equipment, machinery, waste materials and rubbish from and around the Property.

(h)Subject to the exclusions set forth in Section 20, Sunrun will return your Property to a condition similar to its original condition, provided that you notify Sunrun in writing or by e-mail of any deficiencies in restoration within five (5) business days of the municipal building inspector approval of the Solar Facility.

4.Changes to the Agreement

(a)Prior to installation, the following conditions may change the expected costs and benefits of this Solar Facility to both you and Sunrun:

(i)Change to the design of your Solar Facility.

(ii)Change in the system's annual energy production estimate, expressed in kWh, provided by the National Renewable Energy Laboratory PVWatts Calculator ("PVWatts calculator") ("Final Year One Production Estimate").

(iii)Change in the final rebate amount associated with installing the Solar Facility ("Final Rebate") or any change in your applicable tariff (including any changes to net metering).

(iv)The availability of cellular service at the Property.

If any of these conditions occur, Sunrun may choose to modify the terms of this Agreement or cancel the Agreement. If Sunrun chooses to modify the terms, Sunrun will notify you in writing and you will have five (5) business days to accept the modified terms or cancel this Agreement pursuant to Section 12(e). If you do not respond to Sunrun within five (5)business days, Sunrun may deem you to have cancelled the Agreement. Extra Work and Change Orders become part of the contract once the order is prepared in writing and signed by the parties prior to the commencement of work covered by the new change order. In order to be enforceable, the order must describe the scope of the extra work or change, the cost to be added or subtracted from the contract. A contractor's failure to comply with the requirements of this paragraph does not preclude the recovery of compensation by the contractor for work performed, based upon legal or equitable remedies designed to prevent unjust enrichment.

(b)You may choose to accept changes under this Section 4 in writing or by electronic mail. If a change pursuant to this Section 4 increases the Upfront Payment after you have already paid it to Sunrun, you agree immediately to pay Sunrun the increase in the Upfront Payment. Sunrun may suspend installation until this payment is received.

(c)If for a period of one hundred eighty (180) days Sunrun fails to perform its obligations required to commence installation of the Solar Facility and you have fulfilled all of your obligations under this Agreement, you may cancel this Agreement, in which case Sunrun will refund to you the Upfront Payment set forth in Exhibit A, provided that your Property was accessible and in a state fully ready to permit the installation of the Solar

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Facility. It is your obligation to exercise reasonable efforts to respond to Sunrun in a timely manner on questions and requests for approvals and/or appointments. If you cause Solar Facility to be delayed in excess of thirty (30) days due to your unresponsiveness, Sunrun may cancel this Agreement.

(d)Your request for a pricing plan change must be submitted within 21 days of signing the Agreement, but before installation has begun. Once installation has begun, you can no longer change your pricing plan. If installation begins within 21 days of signing the Agreement, the start of installation will mark the date after which you can no longer change your pricing plan.

5.Purchase and Sale of Electricity

(a)As of the In-Service Date, you must be taking service from the Standard Net Metering Service ("NEM Service") from your local utility ("Utility"). You agree that you will continue to take NEM Service for as long as this Agreement is in effect. You agree to use the NEM Service currently in effect for this Utility or, in the event that the NEM Service is no longer in effect, you agree to use a substitute metering program as chosen by Sunrun. You agree to execute all documentation associated with NEM Service, or any substitute metering service, and any refund, credit, or rebate program promptly at the request of Sunrun, its affiliates, and/or the Utility.

(b)Sunrun agrees to sell to you, and you agree to purchase from Sunrun, all electric energy produced by the Solar Facility. All electric energy produced by the Solar Facility will be made available to you for use at the Property.

(c)If at any time you need more electric energy than is being produced by the Solar Facility ("Supplemental Energy"), you will be solely responsible for purchasing that electric energy from another supplier, such as your Utility. During the term of this Agreement you should expect to purchase Supplemental Energy from your Utility. Depending on the terms of your NEM Service, the Utility will bill you either annually or monthly. Sunrun will not be in default of this Agreement and will not be responsible for any Supplemental Energy you purchase to complement the electric energy produced by the Solar Facility.

(d)You agree that for all electric energy you purchase from Sunrun under this Agreement you will pay Sunrun the prices set forth in Exhibit A.

(e)The price specified in subpart (d) above does not include taxes. If any taxes are assessed on the sale of electric energy, the Property, or on your purchase of the Solar Facility from Sunrun under this Agreement, and such taxes are paid by Sunrun rather than you, you agree to pay or reimburse Sunrun for all such taxes, except to the extent that you are prohibited from doing so by applicable laws.

(f)You agree that title to and risk of loss for the electric energy purchased under this Agreement shall pass from Sunrun to you at the time when the electric energy reaches the point of interconnection, i.e., at the point where the Solar Facility connects to the Property's connection to your Utility.

(g)You agree that Sunrun alone will receive any credit, rebate, environmental attribute, or other payment or offset that may be attributable to the Solar Facility and all incentives will be sole property of and transferable by Sunrun. Notwithstanding the foregoing, title and ownership of the renewable energy credits earned as a result of the credit, rebate, environmental attribute or other payment or offset made will be assigned to SMUD for the life of the Solar Facility.

6.Billing and Payment

(a)During the Initial Term, Sunrun will, within one month of each anniversary of the In-Service Date, prepare an annual statement detailing the kWh of electric energy produced by the Solar Facility during that year, and specifying any refund due to you from Sunrun.

(b)During any Renewal Terms, for each monthly billing cycle, Sunrun will prepare an invoice detailing the kWh of electric energy produced by the Solar Facility during that billing cycle, and specifying the payment due from you to Sunrun for that billing cycle.

(c)During any Renewal Terms, unless you elect below to receive actual energy generation billing, Sunrun will bill you monthly for estimated energy generation, which shall be one twelfth the estimated number of kWh generated in that year, and then "true-up" your bill on each anniversary of this Agreement to reflect actual energy generation.

[  ] I opt for actual energy generation billing

You may also once per year switch between actual energy generation billing and estimated generation billing. You may change this billing method by calling Sunrun or changing your billing type in your account online at www.sunrun.com.

(d)During any Renewal Terms, Sunrun will send or e-mail you an invoice no later than ten (10) days after the end of each billing cycle. You agree to pay the amount specified in each invoice by the due date specified in such invoice (see also Exhibit A). During any Renewal Terms, if Sunrun does not receive your payment by the due date on the invoice, Sunrun may charge you the lesser of an administrative late fee of (i) one and a half (1.5%) percent per month on the portion of your balance that is more than thirty (30) days past due, or (ii) the maximum amount permitted under and subject to applicable law. This late fee is not an interest charge, finance charge, time price differential or other such charge or payment of a similar nature.

(e)You may pay Sunrun with credit card, money order or a check drawn on a United States bank account.

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7.[Intentionally Left Blank]

8.Guaranteed Output and Refunds

(a)Sunrun guarantees that the Solar Facility will generate one-hundred percent (100%) of the Guaranteed Output during the Initial Term of this Agreement or Sunrun will issue you a refund as described below.

(b)On the anniversary of the In-Service Date and on every anniversary thereafter, Sunrun will calculate the "Actual Output" of the Solar Facility. For the purposes of this Agreement, "Actual Output" shall mean the amount of electric energy created by the Solar Facility to date plus any kWh for which you have previously received a refund. If the Actual Output is less than the Guaranteed Output for that anniversary date set forth on Exhibit A. Sunrun will issue you a refund. This refund will be calculated by subtracting the Actual Output for that anniversary date from the Guaranteed Output for that anniversary date, and multiplying the result by the kWh rate for that anniversary date set forth on Exhibit A.

(c)If you purchase the Solar Facility from Sunrun pursuant to Section 10, and at the time of purchase the Actual Output is less than the Guaranteed Output, Sunrun will apply a credit towards the purchase price for the Solar Facility. This credit will be calculated by subtracting the Actual Output from the Guaranteed Output and then multiplying the result by the refund per kWh set forth on Exhibit A for the anniversary date that precedes the date of purchase.

(d)If Actual Output is greater than Guaranteed Output per Exhibit A, you will not be charged any additional amount for this overproduction. Sunrun may use this overproduction amount (kWhs) to offset future underproduction should Actual Output be less than Guaranteed Output.

(e)For the purposes of the prior calculations, Actual Output shall include any kWh of electricity that would have likely been produced during any day that a grid failure disabled the Solar Facility or any day that you caused or requested the system to be shutdown or generate significantly less electric energy. For the avoidance of doubt, Guaranteed Output will be reduced if Sunrun notifies you that a tree or other obstruction is reducing electric energy production and you do not remedy, or cause to be remedied, such reduced energy production within 30 days.

9.[Intentionally Left Blank]

10.Options to Purchase

(a)You have the option to purchase the Solar Facility at the following times during the Initial Term:

(i)Upon the fifth anniversary of the In-Service Date

(ii)At the end of the Initial Term of this Agreement

(iii)Should you sell your Property during the Initial Term

(iv)Should Sunrun fail to perform Sunrun's Obligations (in accordance with Section 18)

(b)To purchase the Solar Facility pursuant to Section 10(a), you must deliver a written notice to Sunrun of your intent to purchase within sixty (60) days of the applicable date and deliver payment to Sunrun within thirty (30) days of receiving an invoice from Sunrun for the purchase price.

(c)The purchase price will be the greater of (i) fair market value, as determined at the time ("FMV") and (ii) the minimum price set forth in Exhibit A. Annually, Sunrun will determine the FMV of the Solar Facility by hiring an independent appraiser to estimate the value of a comparable in-service solar facility in your state and utility service area. This valuation will take into account the Solar Facility's age; location; size; and other market characteristics such as equipment type and equipment operating, maintenance and service costs, value of electricity in your area, and any applicable solar incentives.

(d)Sunrun will credit the purchase price by any refund due to you pursuant to Section 8(b), provided however, that in no case shall such a credit result in a net purchase price that is less than the minimum purchase price set forth on Exhibit A.

(e)At other times, please contact Sunrun at (855) 478-6786 to discuss the possibility of purchasing the Solar Facility.

(f)If you purchase the Solar Facility, Sunrun will continue to monitor the Solar Facility for as long as the meter continues to function, or until the twentieth anniversary of this Agreement, whichever is sooner. However, Sunrun will not provide any maintenance or repair unless you enter into a separate agreement with Sunrun, at your expense, to perform these services. If possible, Sunrun will assign to you any product and/or workmanship warranties still in effect for the Solar Facility.

11.Sale of Property and Assignment

(a)If you sell the Property you may assign this Agreement to the new owner, provided that the new owner first agrees in writing to be bound by all of the terms and conditions set forth herein. Please contact Sunrun or visit www.sunrun.com to obtain an assignment agreement.

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(b)During the Initial Term, within sixty (60) days of entering into a contract to sell the Property, you will have the option to purchase the Solar Facility in accordance with Section 10.

(c)If you sell or otherwise transfer your interest in the Property without either purchasing the Solar Facility or assigning this Agreement to the new owner in accordance with the terms of this Agreement, or if the new owner refuses to take assignment, then you will be deemed to have terminated this Agreement, and Sunrun may exercise its rights under Section 19(a).

(d)Sunrun may assign, lease, sublease, or transfer the Solar Facility and this Agreement along with all rights and obligations hereunder to any third party (each, an "Assignee"), without first giving notice to you or obtaining your consent, for any purpose, including, without limitation, collection of unpaid amounts, financing of the Solar Facility's installation, or in the event of an acquisition, corporate reorganization, merger or sale of substantially all of its assets to another entity. If Sunrun or its Assignee chooses to transfer the Solar Facility or this Agreement to another party, you agree to treat this other party as your counterparty under this Agreement. Otherwise, the terms of this Agreement will not change if this Agreement or the Solar Facility is assigned, leased, or transferred by Sunrun or its Assignee, and the Assignee will not be able to interfere with your rights to the Solar Facility as long as you are fulfilling your obligations under this Agreement. If Sunrun transfers the Solar Facility or this Agreement to an Assignee, Sunrun will continue to operate and maintain the Solar Facility until you receive written notice otherwise.

12.Term and Termination

(a)You agree that this Agreement will only become effective when both you and Sunrun have signed the Agreement.

(b)This Agreement will continue in effect until twenty (20) years following the date the Solar Facility is approved for operation ("In-Service Date"). This period shall be called the "Initial Term."

(c)At the end of the Initial Term, this Agreement will be automatically renewed for an additional one-year term ("Renewal Term"), unless you have purchased the Solar Facility or unless either you or Sunrun gives the other party to this Agreement a termination notice at least thirty (30) days prior to the expiration of the Initial Term. At the end of any Renewal Term, this Agreement shall be renewed automatically for an additional Renewal Term unless either you or Sunrun gives the other party to this Agreement a termination notice at least thirty (30) days prior to the expiration of the Renewal Term then in effect.

(d)At the end of the term of this Agreement if either you or Sunrun do not wish to renew it, Sunrun will remove the Solar Facility at no cost to you (unless you purchase the Solar Facility at the end of the Initial Term, or unless the term of this Agreement is automatically renewed). Sunrun agrees to leave your Property in the same general condition that existed immediately prior to removal of the Solar Facility.

(e)If you cancel this Agreement pursuant to Section 3, you will not be refunded your Electricity Deposit set forth on Exhibit A and you will owe Sunrun no further payment. If Sunrun modifies your Agreement pursuant to any of the factors listed in Section 4(a) such that there is a decrease in the annual energy production estimate, or if the payment terms increase, or if it is determined that you must pay for any site improvements to accommodate a solar system, then you may cancel this Agreement and your Electricity Deposit will be refunded.

(f)Sunrun will make a good faith effort to notify you between 30 and 60 days before the end of the Initial Term about (i) your end of term options and (ii) the rate for electric energy in the first Renewal Term (if applicable). Sunrun will make a good faith effort to notify you between 30 and 60 days before the end of any Renewal Term about (i) your end of term options and (ii) the rate for electric energy in the next scheduled Renewal Term (if applicable).

13.Access, Maintenance and Repair

(a)You agree to grant Sunrun or its contractors access to your Property for the purpose of designing, installing, operating, maintaining and testing the Solar Facility and performing Sunrun's Obligations. Sunrun agrees to give you reasonable notice when Sunrun needs to access your Property for any of the foregoing purposes and will endeavor to restrict such access to normal business hours.

(b)When possible you agree to allow Sunrun and construction professionals (an engineer, architect, or licensed contractor or their representative) hired by Sunrun to access your Property to inspect any buildings and, if applicable, roofs prior to the installation of the Solar Facility to ensure that your Property can accommodate the Solar Facility.

(c)If parts fail during the term of this Agreement, Sunrun will use commercially reasonable efforts to replace them with like equipment; however, you acknowledge that due to parts availability and other factors, this may not be possible. Sunrun agrees that any change in equipment will not reduce the Guaranteed Output set forth in Section 8.

(d)If you plan to move or temporarily disconnect the Solar Facility to allow for maintenance of and/or repair to the Property, you agree, at your expense, either (i) to hire Sunrun to perform this work or (ii) to obtain Sunrun's approval of your contractor, who you agree must carry commercial general liability policy in an amount not less than one million ($1,000,000) dollars per occurrence and name Sunrun and its successor or assigns as additional insured.

(e)Sunrun warrants that roof penetrations will be weather-tight for a 10-year period after installation.

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(f)You agree to make best efforts to provide a safe and secure work environment at your Property during the course of the Solar Facility installation and maintenance.

14.Insurance

(a)Sunrun agrees to carry insurance that covers all damage to and theft of Sunrun's Solar Facility. You will not be responsible for insuring the Solar Facility. Sunrun agrees to provide you evidence of Sunrun's insurance policy for the Solar Facility upon request. If Sunrun does not maintain insurance that covers damage to Sunrun's Solar Facility, it will be responsible for the consequences of not maintaining such insurance.

(b)You agree to carry insurance that covers all damage to your Property during the term of this Agreement, including damage resulting from the Solar Facility, provided such damage was not caused by the gross negligence of Sunrun. You agree that you are responsible for contacting your insurance carrier and inquiring as to whether the installation of the Solar Facility will impact your existing coverage. If additional insurance is required to maintain your existing coverage, you will be responsible for either (i) procuring and maintaining such insurance or (ii) the consequences of not procuring and maintaining such insurance.

(c)Sunrun requires its contractors performing the Solar Facility installation to maintain insurance coverage as follows: workers compensation, subject to statutory limits; Employers liability, with a minimum of one million ($1,000,000) dollars each occurrence; commercial general liability, in an amount not less than one million ($1,000,000) dollars per occurrence and two million ($2,000,000) dollars annual aggregate; commercial automobile liability, in an amount not less than a combined bodily injury and property damage limit of one million ($1,000,000) dollars per accident; excess liability insurance with a limit of one million ($1,000,000) dollars per occurrence and in the annual aggregate in excess of the limits of insurance provided above; and any other insurance required by applicable laws or regulations.

(d)Commercial General Liability Insurance ("CGL"). Sunrun carries commercial general liability insurance (CGL). Additionally, Sunrun requires its contractors to maintain commercial general liability insurance and workers compensation insurance, as fully described in subsection (c) of this Section 14.

(e)Worker's Compensation Insurance. Sunrun carries workers' compensation insurance for all of its employees.

Your initials indicate that you have read, and understand and accept the limitations and obligations set forth in this Section 14.

Accepted by (Initials)

15.Limitations of Liability

(a)SUNRUN WILL BE LIABLE TO YOU AND ANY OTHER PERSON FOR DAMAGES OR LOSSES DIRECTLY ATTRIBUTABLE TO ITS NEGLIGENCE OR WILLFUL MISCONDUCT. TOTAL LIABILITY FOR SUCH DIRECT DAMAGES OR LOSSES WILL IN NO EVENT EXCEED ONE MILLION DOLLARS. THIS WILL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR EQUITY ARE WAIVED, EVEN IF YOU HAVE GREATER RIGHTS UNDER CALIFORNIA'S LAWS, WHICH YOU SHOULD CONSULT. SUNRUN IS NOT RESPONSIBLE FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR LOSSES RELATING TO THIS AGREEMENT, IN TORT OR CONTRACT, INCLUDING ANY NEGLIGENCE OR OTHERWISE.

(b)EXCEPT AS EXPRESSLY PROVIDED HEREIN, SUNRUN MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, REGARDING ITS OBLIGATIONS OR THE SOLAR FACILITY. THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL IMPLIED WARRANTIES ARE DISCLAIMED.

16.Resolution of Disputes

(a)You agree that to expedite the resolution of and to control the costs of disputes, resolution of any dispute relating to this Agreement ("Dispute"), will be resolved according to the procedure set forth in this Section 16.

(b)Unless otherwise agreed in writing, Sunrun and you agree to continue to perform each party's respective obligations under this Agreement during the course of the resolution of the Dispute.

(c)You and Sunrun agree to first try to resolve informally and in good faith any Dispute. Accordingly, you agree to send a written notice of Dispute to the address on the first page of this Agreement, and Sunrun will send a written notice of Dispute to your billing address. If you and Sunrun do not reach an informal agreement to resolve the Dispute within 45 days after the notice of Dispute is received, you or Sunrun may commence a formal proceeding as detailed below. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled for the 45 days during which the parties try to informally resolve any Dispute.

(d)If Sunrun and you cannot resolve the Dispute informally, the Dispute will be resolved by binding arbitration. ARBITRATION MEANS YOU WAIVE YOUR RIGHT TO A JURY TRIAL AND ALL DISPUTES SHALL BE DECIDED BY AN ARBITRATOR. This agreement to arbitrate Disputes is governed by the Federal Arbitration Act ("FAA"). The arbitration will be conducted under the rules of JAMS that are in effect at the time the arbitration is initiated ("JAMS Rules") and under the rules set forth in this Agreement. If there is a conflict between the JAMS Rules and this Agreement, this Agreement will govern.

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(e)CLASS ACTION WAIVER. ARBITRATION MUST BE ON AN INDIVIDUAL BASIS. AS A RESULT, NEITHER YOU NOR SUNRUN MAY JOIN OR CONSOLIDATE CLAIMS IN ARBITRATION BY OR AGAINST OTHER CUSTOMERS, OR LITIGATE IN COURT OR ARBITRATE ANY CLAIMS AS A REPRESENTATIVE OR MEMBER OF A CLASS OR IN A PRIVATE ATTORNEY GENERAL CAPACITY.

(f)You may, in arbitration, seek all remedies available to you under this Agreement as interpreted under California law. If you decide to initiate arbitration against Sunrun, Sunrun will pay the costs for initiating the arbitration proceedings. If Sunrun decides to initiate arbitration, Sunrun will be required to pay the costs associated with initiating the arbitration proceeding. Sunrun also agrees to pay the costs of initiating the arbitration proceeding if the arbitrator finds in your favor. Other fees, such as attorneys' fees and expenses of travel to the arbitration, will be paid in accordance with JAMS Rules. If the arbitrator finds in your favor, Sunrun will pay your attorney's fees and expenses of travel to the arbitration. The arbitration hearing will take place in the federal judicial district of your residence, unless you and Sunrun agree to another location in writing. In order to initiate arbitration proceedings, you or Sunrun must take the following actions:

(i)Write a demand for arbitration. The demand must include a description of the Dispute and the amount of damages you are seeking. The form of Demand for Arbitration can be found under ADR Forms at www.jamsadr.com.

(ii)Send three copies of the demand for arbitration to the current JAMS location in San Francisco, California.

(iii)Send one copy of the demand for arbitration to the other party.

(g)In accordance with the FAA and the JAMS Rules, the arbitrator's decision will be final and binding. Any right to appeal is likewise governed by the FAA and JAMS Rules. Any arbitration award may be enforced in any court with jurisdiction.

(h)You and Sunrun agree to receive service of process of the arbitration demand by registered or certified mail, return receipt requested, at your billing address and Sunrun's principal executive office, as applicable.

17.Force Majeure

(a)Neither you nor Sunrun will be in default of this Agreement for any delay or failure in the performance under this Agreement (including any obligation to deliver or accept the electric energy output of the Solar Facility) if the delay or failure is due to Force Majeure. Force Majeure includes acts of God such as storms, fires, floods, lightning and earthquakes, sabotage or destruction by a third party of the Solar Facilities, war, riot, acts of a public enemy or other civil disturbance, or a strike, walkout, lockout or other significant labor dispute. Force Majeure does not include economic hardship of either you or Sunrun, a power grid failure (except if caused directly by a Force Majeure event), a failure or delay in the granting of permits, or insufficiency, unavailability, failure, or diminishment of solar resources, except as a result of an event that would otherwise qualify as a Force Majeure.

(b)Force Majeure cannot be attributable to fault or negligence on the part of the party claiming Force Majeure and must be caused by things beyond that party's reasonable control. Additionally, you or Sunrun must have taken all reasonable technical and commercial precautions to prevent the event.

(c)In order to claim Force Majeure as a reason for non-performance, you or Sunrun must give notice to the other party of the Force Majeure within fourteen (14) days of the occurrence of the Force Majeure and estimate how long it will last and what the potential impact is on the Agreement. The party claiming Force Majeure must

(i)make reasonable attempts to continue to perform under the Agreement,

(ii)quickly take action to correct the problem caused by the Force Majeure, and

(iii)make reasonable efforts to limit damage to the other party. Finally, the party claiming Force Majeure must notify the other party when the Force Majeure event ends and performance will resume as contemplated in this Agreement.

(d)If you or Sunrun is prevented from performing under this Agreement for a period of either (i) three hundred sixty-five (365) consecutive days or more, or (ii) seven hundred thirty (730) non-consecutive days or more (whether full or partial days), the other party may terminate this Agreement, without liability of either party to the other, upon thirty (30) days written notice at any time during the Force Majeure.

18.Your Remedies

(a)In addition to any other remedies you have under this Agreement if Sunrun (i) makes a general assignment for the benefit of creditors, files a petition in bankruptcy, appoints a trustee or receiver, or has all or substantially all of its assets subject to attachment, execution or other judicial seizure, or (ii) fails to perform an obligation under the Agreement and such failure continues beyond a period of ninety (90) days (provided, in each case, this Agreement is otherwise in full force and effect prior to such event), you will have the option to purchase the Solar Facility as set forth in Section 10(a)(iv).

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(b)Sunrun agrees that, if (A) Sunrun (i) makes a general assignment for the benefit of creditors, files a petition in bankruptcy, appoints a trustee or receiver, or has all or substantially all of its assets subject to attachment, execution or other judicial seizure, or (ii) fails to perform an obligation under the Agreement and such failure continues beyond a period of ninety (90) days (provided, in each case, this Agreement is otherwise in full force and effect prior to such event), and (B) you elect to exercise the purchase option granted pursuant to Section 18(a), then you also shall be entitled to liquidated damages in an amount equal to the difference between (x) the price at which the Solar Facility may be purchased pursuant to Section 18 hereof, and (y) the value of the Upfront Payment that you have made to Sunrun which corresponds to energy not yet produced. Such liquidated damages payable to you pursuant to this Section 18(b) shall be taken into account and credited against the amount payable by you to acquire the Solar Facility.

19.Sunrun's Rights and Remedies

(a)If you (i) fail to perform a material obligation under the Agreement, and you do not correct the failure within one hundred twenty (120) days, (ii) make a general assignment for the benefit of creditors, file a petition in bankruptcy, appoint a trustee or receiver or have all or substantially all of your assets subject to attachment, execution or other judicial seizure, or you become insolvent or unable to pay your debts, or (iii) vacate or abandon the Property, you shall be deemed in default of this Agreement.

(b)If you (i) terminate this Agreement without also purchasing the Solar Facility or (ii) are deemed in default of this Agreement, Sunrun shall, subject to any cure rights provided herein, have the right to enter your Property and remove the Solar Facility, in which case you waive the right to any refunds due to you under Section 8.

(c)If as a result of your default Sunrun removes the Solar Facility, you will be obligated to pay Sunrun an amount equal to the value of any federal, state and local incentives that Sunrun must return as a result of such removal.

20.Exclusions

(a)This Agreement does not include an obligation by Sunrun to: remove or dispose of any hazardous substances that currently exist on the Property; improve the construction of the roof or the Property to support the Solar Facility; remove or replace existing rot, rust, or insect infested structures; provide structural framing for any part of the Property; pay for or correct construction errors, omissions and deficiencies by you or your contractors; pay for, remove or remediate mold, fungus, mildew, or organic pathogens; upgrade your existing electrical service; install any smoke detectors, sprinklers or life safety equipment required by municipal code or inspectors as a result of the Solar Facility installation; pay for the removal or re-location of equipment, obstacles or vegetation in the vicinity of the Solar Facility; pay for any costs associated with municipal design or architectural review, or other specialty permits (this includes cost to attend any public hearings, notification of neighbors, or additional drawings required); paint electrical boxes or conduit at the Property; and move items unassociated with the Solar Facility around the Property.

21.Miscellaneous

(a)You agree that this Agreement constitutes the entire agreement between you and Sunrun. If any provision is declared to be invalid, that provision will be deleted or modified, and the rest of the Agreement will remain enforceable. The terms of this Agreement that expressly or by their nature survive termination shall continue thereafter until fully performed, which shall include, without limitation, the obligation to make payments hereunder.

(b)This Agreement shall be interpreted in accordance with and governed by the laws of the State of California, without regard to the conflict of laws principles thereof.

(c)You agree that Sunrun has the right to recheck your consumer credit report if the Upfront Payment balance remains unpaid.

(d)You agree that Sunrun has the right to obtain photographic images of the Solar Facility and the Property, and to use such photographic images for internal and quality control purposes. Sunrun will not use photographic images of the Solar Facility or the Property in its marketing and promotional materials without first obtaining your express written approval.

(e)This Agreement supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

(f)Any notice or other communication to be made hereunder, even if otherwise required to be in writing under other provisions of this Consent or any other documents or agreements that have been provided to you in connection with this Consent, may alternatively be made in an electronic record transmitted electronically to the electronic addresses provided by you. Any notice or other communication made in electronic form will have the same legal effect and enforceability as if made in non-electronic form.

(g)This Agreement is binding upon, and inures to the benefit of, the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns.

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22.[Intentionally Left Blank]

23.MECHANICS' LIEN WARNING

Sunrun will NOT put a mechanic's lien on your home and will indemnify, defend and hold you harmless for any mechanic's lien that is placed on your home by Sunrun or any of its contractors as a result of your entering into this Agreement. Regardless, the following disclosure is required by law.

Anyone who helps improve your property, but who is not paid, may record what is called a mechanics' lien on your property. A mechanics' lien is a claim, like a mortgage or home equity loan, made against your property and recorded with the county recorder.

Even if you pay your contractor in full, unpaid subcontractors, suppliers, and laborers who helped to improve your property may record mechanics' liens and sue you in court to foreclose the lien. If a court finds the lien is valid, you could be forced to pay twice or have a court officer sell your home to pay the lien. Liens can also affect your credit.

To preserve their right to record a lien, each subcontractor and material supplier must provide you with a  document called a "20-day Preliminary Notice." This notice is not a lien. The purpose of the notice is to let you know that the person who sends you the notice has the right to record a lien on your property if he or she is not paid.

BE CAREFUL. The Preliminary Notice can be sent up to 20 days after the subcontractor starts work or the supplier provides material. This can be a big problem if you pay your contractor before you have received the Preliminary Notice.

You will not get Preliminary Notices from your prime contractor or from laborers who work on your project. The law assumes that you already know they are improving your property.

PROTECT YOURSELF FROM LIENS. You can protect yourself from liens by getting a list from your contractor of all the subcontractors and material suppliers that work on your project. Find out from your contractor when these subcontractors started work and when these suppliers delivered goods or materials. The wait 20 days, paying attention to the Preliminary Notice you receive.

PAY WITH JOINT CHECKS. One way to protect yourself is to pay with a joint check. When your contractor tells you it is time to pay for the work of a subcontractor or supplier who has provided you with a Preliminary Notice, write a joint check payable to both the contractor and the subcontractor or material supplier. For other ways to prevent liens, visit the Contractors' State License Board (CSLB) Internet Web site at www.cslb.ca.gov, or call CSLB at 1-800-321-CSLB (2752).

REMEMBER, IF YOU DO NOTHING, YOU RISK HAVING A LIEN PLACED ON YOUR HOME. This can mean that you may have to pay twice, or face the forced sale of your home to pay what you owe.

24.CONTRACTORS' STATE LICENSE BOARD

Information about the Contractors' State License Board: The CSLB is the state consumer protection agency that licenses and regulates construction contractors.

Contact CSLB for information about the contractor you are considering, including information about disclosable complaints, disciplinary actions, and civil judgments that are reported to CSLB.

Use only licensed contractors. If you file a complaint against a licensed contractor within the legal deadline (usually four years), CSLB has authority to investigate the complaint. If you use an unlicensed contractor, CSLB may not be able to help you resolve your complaint. Your only remedy may be in civil court, and you may be liable for damages arising out of any injuries to the unlicensed contractor or the unlicensed contractor's employees.

For more information:

Visit CSLB's Internet Web site at www.cslb.ca.gov.

Call CSLB at 1-800-321-CSLB (2752)

Write CSLB at P.O. Box 26000, Sacramento, CA 95826

25.Notice Regarding Payment and Performance Bonds

You have the right to require your contractor to have a performance and payment bond.

[Remainder of Page Intentionally Left Blank]

26.

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NOTICE OF RIGHT TO CANCEL

YOU MAY CANCEL THIS TRANSACTION AT ANY TIME PRIOR TO MIDNIGHT OF THE 10TH CALENDAR DAY AFTER YOU SIGN THIS AGREEMENT AND ANY DEPOSIT PAID WILL BE REFUNDED.  SEE THE ATTACHED NOTICE OF CANCELLATION FORM FOR AN EXPLANATION OF THIS RIGHT.

By initialing below, you expressly acknowledge that you have been advised on your right to cancel this Agreement and have received duplicate copies of the Notice of Cancellation.

Accepted by (Initials)

SUNRUN INC.	CUSTOMER

Date:	Primary Account Holder

Signature:	Date:

Print Name:	Signature:

Jane (Test Doe Test

Title:	Account email address*:
* This email address will be used by Sunrun for official correspondence, such as sending monthly bills or other invoices. Sunrun will never share or sell your email address to any third parties.

SALES CONSULTANT	Account phone number:

By signing below I acknowledge that I am Sunrun accredited, that I presented this agreement according to "The Right Stuff" and the Sunrun Code of Conduct, and that I obtained the homeowner's signature on this agreement.

Secondary Account Holder (optional)

Name:	Signature:

[Print Name]	Print Name:

Signature:

Sunrun ID #:

[10-digit number you received from Sunrun]

State sales registration #:

If you do not sell in the home and are not required to have a registration number, write "not in-home."

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EXHIBIT A:  SUNRUN ELECTRICITY PRICING

At the signing of this Agreement, you will pay Sunrun a non-refundable Electricity Deposit ("Deposit") of $500. At the start of installation of the Solar Facility, you will pay Sunrun an Initial Electricity Payment ("Initial Payment") of $20,500. Together, these payments comprise the Upfront Payment ("Upfront Payment"). As scheduled below, your Upfront Payment is subject to refund if the Guaranteed Output is not met.

During the Initial Term, Sunrun will not charge you for electric energy in addition to the Upfront Payment.

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NOTICE OF CANCELLATION

DATE:  ________________

(Enter date of transaction)

YOU MAY CANCEL THIS TRANSACTION, WITHOUT ANY PENALTY OR OBLIGATION, WITHIN TEN CALENDAR DAYS FROM THE ABOVE DATE.

IF YOU CANCEL, ANY PROPERTY TRADED IN, ANY PAYMENT MADE BY YOU UNDER THE CONTRACT OR SALE, AND ANY NEGOTIABLE INSTRUMENT EXECUTED BY YOU WILL BE RETURNED WITHIN 10 CALENDAR DAYS FOLLOWING RECEIPT BY THE SELLER OF YOUR CANCELLATION NOTICE AND ANY SECURITY INTEREST ARISING OUT OF THE TRANSACTION WILL BE CANCELLED.

IF YOU CANCEL YOU MUST MAKE AVAILABLE TO THE SELLER AT YOUR RESIDENCE, IN SUBSTANTIALLY AS GOOD CONDITION AS WHEN RECEIVED, ANY GOODS DELIVERED TO YOU UNDER THIS CONTRACT OR SALE; OR YOU MAY, IF YOU WISH, COMPLY WITH THE INSTRUCTIONS OF THE SELLER REGARDING THE RETURN SHIPMENT OF THE GOODS AT THE SELLER'S EXPENSE AND RISK.

IF YOU DO MAKE THE GOODS AVAILABLE TO THE SELLER AND THE SELLER DOES NOT PICK THEM UP WITHIN 20 DAYS OF THE DATE OF YOUR NOTICE OF CANCELLATION, YOU MAY RETAIN OR DISPOSE OF THE GOODS WITHOUT ANY FURTHER OBLIGATION.

IF YOU FAIL TO MAKE THE GOODS AVAILABLE TO THE SELLER, OR IF YOU AGREE TO RETURN THE GOODS TO THE SELLER AND FAIL TO DO SO, THEN YOU REMAIN LIABLE FOR PERFORMANCE OF ALL OBLIGATIONS UNDER THE CONTRACT.

TO CANCEL THIS TRANSACTION, MAIL OR DELIVER A SIGNED AND DATED COPY OF THIS CANCELLATION NOTICE OR ANY OTHER WRITTEN NOTICE TO SUNRUN INC., 595 MARKET STREET, 29TH FLOOR, SAN FRANCISCO, CA 94105 NOT LATER THAN MIDNIGHT OF ____________________ (DATE)

I HEREBY CANCEL THIS TRANSACTION.

DATE:

CUSTOMER SIGNATURE:

NOTICE OF CANCELLATION MAY BE SENT TO SUNRUN AT THE ADDRESS NOTED ON THE FIRST PAGE OF THIS CONTRACT.

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DUPLICATE COPY

NOTICE OF CANCELLATION

DATE:  ________________

(Enter date of transaction)

YOU MAY CANCEL THIS TRANSACTION, WITHOUT ANY PENALTY OR OBLIGATION, WITHIN TEN CALENDAR DAYS FROM THE ABOVE DATE.

IF YOU CANCEL, ANY PROPERTY TRADED IN, ANY PAYMENT MADE BY YOU UNDER THE CONTRACT OR SALE, AND ANY NEGOTIABLE INSTRUMENT EXECUTED BY YOU WILL BE RETURNED WITHIN 10 CALENDAR DAYS FOLLOWING RECEIPT BY THE SELLER OF YOUR CANCELLATION NOTICE AND ANY SECURITY INTEREST ARISING OUT OF THE TRANSACTION WILL BE CANCELLED.

IF YOU CANCEL YOU MUST MAKE AVAILABLE TO THE SELLER AT YOUR RESIDENCE, IN SUBSTANTIALLY AS GOOD CONDITION AS WHEN RECEIVED, ANY GOODS DELIVERED TO YOU UNDER THIS CONTRACT OR SALE; OR YOU MAY, IF YOU WISH, COMPLY WITH THE INSTRUCTIONS OF THE SELLER REGARDING THE RETURN SHIPMENT OF THE GOODS AT THE SELLER'S EXPENSE AND RISK.

IF YOU DO MAKE THE GOODS AVAILABLE TO THE SELLER AND THE SELLER DOES NOT PICK THEM UP WITHIN 20 DAYS OF THE DATE OF YOUR NOTICE OF CANCELLATION, YOU MAY RETAIN OR DISPOSE OF THE GOODS WITHOUT ANY FURTHER OBLIGATION.

IF YOU FAIL TO MAKE THE GOODS AVAILABLE TO THE SELLER, OR IF YOU AGREE TO RETURN THE GOODS TO THE SELLER AND FAIL TO DO SO, THEN YOU REMAIN LIABLE FOR PERFORMANCE OF ALL OBLIGATIONS UNDER THE CONTRACT.

TO CANCEL THIS TRANSACTION, MAIL OR DELIVER A SIGNED AND DATED COPY OF THIS CANCELLATION NOTICE OR ANY OTHER WRITTEN NOTICE TO SUNRUN INC., 595 MARKET STREET, 29TH FLOOR, SAN FRANCISCO, CA 94105 NOT LATER THAN MIDNIGHT OF ____________________ (DATE)

I HEREBY CANCEL THIS TRANSACTION.

DATE:

CUSTOMER SIGNATURE:

NOTICE OF CANCELLATION MAY BE SENT TO SUNRUN AT THE ADDRESS NOTED ON THE FIRST PAGE OF THIS CONTRACT.

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EXHIBIT E:  SUNRUN DEPOSIT FORM

If you are paying your deposit by check, please enclose this document with your payment and include your Sunrun Proposal ID reference in the memo line of your check.

Name:  Jane (Test Doe Test

Address:  3820 1st Ave, Sacramento, CA 95817

Proposal ID:  PK1VAR6RC94R

Deposit Amount:  $500

Please send payments to:

Sunrun Inc.

P.O. Box 511612

Los Angeles, CA 90051-8167

Thank you for choosing Sunrun!

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Sunrun BrightSave

Solar Lease Agreement Summary

JeffTest Test

3 Bonwit Pl, Farmingdale, NY, 11735

SOLAR LEASE AGREEMENT OVERVIEW

YEAR 1 PRODUCTION:	10,356 kilowatt-hours (kWhs)

ESTIMATED TOTAL PRODUCTION:	197,571 kWhs

CUSTOMER PAYMENT TERMS

Non-refundable Electricity Deposit (due today)	$500
Initial Lease Payment (due at start of installation)	$9,250
Monthly bill† Year 1 Annual increase	$142.00 (plus taxes, if applicable) 1.9%
Implied Cost per kWh, Year 1	$0.165, excluding Upfront Payment (if any)

†  Monthly payments shown include a $15.00discount for paying through ACH withdrawal from your checking or savingsaccount. If you do not elect automatic payment through ACH withdrawal from your checking or savings account you willnot receive this discount and each monthly payment will be $15.00greater.

Your initials indicate that you have read, understand and accept the explanation of estimated energy output, energysources and payment terms. You understand that Sunrun has the right to check your credit and you agree that Sunrun willmake final determination of customer eligibility.

Accepted by (Initials)

THE SOLAR FACILITY IS OWNED BY SUNRUN INC. AND/OR ITS AFFILIATES.

SUNRUN INC. | 595 Market Street, 29th Floor, San Francisco, CA 94105 | 1-855-478-6786

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Lease Agreement Overview

Sunrun Is Serious About Providing You Quality Service for the Life of Your Contract.

SOLAR PEACE OF MIND

✓      Sunrun offers a Performance Guarantee. If your system does not produce the power output guaranteed in this agreement, we'll refund you for lost power.

✓      If your system over performs you keep the excess power free of charge.

✓      Sunrun's customer care team is available by phone and email to respond promptly to any questions or concerns you may have.

✓      When we arrange for installation of a system, Sunrun owns the panels, and we monitor them constantly. Sunrun will insure, maintain, and repair the Solar Facility at no additional cost to you including inverter replacement.

✓      Sunrun only works with insured partners who have all required licenses to perform the work necessary to installand maintain your system.

LEASE AGREEMENT OVERVIEW

Sunrun wants you to be confident in choosing us as your solar power service provider for the next 20 years. While it's still necessary to read your entire Lease Agreement, there are a few important points to be aware of:

▪

After going solar you will continue to receive a bill from your Utility. Based on the information you provided Sunrun about your previous year's power consumption of 11,998 kWhs, your system is sized to offset 86% of the power you currently purchase from your Utility.

▪

This Lease Agreement becomes effective when both you and Sunrun have signed the Agreement and continues in effect for 20 years following the date your Utility grants permission to operate the Solar Facility.

▪

Your first year monthly payment amount is $142.00. This amount will increase by 1.9% annually for the term of the Lease Agreement. This amount includes a $15.00 discount per month for automatic payment through ACH withdrawal from your checking or savings account.

▪

Sunrun offers a 95% Performance Guarantee. If your system underperforms, Sunrun will refund you for lost power at the rates shown in Exhibit A. If your system overperforms, you keep the excess power at no extra charge. Sunrun warrants that roof penetrations will be weather-tight for a 10-year period after installation.

▪

You are responsible for payments during the full term of this Lease Agreement. If you sell your house, you have two options: 1) Transfer the Lease Agreement to the new homeowner, 2) Purchase the system. You may prepay the remainder of the payments due under the Agreement to make the transfer even more attractive to the new homeowner. Whichever option you choose, Sunrun will guide you through the process.

▪

Your request for a pricing plan change must be submitted within 21 days of signing this Agreement, but before installation has begun. If installation begins within 21 days of signing this Agreement, the start of installation will mark the date after which you can no longer change your pricing plan.

▪	You may only purchase the Solar System at certain specific times during the term of this Lease Agreement. Those times are listed in section 10.
▪

At the end of this Agreement's 20 year Initial Term: 1) Sunrun will remove the Solar Facility at no cost to you, unless 2) This agreement is automatically renewed per the terms specified in Section 12 and Exhibit A.

Accepted by (Initials)

Your initials indicate that you have read, understand and accept the information listed above.

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SUNRUN SOLAR LEASE AGREEMENT

THIS DOCUMENT DESCRIBES THE TERMS AND CONDITIONS OF YOUR LEASE OF A SOLAR PHOTOVOLTAIC SYSTEM THAT WILL BE INSTALLED AT YOUR PROPERTY AND OWNED AND MAINTAINED BY SUNRUN INC.

1.Introduction

(a)You are entering into this Sunrun Solar Lease Agreement ("Lease") with Sunrun Inc., together with its successors and Assignees, ("Sunrun"). You represent that you are at least eighteen (18) years of age, that you are the owner of the property located at 3 Bonwit Pl, Farmingdale, New York, 11735 ("Property"), that your current utility is PSEG Long Island, and that you are either a citizen of the United States or not exempt from paying Federal U.S. income taxes. You further represent that every person or entity with an ownership interest in the Property has agreed to be bound by this Lease.

Accepted by (Initials)

(b)Sunrun is a Delaware Corporation. You may contact Sunrun by mail at 595 Market Street, 29th Floor, San Francisco, CA 94105, by telephone at 1-855-478-6786, or over the Internet at www.sunrun.com.

(c)Sunrun will arrange for the design, permitting, construction, installation and testing of a solar photovoltaic system ("Solar Facility") on the roof and/or grounds, as applicable, of the Property for use solely at the Property, in material accordance with a system design that you will have approved. Thereafter, Sunrun will operate and maintain the Solar Facility so as to generate electric energy for use only at the Property. Sunrun will perform these obligations ("Sunrun's Obligations") during the Initial Term of this Lease and during any Renewal Terms, for as long as the Solar Facility remains economically viable.  You agree to lease the Solar Facility from Sunrun and pay Sunrun the non-refundable lease deposit ("Deposit"), initial lease payment ("Initial Payment"), and monthly lease payments ("Lease Payments") as applicable, set forth in Exhibit A to this Lease.

2.Solar Facility

(a)At all times during this Lease, Sunrun will own the Solar Facility. In no event may you move or relocate the Solar Facility to a different property during the term of the Lease. You further acknowledge that removal of the Solar Facility from the Property for any reason may require Sunrun to refund, at your cost, cash incentives provided in respect to the Solar Facility.

(b)You acknowledge and agree that:

(i)The Solar Facility will be removable equipment and will not be a fixture or otherwise part of the Property.

(ii)This Lease is an agreement to lease only and Sunrun will own the Solar Facility and you will have no ownership interest in the Solar Facility.

(iii)The Solar Facility will not be subject to any lien, security interest, claim, mortgage or deed of trust that may be imposed on or assessed against your interest in the Property, or any other property belonging to you. You will have no right to sell, give away, transfer, pledge, remove, relocate, alter or tamper with the Solar Facility at any time. Any attempts to tamper with, damage or modify the Solar Facility will be considered beyond reasonable wear and tear use of the Solar Facility. Sunrun will not apply a lien to your title for the Property.  The foregoing notwithstanding, any contractor, subcontractor or materialman who provides home improvement goods or services pursuant to this Lease and who is not paid may have a valid legal claim against your Property known as a mechanic's lien. Any mechanic's lien filed against your Property may be discharged. Payment of the agreed-upon price under the agreement between Sunrun and its contractor prior to filing a mechanic's lien may invalidate such lien. You may contact an attorney to determine your rights to discharge a mechanic's lien.

(iv)The Solar Facility will be used primarily for household purposes but not to heat a swimming pool.

(v)You agree that Sunrun or a Sunrun affiliate may file any UCC-1 financing statement that confirms our or our affiliate's ownership of the Solar Facility.

(c)Sunrun will be responsible for all costs and expenses related to performing Sunrun's Obligations. You agree that Sunrun has the authority and discretion to use contractors or agents to perform or assist Sunrun in performing Sunrun's Obligations.

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(d)Sunrun estimates that the Solar Facility will be capable of generating 10,356 kilowatt-hours ("Initial Year One Production Estimate") of electric energy during its first year of operation, but due to several reasons, including natural variation in weather, actual production will vary. Due to expected panel degradation, Sunrun estimates that the Solar Facility will be capable of generating 19.0779 times this amount of kilowatt-hours ("kWh") during the Initial Term ("Estimated Output"). As set forth in Section 8, Sunrun will issue you a refund or credit if your system does not perform as expected. Sunrun makes no other representation, warranty or guarantee of any kind regarding the Solar Facility's actual or expected output or performance, and any other express or implied warranties are hereby disclaimed.

(e)You agree that Sunrun, at its own expense, will install, maintain, and periodically test a meter at the Property that will measure all electric energy delivered to you from the Solar Facility. If the meter breaks or is found to be inaccurate, Sunrun will in good faith estimate the amount of electric energy actually produced during the meter malfunction and issue you a refund, if applicable, as set forth in Section 8. You agree not to tamper with, damage or modify the meter in any way. You will be responsible for any damage or inaccuracies in the meter that are caused by you or any other person unrelated to Sunrun who may come onto the Property with your knowledge or permission.

3.Design and Installation

(a)The design for the Solar Facility will be presented to you prior to installation. You will have five (5) business days following this presentation to request a change or cancel this Lease pursuant to Section 12(e). Otherwise, you will be deemed to have approved the Solar Facility design. With your written, deemed, or verbal approval, Solar Facility installation may begin at any time.

(b)If you wish to change the design or installation process, Sunrun will use commercially reasonable efforts to accommodate your request.

(c)If an obligation excluded from this Lease in Section 20 must be performed in order to properly effect the installation of the Solar Facility, you agree to contract separately, and at your own expense, with a contractor who has been designated by or approved by Sunrun to perform such obligation. In this instance, Sunrun will not unreasonably withhold such approval.

(d)You agree to cooperate with Sunrun and assist Sunrun in obtaining any permits needed, including the NEM Service application in Section 5(a). You agree to complete and return to Sunrun and/or its representatives, as appropriate, all applicable rebate documentation, and, where applicable, Renewable Energy Credit, documentation upon request and following the In-Service Date. If you do not return the rebate or Renewable Energy Credit documentation, Sunrun may invoice you for the Final Rebate amount (as defined in Section 4(a)(iii)).

(e)For the Initial Term and any Renewal Terms you agree to maintain the Property, at your expense, such that the Solar Facility retains shading conditions present at the time of Installation.

(f)Whenever required by applicable law, regulation or code, Sunrun requires its contractors to employ licensed personnel.

(g)Sunrun, its contractors and agents shall at the end of each business day keep the Property reasonably free from waste materials or rubbish caused by their operations. Prior to the In-Service Date, Sunrun and its agents shall remove all of their tools, construction/installation equipment, machinery, waste materials and rubbish from and around the Property.

(h)Subject to the exclusions set forth in Section 20, Sunrun will return your Property to a condition similar to its original condition, provided that you notify Sunrun in writing or by e-mail of any deficiencies in restoration within five (5) business days of the municipal building inspector approval of the Solar Facility

4.Changes to the Agreement

(a)Prior to installation, the following conditions may change the expected costs and benefits of this Lease to both you and Sunrun:

(i)Change to the design of your Solar Facility.

(ii)Change in the system's annual energy production estimate, expressed in kWh, provided by the National Renewable Energy Laboratory PVWatts Calculator ("PVWatts calculator") ("Final Year One Production Estimate").

(iii)Change in the final rebate amount associated with installing the Solar Facility ("Final Rebate") or any change in your applicable tariff (including any changes to net metering).

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(iv)The availability of cellular service at the Property.
If any of these conditions occur, Sunrun may choose to modify the terms of this Lease or cancel the Lease. If Sunrun chooses to modify the terms, Sunrun will notify you in writing and you will have five (5) business days to accept the modified terms or cancel this Lease pursuant to Section 12(e). If you do not respond to Sunrun within five (5) business days, Sunrun may deem you to have cancelled the Lease.

(b) You may choose to accept changes under this Section 4 in writing or by electronic mail. If a change pursuant to this Section 4 increases the Upfront Payment after you have already paid it to Sunrun, you agree to immediately pay Sunrun the increase in the Upfront Payment.

(c) If for a period of one hundred eighty (180) days Sunrun fails to perform its obligations required to commence installation of the Solar Facility and you have fulfilled all of your obligations under this Agreement, you may cancel this Agreement, in which case Sunrun will refund to you the Upfront Payment set forth in Exhibit A, provided that your Property was accessible and in a state fully ready to permit the installation of the Solar Facility. It is your obligation to exercise reasonable efforts to respond to Sunrun in a timely manner on questions and requests for approvals and/or appointments. If you cause Solar Facility to be delayed in excess of thirty (30) days due to your unresponsiveness, Sunrun may cancel this Agreement.

(d) Your request for a pricing plan change must be submitted within 21 days of signing the Agreement, but before installation has begun. Once installation has begun, you can no longer change your pricing plan. If installation begins within 21 days of signing the Agreement, the start of installation will mark the date after which you can no longer change your pricing plan.

5.Grid Connectivity

(a)As of the In-Service Date, you must be taking service from the Standard Net Metering Service ("NEM Service") from your local utility ("Utility"). You agree that you will continue to take NEM Service for as long as this Lease is in effect. You agree to use the NEM Service currently in effect for this Utility or, in the event that the NEM Service is no longer in effect, you agree to use a substitute metering program as chosen by Sunrun. You agree to execute all documentation associated with NEM Service, or any substitute metering service, and any refund, credit, or rebate program promptly at the request of Sunrun, its affiliates, and/or the Utility.

(b)All electric energy produced by the Solar Facility will be made available to you for use at the Property pursuant to this Lease. Title to the electric energy produced rests with you.

(c)If at any time you need more electric energy than is being produced by the Solar Facility ("Supplemental Energy"), you will be solely responsible for purchasing that electric energy from another supplier, such as your Utility. During the term of this Lease you should expect to purchase Supplemental Energy from your Utility. Sunrun will not be in default of this Lease and will not be responsible for any Supplemental Energy you purchase to complement the electric energy produced by the Solar Facility.

(d)For the purposes of calculating refunds, if any, under the performance guarantee, you agree that electric energy provided under this Lease shall be measured at the point where the Solar Facility connects to the Property's connection to your Utility at the time when the electric energy reaches that point of interconnection.

(e)You agree that Sunrun alone will receive any credit, rebate, environmental attribute, or other payment or offset that may be attributable to the Solar Facility and all incentives will be sole property of and transferable by Sunrun. Notwithstanding the foregoing, if you purchase the Solar Facility from Sunrun, you will own, and be entitled to proceeds from the sales of, solar renewable energy credit and renewable energy credit earned after the date you purchase the solar facility from Sunrun.

6.Billing and Payment

(a)You agree to pay Sunrun the Deposit, Initial Payment and Lease Payments in the amounts and on the dates specified in Exhibit A. Sunrun will prepare a written or electronic invoice specifying the payment due from you to Sunrun for each billing cycle. Your billing cycle begins on the In-Service Date, and subsequent billing cycles will begin on the same date each month (the "Billing Cycle Day"). You will be billed on a monthly basis. You will receive this invoice within 10 days of the conclusion of the billing cycle and your payment will be due the day before the next Billing Cycle Day. Sunrun reserves the right to update its billing systems from time to time and will notify you if your payment due date changes. In no event will Sunrun decrease the amount of time you have to pay your invoices. The accompanying FEDERAL CONSUMER LEASING ACT DISCLOSURE includes estimated Lease Payments.

(b)Sunrun will send or e-mail you an invoice no later than ten (10) days after the end of each billing cycle. You agree to pay the amount specified in each invoice by the due date specified in such invoice.

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Late fee: If Sunrun does not receive your payment by the due date on the invoice, Sunrun may charge you the lesser of an administrative late fee of (i) one and a half (1.5%) percent per month on the portion of your balance that is more than thirty (30) days past due, or (ii) the maximum amount permitted under and subject to applicable law. This late fee is not an interest charge, finance charge, time price differential or other such charge or payment of a similar nature.

(c)Monthly payments shown in Exhibit A include a $15.00 discount for paying through Automated Clearing House (ACH) withdrawal. If you do not elect automatic payment through ACH withdrawal from your checking or savings account you will not receive this discount and each monthly payment will be $15.00 greater.

(d)The payments specified in subpart (a) above do not include taxes. If any taxes, such as sales tax, are assessed on these payments or on your purchase, if any, of the Solar Facility from Sunrun, and such taxes are paid by Sunrun rather than you, you agree to pay or reimburse Sunrun for all such taxes, except to the extent that you are prohibited from doing so by applicable laws.

(e)Deposit and Initial Payment payable with credit card, money order or a check drawn on a United States bank account. Monthly payments are payable with a check drawn on a United States bank account or you may agree to authorize Sunrun to deduct the invoice amount directly from your bank account each month (subject to subsection (c) above).

7.Prepayments of Lease Payments

(a)At any time, you may prepay all of the expected Lease Payments you will owe Sunrun during the remaining portion of the Initial Term ("Prepayment") by contacting Sunrun.

(b)The Prepayment shall equal the remaining Lease Payments for the current year, plus the discounted value of each successive year's Lease Payments as set forth in Exhibit A. Each future year's Lease Payments will be discounted at the lesser of (x) the prime rate plus 100 basis points (as published by the Wall Street Journal) or (y) 5.0%.

(c)If you make a Prepayment, Sunrun will continue to guarantee the output of your Solar Facility and will issue refunds as described in Section 8.

(d)If you decide to make a Prepayment, the Solar Facility will remain at your Property and Sunrun will maintain it for the remainder of the Initial Term.

8.Guaranteed Output and Refunds

(a)Subject to the conditions of this Section 8, Sunrun guarantees that the Solar Facility will either generate ninety-five percent (95%) of the Estimated Output during the Initial Term of this Lease (the "Guaranteed Output", set forth on Exhibit A) or Sunrun will issue a refund to you as described below.

(b)On the anniversary of the In-Service Date of this Lease and on every anniversary thereafter, Sunrun will calculate the "Actual Output" of the Solar Facility. For the purposes of this Lease, "Actual Output" shall mean the amount of electric energy created by the Solar Facility to date plus any kWh for which you have previously received a refund. If the Actual Output is less than the Guaranteed Output for that anniversary date set forth on Exhibit A, Sunrun will issue you a refund. This refund will be calculated by subtracting the Actual Output for that anniversary date from the Guaranteed Output for that anniversary date, and multiplying the result by $0.13 per kWh.

(c)If you purchase the Solar Facility from Sunrun pursuant to Section 10, and at the time of purchase the Actual Output is less than the Guaranteed Output for that anniversary date, Sunrun will apply a credit towards the purchase price for the Solar Facility. This credit will be calculated by subtracting the Actual Output from the Guaranteed Output, and then multiplying the result by $0.13 per kWh on the anniversary date that precedes the date of purchase.

(d)For the purposes of the prior calculations, Actual Output shall include any kWh of electricity that would have likely been produced during any day that a grid failure disabled the Solar Facility or any day that you caused or requested the system to be shut down or to generate significantly less electric energy. For the avoidance of doubt, Guaranteed Output will be reduced if Sunrun notifies you that a tree or other obstruction is reducing electric energy production and you do not remedy or cause to be remedied such reduced energy production within 30 days.

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10.Options to Purchase

(a)You have the option to purchase the Solar Facility at the following times during the Initial Term:

(i)Upon the fifth anniversary of the In-Service Date

(ii)Should you sell your Property during the Initial Term

(iii)Should Sunrun fail to perform Sunrun's Obligations (in accordance with Section 18)

(b)To purchase the Solar Facility pursuant to Section 10(a), you must deliver a written notice to Sunrun of your intent to purchase within sixty (60) days of the applicable date and deliver payment to Sunrun within thirty (30) days of receiving an invoice from Sunrun for the purchase price.

(c)The purchase price will be the fair market value ("FMV"), as determined at that time. Annually, Sunrun will determine the FMV of the Solar Facility by hiring an independent appraiser to estimate the value of a comparable in-service solar facility in your state and utility service area. This valuation will take into account the Solar Facility's age; location; size; and other market characteristics such as equipment type and equipment operating, maintenance and service costs, value of electricity in your area, and any applicable solar incentives.

(d)If you purchase the Solar Facility, you will be obligated to pay Sunrun an amount equal to the value of any federal, state and local incentives that Sunrun must return as a result of the sale.

(e)Sunrun will credit the purchase price by any refund due to you pursuant to Section 8(b), provided however, that in no case shall such a credit result in a net purchase price that is less than the minimum fair market value.

(f)At other times, please contact Sunrun at (855) 478-6786 to discuss the possibility of purchasing the Solar Facility.

(g)If you purchase the Solar Facility, Sunrun will continue to monitor the Solar Facility for as long as the meter continues to function, or until the twentieth anniversary of this Lease, whichever is sooner. However, Sunrun will not provide any maintenance or repair unless you enter into a separate agreement with Sunrun, at your expense, to perform these services. If possible, Sunrun will assign to you any product and/or workmanship warranties still in effect for the Solar Facility.

11.Sale of Property and Assignment

(a)If you sell the Property you may assign this Lease to the new owner, provided that the new owner meets Sunrun's reasonable credit requirements and first agrees in writing to be bound by all of the terms and conditions set forth herein. Please contact Sunrun or visit www.sunrun.com to obtain an assignment agreement.

(b)During the Initial Term, within sixty (60) days of entering into a contract to sell the Property you will have the option to purchase the Solar Facility in accordance with Section 10.

(c)If you sell or otherwise transfer your interest in the Property without either purchasing the Solar Facility or assigning this Lease to the new owner in accordance with the terms of this Lease, or if the new owner refuses to take assignment, then you will be deemed to have terminated this Lease, and Sunrun may exercise its rights under Section 19(a).

(d)Sunrun may assign, lease, sublease, or transfer the Solar Facility and this Lease along with all rights and obligations hereunder to any third party (each, an "Assignee"), without first giving notice to you or obtaining your consent, for any purpose, including, without limitation, collection of unpaid amounts, financing of the Solar Facility's installation, or in the event of an acquisition, corporate reorganization, merger or sale of substantially all of its assets to another entity. If Sunrun or its Assignee chooses to transfer the Solar Facility or this Lease to another party, you agree to treat this other party as your counterparty under this Lease. Otherwise, the terms of this Lease will not change if this Lease or the Solar Facility is assigned, leased, or transferred by Sunrun or its Assignee, and the Assignee will not be able to interfere with your rights to the Solar Facility as long as you are fulfilling your obligations under this Lease. If Sunrun transfers the Solar Facility or this Lease to an Assignee, Sunrun will continue to operate and maintain the Solar Facility until you receive written notice otherwise.

12.Term and Termination

(a)You agree that this Lease will become effective only when both you and Sunrun have signed the Lease.

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(b)This Lease will continue in effect for twenty (20) years from the date that Sunrun receives notice from the Utility that the Solar Facility is approved for operation ("In-Service Date"). This period shall be called the "Initial Term."

(c)Sunrun will notify you between thirty (30) and sixty (60) days prior to the end of the Initial Term (or any Renewal Term) that this Lease will automatically renew for an additional one-year term ("Renewal Term"), unless terminated by either you or Sunrun. Either you or Sunrun may terminate this Lease by giving the other party to this Lease a termination notice at least twenty (20) days prior to the expiration of the Initial Term. At the end of any Renewal Term, this Lease shall be automatically renewed for an additional Renewal Term, unless either you or Sunrun gives the other party to this Lease a termination notice at least twenty (20) days prior to the expiration of the Renewal Term then in effect.

(d)At the end of the term of this Lease, if either you or Sunrun do not wish to renew it, Sunrun will remove the Solar Facility at no cost to you (unless the term of this Lease is automatically renewed). Sunrun agrees to leave your Property in the same general condition that existed immediately prior to removal of the Solar Facility.

(e)If you cancel this Lease pursuant to Section 3, you will not be refunded your Deposit, and you will not owe Sunrun any further payments. If Sunrun modifies your Lease pursuant to any of the factors listed in Section 4(a) such that there is a decrease in the annual energy production estimate, or if the payment terms increase, or if it is determined that you must pay for any site improvements to accommodate a solar system, then you may cancel this Lease and your Deposit will be refunded.

13.Access, Maintenance and Repair

(a)You agree to grant Sunrun or its contractors access to your Property for the purpose of designing, installing, operating, maintaining and testing the Solar Facility and performing Sunrun's Obligations. Sunrun agrees to give you reasonable notice when Sunrun needs to access your Property for any of the foregoing purposes and will endeavor to restrict such access to normal business hours.

(b)When possible you agree to allow Sunrun and construction professionals (an engineer, architect, or licensed contractor or their representative) hired by Sunrun to access your Property to inspect any buildings and, if applicable, roofs prior to the installation of the Solar Facility to ensure that your Property can accommodate the Solar Facility.

(c)If parts fail during the term of this Lease, Sunrun will use commercially reasonable efforts to replace them with like equipment; however, you acknowledge that due to parts availability and other factors, this may not be possible. Sunrun agrees that any change in equipment will not reduce the Guaranteed Output set forth in Section 8.

(d)If you plan to move or temporarily disconnect the Solar Facility to allow for maintenance of and/or repair to the Property, you agree, at your expense, either (i) to hire Sunrun to perform this work or (ii) to obtain Sunrun's approval of your contractor, who you agree must carry commercial general liability policy in an amount not less than one million ($1,000,000) dollars per occurrence and name Sunrun, and its successor or assigns, as additional insured.

(e)Sunrun warrants that roof penetrations will be weather-tight for a 10-year period after installation.

(f)You agree to make best efforts to provide a safe and secure work environment at your Property during the course of the Solar Facility installation and maintenance.

14.Insurance

(a)Sunrun agrees to carry insurance that covers all damage to and theft of Sunrun's Solar Facility as well as any liability arising out of Sunrun's performance and the performance of its subcontractors under this Lease. You will not be responsible for insuring the Solar Facility. Sunrun agrees to provide you evidence of Sunrun's insurance policy for the Solar Facility upon request. If Sunrun does not maintain insurance that covers damage to Sunrun's Solar Facility, it will be responsible for the consequences of not maintaining such insurance.

(b)You agree to carry insurance that covers all damage to your Property during the term of this Lease, including damage resulting from the Solar Facility, provided such damage was not caused by the gross negligence of Sunrun. It is your responsibility to determine if the installation of the Solar Facility will impact your existing coverage. If additional insurance is required to maintain your existing coverage, you will be responsible for either (i) procuring and maintaining such insurance or (ii) the consequences of not procuring and maintaining such insurance.

(c)Sunrun requires its contractors performing the Solar Facility installation to maintain insurance coverage as follows: workers compensation, subject to statutory limits; Employers liability, with a minimum of one million ($1,000,000) dollars each occurrence; commercial general liability, in an amount not less than one million ($1,000,000) dollars per occurrence and two million ($2,000,000)

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dollars annual aggregate; commercial automobile liability, in an amount not less than a combined bodily injury and property damage limit of one million ($1,000,000) dollars per accident; excess liability insurance with a limit of one million ($1,000,000) dollars per occurrence and in the annual aggregate in excess of the limits of insurance provided above; and any other insurance required by applicable laws or regulations.

Your initials indicate that you have read, and understand and accept the limitations and obligations set forth in this Section 14.

Accepted by (Initials)

15.Limitations of Liability

(a)SUNRUN WILL BE LIABLE TO YOU AND ANY OTHER PERSON FOR DAMAGES OR LOSSES DIRECTLY ATTRIBUTABLE TO ITS NEGLIGENCE OR WILLFUL MISCONDUCT. TOTAL LIABILITY FOR SUCH DIRECT DAMAGES OR LOSSES WILL IN NO EVENT EXCEED ONE MILLION DOLLARS. THIS WILL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR EQUITY ARE WAIVED, EVEN IF YOU HAVE GREATER RIGHTS UNDER NEW YORK'S LAWS, WHICH YOU SHOULD CONSULT. SUNRUN IS NOT RESPONSIBLE FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR LOSSES RELATING TO THIS LEASE, IN TORT OR CONTRACT, INCLUDING ANY NEGLIGENCE OR OTHERWISE.

(b)EXCEPT AS EXPRESSLY PROVIDED HEREIN, SUNRUN MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, REGARDING ITS OBLIGATIONS OR THE SOLAR FACILITY. THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL IMPLIED WARRANTIES ARE DISCLAIMED.

16.Resolution of Disputes

(a)You agree that to expedite the resolution of and to control the costs of disputes, resolution of any dispute relating to this Lease ("Dispute"), will be resolved according to the procedure set forth in this Section 16.

(b)Unless otherwise agreed in writing, Sunrun and you agree to continue to perform each party's respective obligations under this Lease during the course of the resolution of the Dispute.

(c)You and Sunrun agree to first try to resolve informally and in good faith any Dispute. Accordingly, you agree to send a written notice of Dispute to the address on the first page of this Lease, and Sunrun will send a written notice of Dispute to your billing address. If you and Sunrun do not reach an informal agreement to resolve the Dispute within 45 days after the notice of Dispute is received, you or Sunrun may commence a formal proceeding as detailed below. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled for the 45 days during which the parties try to informally resolve any Dispute.

(d)If Sunrun and you cannot resolve the Dispute informally, the Dispute will be resolved by binding arbitration. ARBITRATION MEANS YOU WAIVE YOUR RIGHT TO A JURY TRIAL AND ALL DISPUTES SHALL BE DECIDED BY AN ARBITRATOR. This agreement to arbitrate Disputes is governed by the Federal Arbitration Act ("FAA"). The arbitration will be conducted under the rules of JAMS that are in effect at the time the arbitration is initiated ("JAMS Rules") and under the rules set forth in this Lease. If there is a conflict between the JAMS Rules and this Lease, this Lease will govern.

(e)CLASS ACTION WAIVER. ARBITRATION MUST BE ON AN INDIVIDUAL BASIS. AS A RESULT, NEITHER YOU NOR SUNRUN MAY JOIN OR CONSOLIDATE CLAIMS IN ARBITRATION BY OR AGAINST OTHER LEASEES, OR LITIGATE IN COURT OR ARBITRATE ANY CLAIMS AS A REPRESENTATIVE OR MEMBER OF A CLASS OR IN A PRIVATE ATTORNEY GENERAL CAPACITY.

(f)You may, in arbitration, seek all remedies available to you under this Agreement as interpreted under California law. If you decide to initiate arbitration against Sunrun, Sunrun will pay the costs for initiating the arbitration proceedings. If Sunrun decides to initiate arbitration, Sunrun will be required to pay the costs associated with initiating the arbitration proceeding. Sunrun also agrees to pay the costs of initiating the arbitration proceeding if the arbitrator finds in your favor. Other fees, such as attorneys' fees and expenses of travel to the arbitration, will be paid in accordance with JAMS Rules. If the arbitrator finds in your favor, Sunrun will pay your attorney's fees and expenses of travel to the arbitration. The arbitration hearing will take place in the federal judicial district of your residence, unless you and Sunrun agree to another location in writing. In order to initiate arbitration proceedings, you or Sunrun must take the following actions:

(i)Write a demand for arbitration. The demand must include a description of the Dispute and the amount of damages you are seeking. The form of Demand for Arbitration can be found under ADR Forms at www.jamsadr.com.

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(ii)Send three copies of the demand for arbitration to the current JAMS location in San Francisco, California.

(iii)Send one copy of the demand for arbitration to the other party.

(g)In accordance with the FAA and the JAMS Rules, the arbitrator's decision will be final and binding. Any right to appeal is likewise governed by the FAA and JAMS Rules. Any arbitration award may be enforced in any court with jurisdiction.

(h)You and Sunrun agree to receive service of process of the arbitration demand by registered or certified mail, return receipt requested, at your billing address and Sunrun's principal executive office, as applicable.

17.Force Majeure

(a)Neither you nor Sunrun will be in default of this Lease for any delay or failure in the performance under this Lease (including any obligation to deliver or accept the electric energy output of the Solar Facility) if the delay or failure is due to Force Majeure. Force Majeure includes acts of God such as storms, fires, floods, lightning and earthquakes, sabotage or destruction by a third party of the Solar Facility, war, riot, acts of a public enemy or other civil disturbance, or a strike, walkout, lockout or other significant labor dispute. Force Majeure does not include economic hardship of either you or Sunrun, a power grid failure (except if caused directly by a Force Majeure event), a failure or delay in the granting of permits, or insufficiency, unavailability, failure, or diminishment of solar resources, except as a result of an event that would otherwise qualify as a Force Majeure.

(b)Force Majeure cannot be attributable to fault or negligence on the part of the party claiming Force Majeure and must be caused by things beyond that party's reasonable control. Additionally, you or Sunrun must have taken all reasonable technical and commercial precautions to prevent the event.

(c)In order to claim Force Majeure as a reason for non-performance, you or Sunrun must give notice to the other party of the Force Majeure within fourteen (14) days of the occurrence of the Force Majeure and estimate how long it will last and what the potential impact is on the Lease. The party claiming Force Majeure must (i) make reasonable attempts to continue to perform under the Lease, (ii) quickly take action to correct the problem caused by the Force Majeure, and (iii) make reasonable efforts to limit damage to the other party. Finally, the party claiming Force Majeure must notify the other party when the Force Majeure event ends and performance will resume as contemplated in this Lease.

(d)If you or Sunrun is prevented from performing under this Lease for a period of either (i) three hundred sixty-five (365) consecutive days or more, or (ii) seven hundred thirty (730) non-consecutive days or more (whether full or partial days), the other party may terminate this Lease, without liability of either party to the other, upon thirty (30) days written notice at any time during the Force Majeure.

18.Your Remedies

(a)In addition to any other remedies you have under this Lease, if Sunrun (i) makes a general assignment for the benefit of creditors, files a petition in bankruptcy, appoints a trustee or receiver, or has all or substantially all of its assets subject to attachment, execution or other judicial seizure, or (ii) fails to perform an obligation under the Lease and such failure continues beyond a period of ninety (90) days (provided, in each case, this Lease is otherwise in full force and effect prior to such event), you will have the option to purchase the Solar Facility as set forth in Section 10(a)(iv).

19.Sunrun's Remedies

(a)If you terminate this Lease under Section 11(c), you will be required within thirty (30) days either (i) to pay Sunrun a termination payment equal to the Prepayment of all future Lease Payments during the Initial Term ("Make Whole"), as calculated in Section 7(b) or (ii) to purchase the Solar Facility pursuant to Section 10(b).

(b)If you fail to perform a material obligation under the Lease, and you do not correct the failure within one hundred twenty (120) days, if such failure continues beyond a period of one hundred twenty (120) days, then Sunrun can require you to pay Sunrun a Make Whole payment.

(c)If you make a general assignment for the benefit of creditors, file a petition in bankruptcy, appoint a trustee or receiver, or have all or substantially all of your assets subject to attachment, execution or other judicial seizure, or you become insolvent or unable to pay your debts, or vacate or abandon the Property, then Sunrun can require you to pay Sunrun a Make Whole payment.

(d)If you (i) are required to make a Make Whole payment and do not make the payment, (ii) terminate this Lease without also purchasing the Solar Facility, or (iii) do not make any other payment or payments as contemplated and required under this Lease,

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Sunrun shall, subject to any cure rights provided herein, have the right to disconnect your Solar Facility and/or enter your Property and remove the Solar Facility.

(e)The Lease includes terms requiring incentive recipients who fail to keep the Solar Facility operational and in place for the entire duration that the rebate was paid from this incentive program to reimburse PSEG Long Island (on a pro rated basis) for the portion of the incentive received during which time the Solar Facility was not operational.

(f)If as a result of your default Sunrun removes the Solar Facility, then in addition to the Make Whole payment, you will be obligated to pay Sunrun an amount equal to the value of any federal, state and local incentives that Sunrun must return as a result of such removal.

20.Exclusions

(a)This Agreement does not include an obligation by Sunrun to: remove or dispose of any hazardous substances that currently exist on the Property; improve the construction of the roof or the Property to support the Solar Facility; remove or replace existing rot, rust, or insect infested structures; provide structural framing for any part of the Property; pay for or correct construction errors, omissions and deficiencies by you or your contractors; pay for, remove or remediate mold, fungus, mildew, or organic pathogens; upgrade your existing electrical service; install any smoke detectors, sprinklers or life safety equipment required by municipal code or inspectors as a result of the Solar Facility installation; pay for the removal or re-location of equipment, obstacles or vegetation in the vicinity of the Solar Facility; pay for any costs associated with municipal design or architectural review, or other specialty permits (this includes cost to attend any public hearings, notification of neighbors, or additional drawings required); paint electrical boxes or conduit at the Property; and move items unassociated with the Solar Facility around the Property.

21.Miscellaneous

(a)You agree that this Lease constitutes the entire agreement between you and Sunrun. If any provision is declared to be invalid, that provision will be deleted or modified, and the rest of the Lease will remain enforceable. The terms of this Lease that expressly or by their nature survive termination shall continue thereafter until fully performed, which shall include, without limitation, the obligation to make payments hereunder.

(b)This Lease shall be interpreted in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.

(c)You agree that Sunrun has the right to periodically check your consumer credit report.

(d)You agree that Sunrun has the right to obtain photographic images of the Solar Facility and the Property, and to use such photographic images for internal and quality control purposes. Sunrun will not use photographic images of the Solar Facility or the Property in its marketing and promotional materials without first obtaining your express written approval.

(e)This Lease supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

(f)Any notice or other communication to be made hereunder, even if otherwise required to be in writing under other provisions of this Consent or any other documents or agreements that have been provided to you in connection with this Consent, may alternatively be made in an electronic record transmitted electronically to the electronic addresses provided by you. Any notice or other communication made in electronic form will have the same legal effect and enforceability as if made in non-electronic form.

(g)This Agreement is binding upon, and inures to the benefit of, the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns.

[Remainder of Page Intentionally Left Blank]

27.

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NOTICE OF RIGHT TO CANCEL

YOU MAY CANCEL THIS TRANSACTION AT ANY TIME PRIOR TO MIDNIGHT OF THE 10TH CALENDAR DAY AFTER YOU SIGN THIS AGREEMENT AND ANY DEPOSIT PAID WILL BE REFUNDED.  SEE THE ATTACHED NOTICE OF CANCELLATION FORM FOR AN EXPLANATION OF THIS RIGHT.

By initialing below, you expressly acknowledge that you have been advised on your right to cancel this Agreement and have received duplicate copies of the Notice of Cancellation.

Accepted by (Initials)

By initialing below, you expressly acknowledge that you have received and read the FEDERAL CONSUMER LEASING ACT DISCLOSURE given to you as part of this Lease and have done so prior to signing this Lease.

Accepted by (Initials)

SUNRUN INC.	CUSTOMER
Date:	Primary Account Holder

Signature:	Date:

Print Name:	Signature

JeffTest Test
Title:	Account email address*:

*This email address will be used by Sunrun for official correspondence, such as sending monthly bills or other invoices. Sunrun will never share or sell your email address to any third parties.

SALES CONSULTANT

By signing below I acknowledge that I am Sunrun accredited, that I presented this agreement according to "The Right Stuff" and the Sunrun Code of Conduct, and that I obtained the homeowner's signature on this agreement.

Account phone number:

Secondary Account Holder (optional)
Name:

[Print Name]	Signature:

Signature:	Print Name:

Sunrun ID #:

[10-digit number you received from Sunrun]

EXHIBIT A:  SUNRUN LEASE PAYMENT SCHEDULE & BUYOUT PRICING

At the signing of this Lease, you will pay Sunrun a non-refundable Deposit of $500. At the start of installation of the Solar Facility, you will pay Sunrun an Initial Payment of $9,250. Together, these payments comprise the Upfront Payment ("Upfront Payment").

Each monthly lease payment shown below is for the previous year. For instance, your first 12 lease payments will be in the amount of $142. The monthly lease payments shall increase by 1.9% annually during the Initial Term of this Lease, effective as of the lease payment that covers any calendar month that includes an anniversary of the In-Service Date (and such increase would not apply to any part of a lease payment that covers the days in a calendar month leading up to an anniversary of the In-Service Date). The lease payments shown below are before any applicable taxes and

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include a $15.00 discount for paying through Automated Clearing House (ACH) withdrawal. If you do not elect automatic payment through ACH withdrawal from your checking or savings account, you will not receive this discount and each monthly payment will be $15.00 greater. (As described in Section 6(a), the table below also is based on the assumption, for convenience purposes, that the In-Service Date will occur on the 1st day of the month).

Upon each anniversary of the In-Service Date, Sunrun will issue you a refund if Actual Output is less than Guaranteed Output to Date. Please see Section 8 for additional information, including certain limitations.

After the Initial Term, Sunrun shall on each anniversary of the In-Service Date establish a new monthly lease payment. The new monthly lease rate shall be the product of (A) 11,262 and (B) the lowest rate per kWh for on-peak energy charged to a residential customer at the Property by your Utility, or its successor. For example, if the lowest such rate for on-peak energy were $0.02 per kWh, your lease payment would remain $203.05.

Notwithstanding the foregoing, in no event shall this monthly lease payment be less than $142.

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SUNRUN MONTHLY AUTOMATIC ELECTRONIC PAYMENTS

As a Sunrun customer, you agree to pay your monthly bill with automatic electronic payments. If you do not choose to select automatic payment as a form of payment, then you will lose the discount in Section 6 and be expected to pay your monthly Sunrun bill by-check payments. Regardless, you will receive all Sunrun bills via email unless you contact Sunrun directly to request invoices to be sent through the US mail.

Terms and Conditions for Recurring Payments:

BY ACCEPTING THE TERMS AND CONDITIONS AND ENROLLING IN THE AUTOMATIC ELECTRONIC PAYMENT OPTION, YOU ARE AUTHORIZING SUNRUN TO AUTOMATICALLY DEDUCT YOUR MONTHLY INVOICE AMOUNT FROM THE BANK ACCOUNT YOU HAVE DESIGNATED. SUNRUN WILL ADVISE YOU BY MONTHLY INVOICE OF THE AMOUNT AND DATE OF THE PAYMENT THAT WILL BE AUTOMATICALLY DEBITED.

1.  Sunrun will provide you with a monthly electronic statement of your account. You agree to review each invoice you receive for any errors. Under federal law, you have the right to hold up or stop an electronic funds transfer provided you give your financial institution or credit card issuer notice of at least three business days before the scheduled transfer date. If you inform Sunrun that an error exists on your statement, Sunrun will attempt to correct that error prior to your next statement to the extent permitted by law. Sunrun shall bear no liability or responsibility for any losses of any kind that you may incur as a result of an erroneous statement or due to any delay in the actual date on which your account is debited.

2.  If any changes occur in the information on your application, you must immediately notify Sunrun in writing of such changes. If Sunrun incurs chargeback fees as a result of inaccurate information you provide, then Sunrun shall bill you for those fees.

3.  If you either do not notify Sunrun in writing of such changes or do so in an untimely fashion, Sunrun shall bear no liability or responsibility for any losses incurred to the extent permitted by law. Sunrun's sole liability to you shall be Sunrun's obligation to make any appropriate changes once in receipt of your written notification. The actual settlement date (or date the ACH transaction occurs against your checking or savings account or is charged to your check or credit card) will be no earlier than three (3) days before the invoice due date.

4.  You agree to ensure that there are sufficient funds in your designated account on the settlement date to pay the amount of the debit. If Sunrun incurs charge-back fees as a result of insufficient funds in your designated account, then Sunrun shall bill you for those fees.

5.  Sunrun reserves the right to change these conditions at any time. Notice may be given on or with your bill or by other methods. Either party may terminate this arrangement at any time by giving the other party written notice reasonably in advance of the date of termination or any scheduled settlement date. You may also terminate this arrangement by calling Sunrun Customer Care at 1-855-478-6786 or by changing your billing preference in the Sunrun Customer Portal. Termination shall not prevent a debit transaction authorized before any notice of termination.

6.  You agree to be bound by any rules your financial institution requires for pre-authorized electronic funds transfer or credit card issuer requires for preauthorized credit card charges.

7.  Check with your financial institution to see if there are any fees associated with the pre-authorized payment option. You will be responsible for all such fees.

I authorize automatic electronic payments and accept these Terms and Conditions. You will receive a separate electronic request to securely enter your bank account information.

CUSTOMER

Date:
Signature:
JeffTest Test

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FEDERAL CONSUMER LEASING ACT DISCLOSURE

Date: August 24, 2015

Lessor(s): Sunrun, Inc.                           Lessee(s): JeffTest Test

Description of Leased Property

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* This is an estimate of the equipment that will be used to install your Solar Facility, however, actual equipment may change upon installation as dictated by the specific characteristics of your Property.

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Official Fees and Taxes:

The total amount of estimated official fees and taxes you will have paid by the end of the Initial Term of the Lease (whether included with your monthly payments or assessed otherwise) is $0.00.

Insurance:

We will carry and pay for insurance that covers all damage to and theft of the Solar Facility as well as any liability arising out of our performance and the performance of our subcontractors under the Lease. You will carry and pay for insurance that covers all damage to your property during the term of the Lease, including damage resulting from the Solar Facility, provided such damage was not caused by our gross negligence. (See Section 14 of your Lease for additional details.)

Standard for Wear and Use:

Any attempts to tamper with, damage or modify the Solar Facility will be considered beyond reasonable wear and tear use of the Solar Facility. See also Section 2(e) of your Lease.

Maintenance:

You are not responsible for any maintenance or servicing of the Solar Facility. You agree to grant us access to your property to perform any necessary maintenance. We are responsible for the operation, maintenance, service and repair of the Solar Facility during the term of the Lease. See Sections 1(c), 2(c), and 13 of your Lease for additional details.

Warranties:

We guarantee that the Solar Facility will generate 95% of the estimated output during the Initial Term of the Lease, or we will issue you a refund as detailed in Section 8 of your Lease. See Sections 8 and 15 of your Lease for additional details. If parts fail during the term of the Lease, we will use commercially reasonable efforts to replace them with like equipment, and the guarantee of system output will still apply.

Early Termination and Default:

(1) You may terminate this Lease before the end of the Initial Term under the following conditions:

(i) You may cancel this transaction at any time prior to midnight of the third business day after the date of this transaction and any deposit paid will be refunded.

(ii) The design for the Solar Facility will be presented to you prior to installation. You will have five (5) business days following this presentation to request a change or cancel this Lease. (See Sections 3 and 12(e) of the Lease). If you cancel the Lease after presentation of the Solar Facility's design, you will not be refunded your deposit, but you will not owe us any further payments.

(iii) If for a period of one hundred eighty (180) days Sunrun fails to perform its obligations required to commence installation of the Solar Facility and you have fulfilled all of your obligations under this Lease, you may cancel this Lease, in which case Sunrun will refund to you the deposit and any applicable delivery/installation fee, provided that your Property was accessible and in a state fully ready to permit the installation and activation of the Solar Facility.

(iv) If you sell or otherwise transfer your interest in the Property without either purchasing the Solar Facility or assigning this Lease to the new owner in accordance with the terms of the Lease, or if the new owner refuses to take assignment, then you will be deemed to have terminated this Lease. If you terminate this Lease pursuant hereto, you will be required within thirty (30) days either (a) to pay Sunrun a termination payment equal to the Prepayment of all future Lease Payments during the Initial Term (a "Make Whole" payment) or (b) to purchase the Solar Facility. (See Sections 19(a) and 7(b) of the Lease.)

(2) We may terminate this Lease before the end of the Initial Term under the following conditions:

(i) If you cause the start of activation of the Solar Facility to be delayed in excess of 180 days. In the event of any such cancellation, you will not be refunded your deposit, but you will not owe us any further payment.

(ii) If you (a) are required to make a Make Whole payment (see Sections 19 and 7(b) of the Lease) and do not make the payment, (b) terminate this Lease without also purchasing the Solar Facility, or (c) do not make any other payment or payments as contemplated

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and required under this Lease, Sunrun shall, subject to any cure rights provided in the Lease, have the right to disconnect the Solar Facility and/or enter your Property and remove the Solar Facility. In addition, if Sunrun removes the Solar Facility as a result of your default, you will also owe Sunrun an amount equal to the value of any federal, state and local incentives that Sunrun must return as a result of such removal. (See Sections 2(a) and 19 of the Lease.)

(3) Either party may terminate this Lease before the end of Initial Term under the following conditions:

(i) Prior to installation, the following conditions may change the expected costs and benefits of the Solar Facility to both you and Sunrun:

(a) Change to the design of your Solar Facility.

(b) Change in the Solar Facility’s annual energy production estimate, expressed in kWh, provided by the National Renewable Energy Laboratory PVWatts Calculator.

(c) Change in the final rebate amount associated with installing the Solar Facility.

(d) The availability of cellular service at the Property.

If any of these conditions occur, Sunrun may choose to modify the terms of this Lease or cancel the Lease. If Sunrun chooses to modify the terms, Sunrun will notify you in writing and you will have five (5) business days to accept the modified terms or cancel this Lease. If you do not respond to Sunrun within five (5) business days, Sunrun may deem you to have cancelled the Lease. If Sunrun modifies your Lease pursuant to any of these conditions such that there is a decrease in the annual energy production estimate, or if the payment terms increase, or if it is determined that you must pay for any site improvements to accommodate the Solar Facility, then you may cancel this Lease and your deposit will be refunded. (See Sections 4(a) and 12(e) of the Lease.)

(ii) If you or Sunrun is prevented from performing under this Lease due to a Force Majeure event for a period of either (a) three hundred sixty-five (365) consecutive days or more, or (b) seven hundred thirty (730) non-consecutive days or more (whether full or partial days), the other party may terminate this Lease, without liability of either party to the other, upon thirty (30) days written notice at any time during the Force Majeure. (See Section 17 of the Lease.)

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NOTICE OF CANCELLATION

DATE:  ________________

(Enter date of transaction)

YOU MAY CANCEL THIS TRANSACTION, WITHOUT ANY PENALTY OR OBLIGATION, WITHIN TEN CALENDAR DAYS FROM THE ABOVE DATE.

IF YOU CANCEL, ANY PROPERTY TRADED IN, ANY PAYMENT MADE BY YOU UNDER THE CONTRACT OR SALE, AND ANY NEGOTIABLE INSTRUMENT EXECUTED BY YOU WILL BE RETURNED WITHIN 10 CALENDAR DAYS FOLLOWING RECEIPT BY THE SELLER OF YOUR CANCELLATION NOTICE AND ANY SECURITY INTEREST ARISING OUT OF THE TRANSACTION WILL BE CANCELLED.

IF YOU CANCEL YOU MUST MAKE AVAILABLE TO THE SELLER AT YOUR RESIDENCE, IN SUBSTANTIALLY AS GOOD CONDITION AS WHEN RECEIVED, ANY GOODS DELIVERED TO YOU UNDER THIS CONTRACT OR SALE; OR YOU MAY, IF YOU WISH, COMPLY WITH THE INSTRUCTIONS OF THE SELLER REGARDING THE RETURN SHIPMENT OF THE GOODS AT THE SELLER'S EXPENSE AND RISK.

IF YOU DO MAKE THE GOODS AVAILABLE TO THE SELLER AND THE SELLER DOES NOT PICK THEM UP WITHIN 20 DAYS OF THE DATE OF YOUR NOTICE OF CANCELLATION, YOU MAY RETAIN OR DISPOSE OF THE GOODS WITHOUT ANY FURTHER OBLIGATION.

IF YOU FAIL TO MAKE THE GOODS AVAILABLE TO THE SELLER, OR IF YOU AGREE TO RETURN THE GOODS TO THE SELLER AND FAIL TO DO SO, THEN YOU REMAIN LIABLE FOR PERFORMANCE OF ALL OBLIGATIONS UNDER THE CONTRACT.

TO CANCEL THIS TRANSACTION, MAIL OR DELIVER A SIGNED AND DATED COPY OF THIS CANCELLATION NOTICE OR ANY OTHER WRITTEN NOTICE TO SUNRUN INC., 595 MARKET STREET, 29TH FLOOR, SAN FRANCISCO, CA 94105 NOT LATER THAN MIDNIGHT OF ____________________ (DATE)

I HEREBY CANCEL THIS TRANSACTION.

DATE:

CUSTOMER SIGNATURE:

NOTICE OF CANCELLATION MAY BE SENT TO SUNRUN AT THE ADDRESS NOTED ON THE FIRST PAGE OF THIS CONTRACT.

DUPLICATE COPY

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NOTICE OF CANCELLATION

DATE:  ________________

(Enter date of transaction)

YOU MAY CANCEL THIS TRANSACTION, WITHOUT ANY PENALTY OR OBLIGATION, WITHIN TEN CALENDAR DAYS FROM THE ABOVE DATE.

IF YOU CANCEL, ANY PROPERTY TRADED IN, ANY PAYMENT MADE BY YOU UNDER THE CONTRACT OR SALE, AND ANY NEGOTIABLE INSTRUMENT EXECUTED BY YOU WILL BE RETURNED WITHIN 10 CALENDAR DAYS FOLLOWING RECEIPT BY THE SELLER OF YOUR CANCELLATION NOTICE AND ANY SECURITY INTEREST ARISING OUT OF THE TRANSACTION WILL BE CANCELLED.

IF YOU CANCEL YOU MUST MAKE AVAILABLE TO THE SELLER AT YOUR RESIDENCE, IN SUBSTANTIALLY AS GOOD CONDITION AS WHEN RECEIVED, ANY GOODS DELIVERED TO YOU UNDER THIS CONTRACT OR SALE; OR YOU MAY, IF YOU WISH, COMPLY WITH THE INSTRUCTIONS OF THE SELLER REGARDING THE RETURN SHIPMENT OF THE GOODS AT THE SELLER'S EXPENSE AND RISK.

IF YOU DO MAKE THE GOODS AVAILABLE TO THE SELLER AND THE SELLER DOES NOT PICK THEM UP WITHIN 20 DAYS OF THE DATE OF YOUR NOTICE OF CANCELLATION, YOU MAY RETAIN OR DISPOSE OF THE GOODS WITHOUT ANY FURTHER OBLIGATION.

IF YOU FAIL TO MAKE THE GOODS AVAILABLE TO THE SELLER, OR IF YOU AGREE TO RETURN THE GOODS TO THE SELLER AND FAIL TO DO SO, THEN YOU REMAIN LIABLE FOR PERFORMANCE OF ALL OBLIGATIONS UNDER THE CONTRACT.

TO CANCEL THIS TRANSACTION, MAIL OR DELIVER A SIGNED AND DATED COPY OF THIS CANCELLATION NOTICE OR ANY OTHER WRITTEN NOTICE TO SUNRUN INC., 595 MARKET STREET, 29TH FLOOR, SAN FRANCISCO, CA 94105 NOT LATER THAN MIDNIGHT OF ____________________ (DATE)

I HEREBY CANCEL THIS TRANSACTION.

DATE:

CUSTOMER SIGNATURE:

NOTICE OF CANCELLATION MAY BE SENT TO SUNRUN AT THE ADDRESS NOTED ON THE FIRST PAGE OF THIS CONTRACT.

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EXHIBIT E:  SUNRUN DEPOSIT FORM

If you are paying your deposit by check, please enclose this document with your payment and include your Sunrun Proposal ID reference in the memo line of your check.

Name:  JeffTest Test

Address:  3 Bonwit Pl, Farmingdale, NY 11735

Proposal ID:  PK1VA11FF439

Deposit Amount:  $500

Please send payments to:

Sunrun Inc.

P.O. Box 511612

Los Angeles, CA 90051-8167

Thank you for choosing Sunrun!

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My Custom Solar Design

Prepared by Prod Lightmile TestCRM, 08/24/2015

My Information

JeffTest Test
3 Bonwit Pl
Farmingdale, NY 11735

Annual Usage: 12,000 kWh

Estimated System Size: 9.35 kWp

Energy Offset: 86%

Approval

I have reviewed My Custom Solar Design and approve of the placement of solar panels identified above. I understand that the actual number of panels and their precise placement may vary based on engineering, installation, and solar energy production considerations, including roof type, shade, and other factors.

Customer Signature

Date

sunrun

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Sunrun BrightSave

Solar Lease Agreement Summary

JeffTest Test

3 Bonwit Pl, Farmingdale, NY, 11735

SOLAR LEASE AGREEMENT OVERVIEW

YEAR 1 PRODUCTION:	10,356 kilowatt-hours (kWhs)
ESTIMATED TOTAL PRODUCTION:	197,571 kWhs

CUSTOMER PAYMENT TERMS

Non-refundable Electricity Deposit (due today)†	$500
Initial Lease Payment (due at installation)	$67,250†
Implied cost per kWh, Year 1	$0.343

†  Payable by check or credit card.

Your initials indicate that you have read, understand and accept the explanation of estimated energy output, energy sources and payment terms.  You understand that Sunrun has the right to check your credit and you agree that Sunrun will make final determination of customer eligibility.

Accepted by (Initials)

THE SOLAR FACILITY IS OWNED BY SUNRUN INC. AND/OR ITS AFFILIATES.

SUNRUN INC. | 595 Market Street, 29th Floor, San Francisco, CA 94105 | 1-855-478-6786

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Lease Agreement Overview

Sunrun Is Serious About Providing You Quality Service for the Life of Your Contract.

SOLAR PEACE OF MIND

✓      Sunrun offers a Performance Guarantee.  If your system does not produce the power output guaranteed in this agreement, we'll refund you for lost power.

✓      If your system overperforms you keep the excess power free of charge.

✓      Sunrun's customer care team is available by phone and email to respond promptly to any questions or concerns you may have.

✓      When we arrange for installation of a system, Sunrun owns the panels, and we monitor them constantly. Sunrun will insure, maintain, and repair the Solar Facility at no additional cost to you including inverter replacement.

✓      Sunrun only works with insured partners who have all required licenses to perform the work necessary to install and maintain your system.

LEASE AGREEMENT OVERVIEW

Sunrun wants you to be confident in choosing us as your solar power service provider for the next 20 years.  While it's still necessary to read your entire Lease Agreement, there are a few important points to be aware of:

▪

After going solar you will continue to receive a bill from your Utility. Based on the information you provided Sunrun about your previous year’s power consumption of 11,998 kWhs, your system is sized to offset 86% of the power you currently purchase from your Utility.

▪

This Lease Agreement becomes effective when both you and Sunrun have signed the Lease Agreement and continues in effect for 20 years following the date your Utility grants permission to operate the Solar Facility.

▪

Sunrun offers a 100% Performance Guarantee. If your system underperforms, Sunrun will refund you for the lost power based on the rates shown in Exhibit A. If your system overperforms, you keep the excess power at no extra charge. Sunrun warrants that roof penetrations will be weather-tight for a 10-year period after installation.

▪

You are responsible for payments during the full term of this Lease Agreement. If you sell your house, you have two options:  1) Transfer the Agreement to the new homeowner, 2) Purchase the system. Whichever option you choose, Sunrun will guide you through the process.

▪

Your request for a pricing plan change must be submitted within 21 days of signing this Agreement, but before installation has begun. If installation begins within 21 days of signing this Agreement, the start of installation will mark the date after which you can no longer change your pricing plan.

▪	You may only purchase the Solar System at certain specific times during the term of this Agreement. Those times are listed in section 10.

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▪

At the end of this Agreement's 20 year Initial Term: 1) Sunrun will remove the Solar Facility at no cost to you, unless you 2) This Agreement is automatically renewed per the terms specified in Section 12 and Exhibit A.

▪	You will make no Monthly Payments if you complete the payment terms by fully prepaying this Lease. You will pay the Contract Price and Payment Term amounts listed on page one of the Agreement.

Accepted by (Initials)

Your initials indicate that you have read, understand and accept the information listed above.

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SUNRUN SOLAR LEASE AGREEMENT

THIS DOCUMENT DESCRIBES THE TERMS AND CONDITIONS OF YOUR LEASE OF A SOLAR PHOTOVOLTAIC SYSTEM THAT WILL BE INSTALLED AT YOUR PROPERTY AND OWNED AND MAINTAINED BY SUNRUN INC.

1.Introduction

(a)You are entering into this Sunrun Solar Lease Agreement ("Lease") with Sunrun Inc., together with its successors and Assignees, ("Sunrun"). You represent that you are at least eighteen (18) years of age, that you are the owner of the property located at 3 Bonwit Pl, Farmingdale, New York, 11735 ("Property"), that your current utility is PSEG Long Island, and that you are either a citizen of the United States or not exempt from paying Federal U.S. income taxes. You further represent that every person or entity with an ownership interest in the Property has agreed to be bound by this Lease.

Accepted by (Initials)

(b)Sunrun is a Delaware Corporation. You may contact Sunrun by mail at 595 Market Street, 29th Floor, San Francisco, CA 94105, by telephone at 1-855-478-6786, or over the Internet at www.sunrun.com.

(c)Sunrun will arrange for the design, permitting, construction, installation and testing of a solar photovoltaic system ("Solar Facility") on the roof and/or grounds, as applicable, of the Property for use solely at the Property, in material accordance with a system design that you will have approved. Thereafter, Sunrun will operate and maintain the Solar Facility so as to generate electric energy for use only at the Property. Sunrun will perform these obligations ("Sunrun's Obligations") during the Initial Term of this Lease and during any Renewal Terms, for as long as the Solar Facility remains economically viable.  You agree to lease the Solar Facility from Sunrun and pay Sunrun the non-refundable lease deposit ("Deposit"), initial lease payment ("Initial Payment"), and monthly lease payments ("Lease Payments") as applicable, set forth in Exhibit A to this Lease.

2.Solar Facility

(a)At all times during this Lease, Sunrun will own the Solar Facility. In no event may you move or relocate the Solar Facility to a different property during the term of the Lease. You further acknowledge that removal of the Solar Facility from the Property for any reason may require Sunrun to refund, at your cost, cash incentives provided in respect to the Solar Facility.

(b)You acknowledge and agree that:

(i)The Solar Facility will be removable equipment and will not be a fixture or otherwise part of the Property.

(ii)This Lease is an agreement to lease only and Sunrun will own the Solar Facility and you will have no ownership interest in the Solar Facility.

(iii)The Solar Facility will not be subject to any lien, security interest, claim, mortgage or deed of trust that may be imposed on or assessed against your interest in the Property, or any other property belonging to you. You will have no right to sell, give away, transfer, pledge, remove, relocate, alter or tamper with the Solar Facility at any time. Any attempts to tamper with, damage or modify the Solar Facility will be considered beyond reasonable wear and tear use of the Solar Facility. Sunrun will not apply a lien to your title for the Property.  The foregoing notwithstanding, any contractor, subcontractor or materialman who provides home improvement goods or services pursuant to this Lease and who is not paid may have a valid legal claim against your Property known as a mechanic's lien. Any mechanic's lien filed against your Property may be discharged. Payment of the agreed-upon price under the agreement between Sunrun and its contractor prior to filing a mechanic's lien may invalidate such lien. You may contact an attorney to determine your rights to discharge a mechanic's lien.

(iv)The Solar Facility will be used primarily for household purposes but not to heat a swimming pool.

(v)You agree that Sunrun or a Sunrun affiliate may file any UCC-1 financing statement that confirms our or our affiliate's ownership of the Solar Facility.

(c)Sunrun will be responsible for all costs and expenses related to performing Sunrun's Obligations. You agree that Sunrun has the authority and discretion to use contractors or agents to perform or assist Sunrun in performing Sunrun's Obligations.

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(d)Sunrun estimates that the Solar Facility will be capable of generating 10,356 kilowatt-hours ("Initial Year One Production Estimate") of electric energy during its first year of operation, but due to several reasons, including natural variation in weather, actual production will vary. Due to expected panel degradation, Sunrun estimates that the Solar Facility will be capable of generating 19.0779 times this amount of kilowatt-hours ("kWh") during the Initial Term ("Estimated Output"). As set forth in Section 8, Sunrun will issue you a refund or credit if your system does not perform as expected. Sunrun makes no other representation, warranty or guarantee of any kind regarding the Solar Facility's actual or expected output or performance, and any other express or implied warranties are hereby disclaimed.

(e)You agree that Sunrun, at its own expense, will install, maintain, and periodically test a meter at the Property that will measure all electric energy delivered to you from the Solar Facility. If the meter breaks or is found to be inaccurate, Sunrun will in good faith estimate the amount of electric energy actually produced during the meter malfunction and issue you a refund, if applicable, as set forth in Section 8. You agree not to tamper with, damage or modify the meter in any way. You will be responsible for any damage or inaccuracies in the meter that are caused by you or any other person unrelated to Sunrun who may come onto the Property with your knowledge or permission.

3.Design and Installation

(a)The design for the Solar Facility will be presented to you prior to installation. You will have five (5) business days following this presentation to request a change or cancel this Lease pursuant to Section 12(e). Otherwise, you will be deemed to have approved the Solar Facility design. With your written, deemed, or verbal approval, Solar Facility installation may begin at any time.

(b)If you wish to change the design or installation process, Sunrun will use commercially reasonable efforts to accommodate your request.

(c)If an obligation excluded from this Lease in Section 20 must be performed in order to properly effect the installation of the Solar Facility, you agree to contract separately, and at your own expense, with a contractor who has been designated by or approved by Sunrun to perform such obligation. In this instance, Sunrun will not unreasonably withhold such approval.

(d)You agree to cooperate with Sunrun and assist Sunrun in obtaining any permits needed, including the NEM Service application in Section 5(a). You agree to complete and return to Sunrun and/or its representatives, as appropriate, all applicable rebate documentation, and, where applicable, Renewable Energy Credit, documentation upon request and following the In-Service Date. If you do not return the rebate or Renewable Energy Credit documentation, Sunrun may invoice you for the Final Rebate amount (as defined in Section 4(a)(iii)).

(e)For the Initial Term and any Renewal Terms you agree to maintain the Property, at your expense, such that the Solar Facility retains shading conditions present at the time of Installation.

(f)Sunrun requires its contractors to employ licensed personnel whenever required by applicable law, regulation or code.

(g)Sunrun, its contractors and agents shall at the end of each business day keep the Property reasonably free from waste materials or rubbish caused by their operations. Prior to the In-Service Date, Sunrun and its agents shall remove all of their tools, construction/installation equipment, machinery, waste materials and rubbish from and around the Property.

(h)Subject to the exclusions set forth in Section 20, Sunrun will return your Property to a condition similar to its original condition, provided that you notify Sunrun in writing or by e-mail of any deficiencies in restoration within five (5) business days of the municipal building inspector approval of the Solar Facility.

4.Changes to the Lease

(a)Prior to installation, the following conditions may change the expected costs and benefits of this Lease to both you and Sunrun:

(i)Change to the design of your Solar Facility.

(ii)Change in the system's annual energy production estimate, expressed in kWh, provided by the National Renewable Energy Laboratory PVWatts Calculator ("PVWatts calculator") ("Final Year One Production Estimate").

(iii)Change in the final rebate amount associated with installing the Solar Facility ("Final Rebate") or any change in your applicable tariff (including any changes to net metering).

(iv)The availability of cellular service at the Property.

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If any of these conditions occur, Sunrun may choose to modify the terms of this Lease or cancel the Lease. If Sunrun chooses to modify the terms, Sunrun will notify you in writing and you will have five (5) business days to accept the modified terms or cancel this Lease pursuant to Section 12(e). If you do not respond to Sunrun within five (5) business days, Sunrun may deem you to have cancelled the Lease.

(b) You may choose to accept changes under this Section 4 in writing or by electronic mail. If a change pursuant to this Section 4 increases the Upfront Payment after you have already paid it to Sunrun, you agree to immediately pay Sunrun the increase in the Upfront Payment.

(c) If for a period of one hundred eighty (180) days Sunrun fails to perform its obligations required to commence installation of the Solar Facility and you have fulfilled all of your obligations under this Agreement, you may cancel this Agreement, in which case Sunrun will refund to you the Upfront Payment set forth in Exhibit A, provided that your Property was accessible and in a state fully ready to permit the installation of the Solar Facility. It is your obligation to exercise reasonable efforts to respond to Sunrun in a timely manner on questions and requests for approvals and/or appointments. If you cause Solar Facility to be delayed in excess of thirty (30) days due to your unresponsiveness, Sunrun may cancel this Agreement.

(d) Your request for a pricing plan change must be submitted within 21 days of signing the Agreement, but before installation has begun. Once installation has begun, you can no longer change your pricing plan. If installation begins within 21 days of signing the Agreement, the start of installation will mark the date after which you can no longer change your pricing plan.

5.Grid Connectivity

(a)As of the In-Service Date, you must be taking service from the Standard Net Metering Service ("NEM Service") from your local utility ("Utility"). You agree that you will continue to take NEM Service for as long as this Lease is in effect. You agree to use the NEM Service currently in effect for this Utility or, in the event that the NEM Service is no longer in effect, you agree to use a substitute metering program as chosen by Sunrun. You agree to execute all documentation associated with NEM Service, or any substitute metering service, and any refund, credit, or rebate program promptly at the request of Sunrun, its affiliates, and/or the Utility.

(b)All electric energy produced by the Solar Facility will be made available to you for use at the Property pursuant to this Lease.

(c)If at any time you need more electric energy than is being produced by the Solar Facility ("Supplemental Energy"), you will be solely responsible for purchasing that electric energy from another supplier, such as your Utility. During the term of this Lease you should expect to purchase Supplemental Energy from your Utility. Sunrun will not be in default of this Lease and will not be responsible for any Supplemental Energy you purchase to complement the electric energy produced by the Solar Facility.

(d)You agree that title to and risk of loss for the electric energy provided under this Lease shall pass from Sunrun to you at the point where the Solar Facility connects to the Property's connection to your Utility at the time when the electric energy reaches that point of interconnection.

(e)You agree that the Utility alone will receive any environmental attribute that may be attributable to the Solar Facility and that all tax credits and cash incentives paid by the Utility will be sole property of and transferable by Sunrun.

6.Billing and Payment

(a)You agree to pay Sunrun the Deposit, Initial Payment and Lease Payments in the amounts and on the dates specified in Exhibit A.

(b)The payments specified in subpart (a) above do not include taxes. If any taxes, such as sales tax, are assessed on these payments or on your purchase, if any, of the Solar Facility from Sunrun, and such taxes are paid by Sunrun rather than you, you agree to pay or reimburse Sunrun for all such taxes, except to the extent that you are prohibited from doing so by applicable laws.

(c)Within one month of each anniversary of the In-Service Date, Sunrun will prepare an annual statement detailing the kWh of electric energy produced by the Solar Facility during that year, and specifying any refund due to you from Sunrun.

(d)During any Renewal Terms, for each monthly billing cycle, Sunrun will prepare an invoice detailing the kWh of electric energy produced by the Solar Facility during that billing cycle, and specifying the payment due from you to Sunrun for that billing cycle.

(e)During any Renewal Terms, Sunrun will send or e-mail you an invoice no later than ten (10) days after the end of each billing cycle. You agree to pay the amount specified in each invoice by the due date specified in such invoice (see also Exhibit A).

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Late fee: During any Renewal Terms, if Sunrun does not receive your payment by the due date on the invoice, Sunrun may charge you the lesser of an administrative late fee of (i) one and a half (1.5%) percent per month on the portion of your balance that is more than thirty (30) days past due, or (ii) the maximum amount permitted under and subject to applicable law. This late fee is not an interest charge, finance charge, time price differential or other such charge or payment of a similar nature.

(f)You may pay Sunrun with credit card, money order or a check drawn on a United States bank account.

7.[Intentionally Left Blank]

8.Guaranteed Output and Refunds

(a)Sunrun guarantees that the Solar Facility will generate one-hundred percent (100%) of the Estimated Output during the Initial Term of this Lease (the "Guaranteed Output" set forth on Exhibit A) or Sunrun will issue you a refund as described below.

(b)On the anniversary of the In-Service Date and on every anniversary thereafter, Sunrun will calculate the "Actual Output" of the Solar Facility. For the purposes of this Lease, "Actual Output" shall mean the amount of electric energy created by the Solar Facility to date plus any kWh for which you have previously received a refund. Sunrun will issue you a refund. This refund will be calculated by subtracting the Actual Output for that anniversary date from the Guaranteed Output for that anniversary date, and multiplying the result by the kWh rate for that anniversary date set forth on Exhibit A.

(c)If you purchase the Solar Facility from Sunrun pursuant to Section 10, and at the time of purchase the Actual Output is less than the Guaranteed Output, Sunrun will apply a credit towards the purchase price for the Solar Facility. This credit will be calculated by subtracting the Actual Output from the Guaranteed Output and then multiplying the result by the refund per kWh set forth on Exhibit A for the anniversary date that precedes the date of purchase.

(d)If Actual Output is greater than Guaranteed Output per Exhibit A, you will not be charged any additional amount for this overproduction. Sunrun may use this overproduction amount (kWhs) to offset future underproduction should Actual Output be less than Guaranteed Output.

(e)For the purposes of the prior calculations, Actual Output shall include any kWh of electricity that would have likely been produced during any day that a grid failure disabled the Solar Facility or any day that you caused or requested the system to be shutdown or generate significantly less electric energy. For the avoidance of doubt, Guaranteed Output will be reduced if Sunrun notifies you that a tree or other obstruction is reducing electric energy production and you do not remedy, or cause to be remedied, such reduced energy production within 30 days.

9.[lntentionally Left Blank]

10.Options to Purchase

(a)You have the option to purchase the Solar Facility at the following times during the Initial Term:

(i)Upon the fifth anniversary of the In-Service Date

(ii)Should you sell your Property during the Initial Term

(iii)Should Sunrun fail to perform Sunrun's Obligations (in accordance with Section 18)

(b)To purchase the Solar Facility pursuant to Section 10(a), you must deliver a written notice to Sunrun of your intent to purchase within sixty (60) days of the applicable date and deliver payment to Sunrun within thirty (30) days of receiving an invoice from Sunrun for the purchase price.

(c)The purchase price will be the fair market value, as determined at that time ("FMV"). Annually, Sunrun will determine the FMV of the Solar Facility by hiring an independent appraiser to estimate the value of a comparable in-service solar facility in your state and utility service area. This valuation will take into account the Solar Facility’s age; location; size; and other market characteristics such as equipment type and equipment operating, maintenance and service costs, value of electricity in your area, and any applicable solar incentives.

(d)If you purchase the Solar Facility, you will be obligated to pay Sunrun an amount equal to the value of any federal, state and local incentives that Sunrun must return as a result of the sale.

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(e)Sunrun will credit the purchase price by any refund due to you pursuant to Section 8(b), provided however, that in no case shall such a credit result in a net purchase price that is less than the minimum fair market value.

(f)At other times, please contact Sunrun at (855) 478-6786 to discuss the possibility of purchasing the Solar Facility.

(g)If you purchase the Solar Facility, Sunrun will continue to monitor the Solar Facility for as long as the meter continues to function, or until the twentieth anniversary of this Lease, whichever is sooner. However, Sunrun will not provide any maintenance or repair unless you enter into a separate agreement with Sunrun, at your expense, to perform these services. If possible, Sunrun will assign to you any product and/or workmanship warranties still in effect for the Solar Facility.

11.Sale of Property and Assignment

(a)If you sell the Property you may assign this Lease to the new owner, provided that the new owner first agrees in writing to be bound by all of the terms and conditions set forth herein. Please contact Sunrun or visit www.sunrun.com to obtain an assignment agreement.

(b)During the Initial Term, within sixty (60) days of entering into a contract to sell the Property, you will have the option to purchase the Solar Facility in accordance with Section 10.

(c)If you sell or otherwise transfer your interest in the Property without either purchasing the Solar Facility or assigning this Lease to the new owner in accordance with the terms of this Lease, or if the new owner refuses to take assignment, then you will be deemed to have terminated this Lease, and Sunrun may exercise its rights under Section 19(a).

(d)Sunrun may assign, lease, sublease, or transfer the Solar Facility and this Lease along with all rights and obligations hereunder to any third party (each, an "Assignee"), without first giving notice to you or obtaining your consent, for any purpose, including, without limitation, collection of unpaid amounts, financing of the Solar Facility's installation, or in the event of an acquisition, corporate reorganization, merger or sale of substantially all of its assets to another entity. If Sunrun or its Assignee chooses to transfer the Solar Facility or this Lease to another party, you agree to treat this other party as your counterparty under this Lease. Otherwise, the terms of this Lease will not change if this Lease or the Solar Facility is assigned, leased, or transferred by Sunrun or its Assignee, and the Assignee will not be able to interfere with your rights to the Solar Facility as long as you are fulfilling your obligations under this Lease. If Sunrun transfers the Solar Facility or this Lease to an Assignee, Sunrun will continue to operate and maintain the Solar Facility until you receive written notice otherwise.

12.Term and Termination

(a)You agree that this Lease will become effective only when both you and Sunrun have signed the Lease.

(b)This Lease will continue in effect for twenty (20) years from the date that Sunrun receives notice from the Utility that the Solar Facility is approved for operation ("In-Service Date"). This period shall be called the "Initial Term."

(c)Sunrun will notify you between thirty (30) and sixty (60) days prior to the end of the Initial Term (or any Renewal Term) that this Lease will automatically renew for an additional one-year term ("Renewal Term"), unless terminated by either you or Sunrun. Either you or Sunrun may terminate this Lease by giving the other party to this Lease a termination notice at least twenty (20) days prior to the expiration of the Initial Term. At the end of any Renewal Term, this Lease shall be automatically renewed for an additional Renewal Term, unless either you or Sunrun gives the other party to this Lease a termination notice at least twenty (20) days prior to the expiration of the Renewal Term then in effect.

(d)If at the end of the term of this Lease either you or Sunrun do not wish to renew it, Sunrun will remove the Solar Facility at no cost to you (unless the term of this Lease is automatically renewed). Sunrun agrees to leave your Property in the same general condition that existed immediately prior to removal of the Solar Facility.

(e)If you cancel this Lease pursuant to Section 3, you will not be refunded your Deposit set forth on Exhibit A and you will owe Sunrun no further payment. If Sunrun modifies your Lease pursuant to any of the factors listed in Section 4(a) such that there is a decrease in the annual energy production estimate, or if the payment terms increase, or if it is determined that you must pay for any site improvements to accommodate a solar system, then you may cancel this Lease and your Deposit will be refunded.

13.Access, Maintenance and Repair

(a)You agree to grant Sunrun or its contractors access to your Property for the purpose of designing, installing, operating, maintaining and testing the Solar Facility and performing Sunrun's Obligations. Sunrun agrees to give you reasonable notice when

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Sunrun needs to access your Property for any of the foregoing purposes and will endeavor to restrict such access to normal business hours. You agree to grant the Utility access to read the Sunrun meter.

(b)When possible you agree to allow Sunrun and construction professionals (an engineer, architect, or licensed contractor or their representative) hired by Sunrun to access your Property to inspect any buildings and, if applicable, roofs prior to the installation of the Solar Facility to ensure that your Property can accommodate the Solar Facility.

(c)If parts fail during the term of this Lease, Sunrun will use commercially reasonable efforts to replace them with like equipment; however, you acknowledge that due to parts availability and other factors, this may not be possible. Sunrun agrees that any change in equipment will not reduce the Guaranteed Output set forth in Section 8.

(d)If you plan to move or temporarily disconnect the Solar Facility to allow for maintenance of and/or repair to the Property, you agree, at your expense, either (i) to hire Sunrun to perform this work or (ii) to obtain Sunrun's approval of your contractor, who you agree must carry commercial general liability policy in an amount not less than one million ($1,000,000) dollars per occurrence and name Sunrun and its successor or assigns as additional insured.

(e)Sunrun warrants that roof penetrations will be weather-tight for a 10-year period after installation.

(f)You agree to make best efforts to provide a safe and secure work environment at your Property during the course of the Solar Facility installation and maintenance.

14.Insurance

(a)Sunrun agrees to carry insurance that covers all damage to and theft of Sunrun's Solar Facility as well as any liability arising out of Sunrun's performance and the performance of its subcontractors under this Lease. You will not be responsible for insuring the Solar Facility. Sunrun agrees to provide you evidence of Sunrun's insurance policy for the Solar Facility upon request. If Sunrun does not maintain insurance that covers damage to Sunrun's Solar Facility, it will be responsible for the consequences of not maintaining such insurance.

(b)You agree to carry insurance that covers all damage to your Property during the term of this Lease, including damage resulting from the Solar Facility, provided such damage was not caused by the gross negligence of Sunrun. It is your responsibility to determine if the installation of the Solar Facility will impact your existing coverage. If additional insurance is required to maintain your existing coverage, you will be responsible for either (i) procuring and maintaining such insurance or (ii) the consequences of not procuring and maintaining such insurance.

(c)Sunrun requires its contractors performing the Solar Facility installation to maintain insurance coverage as follows: workers compensation, subject to statutory limits; Employers liability, with a minimum of one million ($1,000,000) dollars each occurrence; commercial general liability, in an amount not less than one million ($1,000,000) dollars per occurrence and two million ($2,000,000) dollars annual aggregate; commercial automobile liability, in an amount not less than a combined bodily injury and property damage limit of one million ($1,000,000) dollars per accident; excess liability insurance with a limit of one million ($1,000,000) dollars per occurrence and in the annual aggregate in excess of the limits of insurance provided above; and any other insurance required by applicable laws or regulations.

Your initials indicate that you have read, and understand and accept the limitations and obligations set forth in this Section 14.

Accepted by (Initials)

15.Limitations of Liability

(a)SUNRUN WILL BE LIABLE TO YOU AND ANY OTHER PERSON FOR DAMAGES OR LOSSES DIRECTLY ATTRIBUTABLE TO ITS NEGLIGENCE OR WILLFUL MISCONDUCT. TOTAL LIABILITY FOR SUCH DIRECT DAMAGES OR LOSSES WILL IN NO EVENT EXCEED ONE MILLION DOLLARS. THIS WILL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR EQUITY ARE WAIVED, EVEN IF YOU HAVE GREATER RIGHTS UNDER NEW YORK'S LAWS, WHICH YOU SHOULD CONSULT. SUNRUN IS NOT RESPONSIBLE FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR LOSSES RELATING TO THIS LEASE, IN TORT OR CONTRACT, INCLUDING ANY NEGLIGENCE OR OTHERWISE.

(b)EXCEPT AS EXPRESSLY PROVIDED HEREIN, SUNRUN MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, REGARDING ITS OBLIGATIONS OR THE SOLAR FACILITY. THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL IMPLIED WARRANTIES ARE DISCLAIMED.

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16.Resolution of Disputes

(a)You agree that to expedite the resolution of and to control the costs of disputes, resolution of any dispute relating to this Lease ("Dispute"), will be resolved according to the procedure set forth in this Section 16.

(b)Unless otherwise agreed in writing, Sunrun and you agree to continue to perform each party's respective obligations under this Lease during the course of the resolution of the Dispute.

(c)You and Sunrun agree to first try to resolve informally and in good faith any Dispute. Accordingly, you agree to send a written notice of Dispute to the address on the first page of this Lease, and Sunrun will send a written notice of Dispute to your billing address. If you and Sunrun do not reach an informal agreement to resolve the Dispute within 45 days after the notice of Dispute is received, you or Sunrun may commence a formal proceeding as detailed below. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled for the 45 days during which the parties try to informally resolve any Dispute.

(d)If Sunrun and you cannot resolve the Dispute informally, the Dispute will be resolved by binding arbitration. ARBITRATION MEANS YOU WAIVE YOUR RIGHT TO A JURY TRIAL AND ALL DISPUTES SHALL BE DECIDED BY AN ARBITRATOR. This agreement to arbitrate Disputes is governed by the Federal Arbitration Act ("FAA"). The arbitration will be conducted under the rules of JAMS that are in effect at the time the arbitration is initiated ("JAMS Rules") and under the rules set forth in this Lease. If there is a conflict between the JAMS Rules and this Lease, this Lease will govern.

(e)CLASS ACTION WAIVER. ARBITRATION MUST BE ON AN INDIVIDUAL BASIS. AS A RESULT, NEITHER YOU NOR SUNRUN MAY JOIN OR CONSOLIDATE CLAIMS IN ARBITRATION BY OR AGAINST OTHER LEASEES, OR LITIGATE IN COURT OR ARBITRATE ANY CLAIMS AS A REPRESENTATIVE OR MEMBER OF A CLASS OR IN A PRIVATE ATTORNEY GENERAL CAPACITY.

(f)You may, in arbitration, seek all remedies available to you under this Agreement as interpreted under California law. If you decide to initiate arbitration against Sunrun, Sunrun will pay the costs for initiating the arbitration proceedings. If Sunrun decides to initiate arbitration, Sunrun will be required to pay the costs associated with initiating the arbitration proceeding. Sunrun also agrees to pay the costs of initiating the arbitration proceeding if the arbitrator finds in your favor. Other fees, such as attorneys' fees and expenses of travel to the arbitration, will be paid in accordance with JAMS Rules. If the arbitrator finds in your favor, Sunrun will pay your attorney's fees and expenses of travel to the arbitration. The arbitration hearing will take place in the federal judicial district of your residence, unless you and Sunrun agree to another location in writing. In order to initiate arbitration proceedings, you or Sunrun must take the following actions:

(i)Write a demand for arbitration. The demand must include a description of the Dispute and the amount of damages you are seeking. The form of Demand for Arbitration can be found under ADR Forms at www.jamsadr.com.

(ii)Send three copies of the demand for arbitration to the current JAMS location in San Francisco, California.

(iii)Send one copy of the demand for arbitration to the other party.

(g)In accordance with the FAA and the JAMS Rules, the arbitrator's decision will be final and binding. Any right to appeal is likewise governed by the FAA and JAMS Rules. Any arbitration award may be enforced in any court with jurisdiction.

(h)You and Sunrun agree to receive service of process of the arbitration demand by registered or certified mail, return receipt requested, at your billing address and Sunrun's principal executive office, as applicable.

17.Force Majeure

(a)Neither you nor Sunrun will be in default of this Lease for any delay or failure in the performance under this Lease (including any obligation to deliver or accept the electric energy output of the Solar Facility) if the delay or failure is due to Force Majeure. Force Majeure includes acts of God such as storms, fires, floods, lightning and earthquakes, sabotage or destruction by a third party of the Solar Facility, war, riot, acts of a public enemy or other civil disturbance, or a strike, walkout, lockout or other significant labor dispute. Force Majeure does not include economic hardship of either you or Sunrun, a power grid failure (except if caused directly by a Force Majeure event), a failure or delay in the granting of permits, or insufficiency, unavailability, failure, or diminishment of solar resources, except as a result of an event that would otherwise qualify as a Force Majeure.

(b)Force Majeure cannot be attributable to fault or negligence on the part of the party claiming Force Majeure and must be caused by things beyond that party's reasonable control. Additionally, you or Sunrun must have taken all reasonable technical and commercial precautions to prevent the event.

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(c)In order to claim Force Majeure as a reason for non-performance, you or Sunrun must give notice to the other party of the Force Majeure within fourteen (14) days of the occurrence of the Force Majeure and estimate how long it will last and what the potential impact is on the Lease. The party claiming Force Majeure must (i) make reasonable attempts to continue to perform under the Lease, (ii) quickly take action to correct the problem caused by the Force Majeure, and (iii) make reasonable efforts to limit damage to the other party. Finally, the party claiming Force Majeure must notify the other party when the Force Majeure event ends and performance will resume as contemplated in this Lease.

(d)If you or Sunrun is prevented from performing under this Lease for a period of either (i) three hundred sixty-five (365) consecutive days or more, or (ii) seven hundred thirty (730) non-consecutive days or more (whether full or partial days), the other party may terminate this Lease, without liability of either party to the other, upon thirty (30) days written notice at any time during the Force Majeure.

18.Your Remedies

(a)In addition to any other remedies you have under this Agreement if Sunrun (i) makes a general assignment for the benefit of creditors, files a petition in bankruptcy, appoints a trustee or receiver, or has all or substantially all of its assets subject to attachment, execution or other judicial seizure, or (ii) fails to perform an obligation under the Agreement and such failure continues beyond a period of ninety (90) days (provided, in each case, this Agreement is otherwise in full force and effect prior to such event), you will have the option to purchase the Solar Facility as set forth in Section 10(a)(iv).

(b)If (A) Sunrun, or following any assignment of this Lease by Sunrun to a third party, its assignee, (i) makes a general assignment for the benefit of creditors, files a petition in bankruptcy, appoints a trustee or receiver, or has all or substantially all of its assets subject to attachment, execution or other judicial seizure, or (ii) fails to perform an obligation under the Lease and such failure continues beyond a period of ninety (90) days (provided, in each case, this Lease is otherwise in full force and effect prior to such event), and (B) you elect to exercise the purchase option granted pursuant to Section 18(a), then you also shall be entitled to liquidated damages in an amount equal to the difference between (x) the price at which the Solar Facility may be purchased pursuant to Section 18 hereof, and (y) the value of the Upfront Payment that you have made to Sunrun which corresponds to energy not yet produced. Such liquidated damages payable to you pursuant to this Section 18(b) shall be taken into account and credited against the amount payable by you to acquire the Solar Facility.

19.Sunrun's Rights and Remedies

(a)If you (i) fail to perform a material obligation under the Lease, and you do not correct the failure within one hundred twenty (120) days, (ii) make a general assignment for the benefit of creditors, file a petition in bankruptcy, appoint a trustee or receiver, or have all or substantially all of your assets subject to attachment, execution or other judicial seizure, or you become insolvent or unable to pay your debts, or (iii) vacate or abandon the Property, you shall be deemed in default of this Lease.

(b) If you (i) terminate this Lease without also purchasing the Solar Facility or (ii) are deemed in default of this Lease, Sunrun shall, subject to any cure rights provided herein, have the right to enter your Property and remove the Solar Facility, in which case you waive the right to any refunds due to you under Section 8.

(c) The Lease includes terms requiring incentive recipients who fail to keep the Solar Facility operational and in place for the entire duration that the rebate was paid from this incentive program to reimburse PSEG Long Island (on a pro rated basis) for the portion of the incentive received during which time the Solar Facility was not operational.

(d) If as a result of your default Sunrun removes the Solar Facility, you will be obligated to pay Sunrun an amount equal to the value of any federal, state and local incentives that Sunrun must return as a result of such removal.

20.Exclusions

(a)This Agreement does not include an obligation by Sunrun to: remove or dispose of any hazardous substances that currently exist on the Property; improve the construction of the roof or the Property to support the Solar Facility; remove or replace existing rot, rust, or insect infested structures; provide structural framing for any part of the Property; pay for or correct construction errors, omissions and deficiencies by you or your contractors; pay for, remove or remediate mold, fungus, mildew, or organic pathogens; upgrade your existing electrical service; install any smoke detectors, sprinklers or life safety equipment required by municipal code or inspectors as a result of the Solar Facility installation; pay for the removal or re-location of equipment, obstacles or vegetation in the vicinity of the Solar Facility; pay for any costs associated with municipal design or architectural review, or other specialty permits (this includes cost to attend any public hearings, notification of neighbors, or additional drawings required); paint electrical boxes or conduit at the Property; and move items unassociated with the Solar Facility around the Property.

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21.Miscellaneous

(a)You agree that this Lease constitutes the entire agreement between you and Sunrun and that it supersedes any prior understandings, agreements, or representations by or between the parties written or oral to the extent that they relate in any way to the subject matter hereof. If any provision is declared to be invalid, that provision will be deleted or modified, and the rest of the Lease will remain enforceable. The terms of this Lease that expressly or by their nature survive termination shall continue thereafter until fully performed, which shall include, without limitation the obligation, to make payments hereunder.

(b)This Lease shall be interpreted in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.

(c)You agree that Sunrun has the right to recheck your consumer credit report if the Upfront Payment balance remains unpaid.

(d)You agree that Sunrun has the right to obtain photographic images of the Solar Facility and the Property, and to use such photographic images for internal and quality control purposes. Sunrun will not use photographic images of the Solar Facility or the Property in its marketing and promotional materials without first obtaining your express written approval.

(e)This Lease supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

(f) Any notice or other communication to be made hereunder, even if otherwise required to be in writing under other provisions of this Consent or any other documents or agreements that have been provided to you in connection with this Agreement, may alternatively be made in an electronic record transmitted electronically to the electronic addresses provided by you. Any notice or other communication made in electronic form will have the same legal effect and enforceability as if made in non-electronic form.

(g)This Agreement is binding upon, and inures to the benefit of, the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns.

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22.NOTICE OF RIGHT TO CANCEL

YOU MAY CANCEL THIS TRANSACTION AT ANY TIME PRIOR TO MIDNIGHT OF THE 10TH CALENDAR DAY AFTER YOU SIGN THIS AGREEMENT AND ANY DEPOSIT PAID WILL BE REFUNDED.  SEE THE ATTACHED NOTICE OF CANCELLATION FORM FOR AN EXPLANATION OF THIS RIGHT.

By initialing below, you expressly acknowledge that you have been advised on your right to cancel this Agreement and have received duplicate copies of the Notice of Cancellation.

Accepted by (Initials)

By initialing below, you expressly acknowledge that you have received and read the FEDERAL CONSUMER LEASING ACT DISCLOSURE given to you as part of this Lease and have done so prior to signing this Lease.

Accepted by (Initials)

SUNRUN INC.	CUSTOMER
Date:	Primary Account Holder

Signature:	Date:

Print Name:	Signature
JeffTest Test

Title:	Account email address*:

*This email address will be used by Sunrun for official correspondence, such as sending monthly bills or other invoices. Sunrun will never share or sell your email address to any third parties.
SALES CONSULTANT

By signing below I acknowledge that I am Sunrun accredited, that I presented this agreement according to "The Right Stuff" and the Sunrun Code of Conduct, and that I obtained the homeowner's signature on this agreement.

Account phone number:
Secondary Account Holder (optional)
Name:

[Print Name]	Signature:

Signature:	Print Name:

Sunrun ID #:

[10-digit number you received from Sunrun]

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EXHIBIT A: SUNRUN LEASE PAYMENT SCHEDULE & BUYOUT PRICING

At the signing of this Lease, you will pay Sunrun a non-refundable Deposit of $500. At the start of installation of the Solar Facility, you will pay Sunrun an Initial Payment of $67,250. Together, these payments comprise the Upfront Payment ("Upfront Payment"). As scheduled below, your upfront payment is subject to refund if the Guaranteed Output is not met.

Upon each anniversary of the In-Service Date, Sunrun will issue you a refund if Actual Output is less than Guaranteed Output to Date. Please see Section 8 for additional information, including certain limitations.

After the Initial Term, for any Renewal Terms, Sunrun shall on each anniversary of the In-Service Date establish a new monthly lease payment and the due dates for such monthly lease payments. The new monthly lease rate shall be the product of (A) 11,854 and (B) the lowest rate per kWh for on-peak energy charged to a customer at the Property by your Utility, or its successor. For example, if the lowest such rate for on-peak energy were $0.00 per kWh, your lease payment would remain $0.00.

Notwithstanding the foregoing, in no event shall the monthly lease payment be less than $0.00

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FEDERAL CONSUMER LEASING ACT DISCLOSURE

Date: August 24, 2015

Lessor(s): Sunrun, Inc.           Lessee(s): JeffTest Test

Description of Leased Property

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Official Fees and Taxes:

The total amount of estimated official fees and taxes you will have paid by the end of the Initial Term of the Lease is $0.00.

Insurance:

We will carry and pay for insurance that covers all damage to and theft of the Solar Facility as well as any liability arising out of our performance and the performance of our subcontractors under this Lease. You will carry and pay for insurance that covers all damage to your property during the term of the Lease, including damage resulting from the Solar Facility, provided such damage was not caused by our gross negligence (see Section 14 of your Lease for additional details).

Standard for Wear and Use:

Any attempts to tamper with, damage or modify the Solar Facility will be considered beyond reasonable wear and tear use of the Solar Facility. See also Section 2(e) of your Lease.

Maintenance:

You are not responsible for any maintenance or servicing of the Solar Facility. You agree to grant us access to your property to perform any necessary maintenance. We are responsible for the operation, maintenance, service and repair of the Solar Facility during the term of the Lease. See Sections 1(c), 2(c), and 13 of your Lease for additional details.

Warranties:

We guarantee that the Solar Facility will generate 100% of the estimated output during the Initial Term of the Lease, or we will issue you a refund as detailed in Section 8 of your Lease. See Sections 8 and 15 of your Lease for additional details. If parts fail during the term of the Lease, we will use commercially reasonable efforts to replace them with like equipment, and the guarantee of system output will still apply.

Early Termination and Default:

(1) You may terminate this Lease before the end of the Initial Term under the following conditions:

(i) You may cancel this transaction at any time prior to midnight of the third business day after the date of this transaction and any deposit paid will be refunded.

(ii) The design for the Solar Facility will be presented to you prior to installation. You will have five (5) business days following this presentation to request a change or cancel this Lease. (See Sections 3 and 12(e) of the Lease). If you cancel the Lease after presentation of the Solar Facility's design, you will not be refunded your deposit, but you will not owe us any further payments.

(iii) If for a period of one hundred eighty (180) days Sunrun fails to perform its obligations required to commence installation of the Solar Facility and you have fulfilled all of your obligations under this Lease, you may cancel this Lease, in which case Sunrun will refund to you the deposit and any applicable delivery/installation fee, provided that your Property was accessible and in a state fully ready to permit the installation of the Solar Facility.

(iv) If you sell or otherwise transfer your interest in the Property without either purchasing the Solar Facility or assigning this Lease to the new owner in accordance with the terms of the Lease, or if the new owner refuses to take assignment, then you will be deemed to have terminated this Lease. If you terminate this Lease pursuant hereto, we will have the right to enter your Property and remove the Solar Facility, in which case you waive the right to any refunds due to you under the output guaranty (see "Warranties" above and Section 8 of the Lease) and you will also owe Sunrun an amount equal to the value of any federal, state and local incentives that Sunrun must return as the result of such removal. (See Sections 2(a), 11(c), and 19 of the Lease.)

(2) We may terminate this Lease before the end of the Initial Term under the following conditions:

(i) If you cause the start of activation of the Solar Facility to be delayed in excess of 180 days. In the event of any such cancellation, you will not be refunded your deposit, but you will not owe us any further payment.

(ii) If you are in default under the Lease (see Section 19(a) of the Lease for details about events that are defaults under the Lease) Sunrun may enter your Property and remove the Solar Facility, in which case you waive the right to any refunds due to you under the output guaranty (see "Warranties" above and Section 8 of the Lease) and you will also owe Sunrun an amount equal to the value of

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any federal, state and local incentives that Sunrun must return as a result of such removal. (See Sections 2(a) and 19 of the Lease for additional details).

(3) Either party may terminate this Lease before the end of Initial Term under the following conditions:

(i) Prior to installation, the following conditions may change the expected costs and benefits of the Solar Facility to both you and Sunrun:

(a) Change to the design of your Solar Facility.

(b) Change in the Solar Facility’s annual energy production estimate, expressed in kWh, provided by the National Renewable Energy Laboratory PVWatts Calculator.

(c) Change in the final rebate amount associated with installing the Solar Facility.

(d) The availability of cellular service at the Property.

If any of these conditions occur, Sunrun may choose to modify the terms of this Lease or cancel the Lease. If Sunrun chooses to modify the terms, Sunrun will notify you in writing and you will have five (5) business days to accept the modified terms or cancel this Lease. If you do not respond to Sunrun within five (5) business days, Sunrun may deem you to have cancelled the Lease. If Sunrun modifies your Lease pursuant to any of these conditions such that there is a decrease in the annual energy production estimate, or if the payment terms increase, or if it is determined that you must pay for any site improvements to accommodate the Solar Facility, then you may cancel this Lease and your deposit will be refunded. (See Sections 4(a) and 12(e) of the Lease.)

(ii) If you or Sunrun is prevented from performing under this Lease due to a Force Majeure event for a period of either (a) three hundred sixty-five (365) consecutive days or more, or (b) seven hundred thirty (730) non-consecutive days or more (whether full or partial days), the other party may terminate this Lease, without liability of either party to the other, upon thirty (30) days written notice at any time during the Force Majeure. (See Section 17 of the Lease.)

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NOTICE OF CANCELLATION

DATE:  ________________

(Enter date of transaction)

YOU MAY CANCEL THIS TRANSACTION, WITHOUT ANY PENALTY OR OBLIGATION, WITHIN TEN CALENDAR DAYS FROM THE ABOVE DATE.

IF YOU CANCEL, ANY PROPERTY TRADED IN, ANY PAYMENT MADE BY YOU UNDER THE CONTRACT OR SALE, AND ANY NEGOTIABLE INSTRUMENT EXECUTED BY YOU WILL BE RETURNED WITHIN 10 CALENDAR DAYS FOLLOWING RECEIPT BY THE SELLER OF YOUR CANCELLATION NOTICE AND ANY SECURITY INTEREST ARISING OUT OF THE TRANSACTION WILL BE CANCELLED.

IF YOU CANCEL YOU MUST MAKE AVAILABLE TO THE SELLER AT YOUR RESIDENCE, IN SUBSTANTIALLY AS GOOD CONDITION AS WHEN RECEIVED, ANY GOODS DELIVERED TO YOU UNDER THIS CONTRACT OR SALE; OR YOU MAY, IF YOU WISH, COMPLY WITH THE INSTRUCTIONS OF THE SELLER REGARDING THE RETURN SHIPMENT OF THE GOODS AT THE SELLER'S EXPENSE AND RISK.

IF YOU DO MAKE THE GOODS AVAILABLE TO THE SELLER AND THE SELLER DOES NOT PICK THEM UP WITHIN 20 DAYS OF THE DATE OF YOUR NOTICE OF CANCELLATION, YOU MAY RETAIN OR DISPOSE OF THE GOODS WITHOUT ANY FURTHER OBLIGATION.

IF YOU FAIL TO MAKE THE GOODS AVAILABLE TO THE SELLER, OR IF YOU AGREE TO RETURN THE GOODS TO THE SELLER AND FAIL TO DO SO, THEN YOU REMAIN LIABLE FOR PERFORMANCE OF ALL OBLIGATIONS UNDER THE CONTRACT.

TO CANCEL THIS TRANSACTION, MAIL OR DELIVER A SIGNED AND DATED COPY OF THIS CANCELLATION NOTICE OR ANY OTHER WRITTEN NOTICE TO SUNRUN INC., 595 MARKET STREET, 29TH FLOOR, SAN FRANCISCO, CA 94105 NOT LATER THAN MIDNIGHT OF ____________________ (DATE)

I HEREBY CANCEL THIS TRANSACTION.

DATE:

CUSTOMER SIGNATURE:

NOTICE OF CANCELLATION MAY BE SENT TO SUNRUN AT THE ADDRESS NOTED ON THE FIRST PAGE OF THIS CONTRACT.

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DUPLICATE COPY

NOTICE OF CANCELLATION

DATE:  ________________

(Enter date of transaction)

YOU MAY CANCEL THIS TRANSACTION, WITHOUT ANY PENALTY OR OBLIGATION, WITHIN TEN CALENDAR DAYS FROM THE ABOVE DATE.

IF YOU CANCEL, ANY PROPERTY TRADED IN, ANY PAYMENT MADE BY YOU UNDER THE CONTRACT OR SALE, AND ANY NEGOTIABLE INSTRUMENT EXECUTED BY YOU WILL BE RETURNED WITHIN 10 CALENDAR DAYS FOLLOWING RECEIPT BY THE SELLER OF YOUR CANCELLATION NOTICE AND ANY SECURITY INTEREST ARISING OUT OF THE TRANSACTION WILL BE CANCELLED.

IF YOU CANCEL YOU MUST MAKE AVAILABLE TO THE SELLER AT YOUR RESIDENCE, IN SUBSTANTIALLY AS GOOD CONDITION AS WHEN RECEIVED, ANY GOODS DELIVERED TO YOU UNDER THIS CONTRACT OR SALE; OR YOU MAY, IF YOU WISH, COMPLY WITH THE INSTRUCTIONS OF THE SELLER REGARDING THE RETURN SHIPMENT OF THE GOODS AT THE SELLER'S EXPENSE AND RISK.

IF YOU DO MAKE THE GOODS AVAILABLE TO THE SELLER AND THE SELLER DOES NOT PICK THEM UP WITHIN 20 DAYS OF THE DATE OF YOUR NOTICE OF CANCELLATION, YOU MAY RETAIN OR DISPOSE OF THE GOODS WITHOUT ANY FURTHER OBLIGATION.

IF YOU FAIL TO MAKE THE GOODS AVAILABLE TO THE SELLER, OR IF YOU AGREE TO RETURN THE GOODS TO THE SELLER AND FAIL TO DO SO, THEN YOU REMAIN LIABLE FOR PERFORMANCE OF ALL OBLIGATIONS UNDER THE CONTRACT.

TO CANCEL THIS TRANSACTION, MAIL OR DELIVER A SIGNED AND DATED COPY OF THIS CANCELLATION NOTICE OR ANY OTHER WRITTEN NOTICE TO SUNRUN INC., 595 MARKET STREET, 29TH FLOOR, SAN FRANCISCO, CA 94105 NOT LATER THAN MIDNIGHT OF ____________________ (DATE)

I HEREBY CANCEL THIS TRANSACTION.

DATE:

CUSTOMER SIGNATURE:

NOTICE OF CANCELLATION MAY BE SENT TO SUNRUN AT THE ADDRESS NOTED ON THE FIRST PAGE OF THIS CONTRACT.

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EXHIBIT E:  SUNRUN DEPOSIT FORM

If you are paying your deposit by check, please enclose this document with your payment and include your Sunrun Proposal ID reference in the memo line of your check.

Name:  JeffTest Test

Address:  3 Bonwit Pl, Farmingdale, NY 11735

Proposal ID:  PK1VA1K7N7NL

Deposit Amount:  $500

Please send payments to:

Sunrun Inc.

P.O. Box 511612

Los Angeles, CA 90051-8167

Thank you for choosing Sunrun!

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Exhibit H-1

Form of Revolving Loan Note

REVOLVING LOAN NOTE

No. [_____]

New York, New York

[___________], 20[__]

For value received, the undersigned, SUNRUN HERA PORTFOLIO 2015-A, LLC, a Delaware limited liability company (“Borrower”), unconditionally promises to pay to [_______________], or its permitted assigns (the “Lender”), the principal amount of [__________________ DOLLARS ($__________)], or if less, the aggregate unpaid and outstanding principal amount of this Revolving Loan Note advanced by the Lender to Borrower pursuant to that certain Credit Agreement, dated as of January 15, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), INVESTEC BANK PLC, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and INVESTEC BANK PLC, as Issuing Bank, and all other amounts owed by Borrower to the Lender hereunder.

Payments of principal of, and interest on, this Revolving Loan Note are to be made to the Administrative Agent for the account of the Lender or as otherwise instructed by the Lender in writing, in lawful money of the United States of America.

This is one of the Revolving Loan Notes referred to in Section 2.04 of the Credit Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. Capitalized terms used and not defined herein shall have the meanings set forth in Section 1.01 of the Credit Agreement.

This Revolving Capital Loan Note is made in connection with and is secured by, among other instruments, the provisions of the Collateral Documents. Reference is hereby made to the Credit Agreement and the Collateral Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the rights of the holder of this Revolving Loan Note.

The principal amount hereof is payable in accordance with the Credit Agreement, and such principal amount may be prepaid solely in accordance with the Credit Agreement.

Borrower authorizes the Lender to record on the schedule annexed to this Revolving Loan Note the date and amount of each Revolving Loan made by the Lender and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the accuracy of the matters noted. Borrower further

Exhibit H-1 – 1

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authorizes the Lender to attach to and make a part of this Revolving Loan Note continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower’s obligations to repay the full unpaid principal amount of the Revolving Loans.

Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the Credit Agreement, and Borrower agrees to pay other fees and costs as stated in the Credit Agreement at the times specified in, and otherwise in accordance with, the Credit Agreement.

If any payment due on this Revolving Loan Note becomes due and payable on a date which is not a Business Day, such payment shall be made on the next succeeding Business Day, in accordance with the Credit Agreement.

Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Revolving Loan Note may become or be declared to be immediately due and payable as provided in the Credit Agreement and other Loan Documents, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by Borrower.

Borrower agrees to pay all costs and expenses, including without limitation reasonable attorneys’ fees, incurred in connection with the interpretation or enforcement of this Revolving Loan Note, at the times specified in, and otherwise in accordance with, the Credit Agreement.

Except as permitted by the Credit Agreement, this Revolving Loan Note or the indebtedness evidenced hereby may not be assigned by Lender to any other Person. Transfer of this Revolving Loan Note may be effected only by a surrender of the Revolving Note by Lender and either reissuance of the Revolving Loan Note or issuance of a new Revolving Loan Note by the Borrower to the new lender.

THIS REVOLVING LOAN NOTE SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Exhibit H-1 – 2

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SUNRUN HERA PORTFOLIO 2015-A, LLC,
a Delaware limited liability company

By:	Sunrun Hera Portfolio 2015-B, LLC,
Its:	Sole Member

By: Sunrun Hera Holdco 2015, LLC,
Its: Sole Member

By: Sunrun Inc.,
Its: Sole Member

By:
Name:
Title:

Exhibit H-1 – 3

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Date	Advance	Prepayment or Repayment	Outstanding Balance

Exhibit H

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Exhibit H-2

Form of LC Loan Note

FORM OF LC LOAN NOTE

No. [_____]

New York, New York

[___________], 20[__]

For value received, the undersigned, SUNRUN HERA PORTFOLIO 2015-A, LLC, a Delaware limited liability company (“Borrower”), unconditionally promises to pay to [_______________], or its permitted assigns (the “Lender”), the principal amount of [__________________ DOLLARS ($__________)], or if less, the aggregate unpaid and outstanding principal amount of this LC Loan Note advanced by the Lender to Borrower pursuant to that certain Credit Agreement, dated as of January 15, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), INVESTEC BANK PLC, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and INVESTEC BANK PLC, as Issuing Bank, and all other amounts owed by Borrower to the Lender hereunder.

Payments of principal of, and interest on, this LC Loan Note are to be made to the Administrative Agent for the account of the Lender or as otherwise instructed by the Lender in writing, in lawful money of the United States of America.

This is one of the LC Loan Notes referred to in Section 2.04 of the Credit Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. Capitalized terms used and not defined herein shall have the meanings set forth in Section 1.01 of the Credit Agreement.

This LC Loan Note is made in connection with and is secured by, among other instruments, the provisions of the Collateral Documents. Reference is hereby made to the Credit Agreement and the Collateral Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the rights of the holder of this LC Loan Note.

The principal amount hereof is payable in accordance with the Credit Agreement, and such principal amount may be prepaid solely in accordance with the Credit Agreement.

Borrower authorizes the Lender to record on the schedule annexed to this LC Loan Note the date and amount of each LC Loan made by the Lender and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the accuracy of the matters noted. Borrower further authorizes the Lender to

Exhibit H

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attach to and make a part of this LC Loan Note continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower’s obligations to repay the full unpaid principal amount of the LC Loans.

Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the Credit Agreement, and Borrower agrees to pay other fees and costs as stated in the Credit Agreement at the times specified in, and otherwise in accordance with, the Credit Agreement.

If any payment due on this LC Loan Note becomes due and payable on a date which is not a Business Day, such payment shall be made on the next succeeding Business Day, in accordance with the Credit Agreement.

Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this LC Loan Note may become or be declared to be immediately due and payable as provided in the Credit Agreement and other Loan Documents, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by Borrower.

Borrower agrees to pay all costs and expenses, including without limitation reasonable attorneys’ fees, incurred in connection with the interpretation or enforcement of this LC Loan Note, at the times specified in, and otherwise in accordance with, the Credit Agreement.

Except as permitted by the Credit Agreement, this LC Loan Note or the indebtedness evidenced hereby may not be assigned by Lender to any other Person. Transfer of this LC Loan Note may be effected only by a surrender of the LC Loan Note by Lender and either reissuance of the LC Loan Note or issuance of a new LC Loan Note by the Borrower to the new lender.

THIS LC LOAN NOTE SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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Exhibit H

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SUNRUN HERA PORTFOLIO 2015-A, LLC,
a Delaware limited liability company

By:	Sunrun Hera Portfolio 2015-B, LLC,
Its:	Sole Member

By: Sunrun Hera Holdco 2015, LLC,
Its: Sole Member

By: Sunrun Inc.,
Its: Sole Member

By:
Name:
Title:

Exhibit H

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Date	Advance	Prepayment or Repayment	Outstanding Balance

Exhibit H

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Exhibit J

Form of Debt Service Coverage Ratio Certificate

DEBT SERVICE COVERAGE RATIO CERTIFICATE

[_____], 20__

Investec Bank PLC,
as Issuing Bank

2 Gresham Street

London, EC2V 7QP

United Kingdom

Attention:

Telephone:

Facsimile:

Re:Sunrun Hera Portfolio 2015-A, LLC

Ladies and Gentlemen:

This certificate (this “Certificate”) is delivered to you pursuant to Section 6.01(a)(v) of that certain Credit Agreement, dated as of January 15, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Hera Portfolio 2015-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), Investec Bank PLC, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and Investec Bank PLC, as Issuing Bank.  Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.

The Borrower hereby certifies to the Administrative Agent that, as of the date hereof, attached hereto as Appendix A are calculations showing the Debt Service Coverage Ratio for the twelve-month period ending on the Calculation Date immediately preceding this Certificate (or, if less than twelve months have elapsed since the Closing Date to such Calculation Date, the period from the Closing Date and ending on such Calculation Date), and otherwise calculated in good faith and a manner consistent in all material respects with and supported by the Base Case Model.

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Exhibit J

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23.IN WITNESS WHEREOF, the Borrower has caused this Certificate to be duly executed and delivered as of the date first written above.

BORROWER:
SUNRUN HERA PORTFOLIO 2015-A, LLC

By:	Sunrun Hera Portfolio 2015-B, LLC,
Its:	Sole Member

By: Sunrun Hera Holdco 2015, LLC,
Its: Sole Member

By: Sunrun Inc.,
Its: Sole Member

By:
Name:
Title:

Exhibit J

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Appendix A

Debt Service Coverage Ratio Calculations

See attached.

Exhibit J

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit K

Form of Financial Statement Certificate

FINANCIAL OFFICER’S CERTIFICATE

[                     ], 20[__]

The undersigned officer1 of Sunrun Hera Portfolio 2015-A, LLC, a Delaware limited liability company (the “Borrower”) and the sole member of [describe applicable Opcos], hereby delivers this Financial Officer’s Certificate pursuant to Section 6.01(a)(vi) of that certain Credit Agreement, dated as of January 15, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Hera Portfolio 2015-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), Investec Bank PLC, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and Investec Bank PLC, as Issuing Bank.  Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned hereby certifies as of the date hereof on behalf of the Borrower and each Opco and not in such person’s individual capacity that the audited Financial Statements of the Borrower and the Opcos (on a consolidated basis for the applicable Person and its subsidiaries) for the calendar year ended [ ],] [unaudited Financial Statements of the Borrower and each Opco (on a consolidated basis for the applicable Person and its subsidiaries) for the calendar quarter ended [ ]], provided to the Administrative Agent pursuant to Section 6.01(a)[(i)][(ii)] of the Credit Agreement, fairly present the financial condition and results of operations of the Borrower and the applicable Opco (as applicable) on a consolidated basis for the period covered thereby in accordance with GAAP (subject, in the case of any unaudited Financial Statements, to changes resulting from audit and normal year-end adjustments, including the absence of footnotes and subject to validation of individual Subsidiary capital accounts in calculating net loss attributable to noncontrolling interests in conformity with GAAP).

[remainder of page intentionally blank]

[1]	To be signed by either the chief executive officer or chief financial officer (or other officer with similar duties) of the Borrower and applicable Opco.

Exhibit K – 1

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Borrower has caused this Financial Officer’s Certificate to be duly executed and delivered as of the date first written above.

BORROWER:
SUNRUN HERA PORTFOLIO 2015-A, LLC

By:	Sunrun Hera Portfolio 2015-B, LLC,
Its:	Sole Member

By: Sunrun Hera Holdco 2015, LLC,
Its: Sole Member

By: Sunrun Inc.,
Its: Sole Member

By:
Name:
Title:

OPCO:

[___]

By:
Name:
Title:

Exhibit K – 2

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit L

Initial Budget

•	Period•

Fiscal Year2016

•Annual Operating Budget			•
	[***]	[***]	[***]	Total
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]			[***]

•	CHECKs•

Master CHECK–

Exhibit L – 1

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission

Exhibit M

Form of Permitted Fund Disposition Certificate

Permitted Fund Disposition Certificate

[_____], 20__1

INVESTEC BANK PLC

2 Gresham Street

London, EC2V 7QP

United Kingdom

Attention:

Re:Sunrun Hera Portfolio 2015-A, LLC

Ladies and Gentlemen:

This certificate (this “Permitted Fund Disposition Certificate”) is delivered to you pursuant to the definition of “Permitted Fund Disposition” in that certain Credit Agreement, dated as of [__], 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Hera Portfolio 2015-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), Investec Bank PLC, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and Investec Bank PLC, as Issuing Bank.  Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.

The Borrower hereby gives notice to the Administrative Agent, pursuant to the definition of “Permitted Fund Disposition” in the Credit Agreement, that [insert name of transferring entity] (the “Transferor”) will transfer 100% of the Membership Interests in [insert name of entity being transferred]2 (the “Transferred Entity”) to [insert name of transferee] (the “Transferee”) on [___________], 20[__] (the “Transfer Date”).

[1]	To be delivered at least seven (7) Business Days prior to the date of the Permitted Fund Disposition.
[2]	Entity being transferred shall be either (a) a Tax Equity Holdco, (b) a Wholly Owned Holdco or (c) a Wholly Owned Opco.

The Borrower hereby certifies to the Administrative Agent that, as of the date hereof and the date of the Permitted Fund Disposition:

(1)	Attached hereto as Appendix A is an updated Base Case Model.
(2)	Attached hereto as Appendix B is an Available Borrower Base Certificate containing the calculation of the Available Borrowing Base as of the proposed Transfer Date.

Exhibit M – 1

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(3)

On the Transfer Date, an amount equal to $[______] will be paid to the Administrative Agent for application in accordance with Section 4.03(d) and 4.04 of the Credit Agreement.  After giving effect to (a) the prepayment described in the immediately preceding sentence and (b) the Permitted Fund Disposition, the aggregate outstanding principal amount of the Revolving Loans shall not exceed the Available Borrowing Base calculated immediately after giving effect to such Permitted Fund Disposition.

(4)	No Default or Event of Default has occurred and is continuing or would result from the Permitted Fund Disposition.
(5)	This Permitted Fund Disposition, individually or in the aggregate with each other Permitted Fund Disposition, could not reasonably be expected to have a Material Adverse Effect on the Borrower.
(6)	The Debt Service Reserve Account and the Inverter Reserve Account are funded in the required amounts in accordance with the Depository Agreement.
(7)	There are no unreimbursed drawings on a Letter of Credit and there are no outstanding LC Loans.
(8)	The documentation for the Permitted Fund Disposition expressly provides that the Permitted Fund Disposition is without liability or recourse for any reason to any Relevant Party.
(9)

After giving effect to such Permitted Fund Disposition, no Relevant Party shall have any obligation or liability to (i) the Transferred Entity, (ii) any Opco transferred (directly or indirectly) on the Transfer Date, (iii) the Transferee or (iv) any other Person pursuant to any Portfolio Documents  in respect of the Transferred Entity or any Opco transferred (directly or indirectly in connection with such Permitted Fund Disposition).

[remainder of page intentionally blank]

2

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IN WITNESS WHEREOF, the Borrower has caused this Permitted Fund Disposition Certificate to be duly executed and delivered as of the date first written above.

BORROWER:
SUNRUN HERA PORTFOLIO 2015-A, LLC

By:
Name:
Title:

3

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Exhibit N

Form of Tax Equity Fund Certificate

Tax Equity Fund Certificate

[_____], 20__1

INVESTEC BANK PLC

2 Gresham Street

London, EC2V 7QP

United Kingdom

Attention:

Re:Sunrun Hera Portfolio 2015-A, LLC

Ladies and Gentlemen:

This certificate (this “Tax Equity Fund Certificate”) is delivered to you pursuant to Section [2.05(a)]2 [2.05(b)]3 [2.05(c)]4 of that certain Credit Agreement, dated as of [__], 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Hera Portfolio 2015-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), Investec Bank PLC, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and Investec Bank PLC, as Issuing Bank.  Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.

[1]

To be delivered at least ten (10) Business Days prior to the date of the proposed acquisition or formation of the Partnership Flip Fund if submitted pursuant to Section 2.05(a). To be delivered at least thirty (30) days prior to the date of the proposed acquisition or formation of the Partnership Flip Fund or Inverted Lease Fund if submitted pursuant to Section 2.05(b).  To be delivered at least forty-five (45) days prior to the date of the proposed acquisition or formation of a tax equity investment fund other than a Partnership Flip Fund or Inverted Lease Fund submitted pursuant to Section 2.05(c).

[2]

To be included if acquiring or forming  a Partnership Flip Fund substantially similar to that of a Precedent Partnership Flip Fund with Tax Equity Documents substantially similar in form and substance to the corresponding Tax Equity Documents of one Precedent Partnership Flip Fund.

[3]

To be included if acquiring or forming an Inverted Lease Fund or a Partnership Flip Fund that is not substantially similar to that of a Precedent Partnership Flip Fund or with Tax Equity Documents not substantially similar in form and substance to the corresponding Tax Equity Documents of one Precedent Partnership Flip Fund.

[4]	To be included if acquiring or forming a tax equity investment fund other than a Partnership Flip Fund or Inverted Lease Fund.

Exhibit N – 1

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

The Borrower hereby certifies to the Administrative Agent that, as of the date hereof and the date of the proposed [acquisition][formation] (such [acquisition][formation] date, the “Fund Addition Date”) of the [Partnership Flip Fund][Inverted Lease Fund][tax equity investment fund other than a Partnership Flip Fund or Inverted Lease Fund] (such fund, the “Target Fund”):

(1)

Attached hereto as Appendix A is a true, correct and complete copy of each of the following documents (including all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters) for the Target Fund:

a.	Tax Equity Limited Liability Company Agreement;
b.	[Master Purchase Agreement]; [5]
c.	[Master Lease];[6]
d.	Tax Equity Opco O&M Agreement;
e.	Tax Equity Account Agreement;
f.	[Back-Up Servicing Agreement][Transition Management Agreement];
g.	Tax Equity Guaranty; and
h.

[list any other documents reflecting an agreement between Sponsor (or any Affiliate or Sponsor) and any of the Tax Equity Class A Members relating to the applicable Tax Equity Class A Member’s investment in a Project or such Tax Equity Opco].

(2)

[The Target Fund is a Partnership Flip Fund and (a) the structure of the Target Fund is substantially similar to the [[***]Fund][[***] Precedent Fund][ [***] Fund][ [***] Precedent Fund][ [***] Fund] and (b) subject to the proviso in Section 2.05(a)(i)(A)(III) of the Credit Agreement, the Tax Equity Documents of the Target Fund (including any amendments or modifications thereto) are substantially similar in form and substance to the Tax Equity Documents of the [[***] Fund] [***] Precedent Fund][ [***] Fund][ [***] Precedent Fund][ [***] Fund] [(including any amendments or modifications thereto with respect to any such Tax Equity Documents relating to the [[***] Fund] [[***] Fund][[***] Fund])].[7]

(3)	[The Target Fund is a Partnership Flip Fund that meets the Tax Equity Characteristics.][8]

[5]	To be included for the acquisition or formation of a Partnership Flip Fund.
[6]	To be included for the acquisition or formation of an Inverted Lease Fund.
[7]	To be included if submitted pursuant to Section 2.05(a).
[8]	To be included if submitted pursuant to Section 2.05(a).

2

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(4)

[The Target Fund is [a Partnership Flip Fund][an Inverted Lease Fund] that meets the Tax Equity Characteristics.] [The Target Fund is [a Partnership Flip Fund][an Inverted Lease Fund] that meets the Tax Equity Characteristics other than the following deviations from the Tax Equity Characteristics:

a.	[provide a description of each deviation from the Tax Equity Characteristics in the Target Fund]].[9]
(5)	[[***]10]
(6)

Attached hereto as Appendix C are updates to (a) Schedule 1.01(a) of the Credit Agreement that includes all Tax Equity Documents of the new Relevant Parties, (b) Schedules 5.03(e) and 5.03(f) of the Credit Agreement that include each new Relevant Party, (c) Schedule A of the Credit Agreement that includes any Project Information in respect of the new Relevant Parties and (d) Schedule 6 of the Pledge and Security Agreement which includes the Tax Equity Holdco of the Target Fund (the “Target Fund Holdco”) as a “Pledged Ownership Entity”.

(7)

Attached hereto as Appendix D-1 is a draft of [an Accession Agreement to the Tax Equity Holdco Guaranty and Security Agreement][a Tax Equity Holdco Guaranty and Security Agreement] which shall be duly executed and delivered by the Target Fund Holdco on the Fund Addition Date that, solely with respect to the making of this representation and warranty as of the Fund Addition Date, shall also have been executed by the Administrative Agent and the Collateral Agent on the Fund Addition Date.

(8)

Attached hereto as Appendix D-2 are true, correct and complete copies of certificates representing all of the Membership Interests in the Target Fund Holdco and all of the [Class B Membership Interests in the Partnership Flip Opco of the Target Fund (the “Target Fund Opco”)] [Membership Interests in the Inverted Lease Opco of the Target Fund (the “Target Fund Opco”)] (in each case, in the form required by the applicable limited liability company agreement) accompanied by undated stock powers executed in blank and instruments evidencing any pledged debt indorsed in blank.  As of the Fund Addition Date, the originals of each of the foregoing shall be delivered to the Collateral Agent.

(9)

Attached hereto as Appendix D-3 are true, correct and complete copies of proper Financing Statements in form appropriate for filing under the applicable Uniform Commercial Code in order to perfect the Liens created under the Collateral Documents (covering the Collateral described therein) with respect to the Target Fund.

[9]	To be included if submitted pursuant to Section 2.05(b).
[10]	[***]

3

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(10)

Attached hereto as Appendix D-4 are the results of a recent lien search in each of the jurisdictions in which UCC financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets other than Excluded Property of the current owner of the Membership Interests of the Target Fund Holdco, all assets other than Excluded Property of the Target Fund Holdco and all assets other than Excluded Property of the Target Fund Opco. Such search reveals no Liens on the Membership Interests in the Target Fund Holdco, any assets of the Target Fund Holdco or any assets of the Target Fund Opco.

(11)

Attached hereto as Appendix E are true, correct and complete copies of resolutions of the new Relevant Parties and the Sponsor authorizing the execution delivery and performance of the Portfolio Documents and evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with the Portfolio Documents to which any new Relevant Party is a party or is to be a party.

(12)

Attached hereto as Appendix F are true, correct and complete copies of customary insurance certificates [and [described any additional evidence provided]], demonstrating that all insurance required to be obtained and maintained pursuant to the Loan Documents has been obtained and all premiums thereon have been paid in full or are not in arrears.

(13)

Attached hereto as Appendix G is a copy of each item described in Sections 9.01(a)(xiv) and (xv) of the Credit Agreement with respect to the Sponsor, the Borrower, the Target Fund Holdco and the Target Fund Opco;

(14)

Attached as Appendix H are drafts of the favorable opinions of counsel to the Borrower and the new Relevant Parties (which opinion shall be delivered on the Fund Addition Date and shall either be in the form of the opinions delivered on the Closing Date or such other form reasonably acceptable to the Administrative Agent (acting in consultation with counsel)) in relation to the Loan Documents, addressed to the Administrative Agent and each Secured Party from:

a.

Wilson Sonsini Goodrich & Rosati P.C. (or other counsel previously approved by the Administrative Agent), counsel for the Borrower and the new Relevant Parties, including opinions regarding the attachment, perfection of security interests in Collateral with respect to the new Relevant Parties and corporate matters (including, without limitation, enforceability, no consents, no conflicts with the Limited Liability Company Agreements of the new Relevant Parties and Investment Company Act matters) with respect to the new Relevant Parties; and

b.

an in-house opinion from counsel of the Sponsor with respect to the new Relevant Parties, including opinions regarding corporate matters and no conflicts with organizational documents of the new Relevant Parties, and other material contracts binding on the new Relevant Parties or the Borrower in relation to the new Relevant Parties.

4

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(15)

[Attached hereto as Appendix I are true, correct and complete copies of all consents, licenses and approvals required in connection with the granting of the Liens under the Collateral Documents and the execution delivery and performance of the Portfolio Documents and the validity against the Sponsor and each new Relevant Party of the Portfolio Documents to which it is a party, and such consents, licenses and approvals are in full force and effect and not subject to appeal.][No consents, licenses or approvals are required in connection with the granting of the Liens under the Collateral Documents and the execution delivery and performance of the Portfolio Documents and the validity against the Sponsor and each  new Relevant Party of the Portfolio Documents to which it is a party.]

(16)	[Attached hereto as Appendix J are true, correct and complete copies of the current financial models for the Target Fund Opco.][11]
(17)	Attached hereto as Appendix K is a true, correct and complete copy of the Base Case Model demonstrating compliance with the Available Borrowing Base.
(18)

As of the Fund Addition Date, the Lender Parties have received all documentation and other information required by regulatory authorities under the applicable “know your customer” and Anti-Money Laundering Laws, including the PATRIOT Act.

(19)

As of the Fund Addition Date, all Additional Expenses due and payable as of such date shall have been paid in full by the Borrower and all other costs and expenses required to be paid per Section 4.07 of the Credit Agreement for which evidence has been presented (including, as applicable, third-party fees and out-of-pocket expenses of lenders counsel, the Insurance Consultant, Independent Engineer, [***] and other advisors or consultants retained by the Administrative Agent).

(20)

The representations and warranties of the Sponsor and the Relevant Parties contained in Article V of the Credit Agreement, or which are contained in any document furnished at any time under or in connection therewith (including the Portfolio Documents submitted in connection with this Tax Equity Fund Certificate), are true and correct on and as of the date hereof and the date of the proposed Fund Addition Date, except (a) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date or (b) to the extent that such representations and warranties refer solely to the Fund Addition Date, in which case they shall be true and correct solely as of the Fund Addition Date.

(21)

No action or proceeding has been instituted or threatened in writing by any Governmental Authority against the Sponsor or any Relevant Party that seeks to impair, restrain prohibit or invalidate the transactions contemplated by the Credit Agreement, the other Loan Documents, the Portfolio Documents or regarding the effectiveness or validity of any required Permits.

[11]	To be included for the acquisition or formation of a Partnership Flip Fund to the extent not included pursuant to clause (5).

5

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(22)	No Default or Event of Default exists, or would result from the proposed [acquisition][formation] of the Target Fund.
(23)

The Cash Available for Debt Service included under the Base Case Model does not include cash flows from any Project that is not an Eligible Project and takes into account the impact on Operating Revenues and Operating Expenses from each waiver provided by a Tax Equity Class A Member.

(24)	After giving effect to the proposed [acquisition][formation] of the Target Fund, the Borrower and the Subsidiaries are and will be solvent.
(25)

There has been no event or circumstance since [insert date of the most recent audited financial statements of the Sponsor delivered pursuant to either Section 6.01(a) or Section 9.01(a)(xii) of the Credit Agreement] that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(26)	The Inverter Reserve Account is funded in the required amount in accordance with the Depository Agreement.
(27)

The Target Fund Holdco has not been removed as managing member under the Limited Liability Company Agreement of the Target Fund Opco, nor has the Target Fund Holdco given or received written notice of an action, claim or threat of such removal.

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6

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Borrower has caused this Tax Equity Fund Certificate to be duly executed and delivered as of the date first written above.

BORROWER:
SUNRUN HERA PORTFOLIO 2015-A, LLC

By:
Name:
Title:

7

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Exhibit O

Form of Wholly Owned Holdco Guaranty and Security Agreement

FORM OF

GUARANTY AND SECURITY AGREEMENT

Dated as of [________], 2015

among

[________],

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Collateral Agent

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ii

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Section 4.7	Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property	22
Section 4.8	Notices	23
Section 4.9	Notice of Commercial Tort Claims	23
Section 4.10	Inventory	23
Section 4.11	Receipt of Certificates, Warrants, Options, or Rights	23
Section 4.12	Property Rights	24
Section 4.13	Member Withdrawal or Removal	24
Article V REMEDIAL PROVISIONS		23

Section 5.1	Code and Other Remedies.	23
Section 5.2	Accounts and Payments in Respect of General Intangibles	25
Section 5.3	Private Sale.	27
Section 5.4	Deficiency	27
Article VI THE COLLATERAL AGENT		28

Section 6.1	Collateral Agent’s Appointment as Attorney-in-Fact.	28
Section 6.2	No Duty to File; Authorization to File Financing Statements	30
Section 6.3	Authority of Collateral Agent	31
Section 6.4	Duty; Obligations and Liabilities.	31
Article VII MISCELLANEOUS		33

Section 7.1	Reinstatement	33
Section 7.2	Release of Collateral.	33
Section 7.3	Independent Obligations	34
Section 7.4	No Waiver by Course of Conduct	34
Section 7.5	Amendments in Writing	34
Section 7.6	Successors and Assigns	35
Section 7.7	Notices.	35
Section 7.8	Incorporation by Reference	36
Section 7.9	Wholly Owned Guarantor LLCA Acknowledgement	36
Section 7.10	Force Majeure	36
Section 7.11	Patriot Act	36

iii

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SCHEDULES and Exhibits

Schedule 1	Commercial Tort Claims
Schedule 2	Filings
Schedule 3	Legal Name; Jurisdiction of Organization; Chief Executive Office
Schedule 4	Location of Inventory and Equipment
Schedule 5	Intellectual Property
Schedule 6	Pledged Ownership Interests
Exhibit A	Form of Accession Agreement

iv

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GUARANTY AND SECURITY AGREEMENT, dated as of [________], [____] (this “Agreement”), by [________], a Delaware limited liability company (“[________]” and together with each Person that subsequently becomes a party hereto in accordance with 2)h), each individually a “Wholly Owned Holdco Guarantor” and, collectively, the “Wholly Owned Holdco Guarantors”), in favor of Deutsche Bank Trust Company Americas, in its capacity as Collateral Agent under the Credit Agreement referred to below (in such capacity, and together with its successors and permitted assigns, the “Collateral Agent”) for the Secured Parties as defined in the Credit Agreement (as defined herein).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement dated as of January 15, 2016  among Sunrun Hera Portfolio 2015-A, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, Investec Bank PLC, as the administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and Investec Bank PLC, as Issuing Bank (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, as security for the Obligations, each Wholly Owned Holdco Guarantor has agreed to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority Lien on the Collateral (subject to Permitted Liens);

WHEREAS, it is a condition precedent to the obligations of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that each Wholly Owned Holdco Guarantor shall have executed and delivered this Agreement to the Administrative Agent; and

WHEREAS, it is contemplated to be a condition precedent for any Secured Hedge Providers to enter into the Secured Interest Rate Hedging Agreements that the Wholly Owned Holdco Guarantors shall have executed and delivered this Agreement to the Administrative Agent.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Issuing Bank and each Lender party thereto to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Secured Hedge Providers to enter into the Secured Interest Rate Hedging Agreements, each Wholly Owned Holdco Guarantor hereby agrees with the Collateral Agent as follows:

1)	DEFINED TERMS

a)Definitions.

i)Capitalized terms used, but not otherwise defined, herein (including in the Recitals) that are defined in the Credit Agreement (whether directly

GUARANTY AND SECURITY AGREEMENT (HOLDCOS)

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

or by reference to another agreement or document) shall have the meanings given to them in the Credit Agreement (whether directly or by reference to another agreement or document), except to the extent defined pursuant to clause (b) or (c) of this a).

ii)The following terms have the meanings given to them in the UCC and capitalized terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined):  “Account”, “Account Debtor”, “Certificated Security”, “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Financial Asset”, “Fixture”, “General Intangible”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter of Credit”, “Letter-of-Credit Right”, “Proceeds”, “Record”, “Securities Account”, “Security”, “Supporting Obligation” and “Tangible Chattel Paper”.

iii)The following terms shall have the following meanings:

“Accession Agreement” means an instrument substantially in the form of Exhibit A hereto.

“Administrative Agent” has the meaning specified in the Preamble.

“Agreement” has the meaning specified in the Preamble.

“Applicable Law” has the meaning specified in Section 7.11.

“Applicable Pledged Ownership Interests” has the meaning specified in Section 3.11(a).

“Assigned Agreements” means (a) all contracts, agreements, leases or other instruments to which any Wholly Owned Holdco Guarantor is a party or pursuant to which any Wholly Owned Holdco Guarantor has rights whether as third party beneficiary or otherwise, (b) all other contracts, agreements, leases and other similar instruments related to the Projects, (c) all insurance policies maintained by any Wholly Owned Holdco Guarantor under the Loan Documents or any Project Document, including any such policies insuring against loss of revenues by reason of interruption of the operation of the Projects and all proceeds and other amounts payable to any Wholly Owned Holdco Guarantor thereunder, and all insurance proceeds, and (d) as regards the aforesaid agreements, (i) all rights of any Wholly Owned Holdco Guarantor to receive moneys due and to become due thereunder or pursuant thereto, (ii) all rights of any Wholly Owned Holdco Guarantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all claims of any Wholly Owned Holdco Guarantor for damages for breach thereof or default thereunder, and (iv) the right of any Wholly Owned Holdco Guarantor to terminate, amend, supplement or otherwise modify any such agreement or approval.

“Borrower” has the meaning specified in the Recitals.

“Collateral” has the meaning specified in Section 2.2.

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“Collateral Agent” has the meaning specified in the Preamble.

“Constituent Documents” means, with respect to any Person, collectively and, in each case, together with any modification of any term thereof, (a) the articles of incorporation, certificate of incorporation or certificate of formation of such Person, (b) the bylaws or operating agreement of such Person and (c) any other similar constitutive, organizational or governing document of such Person.

“Contractual Obligation” means, with respect to any Person, any contract, loan, agreement, indenture, mortgage, lease or other instrument to which it is a party or by which it or any of its properties is bound or affected.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any requirements of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Credit Agreement” has the meaning specified in the Recitals.

“Excluded Property” means (i) “Excluded Property”, as defined in the Credit Agreement, (ii) any permit, license, or approval of a Governmental Authority, which by its terms or by operation of Law would become void, voidable, terminable or revocable or in respect of which a Wholly Owned Holdco Guarantor would be deemed to be in breach or default thereunder if such permit, license, approval of a Governmental Authority or the applicable Wholly Owned Holdco Guarantor’s interest thereunder were pledged or assigned hereunder or if a security interest therein were granted hereunder, to the extent necessary to avoid such voidness, voidability, terminability, revocability, breach or default and (iii) any other asset or property to the extent, and solely to the extent and for so long as, the grant of a lien thereon is prohibited by applicable Laws; provided, that any such property shall be excluded from such security interest only to the extent and for so long as the consequences specified above shall exist and shall cease to be excluded and shall be subject to the Lien of the Loan Documents immediately and automatically at such time as such consequence shall no longer exist; provided further, however, “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of Excluded Property (unless such Proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Excluded Swap Obligation” means, with respect to any Wholly Owned Holdco Guarantor at any time, and after giving effect to Section 2.7, any Swap Obligation, if, and to the extent that, all or a portion of the guarantee of such Wholly Owned Holdco Guarantor of, or the grant by such Wholly Owned Holdco Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is illegal at such time under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Wholly Owned Holdco Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related Swap Obligation.

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“Governmental Approval” means any consent, waiver, variance, registration, filing, declaration, license, approval, permit, orders, authorization, exception or exemption from, of or with any Governmental Authority, whether given by express action or deemed given by failure to act within any specified period.

“Guaranteed Obligations” has the meaning specified in Section 2.3.

“Guaranty” has the meaning specified in Section 2.4.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any requirements of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Trade Secrets and IP Licenses.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any rights, title and interests in or relating to any Intellectual Property.

“Ownership Collateral” has the meaning specified in Section 2.2(n).

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any requirements of Law in or relating to letters patent and applications therefor.

“Pledged Ownership Entities” has the meaning specified in Section 2.2(n)(i).

“Pledged Ownership Interests” has the meaning specified in Section 2.2(n)(i).

“Qualified ECP Guarantor” means, in respect of any Guaranteed Obligation, each Wholly Owned Holdco Guarantor that has total assets exceeding $10,000,000 at the time such Guaranteed Obligation is incurred in respect of a Secured Interest Rate Hedging Agreement.

“Released Entity” has the meaning specified in 7)b)ii).

“Securities Act” has the meaning specified in 5)c)ii).

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

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“Swap Obligation” means, with respect to any Wholly Owned Holdco Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any requirements of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Trade Secrets” means all rights, title and interests (and all related IP Ancillary Rights) arising under any requirements of Law in or relating to trade secrets.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any requirements of Law, any of the perfection or priority of the Collateral Agent’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Wholly Owned Holdco Guarantors” has the meaning specified in the Preamble.

“Wholly Owned Opco Disposition” means, with respect to the Membership Interests in a Wholly Owned Opco, a “Disposition” or any similar term as such term is defined in the Limited Liability Company Agreement of such Wholly Owned Opco.

b)Certain Other Terms.

i)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement.  References herein to an Article, Section or clause refer to the appropriate Article, Section or clause in this Agreement. References herein to a Schedule refer to the appropriate Schedule to this Agreement, as updated from time to time as permitted or required under this Agreement, including in connection with any Accession Agreement or pursuant to Section 7.2(b).

ii)Section 1.02 (Rules of Construction) of the Credit Agreement is applicable to this Agreement as and to the extent set forth therein.

c)No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

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2)	GRANT OF SECURITY INTEREST AND GUARANTY

a)Grant of Security Interest.

Each Wholly Owned Holdco Guarantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, hereby assigns, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties, a Lien on and security interest in all of its rights, title and interests in, to and under the Collateral (as defined below).

b)Collateral.

For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by each Wholly Owned Holdco Guarantor in which such Wholly Owned Holdco Guarantor now has or at any time in the future may acquire any rights, title or interests is collectively referred to as the “Collateral”:

i)all Accounts;

ii)all Chattel Paper;

iii)all Deposit Accounts and Securities Accounts together with all funds, cash, monies, Financial Assets, investments, instruments, certificates of deposit, promissory notes and any other property (including any investments deposited therein or credited thereto) at any time on deposit therein or credited to any of the foregoing, all rights to payment or withdrawal therefrom and all income, profits, gains and interest thereon;

iv)all Documents;

v)all Equipment;

vi)all General Intangibles;

vii)all Instruments;

viii)all Inventory;

ix)all Investment Property;

x)all Supporting Obligations;

xi)all Commercial Tort Claims described on Schedule 1 and on any supplement thereto received by the Collateral Agent pursuant to 4)i);

xii)all Letters of Credit and Letter-of-Credit Rights;

xiii)all books and Records pertaining to the other property described in this a);

xiv)the following (collectively, the “Ownership Collateral”):

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(1)all of the Stock in any Person listed in Schedule 6 under the heading “Issuer” (or any other Stock in any other Persons) now or hereafter owned by such Wholly Owned Holdco Guarantor (the “Pledged Ownership Entities”), in each case together with all certificates (if any) evidencing the same (collectively, the “Pledged Ownership Interests”);

(2)all shares, partnership interests, membership interests, securities, moneys or property, if any, representing a dividend, distribution or return of capital upon or with respect to any of the Pledged Ownership Interests, or resulting from a revision, reclassification or stock split or other like change in any of the Pledged Ownership Interests or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Ownership Interests;

(3)without affecting the obligations of such Wholly Owned Holdco Guarantor under any provision prohibiting that action under any Loan Document, in the event of any consolidation or merger in which any Person identified in clause (i) above is not the surviving Person, all Stock of any class or character owned by such Wholly Owned Holdco Guarantor in the successor Person (unless that successor Person is such Wholly Owned Holdco Guarantor itself) formed by or resulting from that consolidation or merger; and

(4)all of such Wholly Owned Holdco Guarantor’s rights, benefits, privileges, authority and powers under the Constituent Documents of each Pledged Ownership Entity or under any shareholder or voting trust agreement or similar agreement, including (A) all such Wholly Owned Holdco Guarantor’s interest in the capital of such Pledged Ownership Entity, and all rights of such Wholly Owned Holdco Guarantor as a member or partner and all rights to receive dividends, distributions, cash, securities, instruments and other property or proceeds of any kind from time to time receivable or otherwise distributable in respect of the Pledged Ownership Interests or pursuant to the Constituent Documents of such Pledged Ownership Entity by way of distribution, return of capital or otherwise, (B) all other payments due or to become due to such Wholly Owned Holdco Guarantor in respect of the Pledged Ownership Interests or the Constituent Documents of such Pledged Ownership Entity, including all rights of such Wholly Owned Holdco Guarantor to receive proceeds of any insurance, indemnity, warranty or guaranty due to or with respect to the Pledged Ownership Interests or the Constituent Documents of such Pledged Ownership Entity, (C) all claims of such Wholly Owned Holdco Guarantor for damages arising out of or for breach of or default under the Constituent Documents of such Pledged Ownership Entity, (D) the right of such Wholly Owned Holdco Guarantor to terminate the Constituent Documents of such Pledged Ownership Entity, to perform and exercise consensual or voting rights thereunder, including the right, if any, to manage such Pledged Ownership Entity’s affairs, to make determinations, to exercise any election or option or to give or receive any notice, consent, amendment, waiver or approval, and the right, if any, to compel performance and otherwise exercise all remedies thereunder, and (E) all rights of the such Wholly Owned Holdco Guarantor as a member or partner of a Pledged Ownership Entity, to all

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property and assets of the applicable Pledged Ownership Entity (whether real property, Inventory, Equipment, contract rights, Accounts, receivables, General Intangibles, securities, Instruments, Chattel Paper, Documents, chooses in action or otherwise) and (F) certificates or instruments evidencing an ownership or Stock in such Pledged Ownership Entity, or its assets; and

(5)any other claim that such Wholly Owned Holdco Guarantor now has or may in the future acquire in its capacity as member or partner of any Pledged Ownership Entity against such Pledged Ownership Entity and its Assets;

xv)all Assigned Agreements;

xvi)all Governmental Approvals held in the name of, or for the benefit of, any Wholly Owned Holdco Guarantor;

xvii)all property of any Wholly Owned Holdco Guarantor held by any Secured Party, including all property of every description in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of a Wholly Owned Holdco Guarantor or as to which such Wholly Owned Holdco Guarantor may have any right or power, including cash;

xviii)all other Goods (including Fixtures) and personal property of any Wholly Owned Holdco Guarantor, whether tangible or intangible and wherever located; and

xix)to the extent not otherwise included, all Proceeds and products of all of the foregoing Collateral, whether cash or non-cash;

provided, however, that “Collateral” shall not include any Excluded Property; provided, further, that if at any time, any property described in the definition of Excluded Property shall cease to be Excluded Property, such property shall constitute Collateral, unless and until subsequent thereto such property again constitutes Excluded Property.

c)Guaranty.

Each Wholly Owned Holdco Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees the punctual payment when due (whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise) of all Obligations of the Borrower now or hereafter existing under or in respect of the Loan Documents (including any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise, but excluding any Excluded Swap Obligations (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable and documented expenses (including reasonable and documented fees and expenses of counsel) incurred by the Collateral Agent or any other Secured Party in enforcing any rights under this Section 2.3.

d)Guaranty and Grant of Security Interest Absolute.

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i)Each Wholly Owned Holdco Guarantor guarantees that the Guaranteed Obligations will be paid in accordance with the terms of the Loan Documents, regardless of any applicable Laws now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto.  To the maximum extent permitted by applicable Laws, the obligations of each Wholly Owned Holdco Guarantor under or in respect of this Agreement are independent of the Obligations of the Borrower under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Wholly Owned Holdco Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Borrower whether the Borrower is joined in any such action or actions.  The obligations of each Wholly Owned Holdco Guarantor under this Agreement and the rights of the Collateral Agent and the Liens and security interests hereunder shall be irrevocable, absolute and unconditional irrespective of, and each Wholly Owned Holdco Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(1)any illegality, lack of validity or enforceability of the Guaranteed Obligations, any Loan Document or any agreement or instrument relating thereto;

(2)any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations;

(3)any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, or any agreement relating to such other guaranty or security, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower;

(4)any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of, or consent to departure from, any guaranty, for all or any of the Guaranteed Obligations;

(5)any manner of application of Collateral, or Proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other assets of the Borrower or of such Wholly Owned Holdco Guarantor;

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(6)the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations;

(7)any change, restructuring or termination of the corporate structure or existence of the Borrower or such Wholly Owned Holdco Guarantor and any Secured Party’s consent thereto and to any corresponding restructuring of the Guaranteed Obligations;

(8)the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to the Guaranteed Obligations;

(9)any limitation on any party’s liability or obligations under any Loan Document or any invalidity or unenforceability, in whole or in part, of any such Loan Document;

(10)any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Borrower, such Wholly Owned Holdco Guarantor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding;

(11)any defenses, set offs or counterclaims which Borrower may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; or

(12)any other circumstance (including any statute of limitations but excluding indefeasible payment in full) that might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor.

ii)In furtherance of the foregoing and without limiting the generality thereof, each Wholly Owned Holdco Guarantor agrees as follows:

(1)Each Wholly Owned Holdco Guarantor’s guaranty under Section 2.3 (the “Guaranty”) is a primary obligation of each Wholly Owned Holdco Guarantor and not merely a contract of surety;

(2)Collateral Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Secured Party with respect to the existence of such Event of Default;

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(3)The obligations of each Wholly Owned Holdco Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Wholly Owned Holdco Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Wholly Owned Holdco Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(4)Payment by any Wholly Owned Holdco Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Wholly Owned Holdco Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid.  Without limiting the generality of the foregoing, if Collateral Agent is awarded a judgment in any suit brought to enforce any Wholly Owned Holdco Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Wholly Owned Holdco Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Wholly Owned Holdco Guarantor, limit, affect, modify or abridge any other Wholly Owned Holdco Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(5)Any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Wholly Owned Holdco Guarantor’s liability hereunder, from time to time may (A) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (B) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (C) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (D) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Wholly Owned Holdco Guarantor) with respect to the Guaranteed Obligations; (E) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Wholly Owned Holdco Guarantor against any other Secured Party or any security for the Guaranteed Obligations; and (F) exercise any other rights available to it under the Loan Documents.

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e)Waivers and Acknowledgments.

i)Each Wholly Owned Holdco Guarantor’s guaranty under Section 2.3 is a guarantee of payment and not of collection.  Each Wholly Owned Holdco Guarantor hereby unconditionally and irrevocably waives, to the maximum extent permitted by applicable Laws, promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral.

ii)Each Wholly Owned Holdco Guarantor hereby acknowledges that this Agreement is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future, and shall remain in full force and effect until such time as the Guaranteed Obligations have been discharged finally and in full.

iii)Each Wholly Owned Holdco Guarantor hereby unconditionally and irrevocably waives, for the benefit of the Secured Parties, to the maximum extent permitted by applicable Laws, (i) any right to require any Secured Party, as a condition of payment or performance by such Wholly Owned Holdco Guarantor, to (A) proceed against Borrower, any other guarantor (including any other Wholly Owned Holdco Guarantor) of the Guaranteed Obligations or any other Person, (B) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of any Secured Party in favor of any Loan Party or any other Person, or (D) pursue any other remedy in the power of any Secured Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Wholly Owned Holdco Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Wholly Owned Holdco Guarantor from any cause other than payment in full of the Guaranteed Obligations; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Wholly Owned Holdco Guarantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting such Wholly Owned Holdco Guarantor’s liability hereunder or the enforcement hereof, and (C) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including

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acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 3.2 and any right to consent to any thereof; and (vii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof, (viii) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Wholly Owned Holdco Guarantor or other rights of such Wholly Owned Holdco Guarantor to proceed against the Borrower or such Wholly Owned Holdco Guarantor, any other guarantor or any other Person or any Collateral and (ix) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Borrower or such Wholly Owned Holdco Guarantor hereunder.

iv)Each Wholly Owned Holdco Guarantor hereby waives, for the benefit of the Secured Parties: (i) any right to require any Secured Party, as a condition of payment or performance by such Wholly Owned Holdco Guarantor, to (A) proceed against Borrower, any other guarantor (including any other Wholly Owned Holdco Guarantor) of the Guaranteed Obligations or any other Person, (B) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of any Secured Party in favor of any Loan Party or any other Person, or (D) pursue any other remedy in the power of any Secured Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Wholly Owned Holdco Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Wholly Owned Holdco Guarantor from any cause other than payment in full of the Guaranteed Obligations; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Wholly Owned Holdco Guarantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting such Wholly Owned Holdco Guarantor’s liability hereunder or the enforcement hereof, and (C) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed

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Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 3.2 and any right to consent to any thereof; and (vii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

v)Each Wholly Owned Holdco Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2.4 and this Section 2.5 are knowingly made in contemplation of such benefits.

f)Subrogation.

Each Wholly Owned Holdco Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower or any other Wholly Owned Holdco Guarantor that arise from the existence, payment, performance or enforcement of such Wholly Owned Holdco Guarantor’s obligations under or in respect of this Agreement, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any Collateral or such Wholly Owned Holdco Guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Borrower or such Wholly Owned Holdco Guarantor directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Debt Termination Date.  Notwithstanding the foregoing sentence,  if any amount shall be paid to such Wholly Owned Holdco Guarantor in violation of the immediately preceding sentence at any time prior to the Debt Termination Date, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Wholly Owned Holdco Guarantor and shall forthwith be paid or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Agreement thereafter arising.  Upon the Debt Termination Date, the Collateral Agent will, at such Wholly Owned Holdco Guarantor’s request and at the Borrower’s expense, execute and deliver to such Person appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Wholly Owned Holdco Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Wholly Owned Holdco Guarantor pursuant to this Agreement.

g)Special Provisions Relating to Securities.

i)So long as no Event of Default has occurred and is continuing, except as provided in the following clause (b), each Wholly Owned Holdco Guarantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to all Ownership Collateral for all purposes not inconsistent with the terms of any Loan Document (provided, that such Wholly Owned Holdco Guarantor shall not vote the Ownership Collateral in any manner that is inconsistent

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with the terms of any Loan Document); and the Collateral Agent (acting at the direction of the Administrative Agent) shall, at such Wholly Owned Holdco Guarantor’s expense, execute and deliver to such party or cause to be executed and delivered to such party all such proxies, powers of attorney, dividend and other orders and other instruments, without recourse, as such Wholly Owned Holdco Guarantor may reasonably request to the Administrative Agent for the purpose of enabling such party to exercise the rights and powers that it is entitled to exercise pursuant to this Section 2.8(a).

ii)Each Wholly Owned Holdco Guarantor agrees that all dividends and other distributions on the Ownership Collateral shall be paid to the Revenue Account in accordance with the terms of the Credit Agreement and the Depositary Agreement.  If, notwithstanding the foregoing, any such amounts are remitted directly to any Wholly Owned Holdco Guarantor, such Wholly Owned Holdco Guarantor shall hold such funds in trust for the Collateral Agent and shall promptly remit such amounts to the Collateral Agent for deposit into the Revenue Account. All such amounts deposited into the Revenue Account shall be retained by the Collateral Agent as part of the Collateral, subject to the terms of this Agreement and the other Loan Documents.

h)Additional Wholly Owned Holdco Guarantors.

As contemplated by Section 6.08(h) of the Credit Agreement, certain Subsidiaries of the Borrower may be required to enter into this Agreement as Wholly Owned Holdco Guarantors.  Upon the execution and delivery by any such Subsidiary and the Collateral Agent of an Accession Agreement, such Subsidiary shall become a Wholly Owned Holdco Guarantor hereunder with the same force and effect as if originally named as a Wholly Owned Holdco Guarantor herein (provided that the covenants and representations and warranties herein shall only apply to such Wholly Owned Holdco Guarantor after it becomes a party hereto), and the schedules hereto shall be updated as reflected in such Accession Agreement.  The execution and delivery of any such instrument shall not require the consent of any other Wholly Owned Holdco Guarantor hereunder.  The rights and obligations of Collateral Agent and each Wholly Owned Holdco Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Wholly Owned Holdco Guarantor as a party to this Agreement.

i)Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Wholly Owned Holdco Guarantor hereunder to honor all of such Wholly Owned Holdco Guarantor’s obligations under this Agreement in respect of Guaranteed Obligations, including any Swap Obligations, provided that each Qualified ECP Guarantor shall only be liable under this Section 2.9 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.9, or otherwise under this Agreement, as it relates to such Wholly Owned Holdco Guarantor, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.  The obligations of each Qualified ECP Guarantor under this Section 2.9 shall remain in full force

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and effect until the Debt Termination Date.  Each Qualified ECP Guarantor intends that this Section 2.9 constitute, and this Section 2.9 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Qualified ECP Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

3)	REPRESENTATIONS AND WARRANTIES

Each Wholly Owned Holdco Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that:

a)	Organization, Powers, Good Standing, Business.

i)Organization and Powers.  It is duly organized, validly existing and in good standing under the Laws of its state of formation.  It has all requisite limited liability company power and authority to (i) own and operate its properties, (ii) carry on its businesses as now conducted and proposed to be conducted and (iii) enter into this Agreement and to perform its obligations hereunder.

ii)Qualification. It is duly qualified and in good standing in each state where necessary to carry on its present businesses and operations, except in jurisdictions in which the failure to be qualified and in good standing would not reasonably be expected to have a Material Adverse Effect.

b)Authorization.

i)No Conflict.  The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (1) violate (x) its certificate of formation, limited liability company agreement, operating agreement or other organizational documents, as the case may be; (y) any provision of Law applicable to it (except where such violation would not reasonably be expected to cause a Material Adverse Effect) or (z) any order, judgment or decree of any Governmental Authority binding on it or any of its property (except where such violation would not reasonably be expected to cause a Material Adverse Effect); (2) result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation binding upon it or its property (except where such breach or default would not reasonably be expected to cause a Material Adverse Effect); or (3) result in or require the creation or imposition of any material Lien (other than the Lien of the Loan Documents or a Permitted Lien) upon its assets.

ii)Consents.  The execution and delivery by it of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority or any other Person which has not been obtained or made, and each such consent or approval is in full force and effect, other than any failure of such Wholly Owned Holdco Guarantor to comply with this 3)b)ii) which would not reasonably be expected to have a Material Adverse Effect.

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iii)Binding Obligations.  Upon its execution and delivery of this Agreement or upon its execution and delivery of an Accession Agreement pursuant to 2)h) (as applicable), this Agreement shall be the legally valid and binding obligation of such Wholly Owned Holdco Guarantor, enforceable against it, in accordance with its respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar Laws affecting creditors’ rights.

c)Title; No Other Liens

Except for the Lien granted to the Collateral Agent pursuant to this Agreement and the other Loan Documents and other Permitted Liens, it owns each of its items of Collateral free and clear of any and all Liens or claims of others.  It (a) is the record and beneficial owner of the Collateral pledged by it hereunder and (b) has rights in or the power to transfer each item of Collateral in which a Lien is granted by it hereunder.

d)Governmental Authorization; Compliance with Laws

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Wholly Owned Holdco Guarantor of this Agreement, or (b) the exercise by the Collateral Agent or any other Secured Party of its rights under the Loan Documents or pursuant to this Agreement.

e)Perfection and Priority

The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Collateral Agent for the benefit of the Secured Parties in all Collateral subject, for the following Collateral, to the extent applicable, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been filed or delivered to the Collateral Agent in completed and duly authorized form, as applicable); (ii) with respect to any Deposit Account and any Securities Account the execution of control agreements in form and substance satisfactory to the Collateral Agent; (iii) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable; (iv) in the case of Letter-of-Credit Rights including those rights that are Supporting Obligations of Collateral, the execution of a Contractual Obligation in form and substance satisfactory to the Collateral Agent granting control to the Collateral Agent over such Letter-of-Credit Rights; (v) in the case of Electronic Chattel Paper, the completion of all steps necessary to grant control to the Collateral Agent over such Electronic Chattel Paper; (vi) in the case of all Instruments and Investment Property, the delivery thereof to the Collateral Agent of such Instruments and Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to the Collateral Agent or in blank; (vii) in the case of all Investment Property not in certificated form, the execution of control agreements, in form and substance satisfactory to the Collateral Agent; and (viii) in the case of all Tangible Chattel Paper, the delivery thereof to the Collateral Agent of such Tangible Chattel Paper.  Upon its execution and delivery of this Agreement or upon its execution and delivery of an Accession Agreement pursuant to Section 2.8 (as applicable), all actions, including those set forth above, necessary to perfect the Liens granted hereunder on the Collateral have been duly taken.  Such security interest is prior to all other

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Liens on the Collateral except for Permitted Liens having priority over the Collateral Agent’s Liens by operation of law.

f)Jurisdiction of Organization; Chief Executive Office

Their jurisdictions of organization, legal names, and the locations of their chief executive offices or sole places of business, in each case as of the date of its execution and delivery of this Agreement or upon its execution and delivery of an Accession Agreement pursuant to Section 2.8 (as applicable), and each of their prior legal names (if any) and the date each such name was changed, are specified on Schedule 3.

g)Locations of Inventory and Equipment

As of the date of its execution and delivery of this Agreement or upon its execution and delivery of an Accession Agreement pursuant to Section 2.8 (as applicable), its Inventory and Equipment (other than Inventory or Equipment in transit, at the address specified in Section 7.7(a) and the Projects) are kept at the locations listed on Schedule 4.

h)Instruments, Tangible Chattel Paper, Accounts

As of the date of its execution and delivery of this Agreement or upon its execution and delivery of an Accession Agreement pursuant to Section 2.8 (as applicable), no amount payable to it under or in connection with any Account is evidenced by any Instrument or Tangible Chattel Paper that has not been delivered to the Collateral Agent, properly endorsed for transfer, to the extent delivery is required by 4)g)i).

i)Intellectual Property

As of the date of its execution and delivery of this Agreement or upon its execution and delivery of an Accession Agreement pursuant to Section 2.8 (as applicable), Schedule 5 sets forth a true and complete list of all of the Intellectual Property owned by it (and registered in its name) and all rights granted by it in respect thereto.

j)Commercial Tort Claims

The only Commercial Tort Claims of the Wholly Owned Holdco Guarantors are those listed on Schedule 1, as supplemented from time to time, if applicable, pursuant to 4)i).

k)Pledged Ownership Interests.

i)All of the Pledged Ownership Interests appearing in the same row as the name of such Wholly Owned Holdco Guarantor in Schedule 6 (the “Applicable Pledged Ownership Interests”) have been or will be duly authorized, validly issued and are or will be fully paid and, except to the extent it is or may be required by applicable Laws to satisfy an obligation, non-assessable.

ii)None of the Applicable Pledged Ownership Interests has been or will be issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

iii)All of the Applicable Pledged Ownership Interests are owned by such Wholly Owned Holdco Guarantor.  All of the Applicable Pledged Ownership Interests are “certificated securities” for purposes of the UCC.  There are no existing

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options, warrants, calls or commitments of any character whatsoever relating to the Applicable Pledged Ownership Interests.

iv)None of the Applicable Pledged Ownership Interests (i) represent interests in an entity that is subject to regulation under the Investment Company Act of 1940, or (ii) are dealt in or traded on securities exchanges or markets.

v)The Applicable Pledged Ownership Interests constitute the percentage of the issued and outstanding Stock of the issuers thereof indicated on Schedule 6 hereto.

l)Credit Agreement Undertakings.

i)Each Wholly Owned Holdco Guarantor undertakes to the Collateral Agent and the Secured Parties, as of the date of its execution and delivery of this Agreement or upon its execution and delivery of an Accession Agreement pursuant to Section 2.8 (as applicable), and at all times thereafter for so long as such Wholly Owned Holdco Guarantor is party to this Agreement to take all such actions that the Borrower has agreed to cause it to undertake, and to refrain from taking all such actions that the Borrower has agreed to cause it to refrain from undertaking, pursuant to the Loan Documents.

4)	COVENANTS

Each Wholly Owned Holdco Guarantor agrees with the Collateral Agent to the following, as long as any Obligation or Commitment remains outstanding and, in each case, unless the Required Lenders otherwise consent in writing:

a)Maintenance of Perfected Security Interest; Further Documentation and Consents.

i)It shall not use or permit any Collateral to be used unlawfully or in material violation of any provision of any Loan Document, any Project Document, any requirements of Law or any policy of insurance covering the Collateral.

ii)It shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in 3)e) and shall defend such security interest and such priority against the claims and demands of all Persons other than any Person having a claim under any Permitted Liens.

iii)It shall furnish to the Collateral Agent together with the Financial Statements delivered pursuant to Section 6.01 of the Credit Agreement and at such other times as the Collateral Agent (acting at the direction of the Administrative Agent) may reasonably request, statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Collateral Agent (acting at the direction of the Administrative Agent) may reasonably request, all in reasonable detail and in form and substance satisfactory to the Collateral Agent.

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iv)At any time and from time to time, upon the written request of the Collateral Agent (acting at the direction of the Administrative Agent), it shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment thereof under the UCC (or other filings under similar requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Collateral Agent (acting at the direction of the Administrative Agent) may reasonably request, including using commercially reasonable efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of the Collateral Agent of any Contractual Obligation, including any IP License, that it holds and to enforce the security interests granted hereunder. For the avoidance of doubt, so long as an Event of Default has not occurred and is continuing, the Collateral Agent shall not be directed to request to enter into collateral access agreements with Customers party to a valid and enforceable Customer Agreement.

b)No Liens

Other than as permitted by the Credit Agreement, no Wholly Owned Holdco Guarantor shall liquidate, wind-up or dissolve, or sell, lease or otherwise transfer or dispose of any of its Applicable Pledged Ownership Interests and each Wholly Owned Holdco Guarantor shall maintain direct, legal, beneficial and record ownership of 100% of such interests free and clear of any Lien other than Permitted Liens.

c)Changes in Locations, Name, Etc.

Except upon thirty (30) days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of (a) all documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional locations at which Inventory or Equipment shall be kept, it shall not do any of the following:

(1)permit any Inventory or Equipment (other than Inventory or Equipment in transit or out for repair) with an individual value in excess of $25,000 to be kept at a location other than (A) at the address specified in Section 8.7(a), (B) at a Customer location or (C) at a location listed on Schedule 4;

(2)change its jurisdiction of organization or its chief executive office, in each case from that referred to in Schedule 3; or

(3)change its legal name or limited liability company organizational structure.

d)Delivery of Reports

It shall (i) promptly furnish to the Collateral Agent a copy of each certificate, report, statement, notice or other communication furnished by or on behalf of the Manager or it, as applicable, to the Collateral Agent and the Secured Parties, concurrently therewith and (ii) furnish to the Collateral Agent promptly after receipt thereof a copy of each notice, demand or other communication received by or on behalf of it, as applicable, pursuant to any Loan Document.

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e)Instruments and Investment Property.

i)Delivery of Collateral.  Each Wholly Owned Holdco Guarantor shall deliver to the Collateral Agent, in suitable form for transfer and in form and substance satisfactory to the Collateral Agent, (A) all Instruments and (B) all certificates and instruments evidencing Investment Property.

ii)Event of Default.  Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent (acting at the direction of the Administrative Agent) shall have the right, at any time and without notice to such Wholly Owned Holdco Guarantor or any other Person, to (i) transfer to or to register in its name or in the name of its nominees any Instruments or any Investment Property pledged hereunder and (ii) exchange any certificate or Instrument representing or evidencing any such Instruments or Investment Property for certificates or Instruments of smaller or larger denominations.

iii)Voting Rights.  Except as provided in Article V, it shall be entitled to exercise all voting, consent and limited liability company and similar rights with respect to Instruments and Investment Property; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by it that would be inconsistent with or result in any violation of any provision of any Loan Document.

iv)Proxy.  Each Wholly Owned Holdco Guarantor grants to the Collateral Agent, as of the date of its execution and delivery of this Agreement or upon its execution and delivery of an Accession Agreement pursuant to Section 2.8 (as applicable) and at all times thereafter for so long as such Wholly Owned Holdco Guarantor is party to this Agreement, an irrevocable proxy to vote the Ownership Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Ownership Collateral would be entitled (including giving or withholding written consents of holders of Membership Interests, calling special meetings of holders of Pledged Ownership Interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Ownership Collateral on the record books or register of members of the issuer thereof) by any other Person (including the issuer of the Ownership Collateral or any officer or agent thereof), upon the occurrence and during the continuation of an Event of Default, and which proxy shall only terminate upon the occurrence of the earlier to occur of the waiver or cure of the applicable Event of Default and the discharge of the Obligations.

f)Accounts

Other than as permitted by the Credit Agreement, it shall not, other than in the ordinary course of business, (a) grant any material extension of the time of payment of any Account, (b) compromise or settle any Account for any amount materially less than the full amount thereof, (c) release, wholly or partially, in any material amount, any Person liable for the payment of any Account, (d) allow any credit or discount, in any material amount, on any Account or (e) amend, supplement or modify any Account in any manner that could adversely affect the value thereof in any material respect.

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g)Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property

i)If any amount in excess of $100,000 payable under or in connection with any Collateral owned by it shall be or become evidenced by an Instrument or Tangible Chattel Paper (other than such Instrument delivered in accordance with 4)e)i) and in the possession of the Collateral Agent), it shall immediately notify the Collateral Agent in writing of such Instrument or Tangible Chattel Paper, and at the written request of the Collateral Agent (acting at the direction of the Administrative Agent), mark all such Instruments and Tangible Chattel Paper with the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the security interest of Deutsche Bank Trust Company Americas, as Collateral Agent” and, at the written request of the Collateral Agent (acting at the direction of the Administrative Agent), shall immediately deliver such Instrument or Tangible Chattel Paper to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent. For the avoidance of doubt, it shall notify the Collateral Agent in the reports required to be delivered to the Collateral Agent pursuant to the Loan Documents (no less frequently than once per quarter) of all amounts payable under or in connection with any Collateral owned by it that shall be or become evidenced by an Instrument or Tangible Chattel Paper (other than such Instrument delivered in accordance with 4)e)i) and in the possession of the Collateral Agent).

ii)It shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property to any Person other than the Collateral Agent.

iii)If it is or becomes the beneficiary of a letter of credit that is in excess of $50,000, it shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify the Collateral Agent thereof. It shall promptly thereafter enter into a Contractual Obligation with the Collateral Agent, the issuer of such letter of credit or any nominated person with respect to the Letter-of-Credit Rights under such letter of credit.  Such Contractual Obligation shall assign such Letter-of-Credit Rights to the Collateral Agent and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC).  Such Contractual Obligation shall also direct all payments thereunder to the Revenue Account.  The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to the Collateral Agent.

iv)If any amount in excess of $50,000 payable under or in connection with any Collateral owned by it shall be or become evidenced by Electronic Chattel Paper, it shall take all steps necessary to grant the Collateral Agent control of all such Electronic Chattel Paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

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h)Notices

It shall promptly notify the Collateral Agent in writing of its acquisition of any interest hereafter in property material to the conduct of any Wholly Owned Holdco Guarantor that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

i)Notice of Commercial Tort Claims

It agrees that, if it shall acquire any interest in any Commercial Tort Claim (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) it shall promptly following such acquisition, deliver to the Collateral Agent, in each case in form and substance satisfactory to the Collateral Agent, a notice of the existence and nature of such Commercial Tort Claim and a supplement to Schedule 1 containing a specific description of such Commercial Tort Claim, (ii) Section 5.1 shall apply to such Commercial Tort Claim, and (iii) it shall execute and deliver to the Collateral Agent, in each case in form and substance reasonably satisfactory to the Collateral Agent, any document, and take all other action, deemed by the Collateral Agent to be reasonably necessary or appropriate for the Collateral Agent to obtain, on behalf of the Secured Parties, a perfected security interest having at least the priority set forth in Section 3.5 in all such Commercial Tort Claims.  Any supplement to Schedule 1 delivered pursuant to this 4)i) shall, after the receipt thereof by the Collateral Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

j)Inventory

None of its Inventory shall be evidenced by a negotiable document of title.

k)Receipt of Certificates, Warrants, Options, or Rights

If any Wholly Owned Holdco Guarantor shall, as a result of its ownership of the Ownership Collateral, become entitled to receive or shall receive any Stock, or other certificate (including any certificate issued in connection with any reclassification, stock split, increase or reduction of capital or any certificate issued in connection with any reorganization), whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Ownership Collateral, or otherwise in respect thereof, such Wholly Owned Holdco Guarantor shall (a) accept the same as the Collateral Agent’s agent and hold the same in trust for the Collateral Agent, and shall forthwith transfer and deliver the same to the Collateral Agent in the exact form received, duly indorsed by such Wholly Owned Holdco Guarantor to the Collateral Agent and/or (b) take such other action as the Collateral Agent shall reasonably deem necessary or desirable to create, preserve, perfect and protect the Liens and security interests created hereunder in such certificates, warrants, rights and options.

l)Property Rights

.  It is not the title owner of any real property.

m)Member Withdrawal or Removal

Each Wholly Owned Holdco Guarantor shall not withdraw as a member or managing member of any Pledged Ownership Entity and shall not take any action which would provide cause for it to be removed as managing member of any Pledged Ownership Entity.

5)	REMEDIAL PROVISIONS

a)Code and Other Remedies.

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i)UCC Remedies.  Notwithstanding anything to the contrary in the Constituent Documents of the Wholly Owned Holdco Guarantors, upon the occurrence and during the continuation of an Event of Default, the Collateral Agent (acting at the direction of the Administrative Agent) may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Obligation, all rights and remedies of a secured party under the UCC or any other applicable Laws.

ii)Disposition of Collateral.  Without limiting the generality of the foregoing, the Collateral Agent (acting at the direction of the Administrative Agent) may, to the extent permitted under all requirements of applicable Laws and subject to the last sentence of this Section 5.1(b), without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by applicable Laws) to or upon any Wholly Owned Holdco Guarantor, or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the maximum extent permitted by applicable Laws), upon the occurrence and during the continuation of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Wholly Owned Holdco Guarantor or any other Person notice of opportunity for a hearing on the Collateral Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) upon ten (10) Business Days’ prior notice to the Wholly Owned Holdco Guarantors, specifying the time and place of any public sale, or the time after which any private sale is to be made, sell, grant option or options to purchase and deliver any Collateral (or enter into Contractual Obligations to do any of the foregoing) in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may upon commercially reasonable terms deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Collateral Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other requirements of applicable Laws, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of each Wholly Owned Holdco Guarantor, which right or equity is hereby waived and released.

iii)Management of the Collateral.  Each Wholly Owned Holdco Guarantor further agrees, that, upon the occurrence and during the continuation of any Event of Default, (i) at the Collateral Agent’s request (acting at the direction of the Administrative Agent), it shall assemble the Collateral and make it available to the Collateral Agent at places that the Collateral Agent shall reasonably select, whether at a Wholly Owned Holdco Guarantor’s premises or elsewhere,  (ii) without limiting the foregoing, the Collateral Agent also has the right to require that each Wholly Owned Holdco Guarantor store and keep any Collateral pending further action by the Collateral Agent and, while any such Collateral is so stored or kept, each Wholly

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Owned Holdco Guarantor shall maintain such Collateral in its then existing condition, (iii) until the Collateral Agent is able to sell any Collateral, the Collateral Agent shall have the right to hold or use such Collateral to the extent that the Collateral Agent (acting at the direction of the Administrative Agent) deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent (acting at the direction of the Administrative Agent) and (iv) the Collateral Agent (acting at the direction of the Administrative Agent) may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.  The Collateral Agent shall not have any obligation to any Wholly Owned Holdco Guarantor to maintain or preserve the rights of such Wholly Owned Holdco Guarantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Collateral Agent.

iv)Application of Proceeds.  The Collateral Agent shall apply the cash Proceeds of any action taken by it pursuant to this Section 5.1, after deducting all of its reasonable and documented costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and any other Secured Party hereunder, including reasonable and documented attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations in accordance with Section 3.05 of the Depository Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any requirements of applicable Laws, need the Collateral Agent account for the surplus, if any, to any Wholly Owned Holdco Guarantor.

v)Direct Obligation.  Neither the Collateral Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Wholly Owned Holdco Guarantor, any other Loan Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof.  All of the rights and remedies of the Collateral Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and are not exclusive of any other rights or remedies provided by any requirements of applicable Laws.  To the extent it may lawfully do so, each Wholly Owned Holdco Guarantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

b)Accounts and Payments in Respect of General Intangibles

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i)In addition to, and not in substitution for, any similar requirement in the Credit Agreement or any other Loan Document, if required by the Collateral Agent (acting at the direction of the Administrative Agent) at any time upon the occurrence and during the continuation of an Event of Default, any payment of Accounts or payment in respect of General Intangibles, when collected by any Wholly Owned Holdco Guarantor, shall be promptly (and, in any event, within five (5) Business Days) deposited by such Wholly Owned Holdco Guarantor in the Revenue Account (or such other account as designated in writing by the Collateral Agent).  Until so turned over, such payment shall be held by the applicable Wholly Owned Holdco Guarantor in trust for the Collateral Agent, segregated from other funds of such Wholly Owned Holdco Guarantor.

ii)At any time upon the occurrence and during the continuation of an Event of Default:

(1)each Wholly Owned Holdco Guarantor shall, upon the Collateral Agent’s written request, deliver to the Collateral Agent all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any Account or any payment in respect of General Intangibles, including all original orders, invoices and shipping receipts and notify Account Debtors that the Accounts or General Intangibles have been collaterally assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent; and

(2)the Collateral Agent (acting at the direction of the Administrative Agent) may, without notice, at any time upon the occurrence and during the continuation of an Event of Default, limit or terminate the authority of each Wholly Owned Holdco Guarantor to collect its Accounts or amounts due under General Intangibles or any thereof and, in its own name or in the name of others, communicate with Account Debtors to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Account or amounts due under any General Intangible.  In addition, the Collateral Agent may at any time enforce each Wholly Owned Holdco Guarantor’s rights against such Account Debtors and obligors of General Intangibles.

iii)Anything herein to the contrary notwithstanding, each Wholly Owned Holdco Guarantor shall remain liable under each Account and each payment in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  No Secured Party shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Wholly Owned Holdco Guarantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file

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any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

c)Private Sale.

i)The Collateral Agent and other Secured Parties shall not incur any liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to a). Without limiting the foregoing, to the maximum extent permitted by requirements of applicable Laws, each Wholly Owned Holdco Guarantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations.

ii)If at any time when the Collateral Agent (acting at the direction of the Administrative Agent) shall determine to exercise its right to sell all or any part of the Ownership Collateral pursuant to a), and such Ownership Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended, (the “Securities Act”), the Collateral Agent (acting at the direction of the Administrative Agent acting at its sole and absolute discretion) may, to the extent permitted by requirements of applicable Laws, sell such Ownership Collateral or part thereof by private sale in such manner and under such circumstances as the Collateral Agent (acting at the direction of the Administrative Agent) may deem necessary or advisable in order that such sale may legally be effected without such registration; provided, that at least ten (10) days’ notice of the time and place of any such sale shall be given to the Wholly Owned Holdco Guarantors.  Without limiting the generality of the foregoing, in any such event the Collateral Agent (acting at the direction of the Administrative Agent acting at its sole and absolute discretion), to the extent permitted by requirements of Law: (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Ownership Collateral or part thereof shall have been filed under the Securities Act as then in effect; (ii) may approach and negotiate with a single possible purchaser to effect such sale; and (iii) shall restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Ownership Collateral or part thereof.  In the event of any such sale, the Collateral Agent shall incur no responsibility or liability, to the extent permitted by requirements of Law, for selling all or any part of the Ownership Collateral at a price which the Collateral Agent (acting at the direction of the Administrative Agent acting in its sole and absolute discretion), may in good faith deem reasonable or obtainable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

d)Deficiency

Each Wholly Owned Holdco Guarantor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of any Collateral are insufficient to pay

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the Obligations and the reasonable, documented fees and disbursements of any attorney employed by the Collateral Agent or any other Secured Party to collect such deficiency.

6)	THE COLLATERAL AGENT

a)Collateral Agent’s Appointment as Attorney-in-Fact.

i)Each Wholly Owned Holdco Guarantor hereby irrevocably constitutes and appoints the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Wholly Owned Holdco Guarantor and in the name of such Wholly Owned Holdco Guarantor or in its own name so long as any Obligations are outstanding, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, each Wholly Owned Holdco Guarantor hereby gives the Collateral Agent and its directors, officers and employees the power and right, on behalf of such Wholly Owned Holdco Guarantor, without notice to or assent by such Wholly Owned Holdco Guarantor, to do any of the following:

(1)in the name of any Wholly Owned Holdco Guarantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other Instrument for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;

(2)in the case of any Intellectual Property owned by or licensed to any Wholly Owned Holdco Guarantor, execute, deliver and have recorded any document that the Collateral Agent may request to evidence, effect, publicize or record the Collateral Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of any Wholly Owned Holdco Guarantor relating thereto or represented thereby;

(3)pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Credit Agreement (including all or any part of the premiums therefor and the costs thereof);

(4)execute, in connection with any sale provided for herein, any document to effect, or otherwise necessary or appropriate to evidence, the sale of any Collateral;

(5)(A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral

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Agent or as the Collateral Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Wholly Owned Holdco Guarantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (G) assign any Intellectual Property owned by any Wholly Owned Holdco Guarantor throughout the world on such terms and conditions and in such manner as the Collateral Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes and do, at the Collateral Agent’s option, at any time or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Wholly Owned Holdco Guarantor might do; or

(6)take any actions which such Wholly Owned Holdco Guarantor might do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of such Wholly Owned Holdco Guarantor’s rights and remedies under any or all of the Loan Documents or the Project Documents, in each case, as the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement or any other Loan Document;

provided, however, that the Collateral Agent may not exercise any of the aforementioned rights unless an Event of Default has occurred and is continuing.

ii)If any Wholly Owned Holdco Guarantor fails to timely perform or comply with any obligation contained in any Loan Document relating to the Collateral (after, if applicable, providing notice and opportunity to cure), the Collateral Agent, at its option, but without any obligation to do so, may perform or comply, or otherwise cause performance or compliance, with such obligation; provided, however, that the Collateral Agent may not exercise any of the rights under this clause (b) unless an Event of Default has occurred and is continuing.

iii)The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this 6)a), including reasonable and documented attorneys’ fees and disbursements, shall be payable by such Wholly Owned Holdco Guarantor to the Collateral Agent on demand.

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iv)Each Wholly Owned Holdco Guarantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this 6)a).  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

v)Each Wholly Owned Holdco Guarantor hereby acknowledges and agrees that the Collateral Agent shall have no fiduciary duties to any Wholly Owned Holdco Guarantor in acting pursuant to this power of attorney and each Wholly Owned Holdco Guarantor hereby waives any claims or rights of a beneficiary of a fiduciary relationship hereunder.

b)No Duty to File; Authorization to File Financing Statements

The Collateral Agent shall not be responsible for and makes no representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Loan Document, or for the creation, perfection, priority, sufficiency or protection of any liens securing the Obligations.  Each Wholly Owned Holdco Guarantor authorizes the Collateral Agent, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor now owned or hereafter acquired, other than Excluded Property” or words of similar import.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.  Nothing herein shall require the Collateral Agent to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Loan Document) and all such responsibilities shall be solely those of each Holdco Guarantor.

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c)Authority of Collateral Agent

Each Wholly Owned Holdco Guarantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Collateral Agency Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and such Wholly Owned Holdco Guarantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and such Wholly Owned Holdco Guarantor shall not be under any obligation or entitlement to make any inquiry respecting such authority and shall be entitled to rely on and presume such authority for all purposes.

d)Duty; Obligations and Liabilities.

i)Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers.  The Collateral Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Parties shall be responsible to any Wholly Owned Holdco Guarantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  In addition, the Collateral Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Collateral Agent in good faith, except to the extent such loss or damage results from acts or omissions on the part of the Collateral Agent, and such acts or omissions constitute gross negligence or willful misconduct.  The duties, responsibilities and obligations of the Collateral Agent shall be limited to those expressly set forth herein (and in the other Loan Documents to which the Collateral Agent is a party) and no other duties, responsibilities or obligations shall be inferred or implied against the Collateral Agent.

ii)Obligations and Liabilities with Respect to Collateral.  No Secured Party and no Related Party thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Wholly Owned Holdco Guarantor or any other Person or to take any other action whatsoever with regard to any Collateral.  The powers conferred on the Collateral Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers.  The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they

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nor any of their respective officers, directors, employees or agents shall be responsible to each Wholly Owned Holdco Guarantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

iii)Limitations on the Collateral Agent’s Obligations.  Anything herein to the contrary notwithstanding:  (i) each Wholly Owned Holdco Guarantor shall remain liable in respect of the Stock that it owns and under the Constituent Documents of the applicable Pledged Ownership Entities to observe, perform and satisfy all of its obligations thereunder to the same extent as if this Agreement had not been executed, all in accordance with and pursuant to the terms and provisions thereof; (ii) the exercise by the Collateral Agent of any of the rights and remedies hereunder shall not release each Wholly Owned Holdco Guarantor from any of its duties or obligations in respect of the Stock that it owns or under the Constituent Documents to which it is a party and (iii) without limiting Section 7.9, the Collateral Agent shall not have any obligation or liability under the Constituent Documents of any Pledged Ownership Entity by reason of or arising out of this Agreement, nor shall the Collateral Agent be obligated in any manner to perform any obligations of the Borrower thereunder or to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

iv)Agents.  The Collateral Agent may employ agents or attorneys to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Collateral Agent and shall not be responsible for the misconduct or negligence of any such agent appointed with due care.

v)No Discretion.  Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction, reasonable satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such written instruction, advice or concurrence of the Administrative Agent, as it deems appropriate. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

vi)Resignation.  The Collateral Agent may resign hereunder pursuant to Section 8.08 of the Collateral Agency Agreement.

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vii)Collateral Agency Agreement.  The provisions of Article 8 of the Collateral Agency Agreement pertaining to the rights and obligations of the Collateral Agent are hereby incorporated herein by reference, mutatis mutandis.

7)	MISCELLANEOUS

a)Reinstatement

Each Wholly Owned Holdco Guarantor agrees that, if any payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of any Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Wholly Owned Holdco Guarantor under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability and the guaranty of such Wholly Owned Holdco Guarantor pursuant to Section 2.3, shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, any Lien or other Collateral securing such Wholly Owned Holdco Guarantor’s liability hereunder, or the guaranty of such Wholly Owned Holdco Guarantor pursuant to Section 2.3, shall have been released or terminated by virtue of the foregoing, such Lien, other Collateral, provision or guaranty shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Wholly Owned Holdco Guarantor in respect of any Lien, other Collateral or any guaranty securing such obligation or the amount of such payment. Each Wholly Owned Holdco Guarantor agrees that it will indemnify the Collateral Agent, the Secured Parties, the Collateral Agent’s and the Secured Parties’ directors, officers, employees, agents and affiliates and their respective successors and permitted assigns, on demand for all reasonable and documented costs and expenses (including reasonable and documented fees of counsel) incurred by the Collateral Agent, the Secured Parties and their respective successors and permitted assigns in connection with any reinstatement or other action pursuant to this Section 7.1.

b)Release of Collateral.

i)Upon the Debt Termination Date (as notified to the Collateral Agent by the Administrative Agent), the Collateral shall be released from the Liens created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Wholly Owned Holdco Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to each Wholly Owned Holdco Guarantor.  Each Wholly Owned Holdco Guarantor is hereby authorized to file UCC amendments at such time evidencing the termination of the Liens so released.  At the request and expense of each Wholly Owned Holdco Guarantor following any such termination, the Collateral Agent shall deliver to such Wholly Owned Holdco Guarantor any Collateral of such Wholly Owned Holdco Guarantor held by the Collateral Agent hereunder and execute and deliver to such Wholly Owned Holdco Guarantor such documents as such Wholly Owned Holdco Guarantor shall reasonably request to evidence such termination.

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ii)If any Collateral is sold or otherwise transferred by any Wholly Owned Holdco Guarantor in a sale or transfer permitted under the Credit Agreement, then the Collateral Agent (acting at the direction of the Administrative Agent) shall release any Lien and such Collateral shall be released from the Liens created hereby to the extent provided under, and subject to the terms and conditions set forth in the Credit Agreement and the other Loan Documents.  In connection therewith, the Collateral Agent, at the request of such Wholly Owned Holdco Guarantor and at the sole expense of the Borrower, shall execute and deliver to such Wholly Owned Holdco Guarantor such documents as such Wholly Owned Holdco Guarantor shall reasonably request to evidence such release.  In addition, in connection with any Permitted Fund Disposition with respect to any Pledged Ownership Entity in any entity specified in Schedule 6 and any Pledged Ownership Interest therein (the “Released Entity”), upon the conditions set forth in the definition of Permitted Fund Disposition in the Credit Agreement with respect thereto, the security interest granted herein with respect to the Released Entity and the Pledged Ownership Interests therein shall be released upon delivery of notice of such release from Borrower to Collateral Agent, countersigned and approved by Administrative Agent, and the security interest granted hereby in the Released Entity and in the Pledged Ownership Interests therein shall terminate and all rights thereto shall revert to the applicable Wholly Owned Holdco Guarantor and any certificated securities and irrevocable proxies and/or power relating thereto shall be returned to the applicable Wholly Owned Holdco Guarantor.  Upon any such release in accordance with the preceding sentence, the Collateral Agent (acting at the direction of the Administrative Agent) shall update Schedule 6 to reflect such release.

c)Independent Obligations

The obligations of each Wholly Owned Holdco Guarantor hereunder are independent of and separate from the Obligations.  If any Obligation is not paid when due, or during the existence of any Event of Default, the Collateral Agent may, at its sole election, proceed directly and at once, without notice, against any Wholly Owned Holdco Guarantor and any Collateral to collect and recover the full amount of any Obligation then due, without first proceeding against any other Loan Party or any other Collateral and without first joining any other Loan Party in any proceeding.

d)No Waiver by Course of Conduct

No Secured Party shall by any act (except by a written instrument pursuant to Section 7.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default and no failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

e)Amendments in Writing

None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.01 of the Credit Agreement; provided, however, that the schedules to this Agreement may be

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supplemented (including to reflect a Wholly Owned Holdco Guarantor’s execution and delivery of an Accession Agreement pursuant to 2)h) or a release of Collateral pursuant to b), but no existing provisions may be modified and no Collateral may be released other than pursuant to b)) in a manner in form and substance satisfactory to the Collateral Agent.

f)Successors and Assigns

This Agreement shall be binding upon the successors and permitted assigns of each Wholly Owned Holdco Guarantor and shall inure to the benefit of each Secured Party and their successors and permitted assigns; provided, however, that no Wholly Owned Holdco Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

g)Notices.

i)Addresses.  All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing, be given in writing and (i) addressed as follows:

(A)	for each Wholly Owned Holdco Guarantor, to be addressed to the name of such Wholly Owned Holdco Guarantor:

c/o Sunrun Inc.

595 Market St., 29th Floor

San Francisco, CA 94105

Attention: General Counsel

Fax: (415) 727-3500

(B)	for the Collateral Agent:

Deutsche Bank Trust Company Americas

as Collateral Agent

60 Wall Street, 16th Floor

Mail Stop NYC60-1630

New York, NY 10005

Attention:  Project Finance Agency Services - Sunrun Hera Portfolio 2015-A LLC

Fax: (732) 578-4636

and delivered by hand or overnight courier service, or sent by facsimile or e-mail, or (ii) addressed to such other address as shall be notified in writing to the other parties hereto.

ii)Effectiveness.  All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by facsimile, when sent (except that if not given during normal business

35

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

hours for the recipient thereof, at the opening of business on the next Business Day of such recipient), and (iv) if delivered by e-mail, upon the sender’s receipt of an acknowledgement from the intended recipient, such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment (except that if not sent during normal business hours for the recipient thereof, at the opening of business on the next Business Day of such recipient).

h)Incorporation by Reference

The following sections of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis: Section 12.06 (Severability), Section 12.08 (Governing Law), Section 12.09 (Waiver of Jury Trial), Section 12.10 (Counterparts; Integration; Effectiveness) and Section 12.16 (Entire Agreement).

i)Wholly Owned Guarantor LLCA Acknowledgement

Any Wholly Owned Opco Disposition upon (or in lieu of) foreclosure on any of the Pledged Ownership Interests in a Wholly Owned Opco shall comply with the provisions of such Wholly Owned Opco’s limited liability company agreement relating to membership interest dispositions.

j)Force Majeure

The Collateral Agent shall not incur any liability for not performing any act or not fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Collateral Agent (including any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

k)Patriot Act

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Collateral Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent. Accordingly, each of the parties hereto agree to provide to the Collateral Agent, upon Collateral Agent’s request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent to comply with Applicable Law.

[SIGNATURE PAGES FOLLOW]

36

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

[________]
as Wholly Owned Holdco Guarantor

By:	Sunrun Hera Portfolio 2015-A, LLC
Its:	Sole Member

By:	Sunrun Hera Portfolio 2015-B, LLC
Its:	Sole Member

By:	Sunrun Hera Holdco 2015, LLC
Its:	Sole Member

By:	Sunrun Inc.
Its:	Sole Member

By:
Name:
Title

Signature Page to Guaranty and Security Agreement (Holdco)

ACCEPTED AND AGREED
as of the date first above written:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Collateral Agent

By:	Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Guaranty and Security Agreement (Holdco)

SCHEDULE 1

Commercial Tort Claims

[None.]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 2

Filings

1.	[Filing a UCC-1 Financing Statement naming [________] as “Debtor” and the Collateral Agent as “Secured Party” with the Secretary of State of the State of [________].]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 3

Legal Name; Prior Names; Jurisdiction of Organization; Chief Executive Office

Legal Name	Prior Legal Name(s)	Jurisdiction of Organization	Chief Executive Office or Sole Place of Business
[________]	[________]	[_______]	595 Market St., 29th Floor San Francisco, CA 94105

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 4

Location of Inventory and Equipment

[None.]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 5

Intellectual Property

[None.]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 6

Pledged Ownership Interests

Holder	Issuer	Class	Ownership Percent	Certificate No.
[________]	[________]	[________]	100%	[________]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT A

Form of Accession Agreement

ACCESSION AGREEMENT NO. [__]

This ACCESSSION AGREEMENT NO. [__], dated as of [________], [____], relating to the Guaranty and Security Agreement (the “Security Agreement”), dated as of [________], [____], among the Wholly Owned Holdco Guarantors identified therein and Deutsche Bank Trust Company Americas, as Collateral Agent.

A.Reference is made to the Credit Agreement, dated as of January 15, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Hera Portfolio 2015-A, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Investec Bank PLC, as the Administrative Agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and Investec Bank PLC, as Issuing Bank.

B.Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms directly or indirectly in the Security Agreement.

C.The Wholly Owned Holdco Guarantors have entered into the Security Agreement in order to, among other things, induce the Lenders to make Loans.  Section 2.8 of the Security Agreement provides that additional Subsidiaries of the Borrower may become Wholly Owned Holdco Guarantors under the Security Agreement by execution and delivery of an instrument in the form of this Accession Agreement.  The undersigned (the “New Wholly Owned Holdco Guarantor”) is executing this Accession Agreement in accordance with the requirements of the Credit Agreement to become a Wholly Owned Holdco Guarantor under the Security Agreement.

D. The New Wholly Owned Holdco Guarantor is a Subsidiary of Borrower and is a Wholly Owned Holdco.

Accordingly, the Collateral Agent and the New Wholly Owned Holdco Guarantor agree as follows:

SECTION 1.  In accordance with Section 2.8 of the Security Agreement, the New Wholly Owned Holdco Guarantor by its signature below becomes a Wholly Owned Holdco Guarantor under the Security Agreement with the same force and effect as if originally named therein as a Wholly Owned Holdco Guarantor and the New Wholly Owned Holdco Guarantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Wholly Owned Holdco Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Wholly Owned Holdco Guarantor thereunder are true and correct on and as of the date hereof after giving effect to the schedules attached hereto, which shall replace in their entirety the schedules attached to the Security Agreement (as the same have been amended, modified, updated, or replaced from time to time).  In furtherance of

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

the foregoing, the New Wholly Owned Holdco Guarantor, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Wholly Owned Holdco Guarantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Wholly Owned Holdco Guarantor.  Each reference to a “Wholly Owned Holdco Guarantor” in the Security Agreement shall be deemed to include the New Wholly Owned Holdco Guarantor.  The Security Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Wholly Owned Holdco Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Accession Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 3.  The following sections of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis: Section 12.06 (Severability), Section 12.08 (Governing Law), Section 12.09 (Waiver of Jury Trial), Section 12.10 (Counterparts; Integration; Effectiveness) and Section 12.16 (Entire Agreement).

SECTION 4.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 5.  All communications and notices hereunder shall be in writing and given as provided in Section 7.7 of the Security Agreement.

[Signature pages follow]

2

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the New Wholly Owned Holdco Guarantor and the Collateral Agent have duly executed this Accession Agreement as of the day and year first above written.

[________], LLC

as Wholly Owned Holdco Guarantor

By:	Sunrun Hera Portfolio 2015-A, LLC
Its:	Sole Member

By:	Sunrun Hera Portfolio 2015-B, LLC
Its:	Sole Member

By:	Sunrun Hera Holdco 2015, LLC
Its:	Sole Member

By:	Sunrun Inc.
Its:	Sole Member

By:
Name:
Title:

Signature Page to Wholly Owned Holdco Guaranty and Security Agreement Accession

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ACCEPTED AND AGREED
as of the date first above written:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent

By:
Name:
Title:

Signature Page to Wholly Owned Holdco Guaranty and Security Agreement Accession

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 1 TO ACCESSION AGREEMENT

Commercial Tort Claims

[______]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 2 TO ACCESSION AGREEMENT

Filings

[______]

Exhibit O – 1

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 3 TO ACCESSION AGREEMENT

Legal Name; Prior Names; Jurisdiction of Organization; Chief Executive Office

Legal Name	Prior Legal Name(s)	Jurisdiction of Organization	Chief Executive Office or Sole Place of Business
[______]	[______]	[______]	[______]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 4 TO ACCESSION AGREEMENT

Location of Inventory and Equipment

[______]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 5 TO ACCESSION AGREEMENT

Intellectual Property

[______]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 6 TO ACCESSION AGREEMENT

Pledged Ownership Interests

Holder	Issuer	Class	Ownership Percent	Certificate No.

[______]	[______]	[______]	[______]	[______]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit P

Form of Wholly Owned Opco Certificate

Wholly Owned Opco Certificate

[_____], 20__1

INVESTEC BANK PLC

2 Gresham Street

London, EC2V 7QP

United Kingdom

Attention:

Re:Sunrun Hera Portfolio 2015-A, LLC

Ladies and Gentlemen:

This certificate (this “Wholly Owned Opco Certificate”) is delivered to you pursuant to Section 2.05(d) of that certain Credit Agreement, dated as of [__], 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Hera Portfolio 2015-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), Investec Bank PLC, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and Investec Bank PLC, as Issuing Bank.  Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.

The Borrower hereby certifies to the Administrative Agent that, as of the date hereof and the date of the proposed [acquisition][formation] (such [acquisition][formation] date, the “Addition Date”) of [the Wholly Owned Holdco (which owns or will own Wholly Owned Opco Membership Interests) (the “Target Holdco”) and] the Wholly Owned Opco (the “Target Opco”):

(1)

Attached hereto as Appendix A is a true, correct and complete copy of each of the following documents (including all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters) for the Target Opco:

a.	Wholly Owned Opco Limited Liability Company Agreement;
b.	[Master Purchase Agreement];[2]

[1]	To be delivered at least ten (10) Business Days prior to the proposed date of acquisition or formation of the Wholly Owned Holdco or Wholly Owned Opco.
[2]	To be included for the indirect acquisition of a Wholly Owned Opco that was part of Partnership Flip Fund prior to the proposed indirect acquisition thereof by the Borrower.
c.	[Master Lease];[3] and
d.	Wholly Owned Opco O&M Agreement.

Exhibit P– 1

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(2)	the Target Opco was a Tax Equity Opco that met the Tax Equity Characteristics prior to the proposed indirect acquisition thereof by the Borrower.
(3)

Attached hereto as Appendix C are updates to (a) Schedule 1.01(a) of the Credit Agreement that includes all Wholly Owned Opco Documents of the new Relevant Parties, (b) Schedules 5.03(e) and 5.03(f) of the Credit Agreement that include each new Relevant Party, (c) Schedule A of the Credit Agreement that includes any Project Information in respect of the new Relevant Parties and (d) Schedule 6 of the Pledge and Security Agreement which includes the [Target Holdco] [Target Opco] as a “Pledged Ownership Entity”.

(4)

Attached hereto as Appendix D-1 is a draft of [an Accession Agreement to the Wholly Owned Opco Guaranty and Security Agreement][a Wholly Owned Opco Guaranty and Security Agreement] which shall be duly executed and delivered by the Target Opco on the Addition Date that, solely with respect to the making of this representation and warranty as of the Addition Date, shall also have been executed by the Administrative Agent and the Collateral Agent on the Addition Date.

(5)

[Attached hereto as Appendix D-2 is a draft of [an Accession Agreement to the Wholly Owned Holdco Guaranty and Security Agreement][a Wholly Owned Holdco Guaranty and Security Agreement] which shall be duly executed and delivered by the Target Holdco on the Addition Date that, solely with respect to the making of this representation and warranty as of the Addition Date, shall also have been executed by the Administrative Agent and the Collateral Agent on the Addition Date.][4]

(6)

Attached hereto as Appendix D-3 are true, correct and complete copies of certificates representing all of the Membership Interests in the Target Opco [and the Target Holdco][5] (in each case, in the form required by the applicable limited liability company agreement) accompanied by undated stock powers executed in blank and instruments evidencing any pledged debt indorsed in blank.  As of the Addition Date, the originals of each of the foregoing shall be delivered to the Collateral Agent.

(7)

Attached hereto as Appendix D-4 are true, correct and complete copies of proper Financing Statements in form appropriate for filing under the applicable Uniform Commercial Code in order to perfect the Liens created under the Collateral Documents (covering the Collateral described therein) with respect to the Target Opco [and the Target Holdco][6].

[3]	To be included for the indirect acquisition of a Wholly Owned Opco that was part of an Inverted Lease Fund prior to the proposed indirect acquisition thereof by the Borrower.
[4]	To be included for the acquisition or formation of a Wholly Owned Holdco.
[5]	To be included for the acquisition or formation of a Wholly Owned Holdco.
[6]	To be included for the acquisition or formation of a Wholly Owned Holdco.
(8)

Attached hereto as Appendix D-5 are the results of a recent lien search in each of the jurisdictions in which UCC financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets other than Excluded Property of the current owner of the Membership Interests of the Target Opco [and the Target

Exhibit H-2 – 2

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Holdco, all assets other than Excluded Property of the Target Holdco][7] and all assets other than Excluded Property of the Target Opco.  Such search reveals no Liens on the Membership Interests in the Target Opco [or the Target Holdco, any assets of the Target Holdco][8] or any assets of the Target Opco.

(9)

Attached hereto as Appendix D-6 is a draft of an Account Control Agreement in respect of each account maintained by the Target Opco which shall be duly executed and delivered by the Target Opco that, solely with respect to the making of this representation and warranty as of the Addition Date, shall also have been executed by the Collateral Agent and an Acceptable Bank on the Addition Date.

(10)

Attached hereto as Appendix D-7 is a draft of a [Wholly Owned Opco Back-Up Servicing Agreement][Wholly Owned Opco Transition Management Agreement] which shall be duly executed and delivered by the [Back-Up Servicer][Transition Manager], the Borrower, Sponsor and the Operator that, solely with respect to the making of this representation and warranty as of the Addition Date, shall also have been executed by the Collateral Agent and the Other Collateral Agent on the Addition Date.

(11)

Attached hereto as Appendix E are true, correct and complete copies of resolutions of the new Relevant Parties and the Sponsor authorizing the execution delivery and performance of the Portfolio Documents and evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with the Portfolio Documents to which any new Relevant Party is a party or is to be a party.

(12)

Attached hereto as Appendix F are true, correct and complete copies of customary insurance certificates [and [described any additional evidence provided]], demonstrating that all insurance required to be obtained and maintained pursuant to the Loan Documents has been obtained and all premiums thereon have been paid in full or are not in arrears.

(13)

Attached hereto as Appendix G is a copy of each item described in Sections 9.01(a)(xiv) and (xv) of the Credit Agreement with respect to the Sponsor, the Borrower[, the Target Holdco][9] and the Target Opco;

(14)

Attached as Appendix H are drafts of the favorable opinions of counsel to the Borrower and the new Relevant Parties (which opinion shall be delivered on the Addition Date and shall either be in the form of the opinions delivered on the Closing Date or such other form reasonably acceptable to the Administrative Agent (acting in consultation with counsel)) in relation to the Loan Documents, addressed to the Administrative Agent and each Secured Party from:

[7]	To be included for the acquisition or formation of a Wholly Owned Holdco.
[8]	To be included for the acquisition or formation of a Wholly Owned Holdco.
[9]	To be included for the acquisition or formation of a Wholly Owned Holdco.
a.

Wilson Sonsini Goodrich & Rosati P.C. (or other counsel previously approved by the Administrative Agent), counsel for the Borrower and the new Relevant Parties, including opinions regarding the attachment, perfection of security interests in

Exhibit H-2 – 3

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Collateral with respect to the new Relevant Parties and corporate matters (including, without limitation, enforceability, no consents, no conflicts with the Limited Liability Company Agreements of the new Relevant Parties and Investment Company Act matters) with respect to the new Relevant Parties; and

b.

an in-house opinion from counsel of the Sponsor with respect to the new Relevant Parties, including opinions regarding corporate matters and no conflicts with organizational documents of the new Relevant Parties, and other material contracts binding on the new Relevant Parties or the Borrower in relation to the new Relevant Parties.

(15)

[Attached hereto as Appendix I are true, correct and complete copies of all consents, licenses and approvals required in connection with the granting of the Liens under the Collateral Documents and the execution delivery and performance of the Portfolio Documents and the validity against the Sponsor and each new Relevant Party of the Portfolio Documents to which it is a party, and such consents, licenses and approvals are in full force and effect and not subject to appeal.][No consents, licenses or approvals are required in connection with the granting of the Liens under the Collateral Documents and the execution delivery and performance of the Portfolio Documents and the validity against the Sponsor and each  new Relevant Party of the Portfolio Documents to which it is a party.]

(16)	Attached hereto as Appendix J is a true, correct and complete copy of the Base Case Model demonstrating compliance with the Available Borrowing Base.
(17)

As of the Addition Date, the Lender Parties have received all documentation and other information required by regulatory authorities under the applicable “know your customer” and Anti-Money Laundering Laws, including the PATRIOT Act.

(18)

As of the Addition Date, all Additional Expenses due and payable as of such date shall have been paid in full by the Borrower and all other costs and expenses required to be paid per Section 4.07 of the Credit Agreement for which evidence has been presented (including, as applicable, third-party fees and out-of-pocket expenses of lenders counsel, the Insurance Consultant, Independent Engineer, [***]  and other advisors or consultants retained by the Administrative Agent).

(19)

The representations and warranties of the Sponsor and the Relevant Parties contained in Article V of the Credit Agreement, or which are contained in any document furnished at any time under or in connection therewith (including the Portfolio Documents submitted in connection with this Wholly Owned Opco Certificate), are true and correct on and as of the date hereof and the date of the proposed Addition Date, except (a) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date or (b) to the extent that such representations and warranties refer solely to the Addition Date, in which case they shall be true and correct solely as of the Addition Date.

(20)

No action or proceeding has been instituted or threatened in writing by any Governmental Authority against the Sponsor or any Relevant Party that seeks to impair, restrain prohibit or invalidate the transactions contemplated by the Credit Agreement, the other Loan Documents, the Portfolio Documents or regarding the effectiveness or validity of any required Permits.

(21)	No Default or Event of Default exists, or would result from the proposed [acquisition][formation] of the Target Opco [or the Target Holdco].

Exhibit H-2 – 4

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(22)	The Cash Available for Debt Service included under the Base Case Model does not include cash flows from any Project that is not an Eligible Project.
(23)	After giving effect to the proposed [acquisition][formation] of the Target Opco [and the Target Holdco], the Borrower and the Subsidiaries are and will be solvent.
(24)

There has been no event or circumstance since [insert date of the most recent audited financial statements of the Sponsor delivered pursuant to either Section 6.01(a) or Section 9.01(a)(xii) of the Credit Agreement] that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(25)	The Inverter Reserve Account is funded in the required amount in accordance with the Depository Agreement.
(26)

The Target Opco has no obligations or liabilities (contingent or otherwise) to any Person other than pursuant to the Portfolio Documents [and the Target Holdco has no obligations or liabilities (contingent or otherwise) to any Person other than pursuant to the Portfolio Documents][10].

[remainder of page intentionally blank]

[10]	To be included for the acquisition or formation of a Wholly Owned Holdco.

Exhibit H-2 – 5

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Borrower has caused this Wholly Owned Opco Certificate to be duly executed and delivered as of the date first written above.

BORROWER:

SUNRUN HERA PORTFOLIO 2015-A, LLC

By:
Name:
Title:

Exhibit H-2 – 6

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Exhibit Q

Form of Wholly Owned Opco Guaranty and Security Agreement

FORM OF

GUARANTY AND SECURITY AGREEMENT

Dated as of [________], [____]

among

[________]

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Collateral Agent

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

WHOLLY OWNED OPCO GUARANTY AND SECURITY AGREEMENT

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

WHOLLY OWNED OPCO GUARANTY AND SECURITY AGREEMENT

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Section 8.7	Notices	30
Section 8.8	Incorporation by Reference	31
Section 8.9	Force Majeure	31
Section 8.10	Patriot Act	31

SCHEDULES and Exhibits

Schedule 1	Commercial Tort Claims
Schedule 2	Filings
Schedule 3	Legal Name; Jurisdiction of Organization; Chief Executive Office
Schedule 4	Location of Inventory and Equipment
Schedule 5	Material Intellectual Property
Exhibit A	Form of Accession Agreement

WHOLLY OWNED OPCO GUARANTY AND SECURITY AGREEMENT

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

GUARANTY AND SECURITY AGREEMENT, dated as of [________], [____] (this “Agreement”), by [________], a [________] organized under the laws of the State of [________] (“[________]” and together with each Person that subsequently becomes a party hereto in accordance with Section 2.3, each individually a “Wholly Owned Opco Guarantor” and, collectively, the “Wholly Owned Opco Guarantors”), in favor of Deutsche Bank Trust Company Americas, in its capacity as Collateral Agent under the Credit Agreement referred to below (in such capacity, and together with its successors and permitted assigns, the “Collateral Agent”) for the Secured Parties as defined in the Credit Agreement (as defined herein).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement dated as of January 15, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Sunrun Hera Portfolio 2015-A, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, Investec Bank PLC, as the administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and Investec Bank PLC, as Issuing Bank, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, as security for the Obligations, each Wholly Owned Opco Guarantor has agreed to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority Lien on the Collateral (subject to Permitted Liens);

WHEREAS, it is a condition precedent to the obligations of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that each Wholly Owned Opco Guarantor shall have executed and delivered this Agreement to the Administrative Agent; and

WHEREAS, it is a condition precedent for any Secured Hedge Providers to enter into the Secured Interest Rate Hedging Agreements that each Wholly Owned Opco Guarantor shall have executed and delivered this Agreement to the Administrative Agent.

NOW, THEREFORE, in consideration of the premises, and to induce the Administrative Agent, the Issuing Bank and each Lender party thereto to enter into the Credit Agreement, and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, and to induce the Secured Hedge Providers to enter into the Secured Interest Rate Hedging Agreements, each Wholly Owned Opco Guarantor hereby agrees with the Collateral Agent as follows:

Article I

DEFINED TERMS

Section 1.1Definitions.

(a)Capitalized terms used, but not otherwise defined, herein (including in the Recitals) that are defined in the Credit Agreement (whether directly or by reference to another

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agreement or document) shall have the meanings given to them in the Credit Agreement (whether directly or by reference to another agreement or document), except to the extent defined pursuant to clause (b) or (c) of this a).

(b)The following terms have the meanings given to them in the UCC and capitalized terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined):  “Account”, “Account Debtor”, “Certificated Security”, “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Financial Asset”, “Fixture”, “General Intangible”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter of Credit”, “Letter-of-Credit Right”, “Proceeds”, “Record”, “Securities Account”, “Security”, “Supporting Obligation” and “Tangible Chattel Paper”.

(c)The following terms shall have the following meanings:

“Accession Agreement” means an instrument substantially in the form of Exhibit A hereto.

“Account Collateral” has the meaning given to the term “Account Collateral” or to any other similarly defined term in the applicable Account Control Agreement.

“Administrative Agent” has the meaning specified in the Recitals.

“Agreement” has the meaning specified in the Preamble.

“Applicable Law” has he meaning specified in Section 8.10.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Assigned Agreements” means (a) all contracts, agreements, leases or other instruments to which any Wholly Owned Opco Guarantor is a party or pursuant to which any Wholly Owned Opco Guarantor has rights whether as third party beneficiary or otherwise, (b) all other contracts, agreements, leases and other similar instruments related to the Projects, (c) all insurance policies maintained by any Wholly Owned Opco Guarantor under the Loan Documents or any Project Document, including any such policies insuring against loss of revenues by reason of interruption of the operation of the Projects and all proceeds and other amounts payable to any Wholly Owned Opco Guarantor thereunder, and all insurance proceeds, (d) all other agreements (including vendor warranties and guaranties and performance bonds, sureties and security) running to any Wholly Owned Opco Guarantor or assigned to any Wholly Owned Opco Guarantor, relating to the maintenance, improvement, operation or acquisition of the Projects or any part thereof, or transport of material, equipment and other parts of the Projects or any part thereof, (e) as regards the aforesaid agreements, all amendments, substitutions and renewals thereof, and (f) as regards the aforesaid agreements, (i) all rights of any Wholly Owned Opco Guarantor to receive moneys due and to become due thereunder or pursuant thereto, (ii) all rights of any Wholly Owned Opco Guarantor to receive proceeds of any insurance, indemnity,

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warranty or guaranty with respect thereto, (iii) all claims of any Wholly Owned Opco Guarantor for damages for breach thereof or default thereunder, and (iv) the right of any Wholly Owned Opco Guarantor to terminate, amend, supplement or otherwise modify any such agreement or approval.

“Borrower” has the meaning specified in the Recitals.

“Collateral” has the meaning specified in Section 2.1.

“Collateral Accounts” has the meaning given to the term “Collateral Accounts”, “Accounts” or to any other similarly defined term in the applicable Account Control Agreement.

“Collateral Agent” has the meaning specified in the Preamble.

“Constituent Documents” means, with respect to any Person, collectively and, in each case, together with any modification of any term thereof, (a) the articles of incorporation, certificate of incorporation or certificate of formation of such Person, (b) the bylaws or operating agreement of such Person and (c) any other similar constitutive, organizational or governing document of such Person.

“Contractual Obligation” means, with respect to any Person, any contract, loan, agreement, indenture, mortgage, lease or other instrument to which it is a party or by which it or any of its properties is bound or affected.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any requirements of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Credit Agreement” has the meaning specified in the Recitals.

“Excluded Property” means (i) “Excluded Property”, as defined in the Credit Agreement, (ii) any permit, license, or approval of a Governmental Authority, which by its terms or by operation of Law would become void, voidable, terminable or revocable or in respect of which a Wholly Owned Opco Guarantor would be deemed to be in breach or default thereunder if such permit, license, approval of a Governmental Authority or the applicable Wholly Owned Opco Guarantor’s interest thereunder were pledged or assigned hereunder or if a security interest therein were granted hereunder, to the extent necessary to avoid such voidness, voidability, terminability, revocability, breach or default and (iii) any other asset or property to the extent, and solely to the extent and for so long as, the grant of a lien thereon is prohibited by applicable Laws; provided, that any such property shall be excluded from such security interest only to the extent and for so long as the consequences specified above shall exist and shall cease to be excluded and shall be subject to the Lien of the Loan Documents immediately and automatically at such time as such consequence shall no longer exist; provided further, however, “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of Excluded Property (unless such Proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

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“Excluded Swap Obligation” means, with respect to any Wholly Owned Opco Guarantor at any time, and after giving effect to Section 3.5, any Swap Obligation, if, and to the extent that, all or a portion of the guarantee of such Wholly Owned Opco Guarantor of, or the grant by such Wholly Owned Opco Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is illegal at such time under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Wholly Owned Opco Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related Swap Obligation.

“Governmental Approval” means any consent, waiver, variance, registration, filing, declaration, license, approval, permit, orders, authorization, exception or exemption from, of or with any Governmental Authority, whether given by express action or deemed given by failure to act within any specified period.

“Guaranteed Obligations” has the meaning specified in Section 3.1.

“Guaranty” has the meaning specified in Section 3.2(b).

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any requirements of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Trade Secrets and IP Licenses.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any rights, title and interests in or relating to any Intellectual Property.

“Material Intellectual Property” means Intellectual Property that is owned by or licensed to any Wholly Owned Opco Guarantor and material to the conduct of such Wholly Owned Opco Guarantor.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any requirements of Law in or relating to letters patent and applications therefor.

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“Qualified ECP Guarantor” means, in respect of any Guaranteed Obligation, each Wholly Owned Opco Guarantor that has total assets exceeding $10,000,000 at the time such Guaranteed Obligation is incurred in respect of a Secured Interest Rate Hedging Agreement.

“Released Entity” has the meaning specified in Section 8.2(b).

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Swap Obligation” means, with respect to any Wholly Owned Opco Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any requirements of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Trade Secrets” means all rights, title and interests (and all related IP Ancillary Rights) arising under any requirements of Law in or relating to trade secrets.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any requirements of Law, any of the perfection or priority of the Collateral Agent’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Wholly Owned Opco Guarantors” has the meaning specified in the Preamble.

Section 1.2Certain Other Terms.

(a)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement.  References herein to an Article, Section or clause refer to the appropriate Article, Section or clause in this Agreement.  References herein to a Schedule refer to the appropriate Schedule to this Agreement, as updated from time to time as permitted or required under this Agreement, including in connection with any Accession Agreement or pursuant to 0.

(b)Section 1.02 (Rules of Construction) of the Credit Agreement is applicable to this Agreement as and to the extent set forth therein.

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Section 1.3No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Article II

GRANT OF SECURITY INTEREST AND GUARANTY

Section 2.1Collateral.  For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by any Wholly Owned Opco Guarantor or in which any Wholly Owned Opco Guarantor now has or at any time in the future may acquire any rights, title or interests is collectively referred to as the “Collateral”:

(a)all Accounts;

(b)all Chattel Paper;

(c)all Collateral Accounts and Account Collateral;

(d)all Deposit Accounts and Securities Accounts together with all funds, cash, monies, Financial Assets, investments, instruments, certificates of deposit, promissory notes and any other property (including any investments deposited therein or credited thereto) at any time on deposit therein or credited to any of the foregoing, all rights to payment or withdrawal therefrom and all income, profits, gains and interest thereon;

(e)all Documents;

(f)all Equipment;

(g)all General Intangibles;

(h)all Instruments;

(i)all Inventory;

(j)all Investment Property;

(k)all Supporting Obligations;

(l)all Commercial Tort Claims described on Schedule 1 and on any supplement thereto received by the Collateral Agent pursuant to 4)i);

(m)all Letters of Credit and Letter-of-Credit Rights;

(n)all books and Records pertaining to the other property described in this Section 2.1;

(o)all Assigned Agreements;

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(p)all Governmental Approvals held in the name of, or for the benefit of, any Wholly Owned Opco Guarantor;

(q)all property of any Wholly Owned Opco Guarantor held by any Secured Party, including all property of every description in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of a Wholly Owned Opco Guarantor or as to which such Wholly Owned Opco Guarantor may have any right or power, including cash;

(r)all other Goods (including Fixtures) and personal property of any Wholly Owned Opco Guarantor, whether tangible or intangible and wherever located; and

(s)to the extent not otherwise included, all Proceeds and products of all of the foregoing Collateral, whether cash or non-cash;

provided, however, that “Collateral” shall not include any Excluded Property; provided, further, that if at any time, any property described in the definition of Excluded Property shall cease to be Excluded Property, such property shall constitute Collateral, unless and until subsequent thereto such property again constitutes Excluded Property.

Section 2.2Grant of Security Interest in Collateral.  Each Wholly Owned Opco Guarantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, hereby assigns, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties, a Lien on and security interest in all of its rights, title and interests in, to and under the Collateral.

Section 2.3Additional Wholly Owned Opco Guarantors.  As contemplated by Section 6.08(h) of the Credit Agreement, certain Subsidiaries of the Borrower may be required to enter into this Agreement as Wholly Owned Opco Guarantors.  Upon the execution and delivery by any such Subsidiary and the Collateral Agent of an Accession Agreement, such Subsidiary shall become a Wholly Owned Opco Guarantor hereunder with the same force and effect as if originally named as a Wholly Owned Opco Guarantor herein (provided that the covenants and representations and warranties herein shall only to apply to such Wholly Owned Opco Guarantor after it becomes a party hereto), and the schedules hereto shall be updated as reflected in such Accession Agreement.  The execution and delivery of any such instrument shall not require the consent of any other Wholly Owned Opco Guarantor hereunder.  The rights and obligations of Collateral Agent and each Wholly Owned Opco Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Wholly Owned Opco Guarantor as a party to this Agreement.

Article III

GUARANTY

Section 3.1Guaranty.  Each Wholly Owned Opco Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the punctual payment when due (whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise) of all Obligations of the Borrower now or hereafter existing under or in respect of the Loan Documents (including any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect,

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absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise, but excluding any Excluded Swap Obligations (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable and documented expenses (including reasonable and documented fees and expenses of counsel) incurred by the Collateral Agent or any other Secured Party in enforcing any rights under this 2)a).

Section 3.2Guaranty and Grant of Security Interest Absolute.

(a)Each Wholly Owned Opco Guarantor guarantees that the Guaranteed Obligations will be paid in accordance with the terms of the Loan Documents, regardless of any applicable Laws now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto.  To the maximum extent permitted by applicable Laws, the obligations of each Wholly Owned Opco Guarantor under or in respect of this Agreement are independent of the Obligations of the Borrower under or in respect of the Loan Documents or of any other Wholly Owned Opco Guarantor, and a separate action or actions may be brought and prosecuted against any Wholly Owned Opco Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Borrower or any Wholly Owned Opco Guarantor or whether the Borrower or any Wholly Owned Opco Guarantor is joined in any such action or actions.  The obligations of each Wholly Owned Opco Guarantor under this Agreement and the rights of the Collateral Agent and the Liens and security interests hereunder shall be irrevocable, absolute and unconditional irrespective of, and each Wholly Owned Opco Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(i)any illegality, lack of validity or enforceability of the Guaranteed Obligations, any Loan Document or any agreement or instrument relating thereto;

(ii)any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations;

(iii)any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, or any agreement relating to such other guaranty or security, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower;

(iv)any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of, or consent to departure from, any guaranty, for all or any of the Guaranteed Obligations;

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(v)any manner of application of Collateral, or Proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other assets of Borrower or any Wholly Owned Opco Guarantor;

(vi)the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations;

(vii)any change, restructuring or termination of the corporate structure or existence of the Borrower or any Wholly Owned Opco Guarantor, and any Secured Party’s consent thereto and to any corresponding restructuring of the Guaranteed Obligations;

(viii)the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to the Guaranteed Obligations;

(ix)any limitation on any party’s liability or obligations under any Loan Document or any invalidity or unenforceability, in whole or in part, of any such Loan Document;

(x)any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Borrower, any Wholly Owned Opco Guarantor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding;

(xi)any defenses, set offs or counterclaims which Borrower may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; or

(xii)any other circumstance (including any statute of limitations but excluding indefeasible payment in full) that might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor.

(b)In furtherance of the foregoing and without limiting the generality thereof, each Wholly Owned Opco Guarantor agrees as follows:

(i)Each Wholly Owned Opco Guarantor’s guaranty under 2)a) (the “Guaranty”) is a primary obligation of each Wholly Owned Opco Guarantor and not merely a contract of surety;

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(ii)Collateral Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Secured Party with respect to the existence of such Event of Default;

(iii)The obligations of each Wholly Owned Opco Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Wholly Owned Opco Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Wholly Owned Opco Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(iv)Payment by any Wholly Owned Opco Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Wholly Owned Opco Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid.  Without limiting the generality of the foregoing, if Collateral Agent is awarded a judgment in any suit brought to enforce any Wholly Owned Opco Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Wholly Owned Opco Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Wholly Owned Opco Guarantor, limit, affect, modify or abridge any other Wholly Owned Opco Guarantor’s liability hereunder in respect of the Guaranteed Obligations; and

(v)Any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Wholly Owned Opco Guarantor’s liability hereunder, from time to time may (A) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (B) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (C) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (D) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Wholly Owned Opco Guarantor) with respect to the Guaranteed Obligations; (E) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Wholly Owned Opco Guarantor against any

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other Secured Party or any security for the Guaranteed Obligations; and (F) exercise any other rights available to it under the Loan Documents.

Section 3.3Waivers and Acknowledgments

(a)Each Wholly Owned Opco Guarantor’s guaranty under 2)a) is a guarantee of payment and not of collection.  Each Wholly Owned Opco Guarantor hereby unconditionally and irrevocably waives, to the maximum extent permitted by applicable Laws, promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral.

(b)Each Wholly Owned Opco Guarantor hereby acknowledges that this Agreement is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future, and shall remain in full force and effect until such time as the Guaranteed Obligations have been discharged finally and in full.

(c)Each Wholly Owned Opco Guarantor hereby unconditionally and irrevocably waives, for the benefit of the Secured Parties, to the maximum extent permitted by applicable Laws, (i) any right to require any Secured Party, as a condition of payment or performance by such Wholly Owned Opco Guarantor, to (A) proceed against Borrower, any other guarantor (including any other Wholly Owned Opco Guarantor) of the Guaranteed Obligations or any other Person, (B) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of any Secured Party in favor of any Loan Party or any other Person, or (D) pursue any other remedy in the power of any Secured Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Wholly Owned Opco Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Wholly Owned Opco Guarantor from any cause other than payment in full of the Guaranteed Obligations; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Wholly Owned Opco Guarantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting such Wholly Owned Opco Guarantor’s liability hereunder or the enforcement hereof, and (C) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 3.2 and any right to consent to any thereof; and (vii) any defenses or benefits that may be derived from or

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afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof, (viii) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Wholly Owned Opco Guarantor or other rights of such Wholly Owned Opco Guarantor to proceed against the Borrower or any other Wholly Owned Opco Guarantor, any other guarantor or any other Person or any Collateral and (ix) any defense based on any right of set-off or counterclaim against or in respect of the obligations of any other Wholly Owned Opco Guarantor hereunder.

(d)Each Wholly Owned Opco Guarantor hereby waives, for the benefit of the Secured Parties: (i) any right to require any Secured Party, as a condition of payment or performance by such Wholly Owned Opco Guarantor, to (A) proceed against Borrower, any other guarantor (including any other Wholly Owned Opco Guarantor) of the Guaranteed Obligations or any other Person, (B) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of any Secured Party in favor of any Loan Party or any other Person, or (D) pursue any other remedy in the power of any Secured Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Wholly Owned Opco Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Wholly Owned Opco Guarantor from any cause other than payment in full of the Guaranteed Obligations; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (v) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Wholly Owned Opco Guarantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting such Wholly Owned Opco Guarantor’s liability hereunder or the enforcement hereof, and (C) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 3.2 and any right to consent to any thereof; and (vii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

(e)Each Wholly Owned Opco Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in 2)d) and this Section 3.3 are knowingly made in contemplation of such benefits.

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Section 3.4Subrogation.  Each Wholly Owned Opco Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower or any other Wholly Owned Opco Guarantor that arise from the existence, payment, performance or enforcement of such Wholly Owned Opco Guarantor’s obligations under or in respect of this Agreement, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Wholly Owned Opco Guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Borrower or any other Wholly Owned Opco Guarantor directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Debt Termination Date.  Notwithstanding the foregoing sentence,  if any amount shall be paid to a Wholly Owned Opco Guarantor in violation of the immediately preceding sentence at any time prior to the Debt Termination Date, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Wholly Owned Opco Guarantor and shall forthwith be paid or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Agreement thereafter arising.  Upon the Debt Termination Date (as notified to the Collateral Agent by the Administrative Agent), the Collateral Agent will, at such Wholly Owned Opco Guarantor’s request and at the Borrower’s expense, execute and deliver to such Person appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Wholly Owned Opco Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Wholly Owned Opco Guarantor pursuant to this Agreement.

Section 3.5Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Wholly Owned Opco Guarantor hereunder to honor all of such Wholly Owned Opco Guarantor’s obligations under this Agreement in respect of Guaranteed Obligations, including any Swap Obligations, provided that each Qualified ECP Guarantor shall only be liable under this Section 3.5 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 3.5, or otherwise under this Agreement, as it relates to such Wholly Owned Opco Guarantor, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.  The obligations of each Qualified ECP Guarantor under this Section 3.5 shall remain in full force and effect until the Debt Termination Date.  Each Qualified ECP Guarantor intends that this Section 3.5 constitute, and this Section 3.5 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Qualified ECP Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Article IV

REPRESENTATIONS AND WARRANTIES

Each Wholly Owned Opco Guarantor represents and warrants to the Collateral Agent and the other Secured Parties:

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Section 4.1Organization, Powers, Good Standing, Business

(a)Organization and Powers.  It is duly organized, validly existing and in good standing under the Laws of its state of formation.  It has all requisite limited liability company power and authority to (i) own and operate its properties, (ii) carry on its businesses as now conducted and proposed to be conducted and (iii) enter into this Agreement and to perform its obligations hereunder.

(b)Qualification.  It is duly qualified and in good standing in each state where necessary to carry on its present businesses and operations, except in jurisdictions in which the failure to be qualified and in good standing would not reasonably be expected to have a Material Adverse Effect.

Section 4.2Authorization

(a)No Conflict.  The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (1) violate (x) its certificate of formation, limited liability company agreement, operating agreement or other organizational documents, as the case may be; (y) any provision of Law applicable to it (except where such violation would not reasonably be expected to cause a Material Adverse Effect) or (z) any order, judgment or decree of any Governmental Authority binding on it or any of its property (except where such violation would not reasonably be expected to cause a Material Adverse Effect); (2) result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation binding upon it or its property (except where such breach or default would not reasonably be expected to cause a Material Adverse Effect); or (3) result in or require the creation or imposition of any material Lien (other than the Lien of the Loan Documents or Permitted Liens) upon its assets.

(b)Consents.  The execution and delivery by it of this Agreement, and the consummation of the transactions contemplated hereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority or any other Person which has not been obtained or made, and each such consent or approval is in full force and effect, other than any failure of any Wholly Owned Opco Guarantor to comply with this Section 4.2(b) which would not reasonably be expected to have a Material Adverse Effect.

(c)Binding Obligations.  Upon its execution and delivery of this Agreement or upon its execution and delivery of an Accession Agreement pursuant to Section 2.3 (as applicable), this Agreement shall be the legally valid and binding obligation of each Wholly Owned Opco Guarantor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar Laws affecting creditors’ rights.

Section 4.3Governmental Authorization; Compliance with Laws.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, each Wholly Owned Opco Guarantor of this Agreement, or (b) the exercise by the Collateral Agent or any other Secured Party of its rights under the Loan Documents or pursuant to this Agreement.

Section 4.4Title; No Other Liens.  Except for the Lien granted to the Collateral Agent pursuant to this Agreement and the other Loan Documents and other Permitted Liens, it owns each of its items of Collateral

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free and clear of any and all Liens or claims of others.  It (a) is the record and beneficial owner of the Collateral pledged by it hereunder and (b) has rights in or the power to transfer each item of Collateral in which a Lien is granted by it hereunder.

Section 4.5Perfection and Priority.  The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Collateral Agent for the benefit of the Secured Parties in all Collateral subject, for the following Collateral, to the extent applicable, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been filed or delivered to the Collateral Agent in completed and duly authorized form, as applicable); (ii) with respect to any Deposit Account and any Securities Account the execution of control agreements in form and substance satisfactory to the Collateral Agent; (iii) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable; (iv) in the case of Letter-of-Credit Rights, including those rights that are Supporting Obligations of Collateral, the execution of a Contractual Obligation in form and substance satisfactory to the Collateral Agent granting control to the Collateral Agent over such Letter-of-Credit Rights; (v) in the case of Electronic Chattel Paper, the completion of all steps necessary to grant control to the Collateral Agent over such Electronic Chattel Paper; (vi) in the case of all Instruments and Investment Property, the delivery thereof to the Collateral Agent of such Instruments and Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to the Collateral Agent or in blank; (vii) in the case of all Investment Property not in certificated form, the execution of control agreements, in form and substance satisfactory to the Collateral Agent; and (viii) in the case of all Tangible Chattel Paper, the delivery thereof to the Collateral Agent of such Tangible Chattel Paper.  Upon its execution and delivery of this Agreement or upon its execution and delivery of an Accession Agreement pursuant to Section 2.3 (as applicable), all actions, including those set forth above, necessary to perfect the Lien granted hereunder on the Collateral have been duly taken.  Such security interest is prior to all other Liens on the Collateral except for Permitted Liens having priority over the Collateral Agent’s Lien by operation of law.
Section 4.6Jurisdiction of Organization; Chief Executive Office.  Its jurisdiction of organization, legal name, and the location of its chief executive office or sole place of business, in each case as of the date of its execution and delivery of this Agreement or the date of its execution and delivery of an Accession Agreement pursuant to Section 2.3 (as applicable), and each of its prior legal names (if any) and the date each such name was changed, is specified on Schedule 3.

Section 4.7Locations of Inventory and Equipment.  As of the date of its execution and delivery of this Agreement or the date of its execution and delivery of an Accession Agreement pursuant to Section 2.3 (as applicable), its Inventory and Equipment (other than Inventory or Equipment in transit, at the address specified in Section 8.7(a) and the Projects) are kept at the locations listed on Schedule 4.

Section 4.8Instruments, Tangible Chattel Paper, Accounts.  As of the date of its execution and delivery of this Agreement or the date of its execution and delivery of an Accession Agreement pursuant to Section 2.3 (as applicable), no amount payable to it under or in connection with any Account is evidenced by any Instrument or Tangible Chattel Paper that has not been delivered to the Collateral Agent, properly endorsed for transfer, to the extent delivery is required by 4)g)i).

Section 4.9Intellectual Property

(a)As of the date of its execution and delivery of this Agreement or the date of its execution and delivery of an Accession Agreement pursuant

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to Section 2.3 (as applicable), Schedule 5 sets forth a true and complete list of all of the Material Intellectual Property owned by it (and registered in its name) and all rights granted by it in respect thereto.

(b)All Intellectual Property owned by it is valid, in full force and effect, subsisting and unexpired, and no Intellectual Property has been abandoned.  No breach or default of any material IP License shall be caused by the consummation of the transactions contemplated by any Loan Document nor shall the consummation of the transactions contemplated by the Loan Documents limit or impair the ownership, use, validity or enforceability of, or any of its rights in, any Intellectual Property.  To its Knowledge (i) there are no pending (or threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or its rights in, any of its Intellectual Property, and (ii) no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property; provided, that with respect to clauses (i) and (ii), Intellectual Property shall not include commercially-available “off-the-shelf” software.  Neither it nor, to its Knowledge, any other party is in material breach or default of any material IP License.

Section 4.10Commercial Tort Claims.  The only Commercial Tort Claims of the Wholly Owned Opco Guarantors are those listed on Schedule 1, as supplemented from time to time, if applicable, pursuant to 4)i).

Section 4.11Credit Agreement Undertakings.  Each Wholly Owned Opco Guarantor undertakes to the Collateral Agent and the Secured Parties, as of the date of its execution and delivery of this Agreement or the date of its execution and delivery of an Accession Agreement pursuant to Section 2.3 (as applicable), and at all times thereafter for so long as such Wholly Owned Opco Guarantor is party to this Agreement to take all such actions that the Borrower has agreed to cause it to undertake, and to refrain from taking all such actions that the Borrower has agreed to cause it to refrain from undertaking, pursuant to the Loan Documents.

Article V

COVENANTS

Each Wholly Owned Opco Guarantor agrees with the Collateral Agent to the following, as long as any Obligation or Commitment remains outstanding and, in each case, unless the Required Lenders otherwise consent in writing:

Section 5.1Maintenance of Perfected Security Interest; Further Documentation and Consents

(a)It shall not use or permit any Collateral to be used unlawfully or in material violation of any provision of any Loan Document, any Project Document, any requirements of Law or any policy of insurance covering the Collateral.

(b)It shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in 3)e) and shall defend such security interest and such priority against the claims and demands of all Persons other than any Person having a claim under any Permitted Liens.

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(c)It shall furnish to the Collateral Agent together with the Financial Statements delivered pursuant to Section 6.01 of the Credit Agreement and at such other times as the Collateral Agent (acting at the direction of the Administrative Agent) may reasonably request, statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Collateral Agent (acting at the direction of the Administrative Agent) may reasonably request, all in reasonable detail and in form and substance satisfactory to the Collateral Agent.

(d)At any time and from time to time, upon the written request of the Collateral Agent (acting at the direction of the Administrative Agent), it shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment thereof under the UCC (or other filings under similar requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Collateral Agent (acting at the direction of the Administrative Agent) may reasonably request, including using commercially reasonable efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of the Collateral Agent of any Contractual Obligation, including any IP License, that it holds and to enforce the security interests granted hereunder. For the avoidance of doubt, so long as an Event of Default has not occurred and is continuing, the Collateral Agent shall not be directed to request to enter into collateral access agreements with Customers party to a valid and enforceable Customer Agreement.

Section 5.2Changes in Locations, Name, Etc.  Except upon thirty (30) days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of (a) all documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional locations at which Inventory or Equipment shall be kept, it shall not do any of the following:

(i)permit any Inventory or Equipment (other than Inventory or Equipment in transit or out for repair) with an individual value in excess of $25,000 to be kept at a location other than (A) at the address specified in Section 8.7(a), (B) at a Customer location or (C) at a location listed on Schedule 4;

(ii)change its jurisdiction of organization or its chief executive office, in each case from that referred to in 3)a); or

(iii)change its legal name or limited liability company organizational structure.

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Section 5.3Instruments and Investment Property

(a)Delivery of Collateral.  It shall (i) deliver to the Collateral Agent, in suitable form for transfer and in form and substance satisfactory to the Collateral Agent, (A) all Instruments and (B) all certificates and instruments evidencing Investment Property and (ii) maintain Investment Property pursuant to the applicable Account Control Agreement.

(b)Event of Default.  Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent (acting at the direction of the Administrative Agent) shall have the right, at any time and without notice to such Wholly Owned Opco Guarantor or any other Person, to (i) transfer to or to register in its name or in the name of its nominees any Instruments or any Investment Property pledged hereunder and (ii) exchange any certificate or Instrument representing or evidencing any such Instruments or Investment Property for certificates or Instruments of smaller or larger denominations.

(c)Voting Rights.  Except as provided in 0, it shall be entitled to exercise all voting, consent and limited liability company and similar rights with respect to Instruments and Investment Property; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by it that would be inconsistent with or result in any violation of any provision of any Loan Document.

Section 5.4Accounts.  Other than as permitted by the Credit Agreement, it shall not, other than in the ordinary course of business, (a) grant any material extension of the time of payment of any Account, (b) compromise or settle any Account for any amount materially less than the full amount thereof, (c) release, wholly or partially, in any material amount, any Person liable for the payment of any Account, (d) allow any credit or discount, in any material amount, on any Account or (e) amend, supplement or modify any Account in any manner that could adversely affect the value thereof in any material respect.

Section 5.5Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property

(a)If any amount in excess of $100,000 payable under or in connection with any Collateral owned by it shall be or become evidenced by an Instrument or Tangible Chattel Paper (other than such Instrument delivered in accordance with 4)e)i) and in the possession of the Collateral Agent), it shall immediately notify the Collateral Agent in writing of such Instrument or Tangible Chattel Paper, and at the written request of the Collateral Agent (acting at the direction of the Administrative Agent), mark all such Instruments and Tangible Chattel Paper with the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the security interest of Deutsche Bank Trust Company Americas, as Collateral Agent” and, at the written request of the Collateral Agent (acting at the direction of the Administrative Agent), shall immediately deliver such Instrument or Tangible Chattel Paper to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent. For the avoidance of doubt, it shall notify the Collateral Agent in the reports required to be delivered to the Collateral Agent pursuant to the Loan Documents (no less frequently than once per quarter) of all amounts payable under or in connection with any Collateral owned by it that shall be or become evidenced by an Instrument or Tangible Chattel Paper (other than such Instrument delivered in accordance with 4)e)i) and in the possession of the Collateral Agent).

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(b)It shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property to any Person other than the Collateral Agent.

(c)If it is or becomes the beneficiary of a letter of credit that is in excess of $50,000, it shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify the Collateral Agent thereof. It shall promptly thereafter enter into a Contractual Obligation with the Collateral Agent, the issuer of such letter of credit or any nominated person with respect to the Letter-of-Credit Rights under such letter of credit.  Such Contractual Obligation shall assign such Letter-of-Credit Rights to the Collateral Agent and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC).  Such Contractual Obligation shall also direct all payments thereunder to the Collections Account. The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to the Collateral Agent.

(d)If any amount in excess of $50,000 payable under or in connection with any Collateral owned by it shall be or become evidenced by Electronic Chattel Paper, it shall take all steps necessary to grant the Collateral Agent control of all such Electronic Chattel Paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 5.6Intellectual Property.  Within sixty (60) days of registering any Copyright, Patent or Trademark, it shall provide the Collateral Agent with notification thereof. Thereafter, it shall execute and deliver to the Collateral Agent, in form and substance reasonably acceptable to the Collateral Agent and suitable for filing, with respect to such Copyright, Patent or Trademark, in the Applicable IP Office, the short-form intellectual property security agreements for such Copyright, Patent or Trademark.

Section 5.7Notices.  It shall promptly notify the Collateral Agent in writing of its acquisition of any interest hereafter in property material to the conduct of any Wholly Owned Opco Guarantor that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

Section 5.8Notice of Commercial Tort Claims.  It agrees that, if it shall acquire any interest in any Commercial Tort Claim (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) it shall promptly following such acquisition, deliver to the Collateral Agent, in each case in form and substance satisfactory to the Collateral Agent, a notice of the existence and nature of such Commercial Tort Claim and a supplement to Schedule 1 containing a specific description of such Commercial Tort Claim, (ii) Section 6.1 shall apply to such Commercial Tort Claim and (iii) it shall execute and deliver to the Collateral Agent, in each case in form and substance reasonably satisfactory to the Collateral Agent, any document, and take all other action, deemed by the Collateral Agent to be reasonably necessary or appropriate for the Collateral Agent to obtain, on behalf of the Secured Parties, a perfected security interest having at least the priority set forth in 3)e) in all such Commercial Tort Claims.  Any supplement to Schedule 1 delivered pursuant to this 4)i) shall, after the receipt thereof by the Collateral Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 5.9Inventory.  None of its Inventory shall be evidenced by a negotiable document of title.

Section 5.10Delivery of Reports.  It shall (i) promptly furnish to the Collateral Agent a

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copy of each certificate, report, statement, notice or other communication furnished by or on behalf of the Manager or it, as applicable, to the Collateral Agent and the Secured Parties, concurrently therewith and (ii) furnish to the Collateral Agent promptly after receipt thereof a copy of each notice, demand or other communication received by or on behalf of it, as applicable, pursuant to any Loan Document.

Section 5.11Property Rights.  It owns or leases, or has a contractual right to use or, reasonably expects to acquire by the date it acquires a Project, ownership of or a leasehold interest in or a contractual right to use, all equipment and facilities necessary for the operation of each Project.  All equipment and facilities included in the Projects are (or are reasonably expected to be when acquired, leased or contracted for) in good repair an operating condition subject to ordinary wear and tear and casualty and are suitable for the purposes for which they are employed, and, to the Knowledge of it, there was and is no material defect, hazard or dangerous condition existing with respect to any such equipment or facilities.  It has the requisite real property rights under its Customer Agreements to install, operate, maintain, repair, improve and remove its respective Projects and evidence of such real property rights has been provided to the Collateral Agent. It is not the title owner of any real property.

Article VI

REMEDIAL PROVISIONS

Section 6.1Code and Other Remedies

(a)UCC Remedies.  Notwithstanding anything to the contrary in the respective Constituent Documents of the Wholly Owned Opco Guarantors, upon the occurrence and during the continuation of an Event of Default, the Collateral Agent (acting at the direction of the Administrative Agent) may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Obligation, all rights and remedies of a secured party under the UCC or any other applicable Laws.

(b)Disposition of Collateral.  Without limiting the generality of the foregoing, the Collateral Agent (acting at the direction of the Administrative Agent) may, to the extent permitted under all requirements of applicable Laws and subject to the last sentence of this 0, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by applicable Laws) to or upon any Wholly Owned Opco Guarantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the maximum extent permitted by applicable Laws), upon the occurrence and during the continuation of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Wholly Owned Opco Guarantor or any other Person notice or opportunity for a hearing on the Collateral Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) upon ten (10) Business Days’ prior notice to the applicable Wholly Owned Opco Guarantor, specifying the time and place of any public sale, or the time after which any private sale is to be made, sell, grant option or options to purchase and deliver any Collateral (or enter into Contractual Obligations to do any of the foregoing) in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may upon commercially reasonable terms deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Collateral Agent shall have the right, upon any such

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public sale or sales and, to the extent permitted by the UCC and other requirements of applicable Laws, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Wholly Owned Opco Guarantor, which right or equity is hereby waived and released.

(c)Management of the Collateral.  Each Wholly Owned Opco Guarantor further agrees, that, upon the occurrence and during the continuation of any Event of Default, (i) at the Collateral Agent’s request (acting at the direction of the Administrative Agent), it shall assemble the Collateral and make it available to the Collateral Agent at places that the Collateral Agent shall reasonably select, whether at a Wholly Owned Opco Guarantor’s premises or elsewhere,  (ii) without limiting the foregoing, the Collateral Agent also has the right to require that each Wholly Owned Opco Guarantor store and keep any Collateral pending further action by the Collateral Agent and, while any such Collateral is so stored or kept, each Wholly Owned Opco Guarantor shall maintain such Collateral in its then existing condition, (iii) until the Collateral Agent is able to sell any Collateral, the Collateral Agent shall have the right to hold or use such Collateral to the extent that the Collateral Agent (acting at the direction of the Administrative Agent) deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent (acting at the direction of the Administrative Agent) and (iv) the Collateral Agent (acting at the direction of the Administrative Agent) may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.  The Collateral Agent shall not have any obligation to any Wholly Owned Opco Guarantor to maintain or preserve the rights of any Wholly Owned Opco Guarantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Collateral Agent.

(d)Application of Proceeds.  The Collateral Agent shall apply the cash Proceeds of any action taken by it pursuant to this 5)a), after deducting all of its reasonable and documented costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and any other Secured Party hereunder, including reasonable and documented attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations in accordance with Section 3.05 of the Depository Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any requirements of applicable Laws, need the Collateral Agent account for the surplus, if any, the applicable Wholly Owned Opco Guarantor.

(e)Direct Obligation.  Neither the Collateral Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Wholly Owned Opco Guarantor, the Borrower, any other Loan Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof.  All of the rights and remedies of the Collateral Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and are not exclusive of any other rights or remedies provided by any requirements of applicable Laws.  To the extent it may lawfully do so, each Wholly Owned Opco Guarantor absolutely and irrevocably

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waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(f)IP Licenses.  For the purpose of enabling the Collateral Agent to exercise rights and remedies under this 5)a) (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell or grant options to purchase any Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Wholly Owned Opco Guarantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to any Wholly Owned Opco Guarantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by any Wholly Owned Opco Guarantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof.

Section 6.2Accounts and Payments in Respect of General Intangibles

(a)In addition to, and not in substitution for, any similar requirement in the Credit Agreement or any other Loan Document, if required by the Collateral Agent (acting at the direction of the Administrative Agent) at any time upon the occurrence and during the continuation of an Event of Default, any payment of Accounts or payment in respect of General Intangibles, when collected by any Wholly Owned Opco Guarantor, shall be promptly (and, in any event, within five (5) Business Days) deposited by such Wholly Owned Opco Guarantor in the Collections Account (or such other account as designated in writing by the Collateral Agent).  Until so turned over, such payment shall be held by the applicable Wholly Owned Opco Guarantor in trust for the Collateral Agent, segregated from other funds of such Wholly Owned Opco Guarantor.

(b)At any time upon the occurrence and during the continuation of an Event of Default:

(i)each Wholly Owned Opco Guarantor shall, upon the Collateral Agent’s written request, deliver to the Collateral Agent all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any Account or any payment in respect of General Intangibles, including all original orders, invoices and shipping receipts and notify Account Debtors that the Accounts or General Intangibles have been collaterally assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent; and

(ii)the Collateral Agent (acting at the direction of the Administrative Agent) may, without notice, at any time upon the occurrence and during the continuation of an Event of Default, limit or terminate the authority of each Wholly Owned Opco Guarantor to collect its Accounts or amounts due under General Intangibles or any

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thereof and, in its own name or in the name of others, communicate with Account Debtors to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Account or amounts due under any General Intangible.  In addition, the Collateral Agent may at any time enforce each Wholly Owned Opco Guarantor’s rights against such Account Debtors and obligors of General Intangibles.

(c)Anything herein to the contrary notwithstanding, each Wholly Owned Opco Guarantor shall remain liable under each Account and each payment in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  No Secured Party shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Wholly Owned Opco Guarantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 6.3Private Sale  The Collateral Agent and other Secured Parties shall not incur any liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to 5)a). Without limiting the foregoing, to the maximum extent permitted by requirements of applicable Laws, each Wholly Owned Opco Guarantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations.

Section 6.4Deficiency.  Each Wholly Owned Opco Guarantor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of any Collateral are insufficient to pay the Obligations and the reasonable, documented fees and disbursements of any attorney employed by the Collateral Agent or any other Secured Party to collect such deficiency.

Article VII

THE COLLATERAL AGENT

Section 7.1Collateral Agent’s Appointment as Attorney-in-Fact

(a)Each Wholly Owned Opco Guarantor hereby irrevocably constitutes and appoints the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Wholly Owned Opco Guarantor and in the name of such Wholly Owned Opco Guarantor or in its own name as long as any Obligations remain outstanding, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, each Wholly Owned Opco Guarantor hereby gives the Collateral Agent and its

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directors, officers and employees the power and right, on behalf of any Wholly Owned Opco Guarantor, without notice to or assent by any Wholly Owned Opco Guarantor, to do any of the following:

(i)in the name of any Wholly Owned Opco Guarantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other Instrument for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;

(ii)in the case of any Intellectual Property owned by or licensed to any Wholly Owned Opco Guarantor, execute, deliver and have recorded any document that the Collateral Agent may request to evidence, effect, publicize or record the Collateral Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of any Wholly Owned Opco Guarantor relating thereto or represented thereby;

(iii)pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Credit Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv)execute, in connection with any sale provided for herein, any document to effect, or otherwise necessary or appropriate to evidence, the sale of any Collateral;

(v)(A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against any Wholly Owned Opco Guarantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (G) assign any Intellectual Property owned by any Wholly Owned Opco Guarantor throughout the world on such terms and conditions and in such manner as the Collateral Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any

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Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes and do, at the Collateral Agent’s option, at any time or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as any Wholly Owned Opco Guarantor might do; or

(vi)take any actions which any Wholly Owned Opco Guarantor might do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of any Wholly Owned Opco Guarantor’s rights and remedies under any or all of the Loan Documents or the Project Documents, in each case, as the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement or any other Loan Document;

provided, however, that the Collateral Agent may not exercise any of the aforementioned rights unless an Event of Default has occurred and is continuing.

(b)If any Wholly Owned Opco Guarantor fails to timely perform or comply with any obligation contained in any Loan Document relating to the Collateral (after, if applicable, providing notice and opportunity to cure), the Collateral Agent, at its option, but without any obligation to do so, may perform or comply, or otherwise cause performance or compliance, with such obligation; provided, however, that the Collateral Agent may not exercise any of the rights under this clause (b) unless an Event of Default has occurred and is continuing

(c)The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this 6)a), including reasonable and documented attorneys’ fees and disbursements, shall be payable by the Wholly Owned Opco Guarantors to the Collateral Agent on demand.

(d)Each Wholly Owned Opco Guarantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this 6)a).  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

(e)Each Wholly Owned Opco Guarantor hereby acknowledges and agrees that the Collateral Agent shall have no fiduciary duties to any Wholly Owned Opco Guarantor in acting pursuant to this power of attorney and each Wholly Owned Opco Guarantor hereby waives any claims or rights of a beneficiary of a fiduciary relationship hereunder.

Section 7.2No Duty to File; Authorization to File Financing Statements.  The Collateral Agent shall not be responsible for and makes no representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Loan Document, or for the creation, perfection, priority, sufficiency or protection of any liens securing the Obligations.  Each Wholly Owned Opco Guarantor authorizes the Collateral Agent, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to

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perfect the security interests of the Collateral Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor now owned or hereafter acquired, other than Excluded Property” or words of similar import.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.  Nothing herein shall require the Collateral Agent to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Loan Document) and all such responsibilities shall be solely those of each Wholly Owned Opco Guarantor.

Section 7.3Authority of Collateral Agent.  Each Wholly Owned Opco Guarantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Collateral Agency Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and any Wholly Owned Opco Guarantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and each Wholly Owned Opco Guarantor shall not be under any obligation or entitlement to make any inquiry respecting such authority and shall be entitled to rely on and presume such authority for all purposes.

Section 7.4Duty; Obligations and Liabilities

(a)Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers.  The Collateral Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Parties shall be responsible to any Wholly Owned Opco Guarantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  In addition, the Collateral Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Collateral Agent in good faith, except to the extent such loss or damage results from acts or omissions on the part of the Collateral Agent, and such acts or omissions constitute gross negligence or willful misconduct.  The duties, responsibilities and obligations of the Collateral Agent shall be limited to those expressly set forth herein (and in the other Loan Documents to which the Collateral Agent is a party) and no other duties, responsibilities or obligations shall be inferred or implied against the Collateral Agent.

(b)Obligations and Liabilities with Respect to Collateral.  No Secured Party and no Related Party thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise

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dispose of any Collateral upon the request of any Wholly Owned Opco Guarantor or any other Person or to take any other action whatsoever with regard to any Collateral.  The powers conferred on the Collateral Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers.  The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Wholly Owned Opco Guarantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(c)Agents.  The Collateral Agent may employ agents or attorneys to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Collateral Agent and shall not be responsible for the misconduct or negligence of any such agent appointed with due care.

(d)No Discretion.  Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction, reasonable satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such written instruction, advice or concurrence of the Administrative Agent, as it deems appropriate. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

(e)Resignation.  The Collateral Agent may resign hereunder pursuant to Section 8.08 of the Collateral Agency Agreement.

(f)Collateral Agency Agreement.  The provisions of Article 8 of the Collateral Agency Agreement pertaining to the rights and obligations of the Collateral Agent are hereby incorporated herein by reference, mutatis mutandis.

Article VIII

MISCELLANEOUS

Section 8.1Reinstatement.  Each Wholly Owned Opco Guarantor agrees that, if any payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of any Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Wholly Owned Opco Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability and the guaranty of each Wholly Owned Opco Guarantor

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pursuant to 2.3, shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, any Lien or other Collateral securing any Wholly Owned Opco Guarantor’s liability hereunder, or the guaranty of each Wholly Owned Opco Guarantor pursuant to 2.3, shall have been released or terminated by virtue of the foregoing, such Lien, other Collateral, provision or guaranty shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Wholly Owned Opco Guarantor in respect of any Lien, other Collateral or guaranty securing such obligation or the amount of such payment. Each Wholly Owned Opco Guarantor agrees that it will indemnify the Collateral Agent, the Secured Parties, the Collateral Agent’s and the Secured Parties’ directors, officers, employees, agents and affiliates and their respective successors and permitted assigns, on demand for all reasonable and documented costs and expenses (including reasonable and documented fees of counsel) incurred by the Collateral Agent, the Secured Parties and their respective successors and permitted assigns in connection with any reinstatement or other action pursuant to this a).

Section 8.2Release of Collateral

(a)Upon the Debt Termination Date (as notified to the Collateral Agent by the Administrative Agent), the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Wholly Owned Opco Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the applicable Wholly Owned Opco Guarantor.  Each Wholly Owned Opco Guarantor is hereby authorized to file UCC amendments at such time evidencing the termination of the Liens so released.  At the request and expense of any Wholly Owned Opco Guarantor following any such termination, the Collateral Agent shall deliver to such Wholly Owned Opco Guarantor any Collateral of such Wholly Owned Opco Guarantor held by the Collateral Agent hereunder and execute and deliver to such Wholly Owned Opco Guarantor such documents as such Wholly Owned Opco Guarantor shall reasonably request to evidence such termination.

(b)If any Collateral is sold or otherwise transferred by any Wholly Owned Opco Guarantor in a sale or transfer permitted under the Credit Agreement, then the Collateral Agent (acting at the direction of the Administrative Agent) shall release any Lien and such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in the Credit Agreement and the other Loan Documents.  In connection therewith, the Collateral Agent, at the request of the applicable Wholly Owned Opco Guarantor and at the sole expense of the Borrower, shall execute and deliver to such Wholly Owned Opco Guarantor such documents as such Wholly Owned Opco Guarantor shall reasonably request to evidence such release.  In addition, in connection with any Permitted Fund Disposition with respect to any Wholly Owned Opco Guarantor (the “Released Entity”), upon the conditions set forth in the definition of Permitted Fund Disposition in the Credit Agreement with respect thereto, upon delivery of notice of such release from Borrower to Collateral Agent, countersigned and approved by Administrative Agent, and the security interest granted herein with respect to the Collateral pledged by such Released Entity shall terminate and all rights thereto shall revert to such Released Entity.  Upon any such release in accordance with

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the preceding sentence, the Collateral Agent (acting at the direction of the Administrative Agent) shall update the Schedules to this Agreement to reflect such release.

Section 8.3Independent Obligations.  The obligations of each Wholly Owned Opco Guarantor hereunder are independent of and separate from the Obligations.  If any Obligation is not paid when due, or during the existence of any Event of Default, the Collateral Agent may, at its sole election, proceed directly and at once, without notice, against any Wholly Owned Opco Guarantor and any Collateral to collect and recover the full amount of any Obligation then due, without first proceeding against any other Loan Party or any other Collateral and without first joining any other Loan Party in any proceeding.

Section 8.4No Waiver by Course of Conduct.  No Secured Party shall by any act (except by a written instrument pursuant to 7)e)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default and no failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 8.5Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.01 of the Credit Agreement; provided, however, that the schedules to this Agreement may be updated (including to reflect a Wholly Owned Opco Guarantor’s execution and delivery of an Accession Agreement pursuant to Section 2.3 or release of Collateral in accordance with Section 8.2, but no existing provisions may be modified and no Collateral may be released other than pursuant to Section 8.2) in a manner in form and substance satisfactory to the Collateral Agent.

Section 8.6Successors and Assigns.  This Agreement shall be binding upon the successors and permitted assigns of each Wholly Owned Opco Guarantor and shall inure to the benefit of each Secured Party and their successors and permitted assigns; provided, however, that no Wholly Owned Opco Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

Section 8.7Notices

(a)Addresses.  All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing, be given in writing and (i) addressed as follows:

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

For each Wholly Owned Opco Guarantor:

c/o Sunrun Inc.

595 Market St., 29th Floor

San Francisco, CA 94105

Attention: General Counsel

Fax: (415) 727-3500

For Collateral Agent:

Deutsche Bank Trust Company Americas

as Collateral Agent

60 Wall Street, 16th Floor

Mail Stop NYC60-1630

New York, NY 10005

Attention:  Project Finance Agency Services - Sunrun Hera Portfolio 2015-A LLC

Fax: (732) 578-4636

and delivered by hand or overnight courier service, or sent by facsimile or e-mail (in .pdf format), or (ii) addressed to such other address as shall be notified in writing to the other parties hereto.

(b)Effectiveness.  All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by facsimile, when sent (except that if not given during normal business hours for the recipient thereof, at the opening of business on the next Business Day of such recipient), and (iv) if delivered by e-mail, upon the sender’s receipt of an acknowledgement from the intended recipient, such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment (except that if not sent during normal business hours for the recipient thereof, at the opening of business on the next Business Day of such recipient).

Section 8.8Incorporation by Reference.  The following sections of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis: Section 12.06 (Severability), Section 12.08 (Governing Law), Section 12.09 (Waiver of Jury Trial), Section 12.10 (Counterparts; Integration; Effectiveness) and Section 12.16 (Entire Agreement).

Section 8.9Force Majeure.  The Collateral Agent shall not incur any liability for not performing any act or not fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Collateral Agent (including any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 8.10Patriot Act.  In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Collateral

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Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent. Accordingly, each of the parties hereto agree to provide to the Collateral Agent, upon Collateral Agent’s request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent to comply with Applicable Law.

[SIGNATURE PAGES FOLLOW]

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

[_________]
as Wholly Owned Opco Guarantor

By:	Sunrun Hera Portfolio 2015-A, LLC
Its:	Sole Member

By:	Sunrun Hera Portfolio 2015-B, LLC
Its:	Sole Member

By:	Sunrun Hera Holdco 2015, LLC
Its:	Sole Member

By:	Sunrun Inc.
Its:	Sole Member

By:
Name:
Title:

Signature Page to Wholly Owned Opco Guaranty and Security Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ACCEPTED AND AGREED
as of the date first above written:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Collateral Agent

By:	Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Wholly Owned Opco Guaranty and Security Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 1

Commercial Tort Claims

[None.]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 2

Filings

[Filing a UCC-1 Financing Statement naming [________] as “Debtor” and the Collateral Agent as “Secured Party” with the Secretary of State of the State of [________].]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 3

Legal Name; Prior Names; Jurisdiction of Organization; Chief Executive Office

Legal Name	Prior Legal Name(s)	Jurisdiction of Organization	Chief Executive Office or Sole Place of Business
[________]	[________]	[________]	595 Market St., 29th Floor San Francisco, CA 94105

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 4

Location of Inventory and Equipment

[None.]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 5

Material Intellectual Property

[None.]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT A

Form of Accession Agreement

ACCESSION AGREEMENT NO. [__]

This ACCESSSION AGREEMENT NO. [__], dated as of [________], [____], relating to the Guaranty and Security Agreement (the “Security Agreement”), dated as of [________], [____], among the Wholly Owned Opco Guarantors identified therein and Deutsche Bank Trust Company Americas, as Collateral Agent.

A.Reference is made to the Credit Agreement, dated as of January 15, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Hera Portfolio 2015-A, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Investec Bank PLC, as the Administrative Agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and Investec Bank PLC, as Issuing Bank.

B.Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms directly or indirectly in the Security Agreement.

C.The Wholly Owned Opco Guarantors have entered into the Security Agreement in order to, among other thing, induce the Lenders to make Loans.  Section 2.3 of the Security Agreement provides that additional Subsidiaries of the Borrower may become Wholly Owned Opco Guarantors under the Security Agreement by execution and delivery of an instrument in the form of this Accession Agreement.  The undersigned (the “New Wholly Owned Opco Guarantor”) is executing this Accession Agreement in accordance with the requirements of the Credit Agreement to become a Wholly Owned Opco Guarantor under the Security Agreement.

D.The New Wholly Owned Opco Guarantor is a Subsidiary of Borrower and is a Wholly Owned Opco.

Accordingly, the Collateral Agent and the New Wholly Owned Opco Guarantor agree as follows:

SECTION 1.  In accordance with Section 2.3 of the Security Agreement, the New Wholly Owned Opco Guarantor by its signature below becomes a Wholly Owned Opco Guarantor under the Security Agreement with the same force and effect as if originally named therein as a Wholly Owned Opco Guarantor and the New Wholly Owned Opco Guarantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Wholly Owned Opco Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Wholly Owned Opco Guarantor thereunder are true and correct on and as of the date hereof after giving effect to the schedules attached hereto, which shall replace in their entirety the schedules attached to the Security Agreement (as the same have been amended, modified, updated, or replaced from time to time).  In furtherance of

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

the foregoing, the New Wholly Owned Opco Guarantor, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Wholly Owned Opco Guarantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Wholly Owned Opco Guarantor.  Each reference to a “Wholly Owned Opco Guarantor” in the Security Agreement shall be deemed to include the New Wholly Owned Opco Guarantor.  The Security Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Wholly Owned Opco Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Accession Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 3.  The following sections of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis: Section 12.06 (Severability), Section 12.08 (Governing Law), Section 12.09 (Waiver of Jury Trial), Section 12.10 (Counterparts; Integration; Effectiveness) and Section 12.16 (Entire Agreement).

SECTION 4.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 5.  All communications and notices hereunder shall be in writing and given as provided in Section 8.7 of the Security Agreement.

[Signature pages follow]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the New Wholly Owned Opco Guarantor and the Collateral Agent have duly executed this Accession Agreement as of the day and year first above written.

[________], LLC
as Wholly Owned Opco Guarantor

By:	Sunrun Hera Portfolio 2015-A, LLC
Its:	Sole Member

By:	Sunrun Hera Portfolio 2015-B, LLC
Its:	Sole Member

By:	Sunrun Hera Holdco 2015, LLC
Its:	Sole Member

By:	Sunrun Inc.
Its:	Sole Member

By:
Name:
Title:

Signature Page to Wholly Owned Opco Guaranty and Security Agreement Accession

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ACCEPTED AND AGREED
as of the date first above written:

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Collateral Agent

By:
Name:
Title:

Signature Page to Wholly Owned Opco Guaranty and Security Agreement Accession

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 1 to Accession Agreement

Commercial Tort Claims

[________]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 2 to Accession Agreement

Filings

[Filing a UCC-1 Financing Statement naming [________] as “Debtor” and the Collateral Agent as “Secured Party” with the Secretary of State of the State of [________].]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 3 to Accession Agreement

Legal Name; Prior Names; Jurisdiction of Organization; Chief Executive Office

Legal Name	Prior Legal Name(s)	Jurisdiction of Organization	Chief Executive Office or Sole Place of Business
[________]	[________]	[________]	[________]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 4 to Accession Agreement

Location of Inventory and Equipment

[________]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 5 to Accession Agreement

Material Intellectual Property

[________]

Exhibit Q– 1

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ANNEX A

[Reserved]

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ANNEX B

FUNDAMENTAL TAX EQUITY STRUCTURE CHARACTERISTICS

Part I – Fundamental Partnership Flip Structure

(Each term defined in this Part I shall be defined for purposes of this Part I and Part I of Annex C to the Agreement.)

1.

Borrower or an affiliate shall have formed a limited liability company (the “Partnership Flip Opco”) that has been formed for the sole purpose of owning Projects that have been leased to or are producing power for sale to Customers.

2.

The Limited Liability Company Agreement of such Partnership Flip Opco (the “Partnership Flip LLCA”) provides for two classes of limited liability company interests – the “Partnership Flip Sunrun Units” and “Partnership Flip Investor Units.”

3.	The Partnership Flip LLCA provides that the Partnership Flip Opco will make no election to be treated other than as a partnership for federal tax purposes.
4.

A wholly owned subsidiary of the Borrower (upon the acquisition or formation by the Borrower of the applicable Partnership Flip Fund pursuant to Section 2.05 of the Agreement) shall own the Partnership Flip Sunrun Units (the “Partnership Flip Holdco”) and the applicable Tax Equity Class A Member shall own the Partnership Flip Investor Units. Such Partnership Flip Holdco and such Tax Equity Class A Member are collectively referred to as the “Partnership Flip Members.”

5.	The Partnership Flip Holdco has been appointed as the initial managing member of the Partnership Flip Opco (in such capacity, the “Partnership Flip Manager”).
6.

The Partnership Flip LLCA provides a standard of care that requires the Partnership Flip Manager to manage the Partnership Flip Opco in accordance with prudent industry standards or to observe the duty of good faith and fair dealing.

7.	The Partnership Flip Opco will acquire each Project pursuant to a master purchase agreement with an affiliate of the Borrower.
8.

With respect to an IRR Partnership Flip Fund, after certain criteria have been satisfied, the Partnership Flip Holdco shall have the option to purchase all of the Partnership Flip Investor Units from the Tax Equity Class A Member pursuant to an agreed methodology which includes a purchase price equal to the greater of (x) the fair market value of the Partnership Flip Investor Units or (y) an amount necessary to cause the Tax Equity Class A Member to reach its target internal rate of return under the Partnership Flip LLCA).

9.

With respect to a Date Certain Partnership Flip Fund, after certain criteria have been satisfied, the Partnership Flip Holdco will have the option to purchase all of the Partnership Flip Investor Units from the Tax Equity Class A Member pursuant to an agreed methodology on a fixed date (which is not based upon the achievement of a target internal rate of return).

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

10.	The Partnership Flip LLCA contains an Acceptable Audit Election Provision.

Part II – Fundamental Inverted Lease Structure

(Each term defined in this Part II shall be defined for purposes of this Part II and Part II of Annex C to the Agreement.)

1.

A wholly owned subsidiary of the Borrower (upon the acquisition or formation by the Borrower of the applicable Inverted Lease Fund pursuant to Section 2.05 of the Agreement) shall own 100% of the membership interests of a limited liability company (the “Inverted Lease Opco”) that has been formed for the sole purpose of owning Projects that have been leased to or are producing power for sale to Customers and leasing such Projects to a subsidiary of a tax equity investor, as lessee (the “Inverted Lease Tenant”).

2.	The Inverted Lease Opco has entered into a master lease (the “Inverted Lease Master Lease”) with the Inverted Lease Tenant.
3.

The Inverted Lease Tenant is required at its cost and expense to (i) keep all Projects in good repair, good operating condition, appearance and working order in compliance with Applicable Law, all manufacturer’s warranties and recommendations, and Lessee’s standard practices (but in no event less than prudent industry standards); (ii) properly service all components of all Projects following the manufacturer’s written operating and servicing procedures; (iii) enter into and keep in full force and effect during the duration of the Inverted Leased Master Lease an operation, maintenance and administration agreement covering the Projects with a maintenance services provider; and (iv) replace any part of, and make modifications and alterations to, a Project in accordance with the Master Lease.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ANNEX C

CONVENTIONAL TAX EQUITY STRUCTURE CHARACTERISTICS

Part I – Conventional Partnership Flip Structure

(Each capitalized term used in this Part I and not otherwise defined in the Agreement shall have the meaning given to such term in Part I of Annex B.)

1.	[Reserved].
2.	The Partnership Flip Holdco is a limited liability company that is disregarded for federal income tax purposes.
3.	Any priority return payable to the Tax Equity Class A Member has not materially and adversely changed relative to that of any Partnership Flip Fund previously approved by the Administrative Agent.
4.

As a condition to the inclusion of such Partnership Flip Opco as a Partnership Flip Opco under the Agreement, the Partnership Flip Holdco shall grant the Collateral Agent a security interest in all assets of the Partnership Flip Holdco, and all necessary actions shall be taken to perfect such security interest in the assets of the Partnership Flip Holdco.

5.

As a condition to the inclusion of such Partnership Flip Opco as Partnership Flip Opco under the Agreement, Borrower shall deliver an opinion of counsel confirming that the liens to be granted to the Collateral Agent in respect of such Partnership Flip Opco do not violate the Partnership Flip LLCA.

6.

Partnership Flip Manager or an Affiliate thereof is solely responsible for the management of the Projects (other than with respect to the obligations of any third party the Partnership Flip Opco has engaged to provide maintenance services in respect of the Projects) and the Partnership Flip Opco subject to certain customary approval rights of the Tax Equity Class A Member. The Partnership Flip Opco shall be prohibited from incurring any indebtedness above a limit specified in the Partnership Flip LLCA without the Tax  Equity Member’s consent and from incurring or granting or suffering to exist any liens on its assets other than such liens in the ordinary course of such business that are customarily permitted without the Tax Equity Class A Member’s consent.

7.

The Partnership Flip Manager or an Affiliate thereof is required to manage the Partnership Flip Opco in accordance with prudent industry standards or subject to the fiduciary duties of care and loyalty.

8.

Cash available for distribution to the Partnership Flip Members will be distributed at least quarterly (or annually with respect to certain items) in accordance with an agreed upon priority, subject to customary exceptions (including end of year true-up and curative flip allocations).

Schedules to TLA Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

9.

After certain criteria have been satisfied, the Partnership Flip Holdco will have the option to purchase all of the Partnership Flip Investor Units from the Tax Equity Class A Member for a stated amount or pursuant to an agreed methodology (which may include a purchase price equal to the greater of (x) the fair market value of the Partnership Flip Investor Units or (y) an amount necessary to cause the Tax Equity Class A Member to reach its target internal rate of return pursuant to the Partnership Flip LLCA).

10.	The Partnership Flip LLCA may not be amended without the written consent of each Partnership Flip Members.
11.

Partnership Flip Holdco’s obligation to indemnify the Tax Equity Class A Member, if any, is limited to customary indemnities for breach of the Partnership Flip LLCA or other applicable related Tax Equity Documents or bad acts, standard tax indemnities (but not structure or tax ownership) and environmental indemnities. Any such obligation to indemnify the Tax Equity Class A Member is guaranteed by Sponsor.

12.

No provision in the Partnership Flip LLCA would require or cause the Partnership Flip Holdco to forfeit, transfer or otherwise divest itself of such Partnership Flip Member’s economic interest in the Partnership Flip Opco or would under any circumstance revise or otherwise modify any rights associated with the Partnership Flip Sunrun Units, other than the removal of the Partnership Flip Holdco as managing member.

13.	The Project Documents require the Partnership Flip Holdco to appoint and maintain an operations and maintenance provider for each Project.
14.

The Partnership Flip LLCA identifies fixed tax assumptions regarding the treatment of the Partnership Flip Opco as a partnership, tax ownership of the Projects, depreciation, allocations of income and loss, and economic substance and requires that the Tax Equity Class A Member’s return be calculated in accordance with the fixed tax assumptions and that tax returns be prepared in accordance with the fixed tax assumptions.

15.

The Partnership Flip Manager or the applicable Affiliate may not be removed in its capacity as managing member of the Partnership Flip Opco other than as a result of (i) failure by the Partnership Flip Manager or such Affiliate to pay (or have paid on its behalf) any indemnity amount due and payable by it to any other Partnership Flip Member, (ii) any material uncured breach of the Partnership Flip LLCA, (iii) the Partnership Flip Manager or such Affiliate violating or causing the Partnership Flip Opco or the Projects to violate any applicable Law, (iv) fraud, gross negligence, willful misconduct, misappropriation or mishandling of Partnership Flip Opcos or breach of fiduciary duties, (v) bankruptcy or insolvency of the Partnership Flip Manager or such Affiliate or the Partnership Flip Opco, (vi) the Partnership Flip Manager or such Affiliate ceasing to be an Affiliate of Sponsor or (vii) failure of the Partnership Flip Manager or such Affiliate to enforce the Partnership Flip Opco’s material rights under any material document to which the Partnership Flip Opco is a party.

16.	Any Partnership Flip Fund submitted for approval pursuant to Section 2.05(a) of the Credit Agreement either (a) does not include provisions analogous to either Section 3.5 or

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Section 3.7 of the [***] limited liability company operating agreement or (b) provides that any such obligations are solely the obligation of the Sponsor.

Part II – Conventional Inverted Lease Structure

(Each capitalized term used in this Part II and not otherwise defined in the Agreement shall have the meaning given to such term in Part II of Annex B.)

1.	[Reserved.]
2.

Periodic rent is payable at least quarterly and the Inverted Lease Tenant has no right to set-off any amounts with respect to the payment of such rents, including as a result of any failure to make indemnification payments.

3.

The Inverted Lease Opco’s obligation to indemnify the Inverted Lease Tenant, if any, will be limited to customary indemnities for breach of the Inverted Lease Master Lease or bad acts, standard tax indemnities (but not structure, including that the Inverted Lease Master Lease is a “true lease”) and environmental indemnities. Any such obligation to indemnify the Inverted Lease Tenant is guaranteed by Sponsor.

4.	The Inverted Lease Opco is a limited liability company that is disregarded for federal income tax purposes.
5.

The Inverted Lease Tenant is required to enter into a maintenance services agreement in form and substance satisfactory to the Inverted Lease Opco with, in the Inverted Lease Opco’s reasonable discretion, a creditworthy maintenance services provider, and the Inverted Lease Tenant may not materially amend or terminate any maintenance services agreement without the written consent of Inverted Lease Opco.

6.

The Inverted Lease Opco may, without Inverted Lease Tenant’s consent, incur debt to monetize the future rents to be received by Inverted Lease Opco (the “Lessor Financing”); provided, that the Lessor Financing is non-recourse to Inverted Lease Tenant and lenders will agree that, so long as Inverted Lease Tenant continues to perform under the Inverted Lease Master Lease, the Inverted Lease Master Lease will stay in place and the lender cannot disturb Inverted Lease Tenant’s rights thereunder (with the lender or its assignee having the right to assume Inverted Lease Opco’s position under this Agreement, should there be a foreclosure under the Lessor Financing).

7.	The Inverted Lease Master Lease may not be amended without the written consent of each party thereto.
8.	Inverted Lease Tenant does not have a right to purchase all the Projects at the end of the Inverted Lease Master Lease term.

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule IV

Administrative Agent’s Office

Administrative Agent Address

Investec Bank plc

as Administrative Agent

2 Gresham Street

London, EC2V 7QP

United Kingdom

Attn:

Telephone:

Facsimile:

Email:

Administrative Agent Account Information

Bank
Swift Code
Routing Number
Account Name
Swift Code
Account Number

Schedules to TLA Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1.01(a)

Tax Equity Documents and Wholly Owned Opco Documents

Lease Back-Up Servicing Agreements	None.
Lease O&M Agreements	None.
Lease Transition Management Agreements	None.
Master Purchase Agreements

1.Master Purchase Agreement, dated as of [***], by and between the Sponsor and [***].

2.Master Purchase Agreement, dated as of [***], by and between the Sponsor and [***].

3.Master Purchase Agreement, dated as of [***], by and between [***] and [***].

Partnership Flip Back-Up Servicing Agreements

1.Back-Up Servicing Agreement, dated as of [***], by and among the Sponsor, [***], and [***], as Back-Up Servicer.

2.Back-Up Servicing Agreement, dated as of [***], by and among the Sponsor, [***], and [***], as Back-Up Servicer.

Partnership Flip O&M Agreements

1.Master Operation, Maintenance and Administration Agreement, dated as of [***], by and between the Sponsor and [***].

2.Master Operation, Maintenance and Administration Agreement, dated as of [***], by and between the Sponsor and [***].

3.Master Operation, Maintenance and Administration Agreement, dated as of [***], by and between the Sponsor and [***].

Partnership Flip Transition Management Agreements	None.
Tax Equity Account Agreements

1.Blocked Account Control Agreement, dated as of [***], by and among the Sponsor, [***], [***], and [***], as Tax Equity Depositary Bank.

2.Blocked Account Control Agreement, dated as of [***], by and among [***], and [***], as Tax Equity Depositary Bank.

Wholly Owned Opco Back-Up Servicing Agreements	None.

Schedules to TLA Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule IV

Administrative Agent’s Office

Wholly Owned Opco Documents	None.
Wholly Owned Opco O&M Agreements	None.
Wholly Owned Opco Transition Management Agreements	None.

Schedules to TLA Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 1.01(b)

Approved Vendor List

Modules

[***]

Inverters

[***]

Schedules to TLA Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 2.01

Lenders’ Commitments

REVOLVING LENDERS	Revolving Loan Commitment
KeyBank National Association	[***]
SunTrust Bank	[***]
Silicon Valley Bank	[***]
Investec Bank PLC	[***]
Total	$220,000,000

LC LENDERS	LC Commitment
Investec Bank PLC	$7,000,000
Total	$7,000,000

Schedules to TLA Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 5.03(e)

Organizational Structure

Fund	Designation	Entity	Characterization
[***]	[***]	[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]
		[***]	[***]

Schedules to TLA Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

[***]

Schedules to TLA Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 5.03(f)

Loan Parties; Tax Equity Opcos; Ownership Percentages

Entity Name	Jurisdiction	Registered Owner	Percentage of Ownership
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***]

Schedules to TLA Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 5.04

Governmental Authorization; Compliance with Laws

None.

Schedules to TLA Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 5.08

Financial Statement Exceptions

None.

Schedules to TLA Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 5.10

Litigation; Adverse Facts

1.In July 2012, the Department of Treasury and the Department of Justice (together, the “Government”) opened a civil investigation into the participation by residential solar developers in the Section 1603 grant program. The Government served subpoenas on several developers, including Sunrun, along with their investors and valuation firms. At Sunrun’s request, the Government later reduced substantially the scope of its subpoena and permitted Sunrun to produce a limited set of documents. Sunrun has completed its production of these documents.  The Government asked few follow-up questions about Sunrun’s production and confirmed that it has made no decisions regarding Sunrun’s participation in the Section 1603 grant program. Sunrun presented its view of solar system valuation to the Government over the course of two meetings, on December 10, 2013 and March 7, 2014. At the conclusion of the March 7, 2014 meeting, and at a follow-up meeting the following week, the Government conceded that it does not currently have a theory of liability or damages. On June 23, 2014 the Government contacted Sunrun with additional requests for documents and information. Sunrun has completed its production of these documents. Sunrun is cooperating fully with the Government’s investigation by engaging in collaborative discussions regarding the appropriate methodology for valuing solar projects in Section 1603 grant applications. Sunrun notes that it was both transparent and collaborative with the Department of Treasury regarding its valuation methodology at the time it submitted its 1603 grant applications, and firmly believes the valuations it submitted to the Department of Treasury were correct.

Schedules to TLA Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 5.11

Taxes

None.

Schedules to TLA Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 5.14

Insurance

[***]

Schedules to TLA Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 5.19

Brokers

None.

Schedules to TLA Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Schedule 5.23(f)

Portfolio Document Exceptions

None

Schedules to TLA Credit Agreement

[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.